FILE NO. 333-
United States
Securities and Exchange Commission
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
TALCOTT RESOLUTION LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)
Connecticut
(State or other jurisdiction of incorporation or organization)

6311
(Primary Standard Industrial Identification Code Number)
06-0974148
(I.R.S. Employer Identification Number)
1 AMERICAN ROW, HARTFORD, CT 06103
(860) 791-0750
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
CHRISTOPHER M. GRINNELL
TALCOTT RESOLUTION LIFE INSURANCE COMPANY
1 AMERICAN ROW
HARTFORD, CT 06103
(860) 791-0750
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," a "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.
    Large Accelerated filer ( )                        Accelerated Filer ( )
    Non-Accelerated Filer (x)                        Smaller Reporting Company ( )
                                    Emerging Growth Company ( )
If an emerging growth company, indicate by check mark (if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

CRC SELECT II
GROUP MODIFIED GUARANTEED ANNUITY CONTRACT
TALCOTT RESOLUTION LIFE INSURANCE COMPANY
P O BOX 14293
LEXINGTON, KY 40512-4293

1-800-862-6668 (Owners)
1-800-862-7155 (Investment Professionals)
www.talcottresolution.com

This Contract is no longer available for purchase.
This is a fixed, single premium, tax-deferred, modified guaranteed annuity. This annuity also includes a Market Value Adjustment ("MVA") that may decrease or increase the amount you receive (for more information, see the sub-section titled, "Market Value Adjustment"). Talcott Resolution Distribution Company ("TDC") serves as the principal underwriter of the Contract and entered into selling agreements with registered broker-dealers to sell the Contract. The offering of the Contract is intended to be continuous. The contract may not have been available for sale in all states.
This prospectus is filed with the Securities and Exchange Commission ("SEC"). Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if the information in this prospectus is truthful or complete. Anyone who represents otherwise may be guilty of a criminal offense.
This prospectus can also be obtained from the SEC's website: (www.sec.gov).
This annuity IS NOT:
t  A bank deposit or obligation
t  Federally insured
t  Endorsed by any bank or governmental agency
See "Highlights and Risk Factors" on page 3.
This annuity may not have been available for sale in all states.
Pursuant to IRS Circular 230, you are hereby notified of the following: The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of insurance products. You should seek advice based on your particular circumstances from an independent tax advisor. This prospectus is not intended to provide tax, accounting or legal advice. Please consult with your tax accountant or attorney prior to finalizing or implementing any tax or legal strategy or for any tax, accounting or legal advice concerning your situation.

NOT INSURED BY FDIC OR ANY FEDERAL GOVERNMENT AGENCY	MAY LOSE VALUE	NOT A DEPOSIT OF OR GUARANTEED BY ANY BANK OR ANY BANK AFFILIATE
PROSPECTUS DATED: May 1, 2024

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALES PERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON.

Highlights and Risk Factors
THE ANNUITY CONTRACT
What are the benefits of my annuity?
This Contract is no longer available for purchase.
This annuity is a contract between you and our company. We agreed to make payments to you starting some time in the future. You can invest your money in either a Guaranteed Interest Account or an Access Account during time periods between Guarantee Periods. This annuity includes a death benefit if you die before we start to pay you income from your annuity. You also have choices about how we pay you income from the annuity.
This annuity is:
•Single premium — you bought it with one Premium Payment.
•Fixed — it earns an interest rate that remains constant during the applicable Guarantee Period or if invested in the Access Account.
•Tax-deferred — you generally do not pay taxes on interest earned until you take money out or we start to make Annuity Payouts.
How can the value of my annuity grow?
Your annuity earns tax-deferred interest at a guaranteed, fixed annual interest rate during a then available Guarantee Period. When you bought your annuity, you chose a then available Guarantee Period. The Guarantee Rate varies based on the then available Guarantee Period you choose. Interest compounds daily and is credited daily. As used throughout this prospectus, an "available" Guarantee Period is a guarantee period of a duration that we offer for investment during the relevant time period. Unless specifically provided below, an available Guarantee Period may not be of the same duration offered in the initial Guarantee Period or any subsequent Guarantee Period. We reserve the right to add, delete, modify or otherwise restrict the availability of Guarantee Periods to any or all classes of contract holders.
Within thirty (30) days after the end of each Guarantee Period, you can choose to:
•rollover your Contract Value to another then available Guarantee Period or to the Access Account,
•begin Annuity Payouts, or
•surrender your Contract.
Your Contract Value cannot go down if no surrenders are taken during a Guarantee Period.
BENEFITS
How do I get income from my annuity?
When you applied for your annuity, you chose an annuity commencement date — when you start to get income from your annuity. You also chose how to get income — the payout option.
Your choices now are: (1) Life Annuity, (2) Life Annuity with a Cash Refund, (3) Life Annuity with Payments for a Period Certain, (4) Joint and Last Survivor Life Annuity, (5) Joint and Last Survivor Life Annuity with Payments for a Period Certain, (6) Payments for a Period Certain, and (7) Annuity Proceeds Annuity Option. We may make other Annuity Payout Options available at any time.
You may change both the start date and the payout option up until payout begins. After that, you cannot make any changes.
What happens after I die?
If you die before we start to pay you income from your annuity, we pay the value of your annuity to your beneficiary. If you die after the payouts start, depending on the type of payout you chose, we pay the remaining value in the annuity, if any, to your beneficiary.
RISKS
What are some of the risks?
This annuity has several risks such as:
•  Surrender Charges (see section "The Contract")
•  MVA (see section "The Contract")
•  Your tax liability (see section "Federal Tax Considerations")

•  Our operations (See section "Cybersecurity and Disruptions to Business Operations")
• Our claims paying ability (see "Investments by Talcott Resolution" in subsection "E. Miscellaneous" in section "The Contract" and see "Risk Factors" in "Information About Talcott Resolution Life Insurance Company and Financial Statements")
FEES, EXPENSES AND OTHER CHARGES
What happens if I take out some or all of the money from my annuity?
You cannot take any of the money out of your annuity after the payout begins. Before it begins, you can take out all of your annuity's value (Full Surrender) or part of it (partial surrender). There is a $500 minimum balance required after a partial surrender.
If you make a surrender, you may:
•  have to pay a surrender charge,
•  incur an MVA and
•  have to pay income tax on the amount you take out and, if you surrender before you are age 59½, you may have to pay an income tax penalty.
Here is how the surrender charge is calculated:

Guarantee Period Year	1	2	3	4	5	6-10
• Initial Guarantee Period	6%	6%	5%	4%	3%	2%
• Subsequent Guarantee Period	4%	3%	2%	2%	2%	2%
The MVA is intended to make up certain losses for having to prematurely sell the investments that support your Guarantee Rate. The MVA reflects the interest rates prevailing at the time of your early withdrawal. The MVA may reduce or add to the amount you receive upon surrender as summarized below:

If the interest rate goes:	Then, the amount you receive may:
Down (i)	Increase (h)
Up (h)	Decrease (i)
Exceptions: In some cases, we may waive the surrender charge or the MVA. For example, there is no surrender charge or MVA if we pay the remaining value of your annuity to a beneficiary after your death. See Section 2 for more information.
Do I pay any other fees or charges?
No. There aren't any other fees or charges on this annuity.
TAXES
How will payouts and withdrawals from my annuity be taxed?
This annuity is tax-deferred, which means you do not pay taxes on the interest it earns until the money is paid to you. When you take payouts or make a surrender, you pay ordinary income taxes on the earned interest. You also pay a 10% federal income tax penalty on earnings you withdraw before age 59½.
If your state imposes a premium tax, it will be deducted from the money you receive upon annuitization or surrender.
You can exchange one tax-deferred annuity for another without paying taxes on the earnings when you make the exchange. Before you do, compare the benefits, features and costs of the two annuities. You may pay a surrender charge and MVA if you make the exchange during a Guarantee Period. Also, you may pay a surrender charge if you make withdrawals from the new annuity during the first years you own it.
Does buying an annuity in a retirement plan provide extra tax benefits?
No. Buying an annuity within an IRA, 401(k) or other tax deferred retirement plan does not give you any extra tax benefits. Choose your annuity based on its other features and benefits as well as its risks and costs, not its tax benefits.
OTHER INFORMATION
How do I buy this annuity?
This Contract is no longer available for purchase.

What else do I need to know?
Many states have laws that gave you a set number of days to look at an annuity after you bought it. If you decided during that time that you did not want it, you could have returned the annuity and usually received all your money back.
We paid a commission at the time of sale to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") that your investment professional is associated with. Commission arrangements vary by Financial Intermediary and generally increase based on the length of the Guarantee Period you choose. These arrangements create a potential conflict of interest.
We also pay promotional fees to certain Financial Intermediaries to encourage the sale of this annuity. These additional payments could create an incentive for your Financial Intermediary or investment professional to recommend products that pay them more than others do.
Once you start to receive your payouts, you cannot surrender your annuity.
If you do not choose an annuity payout option, we start payouts on the starting date you chose and continue them for at least ten (10) years.
Ask Questions
When you decided to buy any annuity, you should have considered the following questions, among others:
•Was the annuity purchased primarily to save for retirement or a similar long-term goal?
•Were you willing to take the risk that your Contract Value would go down if you incurred an MVA because you needed your money before the end of a Guarantee Period?
•Did you intend to hold this annuity long enough to avoid paying any surrender charges?
•If you were exchanging one annuity for another one, did the benefits of the exchange outweigh the costs, such as any MVA or surrender charges that you might have had to pay if you withdrew your money before the end of the surrender charge period for the new annuity?
The Contract
Who can buy this Contract?
This Contract is no longer available for purchase.
The Contract is an individual, tax-deferred, modified guaranteed annuity contract designed for retirement planning purposes. Any individual or trust that was able to purchase it, including IRAs adopted according to Section 408 of the Code (known as "Qualified Contracts" as defined by the Code). In addition, individuals and trusts were able to also purchase Contracts that were not part of a tax qualified retirement plan (known as "Non-Qualified Contracts"). If you purchased the Contract for use in an IRA or qualified retirement plan, you should have considered other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or qualified plan already receives tax-deferred treatment under the Code.
How do I purchase a Contract?
This Contract is no longer available for purchase.
When you purchased a Contract you completed and submitted an application or an order request along with your Premium Payment. The minimum Premium Payment was:
•$5,000 — Non-Qualified Contracts; or
•$2,000 — Qualified Contracts.
Prior approval was required for a Premium Payment of $1,000,000 or more.
Contracts were only available for purchase through a Financial Intermediary. An investment professional worked with you to complete and submit an application or an order request form. Part of this process included an assessment whether this annuity was suitable for you. Prior to recommending the purchase or exchange of an annuity, your investment professional made reasonable efforts to obtain certain information about you and your investment needs. This recommendation was independently reviewed by a principal within your Financial Intermediary before the application or order was sent to us. Your Premium Payment was not be invested during this period.
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who purchases a Contract. When you purchased a Contract, your Financial Intermediary asked for your name, address, date of birth and other information that will allowed us to identify you. They may also have asked to see your driver's license or other identifying documents.

A Premium Payment must be payable in U.S. dollars and checks must be drawn on U.S. banks. We do not accept cash, third party checks or double endorsed checks. We reserve the right to limit the number of checks processed at one time. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred. A check must clear our account through our Administrative Office to be considered in good order.
Multiple Premium Payments will be permitted only in respect of tax-free exchanges. In these circumstances, Premium Payments will be deposited into an interest-free suspense account until the exchange process is completed.
Neither you nor your Annuitant must have had your 86th birthday on the date that your Contract was issued. If a non-natural person owns the Contract, the Annuitant must not have been older than age 85 as of the Contract issuance date. You had to be of legal age in the state where the Contract was purchased or a guardian must have acted on your behalf.
How is the Premium Payment applied to my Contract?
Your Contract was issued after we received your Premium Payment and your application or order request was in good order. If the application/order request or other information accompanying the Purchase Payment was incomplete when we received it, we held the money in a non-interest bearing account for up to fifteen (15) business days while we tried to obtain complete information. If we could not obtain the information within that time, we returned your Purchase Payment unless you requested us to hold your Purchase Payment until you provided the necessary information. We sent you a confirmation after we applied your Premium Payment.
Can I cancel my Contract after I purchase it?
Yes. If for any reason you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We will not deduct any surrender charge during this time; however, an MVA may apply. We may require additional information, including a signature guarantee, before we can cancel your Contract.
The amount we pay you upon cancellation depends on the requirements of the state where you purchased your Contract, the method of purchase, the type of Contract you purchased and your age.
What is a Guarantee Period?
A Guarantee Period is the length of time you select from time to time for your Guaranteed Interest Account. We declare different annual interest rates for different Guarantee Periods (these rates are called "Guarantee Rates"). Guarantee Rates are fixed for the duration of a Guarantee Period. You can contact us to find out what Guarantee Periods and current Guarantee Rates that we are then offering.
We reserve the right to add, delete or eliminate Guarantee Periods, or offer some or all Guarantee Periods to select distribution channels, or any class of contract holders.
When you purchased your Contract, you chose the length of your Guarantee Period. This was your initial Guarantee Period. Your initial Guarantee Period was used to determine your initial Guarantee Rate.
If you transferred to a new then available Guarantee Period or reach the end of the initial Guarantee Period and allowed this Contract to "rollover" or renew to another Guarantee Period, this is a subsequent Guarantee Period. Any Guarantee Period that is not an initial Guarantee Period is a subsequent Guarantee Period. During a subsequent Guarantee Period, your Contract earns interest at the subsequent Guarantee Rate corresponding to the subsequent Guarantee Period.
We, in our sole discretion, determine the Guarantee Rates credited to each Guarantee Period; provided; however, that Guarantee Rates will never be less than the greater of 1% or the non-forfeiture interest rate applicable in your state. Annual interest credits are determined at the beginning of each Guarantee Period and are compounded daily. We, or our agents, cannot predict nor guarantee our future Guarantee Rates.
Certain Guarantee Periods may not be currently available to different classes of contract holders.
Can I transfer into a different Guarantee Period?
Interim Guarantee Period Transfers
Once each Contract Year, beginning after the first Contract Year, you may transfer from one Guarantee Period to another then available Guarantee Period, provided that the duration of the new Guarantee Period is (i) at least five (5) years or longer (subject to availability), and (ii) does not extend beyond your Annuity Commencement Date (or Option End Date for beneficiary continued contracts).
No surrender charge will be taken for permissible interim Guarantee Period transfers. The surrender charge schedule will reset after transfer and credit will not be given for the time spent in the previous Guarantee Period. An MVA will be applied to your Contract Value at the time of transfer. The amount transferred into the new Guarantee Period is equal to the Contract Value on the date of the transfer after reflecting the MVA.

Post Guarantee Period Transfers
At the end of your Guarantee Period, you currently have the following options:
•Voluntarily or automatically rollover your Contract Value to a subsequent Guarantee Period of the same length of time, if then available;
•Transfer to a Guarantee Period of a different then available duration if any;
•Transfer your Contract Value to the Access Account;
•Begin making Annuity Payouts; or
•Fully surrender your Contract.
Unless we receive written instructions from you selecting a different option, and you meet all other prerequisites, we will automatically roll your Contract Value into a subsequent Guarantee Period of the same length of time. Prerequisites to transferring into a subsequent Guarantee Period are that the subsequent then available Guarantee Period cannot extend beyond your Annuity Commencement Date. We reserve the right to direct reinvestment of Contract Value into the longest then available Guarantee Period duration provided that such renewal Guarantee Period duration does not extend beyond your Annuity Commencement Date. After you transfer from an expired Guarantee Period, your Contract will then receive the Guarantee Rate that we have then established for that new Guarantee Period.
Can I transfer into the Access Account?
Yes. You have the option to elect to transfer all of your Contract Value to the Access Account during certain time periods. This is a short-term account that will earn a fixed annual rate of interest that is compounded daily. We periodically declare new interest rates for the Access Account. Interest rates will never be less than 1%.
You may elect to have your Contract Value transferred into the Access Account prior to the expiration of the Guarantee Period or during the 30-day renewal window following the expiration of a Guarantee Period. Requests made before the expiration of a Guarantee Period will be effective on the next business day after the expiration of the Guarantee Period. Requests made after the expiration of a Guarantee Period will be effective on the Business Day that we receive your request.
You may keep your Contract Value in the Access Account for up to six (6) months during each Guarantee Period transition. Once this time period expires, your Contract Value will be automatically transferred into a new Guarantee Period with a duration equivalent to the shortest of:
•the duration of the Guarantee Period immediately preceding transfer into the Access Account;
•if the same Guarantee Period duration is not available, the Contract will be renewed into the next higher available Guarantee Period; or
•the longest Guarantee Period duration that will expire prior to the Annuity Commencement Date (or Option End Date for beneficiary continued contracts).
We may also transfer your Contract Value out of the Access Account upon spousal Contract continuation, in which event, the preceding Guarantee Period duration selection process will take place.
You may make a Full Surrender from the Access Account or annuitize your Contract without incurring surrender charges or an MVA. Refer to Appendix A for an illustration of the Full Surrender Value when Contract Value is in the Access Account.
You may not take partial surrenders while invested in the Access Account except under the following circumstances:
•required minimum distribution and 72(t)/(q) withdrawal programs, as defined by applicable tax law, that existed in the preceding Guarantee Period will continue uninterrupted upon transfer to the Access Account; or
•new required minimum distribution programs may be set up while in the Access Account, new 72(t)/(q) programs may not.
Participation in systematic withdrawal programs such as the Automatic Income Program where the above circumstances do not apply, will automatically terminate the program upon transfer to the Access Account.
If the Contract Owner or Annuitant dies while the Contract Value is allocated to the Access Account, and we do not receive a payment election as provided in the settlement of Death Benefit provision of the Contract prior to the expiration date of the Access Account, we will automatically establish a renewal Guarantee Period. The effective date of the renewal Guarantee Period will be the transfer date from the Access Account to the renewal Guarantee Period. Unless otherwise specified, the duration of the renewal Guarantee Period will be the same as the Guarantee Period immediately before transferring your Contract Value to the Access Account. This Guarantee Period will remain in effect until the earlier of the settlement of the Death Benefit as provided by the Contract or the Guarantee Period expiration date.

How is the value of my Contract calculated before the Annuity Commencement Date?
We calculate your Contract Value by deducting any applicable premium tax from your Premium Payment, or your rollover or renewed Contract Value if you are in a subsequent Guarantee Period. We then credit your Contract Value on a daily basis with an amount that is equivalent to your Guarantee Period's interest rate on an annual basis and deduct any partial surrenders (including surrender charges and any MVA). Please refer to the example provided in Appendix A for more information.
What other features are available?
You may enroll in the following features (sometimes called a "Program") for no additional fee.
Automatic Income Program
This systematic withdrawal feature allows you to make partial surrenders up to your Annual Free Withdrawal Amount each Contract Year. You can choose the frequency of partial surrenders from:
•monthly
•quarterly
•semiannually
•annually
The minimum surrender is $100. If at the end of a Guaranteed Period you elect to transfer your Contract Value to the Access Account, your enrollment in this Program will automatically discontinue.
Extended Withdrawal Privilege Rider
When the Annuitant reaches age 72, the annual Extended Withdrawal Privilege on the Contract is the greater of:
•the Annual Free Withdrawal Amount; or
•the amount based on multiplying the Contract Value on December 31st of the previous calendar year by a percentage taken from the IRS tables currently in use, less surrenders made during the current Contract Year.
Any surrender greater than either of the two amounts described above will be subject to any applicable surrender charges and an MVA.
Reinstatement
The Owner has the option to request a reinstatement after a surrender (partial or full) upon return of the check with a written letter of instruction to us. Surrender charges from the surrender will be credited back to the Contract Value.
A. Charges and Fees
What happens if I request a surrender before the end of the Guarantee Period?
If you take money out of the Contract before the end of your Guarantee Period, the following charges may apply:
Surrender Charges
Surrender charges cover some of the expenses relating to the sale and distribution of the Contract, including commissions paid to Financial Intermediaries and the cost of preparing sales literature and other promotional activities.
Except as discussed below, we assess a surrender charge when you request a full or partial surrender. Surrender charges vary according to the following schedule (subject to state variations).

Guarantee	Surrender Charge
Period Year(1)	Initial Guarantee Period	Subsequent Guarantee Period
1	6%	4%
2	6%	3%
3	5%	2%
4	4%	2%
5	3%	2%
6-10	2%	2%

When you request a surrender, we deduct the dollar amount you request from your Contract Value. Then we subtract the Annual Free Withdrawal Amount from funds then assigned to a Guarantee Period. This difference is then the amount subject to a surrender charge. We then determine the appropriate percentage of surrender charge to be deducted by reference to the applicable Surrender Charge Period. We deduct the surrender charge from the amount to be surrendered, and, provided there is no MVA, pay you that amount. Surrender charges are applied prior to assessing an MVA.
The following situations are NOT subject to a surrender charge:
•Surrenders made at the end of a Guarantee Period or within the first 30 days after electing a subsequent Guarantee Period;
•Partial surrender of not more than the Annual Free Withdrawal Amount;
•Upon death of the Annuitant, joint Owner or Owner;
•Admission to a nursing facility after satisfying certain conditions discussed below;
•Upon annuitization of your Contract (Annuity Commencement Date);
•Permissible duration exchanges;
•Upon cancellation during the right to examine period;
•Full Surrenders when Contract Value is invested in the Access Account; and/or
•Required Minimum Distributions from IRAs.
We will waive any surrender charge applicable to a partial or full Surrender if you, the joint owner or the Annuitant, is confined, at the recommendation of a physician for medically necessary reasons, for at least 180 calendar days to a:
(a)  hospital recognized as a general hospital by the proper authority of the state in which it is located;
(b)  hospital recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals;
(c)  facility certified by Medicare as a hospital or long-term care facility; or
(d)  nursing home licensed by the state in which it is located and offers the services of a registered nurse 24 hours a day.
(1)  A Guarantee Period Year is measured from the Contract issue date, renewal date or Guarantee Period transfer date, as applicable to the surrender date. The surrender charge schedule will reset at each Guarantee Period renewal or transfer.
For the waiver to apply, you must:
(a)  have owned the Contract continuously since it was issued;
(b)  provide written proof of confinement satisfactory to us; and
(c)  request the surrender within 91 calendar days of the last day of confinement.
This waiver is not available if you, the joint Owner or the Annuitant is confined to any of the foregoing facilities when you purchased the Contract. An MVA may still be applicable. This waiver may not be available in all states.
Market Value Adjustment
The MVA is designed to compensate us for potential lost investment opportunities associated with premature surrenders. We assume that you will keep your Premium Payments invested for the duration of the Guarantee Period selected. We invest in various fixed income investments and hedging strategies to support Guarantee Rates. We may lose money if we are required to prematurely liquidate these investments at a discount. The MVA formula is intended to neutrally assess the charge you must pay to make up for certain losses. There is no minimum percentage of Contract Value that is exempt from an MVA. In the event that you make a surrender at a time when interest rates have declined, you may receive the benefit of positive market action. On the other hand, we could realize a loss when we sell the investments that support Guarantee Rates. In that situation, the MVA formula may result in a negative adjustment to your surrender.
The formula that will be used to determine the MVA is [(1 + i)/(1 + j)]n/12, where,
i =  The U.S. Constant Maturity Treasury(2) rate (expressed as a decimal, e.g., 1% = .01) with maturity years equal to the length of the then current Guarantee Period plus the HCRCIIa Composite Option Adjusted Spread Index(3) rate as of three business days prior to the Guarantee Period effective date;
j =  The U.S. Constant Maturity Treasury(2) rate (expressed as a decimal, e.g., 1% = .01) with maturity years equal to the remainder of the then current Guarantee Period (this will be interpolated as necessary) plus the HCRCIIa Composite Option Adjusted Spread Index(3) rate as of three business days prior to the date the MVA is applied; and

n = The number of complete months from the surrender date to the end of the then current Guarantee Period.
In the event that any index (or sub-indices) or rate is no longer available, we will use a substantially similar index (or sub-indices) or rate for determining the MVA. If a discontinued index or rate is not available for a Guarantee Period Renewal, we will use a substantially similar index (or sub-indices) or rate, as applicable. We will notify you of any changes in the availability of the index or rate, and the applicable substitute we will use. You may contact us for more information regarding the data used in the MVA formula.
CRC Select II is not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg makes no representation or warranty, express or implied, to the owners of CRC Select II or any member of the public regarding the advisability of investing in securities generally or in CRC Select II particularly or the ability of the Bloomberg Indices, including without limitation, the HCRCIIa Option Adjusted Spread Index, to track general bond market performance. Bloomberg's only relationship to Talcott Resolution is the licensing of the HCRCIIa Option Adjusted Spread Index which is determined, composed and calculated by Bloomberg without regard to Talcott Resolution or CRC Select II. Bloomberg has no obligation to take the needs of Talcott Resolution or the owners of CRC Select II into consideration in determining, composing or calculating the HCRCIIa Option Adjusted Spread Index. Bloomberg is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of CRC Select II to be issued or in the determination or calculation of the equation by which CRC Select II is to be converted into cash. Bloomberg has no obligation or liability in connection with the administration, marketing or trading of CRC Select II. Bloomberg and the Bloomberg Indices are trademarks of Bloomberg Finance L.P.
BLOOMBERG DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG INDICES OR ANY DATA RELATED THERETO AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY TALCOTT RESOLUTION, OWNERS OF THE CRC SELECT II PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG INDICES OR ANY DATA RELATED THERETO.

_________________
(2)  "Constant Maturity Treasury" rates are yields interpolated by the U.S. Department of the Treasury from the daily yield curve. This curve, which relates the yield on a security to its time to maturity is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank and are available at http://www.federalreserve.gov.
(3)  The HCRCIIa Composite Option Adjusted Spread Index is a customized composite index based on the option adjusted spreads of eight indices produced by Barclays Capital Inc. from time to time. These indices consist of: U.S. Corporate Investment Grade: Industrial - Intermediate, U.S. Corporate Investment Grade: Industrial - Utility - Intermediate, U.S. Corporate Investment Grade: Industrial - Financial Institutions - Intermediate, U.S. Asset Backed Securities (Fixed), U.S. CMBS Investment Grade, U.S. Securitized: MBS: Agency MBS, U.S. Corporate High Yield Intermediate and U.S Government Intermediate. We may change the relative weightings and sub-indices from time to time on a prospective basis; provided, however, the allocations established at initiation of a Guarantee Period will remain in effect until maturity of such Guarantee Period.

BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG INDICES OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES—WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE—ARISING IN CONNECTION WITH THE CRC SELECT II PRODUCT OR HCRCIIA OPTION ADJUSTED SPREAD INDEX OR ANY DATA OR VALUES RELATING THERETO—WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.
Refer to Appendix A for illustrations of the MVA.
MVAs and surrender charges can cause the amount you would receive upon a Full Surrender to be less than your original Premium Payment.
We will apply an MVA unless you:
•transfer to a new Guarantee Period at the end of your current Guarantee Period;
•transfer to the Access Account;
•request distributions due to death;
•have a Required Minimum Distribution from an IRA;

•request a partial surrender of not more than the Annual Free Withdrawal Amount; or
•annuitize your Contract (Annuity Commencement Date) on a date that coincides with the end of a Guarantee Period.
Premium Taxes
A deduction is also made for premium taxes, if any, imposed on us by a state, municipality, or other governmental entity. The tax, currently ranging from 0% to 3.5%, is assessed at the time purchase payments are made or when annuity payments begin. We will pay premium taxes at the time imposed under applicable law. We, in our sole discretion, may deduct premium taxes at the time we pay such taxes to the applicable taxing authorities, upon surrender, or when annuity payments commence.
Other Charges
We may offer reduced fees and charges for certain Contracts that may result in decreased costs and expenses.
B. Surrenders
Are there any restrictions on partial surrenders?
Yes. If you request a partial surrender before we begin to make Annuity Payouts, there are two restrictions:
•The amount you want to surrender must be at least equal to $500 — our current minimum for partial surrenders, and
•The Contract must equal or exceed the Minimum Contract Value after the surrender.
The above restrictions do not apply to the Annual Free Withdrawal Amount.
We reserve the right to terminate your Contract and pay you the Contract Value minus any applicable charges or adjustments if your Contract Value is under the Minimum Contract Value after the surrender.
How do I request a surrender?
Requests for surrenders must be in writing. To request a full or partial surrender, complete a surrender form or send us a letter, signed by you, stating:
•the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges;
•your tax withholding amount or percentage, if any; and
•your mailing address.
If there are joint Owners, both must authorize all surrenders.
We may defer payment of any partial or Full Surrender for a period not exceeding six months from the date of our receipt of your notice of surrender or the period permitted by state insurance law, if less. If we defer payment more than 30 days, we will pay interest per annum of at least the statutory required minimum interest rate then in effect on the amount deferred.
What tax consequences are associated with surrenders?
Prior to age 59½ — If you make a surrender prior to age 59½, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the surrender payment. Surrendering before age 59½ may also affect the continuing tax-qualified status of some Contracts.
More than one Contract issued in the same calendar year — If you own more than one Contract issued by us or our affiliates in the same calendar year, then these Contracts may be treated as one Contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date.
C. Death Benefit
What is the Death Benefit and how is it calculated?
Before we begin to make Annuity Payouts, we will pay a Death Benefit upon the death of the Owner, joint Owner or Annuitant, provided there is no surviving Contingent Annuitant. The Death Benefit is calculated as of the date we receive a certified death certificate or other legal document acceptable to us at our Administrative Office. The Death Benefit we pay is equal to the Contract Value on the date we receive the requisite documents.

How is the Death Benefit paid?
The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. An Owner may designate the manner in which the Beneficiary will receive the Death Benefit. The Death Benefit amount remains invested until complete settlement instructions are received from each Beneficiary. On the date we receive complete instructions from the Beneficiary, we will compute the Death Benefit amount to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive complete instructions on a non-Valuation Day, computations will take place on the next Valuation Day.
Unless we are otherwise instructed, we may in our discretion, issue the Beneficiary a draft book if your Beneficiary elects to receive the Death Benefit amount as a lump sum payment. The Beneficiary can write one draft for total payment of the Death Benefit, or write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. For federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment. Interest will be taxable to the Beneficiary in the tax year that it is credited. We may issue a check to the Beneficiary if the Beneficiary resides, or the Contract was purchased, in a state that imposes restrictions on this method of payment.
The Beneficiary may elect under the Annuity Proceeds Settlement Option "Death Benefit Remaining with the Company" to leave proceeds from the Death Benefit invested with us for up to five (5) years from the date of death if death occurred before the Annuity Commencement Date. The Beneficiary can take surrenders without paying surrender charges.
We reserve the right to inform the IRS in the event that we believe that any Beneficiary has intentionally delayed delivering proper proof of death in order to circumvent applicable Code proceeds payment duties. We shall endeavor to fully discharge the last instructions from the Owner wherever possible or practical.
The Beneficiary of a non-qualified Contract or IRA may also elect the Single Life Expectancy Only option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA. For details on specific limitations pertaining to IRAs and other Tax-Qualified contracts please see "Federal Tax Considerations" Section I “Information Regarding Tax-Qualified Retirement Plans.”
Required Distributions — if the Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five (5) years after death. The Beneficiary can choose any Annuity Payout Option that results in complete Annuity Payout within five (5) years.
If the Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option with a payout upon Death Benefit, any remaining value must be distributed at least as rapidly as under the Annuity Payout Option being used as of the Owner's death.
If the Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Owner.
Additional limitations and requirements for distributions apply to Tax Qualified contracts. Please see "Federal Tax Considerations" Section I “Information Regarding Tax-Qualified Retirement Plans.”
What should the Beneficiary consider?
Alternatives to the Required Distributions — the selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one (1) year of the date of death.
If these conditions are not met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.
Spousal contract continuation — if the Owner dies, the Owner's spouse (if allowed under applicable federal tax law), if named as sole Beneficiary, may elect to continue the Contract as the new Owner. This spousal continuation is available only once for each Contract. The spouse may alternatively elect to receive the Death Benefit in one lump sum payment or have the Death Benefit paid under one of the Annuity Payout Options.
In the event of the death of the Owner when there is no joint Owner, the Annuitant (Contingent Annuitant if applicable) is alive and the spouse is the sole beneficiary, unless the spouse elects to be paid through another death benefit option, the Contract will continue with the spouse as the Owner and all rights of the original Owner shall become the spouse's.
Death Benefit while in the Access Account — if the Contract Owner or Annuitant dies while the Contract Value is allocated to the Access Account, and we do not receive a payment election as provided in the Settlement of Death Benefit provision of the Contract prior to the expiration date of the Access Account, we will automatically establish a renewal Guarantee Period. The renewal will be effective as of the date of transfer from the prior Guarantee Period Access Account expiration date, and will be established using the same duration, allocation and account(s), as applicable, previously selected by the Contract Owner associated with the prior Guarantee Period. This will remain in effect until the earlier of the Settlement of the Death Benefit as provided by the Contract or the Guarantee Period Expiration Date.
Who will receive the Death Benefit?
The distribution of the Death Benefit is based on whether death is before, on or after the Annuity Commencement Date. The following tables describe common scenarios. Under certain circumstances; however, a Death Benefit may not be payable.
If death occurs before the Annuity Commencement Date:

If the deceased is the . . .	and . . .	and . . .	then the . . .
Owner	There is a surviving joint Owner	The Annuitant is living or deceased	Joint Owner receives the Death Benefit.
Owner	There is no surviving joint Owner	The Annuitant is living or deceased	Designated Beneficiary receives the Death Benefit.
Owner	There is no surviving joint Owner or surviving Beneficiary	The Annuitant is living or deceased	Owner's estate receives the Death Benefit.
Annuitant	The Annuitant is also the Owner	There is no named Contingent Annuitant or there is no Contingent Annuitant	Designated Beneficiary receives the Death Benefit.
Annuitant	The Owner is living	There is no named Contingent Annuitant	The Owner is presumed to be the Contingent Annuitant and the Contract continues. The Owner may waive this presumption and receive the Death Benefit.
Annuitant	The Owner is living	The Contingent Annuitant is living	Contingent Annuitant becomes the Annuitant, the designated Beneficiary remains the Beneficiary and the Contract continues.
If death occurs on or after the Annuity Commencement Date:

If the deceased is the . . .	and . . .	then the . . .
Owner	The Annuitant is living	Designated Beneficiary becomes the Owner and Payments continue.
Annuitant	The Owner is living	Owner receives the Death Benefit.
Annuitant	The Annuitant is also the Owner	Designated Beneficiary receives the Death Benefit.

D. Annuity Payouts
1. When do you want Annuity Payouts to begin?
You select an Annuity Commencement Date when you purchase your Contract or at any time before we begin making Annuity Payouts. You may change the Annuity Commencement Date by notifying us before we begin to make Annuity Payouts.
The Annuity Commencement Date cannot be deferred beyond the end of the Guarantee Period immediately following the Annuitant's 90th birthday or the end of the Guarantee Period immediately following the end of the 10th Contract Year, whichever is later. You may elect a later date to begin receiving payments, subject to the laws and regulations then in effect, your broker-dealer's protocols, if any and our prior approval. Unless you elect an Annuity Payout Option before the Annuity Commencement Date, we will begin to make Annuity Payouts under the Life Annuity with a 10-Year Period Certain Annuity Payout Option.
If the Annuity Commencement Date does not coincide with the end of a Guarantee Period, an MVA will apply. In that case, we will determine the amount available for Annuity Payouts by taking your Contract Value, deducting any applicable premium taxes and then multiplying that amount by the MVA. No MVA will apply if the Annuity Commencement Date coincides with the end of your Guarantee Period.
If you rollover into a subsequent Guarantee Period or transfer to a Guarantee Period of a different duration, you cannot rollover or transfer into a Guarantee Period with a duration that will take you past your Annuity Commencement Date. For example, if you elected to begin Annuity Payouts on your Annuitant's 90th birthday and your Annuitant is 87 years old, you would not be able to rollover or transfer into a new Guarantee Period with a duration longer than three (3) years unless you extended your Annuity Commencement Date.
All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date.
2. Which Annuity Payout Option do you want to use?
Your Contract contains the Annuity Payout Options described below. We may at times offer other Annuity Payout Options. Once Annuity Payouts begin, you cannot change the Annuity Payout Option.
Life Annuity — We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first Payout, two Annuity Payouts if the Annuitant dies after the second Payout, and so forth.
Life Annuity with a Cash Refund — We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. At the death of the Annuitant, if the Contract Value on the Annuity Commencement Date minus any premium tax is greater than the sum of all Annuity Payouts already made, any difference will be paid to the Beneficiary.
Life Annuity with Payments for a Period Certain — We make Annuity Payouts during the lifetime of the Annuitant but Annuity Payouts are at least guaranteed for a period of time you select between five (5) years and 100 years minus the age of the Annuitant. If, at the death of the Annuitant, Annuity Payouts have been made for less than the minimum elected number of years, then the Beneficiary may elect to (a) continue Annuity Payouts for the remainder of the minimum elected number of years or (b) receive the commuted value in one sum. If the Contract is a qualified contract, the annuity payments may need to be modified after the death of the individual or designated beneficiary, as necessary to comply with IRS rules and regulations.
Joint and Last Survivor Life Annuity — We will make Annuity Payouts as long as either the Annuitant or Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the other Annuitant until that second Annuitant dies. When choosing this option, you must decide what will happen to the Annuity Payouts after the first Annuitant dies. You must select Annuity Payouts that:
•Remain the same at 100%, or
•Decrease to 66.67%, or
•Decrease to 50%.
The percentages represent actual dollar amounts. The percentage will also affect the Annuity Payout amount we pay while both Annuitants are living. If you pick a lower percentage, your original Annuity Payouts will be higher while both Annuitants are alive.
Joint and Last Survivor Life Annuity with Payments for a Period Certain — We make Annuity Payouts for so long as either the Annuitant or Joint Annuitant is living, but Annuity Payouts are at least guaranteed for a period of time you select between five (5) years and 100 years minus the age of the Annuitant. If at the death of the last surviving Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary or the Beneficiary can elect to receive the present value of the remaining payments in one sum. If the Contract is a qualified contract, the annuity payments may need to be modified after the death of the individual or designated beneficiary, as necessary to comply with IRS rules and regulations. To calculate the present value we will use an interest rate determined in our discretion. When choosing this option, you must decide what will happen to the Annuity Payments after the first Annuitant dies. You must select Annuity Payouts that:
•Remain the same at 100%, or
•Decrease to 66.67%, or
•Decrease to 50%.
The percentages reflect actual dollar amounts. The percentage will also affect the Annuity Payout amount we pay while both Annuitants are living. If you pick a lower percentage, your original Annuity Payouts will be higher while both Annuitants are alive.

Payments For a Period Certain — We will make Annuity Payouts for the number of years that you select. During the first Contract Year, you can select any period between ten (10) years and 100 years minus the Annuitant's age. After the first Contract Year, you can select any period between five (5) and 100 years minus the Annuitant's age. If, at the death of the Annuitant, Annuity Payouts have been made for less than the period certain, then the Beneficiary may elect to (a) continue Annuity Payouts for the remainder of the minimum elected number of years or (b) receive the commuted value in one sum. If the Contract is a qualified contract, the annuity payments may need to be modified after the death of the individual or designated beneficiary, as necessary to comply with IRS rules and regulations.
•You cannot surrender your Contract once Annuity Payouts begin.
•Qualified Contracts — if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.
•Automatic Annuity Payments — if you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain.
Annuity Proceeds Annuity Option — Amounts otherwise payable as a death benefit left in the Contract for a period not to exceed five (5) years from the date of any Contract Owner or Annuitant's death prior to the Annuity Commencement Date will remain in the same Guarantee Period and continue to earn the same interest rate as at the time of death. If the Guarantee Period ends before the end of the five (5) year period, the beneficiary may elect a new Guarantee Period with a duration closest to, but not to exceed the time remaining in the period of five (5) years from the date of the Contract Owner's or Annuitant's death. Full or partial surrenders may be made at any time. In the event of any surrender; however, the remaining value will equal the death benefit, minus any Gross Surrender Values, plus any interest earned.
3. How often do you want the Payee to receive Annuity Payouts?
In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:
•monthly
•quarterly
•semiannually
•annually
Once you select a frequency, it cannot be changed after the Annuity Commencement Date. If you do not make a selection, the Payee will receive monthly Annuity Payouts. The first payment must be at least equal to the minimum payment amount according to our rules then in effect. If at any time, payments become less than the minimum payment amount, we have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, we may make an alternative arrangement with you.
4. How are Annuity Payouts calculated?
The Tables in the Contract provide for guaranteed dollar amounts of monthly payments for each $1,000 applied under the Annuity Payout Options. Under the Life Annuity, Life Annuity with Cash Refund and Life Annuity with Payments for a Period Certain, the amount of each Annuity Payout will depend upon the age and gender of the Annuitant at the time the first Annuity Payout is due. Under the Joint and Last Survivor Life Annuity and Joint and Last Survivor Life Annuity with Payments for a Period Certain, the amount of the first Annuity Payout will depend upon the gender of both Annuitants and their ages at the time the Annuity Payout is due.
Gender will not be used to determine the amount of the Annuity Payouts if the Contract is issued to qualify under certain sections of the Code. If gender is used to determine the amount of Annuity Payouts, the Annuity tables in the Contract will provide guaranteed minimum rates of payment for male Annuitants and female Annuitants.
The fixed payment Annuity tables for the Annuity Payout Options, except for Payments for a Period Certain Annuity Payout Option are based on the 1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and an interest rate of 2.5%. The table for the Payments for a Period Certain Annuity Payout Option is based on an interest rate of 2.5% per annum.
The Annuity tables for the Annuity Payout Options, except for Payments for a Period Certain Annuity Payout Option are age dependent. The amount of the first payment will be based on an age a specified number of years younger than the Annuitant's then attained age. The age setback is as follows:

Date of First Payment	Age Setback
2009 - 2014	2 years
2015 - 2019	3 years
2020 - 2029	4 years
2030 - 2039	5 years
2040 or later	6 years

E. Miscellaneous
1. Definitions
The following terms are capitalized throughout this prospectus.
Access Account — An account where the Contract Value may be temporarily invested at the end of any Guaranteed Period.
Administrative Office: Our overnight mailing address is Talcott Resolution - Annuity Service Operations, 6716 Grade Lane, Building 9, Louisville, KY 40213. Our standard mailing address is Talcott Resolution - Annuity Service Operations, PO Box 14293, Lexington, KY 40512-4293.
Annuitant — The person on whose life this Contract is issued.
Annuity Commencement Date — The date we start to make Annuity Payouts.
Annual Free Withdrawal Amount — This amount equals any interest credited to the Contract Value during the 12 months prior to the Surrender Date that was not previously withdrawn.
Beneficiary — The person(s) entitled to receive benefits pursuant to the Contract following the death of the Owner(s) or Annuitant, as applicable.
Business or Valuation Day — Any day that we, and for so long as, the New York Stock Exchange is open.
Code — The Internal Revenue Code of 1986, as amended.
Contingent Annuitant — The person you may designate to become the Annuitant if the Annuitant dies prior to the Annuity Commencement Date.
Contract — The individual annuity contract and any endorsements or riders. The terms "Contract" and "annuity" are used synonymously throughout this prospectus.
Contract Anniversary — The annual anniversary of the date that a Contract is issued. If the Contract Anniversary Date falls on a non-Business Day, then the Contract Anniversary will be the preceding Business Day.
Contract Value — The sum of your Premium Payment and all interest earned minus any Full or Partial Surrenders (including applicable Surrender Charges, premium taxes and MVAs previously applied).
Contract Year — The twelve (12) month period between Contract Anniversaries, beginning on the date that the Contract is issued.
Death Benefit — The amount that we will pay upon the death of the Owner(s) or the Annuitant, as applicable.
Full Surrender — The full liquidation of your Contract upon which you will receive the net Surrender Value.
Gross Surrender Value — The amount deducted from your Contract Value (including applicable Surrender Charges, Premium Taxes and MVA).
Guaranteed Interest Account or Account — During the initial Guarantee Period and any subsequent Guarantee Periods, the Contract Value is allocated to this account and earns interest that is guaranteed at a rate that we determine for such Guarantee Period duration as then offered by us. This account is not part of any separate account of the Company. Instead, it is a notional account for purposes of tracking the values in your Contract.
Guarantee Rate: The then current interest rate for available Guarantee Periods quoted by us from time to time.
Guarantee Period(s) — The period offered by us and elected by you for which either an initial or renewal interest rate will be credited.
Joint Annuitant — The person on whose life Annuity Payouts are based if the Annuitant dies after the Annuity Calculation Date. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.

Market Value Adjustment (MVA) — A positive or negative adjustment applied in the determination of your Gross Surrender Value after the Annual Free Withdrawal Amount is taken into consideration, if applicable, and after Surrender Charges are deducted, if applicable.
Minimum Contract Value — The lowest Contract Value needed to sustain a Contract.
Net Surrender Value — The amount payable upon a partial or Full Surrender or commutations after any applicable Surrender Charges, Premium Taxes and MVA have been applied.
Owner or you — The owner or holder of this Contract.
Talcott Resolution, we, us or our — Talcott Resolution Life Insurance Company.
2. Ownership Changes
We reserve the right to approve all ownership changes, including any assignment of your Contract (or any benefits) to others or the pledging of your Contract as collateral.
3. Assignment
A non-qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a non-qualified Contract may require the payment of income taxes and certain penalty taxes. A qualified Contract may not be transferred or otherwise assigned (whether directly or used as collateral for a loan), unless allowed by applicable law and approved by us in writing. We can withhold our consent for any reason. We are not obligated to process any request for approval within any particular time frame. Please consult a qualified tax adviser before assigning your Contract.
4. Speculative Investing — Do not purchase this Contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme. By purchasing this Contract you represent and warrant that you are not using this product, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.
5. Amendment of Contracts
We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required in order to conform the Contract to applicable law. No modification will affect the method by which Contract Values are determined. We will notify you in writing of any Contract amendments.
6. State Variations
Your Contract may be subject to variations required by various State insurance departments. Variations are subject to change without notice.
California, Connecticut and New Jersey — In addition to a surviving spouse who is the designated beneficiary, contract continuation is available for a designated beneficiary who is a registered domestic partner or civil union partner pursuant to, or otherwise recognized by, state law, subject to the provisions of section 72(s)(3) of the Internal Revenue Code. In the event the designated beneficiary seeks to continue the contract, and the designated beneficiary is not treated as the "holder" under section 72(s)(3) of the Internal Revenue Code (which is the case under current federal law for a civil union or domestic partner), the distribution requirements of Internal Revenue Code section 72(s)(1) and (2) (which require distributions to begin within five (5) years of the death of holder or at least as rapidly as the distribution method previously commenced by the holder) shall apply. Contract continuation may be elected once with respect to this contract.
Florida — The Annuity Commencement Date may be changed by you to a date not earlier than one (1) year after the Contract issue date and not beyond the end of the Guarantee Period immediately following the later of the Annuitant's 90th birthday or the 10th Contract Year unless the Contract Owner elects a later Annuity Commencement Date in writing, subject to laws and regulations then in effect and our approval. If the Annuity Commencement Date does not coincide with the end of a Guarantee Period, we will apply your Contract Value, less any applicable premium taxes, to purchase the modal income payments under the Life Annuity Payout Option without applying an MVA. If the Annuity Commencement Date coincides with the end of any Guarantee Period, no MVA will be applied in the determination of the monthly income payments for any of the Annuity Options. No Surrender Charge will be applied upon annuitization at any time. We may offer additional Annuity Options in addition to those described above.

The contingent deferred sales charge schedule is as follows:

Guarantee Period Year	Initial Guarantee Period	Subsequent Guarantee Period
1	6%	4%
2	6%	3%
3	5%	2%
4	4%	2%
5	3%	2%
6	2%	2%
7	2%	2%
8	2%	2%
9	1%	1%
10	0%	0%
Maryland — No full or partial surrenders at the end of a Guarantee Period shall be subject to a Surrender Charge or MVA for Charitable Remainder Trusts only.
Massachusetts — Nursing home waiver of surrender charge rider is not permitted.
New York — The contingent deferred sales charge schedule is as follows:

Guarantee	Initial	Subsequent Guarantee Period
Period Year	Guarantee Period	Five years or longer	Four years	Three years	Two years	One year
1	7%	5%	4%	3%	2%	1%
2	6%	4%	3%	2%	1%	0%
3	5%	3%	2%	1%	0%	0%
4	4%	2%	1%	0%	0%	0%
5	3%	1%	0%	0%	0%	0%
6	2%	0%	0%	0%	0%	0%
7	1%	0%	0%	0%	0%	0%
8	0%	0%	0%	0%	0%	0%
9	0%	0%	0%	0%	0%	0%
10	0%	0%	0%	0%	0%	0%

Pennsylvania — The eligible confinement requirement under the nursing home sales charge waiver is reduced from 180 to 90 days.
7. The Company
Talcott Resolution is a stock life insurance company. Talcott Resolution is authorized to do business in all states of the United States and the District of Columbia. Talcott Resolution was originally incorporated under the laws of Massachusetts on June 5, 1902, and subsequently redomiciled to Connecticut. Our corporate offices are located at 1 American Row, Hartford, CT 06103. For additional information about Talcott Resolution, please see "Information About Talcott Resolution Life Insurance Company and Financial Statements."
Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
8. Investments by Talcott Resolution
Our assets must be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate and commercial mortgages, real estate and certain other investments.
Contract reserves will be accounted for in a non-unitized, non-insulated separate account. Separate account assets may be commingled with investments from other modified guaranty annuity contracts. Owners have no priority claims on assets accounted for in this separate account. All our assets, including those accounted for in this separate account, are available to meet the guarantees under the Contracts and are available to meet our general obligations. Subject to state insurance department approvals, we may transfer assets between the separate account and our general account from time to time.
In establishing Guarantee Rates, we intend to take into account the yields available on the instruments in which we intend to invest the proceeds from the Contracts. Our investment strategy with respect to the proceeds attributable to the Contracts will generally be to invest in investment-grade (or comparable investment quality) debt instruments having durations tending to match the applicable Guarantee Periods. The foregoing notwithstanding, we may also invest in other securities; including but not limited to, U.S. Treasury obligations, U.S. Government agency and instrumentality obligations, mortgage-backed securities and high-yield (junk) bonds. We are not obligated to invest the proceeds attributable to the Contract according to any particular strategy, except as may be required by applicable law. The investment strategy applied to separate account investments from these contracts may not necessarily be consistent with investment strategies applied with respect to investments from other modified guaranty annuity contract investments held within this separate account.
Assets and reserves associated with the Access Account will be held in our General Account. Owners have no priority claims on assets accounted for in this account. All our assets are available to meet the guarantees under the Contracts and are available to meet our general obligations.
9. Experts
The consolidated financial statements and the related financial statement schedules of Talcott Resolution Life Insurance Company as of December 31, 2023 and 2022 (Successor Company), and for the years ended December 31, 2023 and December 31, 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company) and the six months ended June 30, 2021 (Predecessor Company), included in this registration statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedules are included in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The principal business address of Deloitte & Touche LLP is City Place I, 33rd Floor, 185 Asylum Street, Hartford, Connecticut 06103-3402.
10. How Contracts are sold
This Contract is no longer available for purchase.
We have entered into a distribution agreement with our affiliate TDC under which TDC serves as the principal underwriter for the Contracts. TDC is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA). The principal business address of TDC is the same as ours.
TDC has entered into selling agreements with affiliated and unaffiliated broker-dealers, and financial institutions ("Financial Intermediaries") for the sale of the Contracts. We pay compensation to TDC for sales of the Contracts by Financial Intermediaries. TDC, in its role as principal underwriter, did not retain any underwriting commissions for the fiscal year ended December 31, 2023. Contracts were sold by individuals who were appointed by us as insurance agents and who were investment professionals of Financial Intermediaries.
Financial Intermediaries receive commissions. Certain selected Financial Intermediaries also receive additional compensation. All or a portion of the payments we make to Financial Intermediaries may be passed on to investment professionals according to Financial Intermediaries' internal compensation practices.
Commission arrangements may vary from one Financial Intermediary to another. Under certain circumstances, your investment professional may be required to return all or a portion of the commissions paid.
11. Telephone Transfers
You may transfer your Contract Value to the Access Account or effect a variety of financial transactions by telephone. We will use reasonable procedures to confirm that your instructions are genuine. We require verification of account information and will record telephone instructions on tape. You will receive written confirmation of all financial transactions.
We may be liable for following unauthorized instructions if we fail to follow our established security procedures. However, you will bear the risk of a loss resulting from instructions entered by an unauthorized third party that we reasonably believe to be genuine.
We may modify or terminate these privileges at any time. You may find it difficult to exercise these privileges during times of extreme market volatility or due to circumstances beyond our control. We are not responsible for lost investment opportunities associated with your failure to transact business with us through the Internet, Interactive Voice Response or over the telephone.
Legal Opinion
Christopher Grinnell, Associate General Counsel for Talcott Resolution has passed upon the validity of the interests in the Contracts described in this prospectus.
Cybersecurity and Disruptions to Business Operations
Our business is highly dependent upon the effective operation of our computer systems and those of our business partners and service providers. Our business is therefore vulnerable to disruptions from utility outages and susceptible to operational and information security risks resulting from system failures and cybersecurity incidents. These risks include, among other things, the theft, misuse, corruption and destruction of electronic data, interference with or denial of service, attacks on systems or websites and other operational disruptions that could severely impede our ability to conduct our business and administer the Contract. Financial services companies and their third-party service providers are increasingly the targets of cyber-attacks involving the encryption of data (e.g., ransomware), disruptions in communications (e.g., denial of service), or unauthorized access to or release of personal or confidential information. In 2023, we were notified of a data security incident involving the MOVEit file transfer system used by numerous financial services companies. A third-party vendor uses that software on our behalf to, among other things, identify the deaths of insured persons and annuitants under life insurance policies and annuity contracts. We notified affected customers as required by law, and we continue to assess and investigate the overall impact of the incident. The techniques used to attack systems and networks change frequently, are becoming more sophisticated, and can originate from a wide variety of sources. The use of remote or flexible work arrangements, remote access tools, and mobile technology has expanded potential targets for cyber-attack.
System failures and cybersecurity incidents may adversely affect you and/or your Contract. For instance, a cyber-attack may interfere with our ability to process Contract transactions or calculate Contract values, or could result in the release of confidential customer information. Such events could also adversely affect us, as they may result in regulatory fines, financial losses and reputational damage. Although we take efforts to protect our systems from cybersecurity incidents, there can be no assurance that we or our service providers will be able to avoid cybersecurity incidents affecting Contract owners in the future. It is possible that a cybersecurity incident could persist for an extended period of time without detection.
We are also exposed to risks related to natural and man-made disasters, and other severe events, such as storms, public health crises, terrorist acts, and military actions, any of which could adversely affect our business operations. While we have a business continuity plan and have taken precautions, we cannot assure you that severe events will not result in interruptions to our business operations, particularly if such events affect our computer systems or result in a significant number of our employees becoming unavailable. Interruptions to our business operations may impair our ability to effectively administer the Contract, including our ability to process orders and calculate Contract values. Additionally, our third-party service providers and other third-parties related to our business (such as financial intermediaries) are subject to similar risks. Successful implementation and execution of their business continuity policies and procedures are largely beyond our control. Disruptions to their business operations may impair our own business operations.
Status Pursuant to Securities Exchange Act of 1934
Talcott Resolution relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.
Federal Tax Considerations
A. Introduction
The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Internal Revenue Code ("Code"), Treasury Regulations thereunder, and public interpretations thereof by the Internal Revenue Service ("IRS") (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences.
The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trusts or estates that are subject to United States federal income tax, regardless of the source of their income. See "Non-Resident Aliens and Foreign Entities" below regarding annuity purchases by, or payments to, non-U.S. persons.
Pursuant to IRS Circular 230, you are hereby notified of the following: The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of insurance products. You should seek advice based on your particular circumstances from an independent tax advisor. This prospectus is not intended to provide tax, accounting or legal advice. Please consult with your tax accountant or attorney prior to finalizing or implementing any tax or legal strategy or for any tax, accounting or legal advice concerning your situation.
We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.
In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements or other employee benefit arrangements, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.
As used in the following sections addressing "Federal Tax Considerations," the term "spouse" means the person to whom you are legally married, as determined under federal tax law. This may include opposite or same-sex spouses, but does not include those in domestic partnerships or civil unions which are not recognized as married for federal tax purposes. You are encouraged to consult with an accountant, lawyer or other qualified tax advisor about your own situation.
The federal, as well as state and local, tax laws and regulations require us to report certain transactions with respect to your Contract (such as an exchange of or a distribution from the Contract) to the IRS and state and local tax authorities, and generally to provide you with a copy of what was reported. This copy is not intended to supplant your own records. It is your responsibility to ensure that what you report to the IRS and other relevant taxing authorities on your income tax returns is accurate based on your books and records. You should review whatever is reported to the taxing authorities by us against your own records, and in consultation with your own tax advisor, and should notify us if you find any discrepancies in case corrections have to be made.
THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.
B. Taxation of Talcott Resolution and the Separate Account
We are taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. We will own the assets underlying the Contracts. The income earned on such assets will be our income.
C. Taxation of Annuities - General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans
Section 72 of the Code governs the taxation of annuities in general.
1.  Non-Natural Persons as Owners
Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural owner is generally required to currently include in gross income for each taxable year the excess of (a) the sum of the net surrender value of the contract as of the end of the taxable year plus all distributions under the contract received during the taxable year or any prior taxable year, over (b) the sum of the amount of net premiums under the contract for the taxable year and prior taxable years and amounts includible in gross income for prior taxable years with respect to such contract under Section 72(u). However, Section 72(u) does not apply to:
•A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person);
•A contract acquired by the estate of a decedent by reason of such decedent's death;
•Certain contracts acquired with respect to tax-qualified retirement arrangements;
•Certain contracts held in structured settlement arrangements that may qualify under Code Section 130; or

•A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.
A non-natural owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.
Pursuant to Code Section 72(s), if the owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.
For tax years beginning after December 31, 2012, estates and trusts with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contribution) of 3.8%, depending upon the amount of the estate or trust's adjusted gross income for the taxable year.
2.  Other Contract Owners (Natural Persons).
An owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.
The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts, which were purchased prior to August 14, 1982. For tax years beginning after December 31, 2012, individuals with gross income from annuities may be subject to an additional tax (Unearned Income Medicare Contribution) of 3.8%, depending upon exceeding of certain income thresholds.
a.  Amounts Received as an Annuity.
Contract payments made periodically at regular intervals over a period of more than one full year, such that the total amount payable is determinable from the start (“amounts received as an annuity”) are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the allocable “investment in the contract” to the total amount of the payments to be made after the start of the payments (the “exclusion ratio”) under Section 72 of the Code. Total premium payments less amounts received which were not includable in gross income equal the “investment in the contract.”
i.When the total of amounts excluded from income by application of the exclusion ratio is equal to the allocated investment in the contract for the Annuity Payout, any additional payments (including surrenders) will be entirely includable in gross income.
ii.To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract". It is unclear what value should be used in determining the "income on the contract." We believe that the "income on the contract" does not include some measure of the value of certain future cash-value type benefits, but the IRS could take a contrary position and include such value in determining the "income on the contract".
b.  Amounts Not Received as an Annuity.
i.To the extent that the “cash value” of the Contract (ignoring any surrender charges except on a full surrender) exceeds the “investment in the contract,” such excess constitutes the “income on the contract.”
ii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender), which is non-periodic and not part of a partial annuitization, is deemed to come first from any such “income on the contract” and then from “investment in the contract,” and for these purposes such “income on the contract” is computed by reference to the aggregation rule described in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such “income on the contract,” and (2) shall not be includable in gross income to the extent that such amount does exceed any such “income on the contract.” If at the time that any amount is received or deemed received there is no “income on the contract” (e.g., because the gross value of the Contract does not exceed the “investment in the contract,” and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the “investment in the contract.”
iii. Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date (or after the assigned annuity starting date for a partial annuitization) are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining “investment in the contract” shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph 2.c. may apply).
iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph 2.b. and the previous subparagraph 2.a.
v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph 2.b. and the previous subparagraph 2.a. This transfer rule does not apply, however, to certain transfers of property between Spouses or incident to divorce.
vi. In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph 2.b. and the previous subparagraph 2.a.
vii. If you receive services for your Contract from a third-party financial intermediary who charges an advisory fee for their services and you elect to pay the advisory fee by taking withdrawals from your Contract Value, any amounts paid may be treated as an amount received for purposes of this subparagraph 2.b. and the previous subparagraph 2.a. and in general may be subject to federal and state income taxes and a 10% federal penalty tax.
c.  Aggregation of Two or More Annuity Contracts.
Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.b., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.
d.  10% Penalty Tax - Applicable to Certain Withdrawals and Annuity Payments.
i.  If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.
ii.  The 10% penalty tax will not apply to the following distributions:
1.  Distributions made on or after the date the taxpayer has attained the age of 59½.
2.  Distributions made on or after the death of the holder or, where the holder is not an individual, the death of the primary annuitant.
3.  Distributions attributable to a taxpayer becoming disabled.
4.  A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the taxpayer (or the joint lives or life expectancies of the taxpayer and the taxpayer's designated Beneficiary).
5.  Distributions made under certain annuities issued in connection with structured settlement agreements.
6.  Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).
7.  Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.
If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59½ and (b) 5 years have elapsed since the first of these periodic payments.

e.  Special Provisions Affecting Contracts Obtained Through a Tax-Free Exchange of Other Annuity or Life Insurance Contracts Purchased Prior to August 14, 1982.
If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and (4) last from the remaining "investment in the contract." As a result, to the extent, that such amount received or deemed received does not exceed such pre-8/14/82 investment; such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.
f.  Required Distributions.
i.  Death of owner or primary Annuitant
Subject to the alternative election or spouse beneficiary provisions in ii or iii below:
1.  If any owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;
2.  If any owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and
3.  If the owner is not an individual, then for purposes of 1 or 2 above, the primary annuitant under the Contract shall be treated as the owner, and any change in the primary annuitant shall be treated as the death of the owner. The primary Annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.
ii.  Alternative Election to Satisfy Distribution Requirements
If any portion of the interest of an owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the owner's death.
iii.  Spouse Beneficiary
If any portion of the interest of an owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.
iv.  Civil Union or Domestic Partner
Upon the death of the Contract owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract owner, rather than the spouse of the Contract owner, then such designated beneficiary is not permitted to continue the Contract as the succeeding Contract owner. A designated beneficiary who is a same sex spouse will be permitted to continue the Contract as the succeeding Contract owner.
g.  Addition of Rider or Material Change
The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.
h.  Partial Exchanges
The owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). The IRS in Revenue Procedure 2011-38, indicated that a partial exchange made on or after October 24, 2011 will be treated as a tax-free exchange under Code Section 1035 if there is no distribution from or surrender of, either contract involved in the exchange within 180 days of such exchange. Amounts received as annuity payments for a period of at least 10 years on one or more lives will not be treated as distributions for this purpose. If a transfer does not meet the 180-day test, the IRS will apply general tax rules to determine the substance and treatment of the transfer.

We advise you to consult with a qualified tax adviser as to the potential tax consequences before attempting any partial exchanges.
D. Federal Income Tax Withholding
The portion of an amount received under a Contract that is taxable gross income to the recipient is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:
1.  Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless the recipient elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.
2.  Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding according to current default methodology, unless the recipient elects otherwise. A recipient may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. If the necessary "election out" forms are not submitted to us in a timely manner, we will withhold tax as if the recipient were single claiming zero exemptions, and remit the tax to the IRS.
Generally, no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the recipient is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. You also may be required to pay penalties under the estimated income tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability.
E. General Provisions Affecting Qualified Retirement Plans
The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to the section entitled "Information Regarding Tax-Qualified Retirement Plans" below for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.
F. Nonresident Aliens and Foreign Entities
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. persons (such as U.S. citizens or U.S. resident aliens). Purchasers (and payees such as a purchaser's beneficiary) that are not U.S. persons (such as a Nonresident Alien) will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required information and IRS tax forms (such as IRS Form W-8BEN) are submitted to us. If withholding tax applies, we are generally required to withhold tax at a 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. Foreign entities (such as foreign corporations, foreign partnerships, or foreign trusts) must provide the appropriate IRS tax forms (such as IRS Form W-8BEN-E or other appropriate Form W-8). If required by law, we may withhold 30% from any taxable payment in accordance with applicable requirements such as The Foreign Account Tax Compliance Act (FATCA) and applicable regulations. An updated Form W-8 is generally required to be submitted every three years. Purchasers may also be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.
G. Estate, Gift and Generation-Skipping Tax and Related Tax Considerations
Any amount payable upon an owner's death, whether before or after the Annuity Commencement Date, is generally includable in the owner's estate for federal estate tax purposes. Similarly, prior to the owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse beneficiary who either is (1) 37½ or more years younger than an owner or (2) a grandchild (or more remote further descendent) of an owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code Section 72(e)(4)(C)(iii) and Section 1015.

H. Tax Disclosure Obligations
In some instances certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2009-59. The Code also requires certain "material advisers" to maintain a list of persons participating in such "reportable transactions," which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by us, the owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.
I. Information Regarding Tax-Qualified Retirement Plans
This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.
The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts, accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan.
The following is only a general discussion about types of Qualified Plans for which the Contracts may be available. We are not the plan administrator for any Qualified Plan. The plan administrator or custodian, whichever is applicable, (but not us) is responsible for all Plan administrative duties including, but not limited to, notification of distribution options, disbursement of Plan benefits, handling any processing and administration of Qualified Plan loans, compliance regulatory requirements and federal and state tax reporting of income/distributions from the Plan to Plan participants and, if applicable, beneficiaries of Plan participants and IRA contributions from Plan participants. Our administrative duties are limited to administration of the Contract and any disbursements of any Contract benefits to the owner, annuitant or beneficiary of the Contract, as applicable. Our tax reporting responsibility is limited to federal and state tax reporting of income/distributions to the applicable payee and IRA contributions from the owner of a Contract, as recorded on our books and records. If you are purchasing a Qualified Contract, you should consult with your Plan administrator and/or a qualified tax adviser. You also should consult with a qualified tax adviser and/or Plan administrator before you withdraw any portion of your Account Value.
The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, or other restrictions and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law. Because of the complexity of these rules, owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.
We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.
1. Individual Retirement Annuities ("IRAs").
In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) may elect to provide for a separate account or annuity contract that accepts after-tax employee contributions and is treated as a "Deemed IRA" under Code Section 408(q), which is generally subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.

a.  Traditional IRAs
Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible to make contributions, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to take required minimum distributions ("RMDs") when the owner reaches their required beginning date (age 70½, 72, 73, or 75 depending on their date of birth) or dies, as described below, may result in imposition of a 25% (after 2022) or 50% (before 2023) additional tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the owner reaches age 59½ or dies is subject to a 10% additional tax on premature distributions, unless an exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.
You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into your Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to your Traditional IRA or another Qualified Plan. In addition, under Code Section 402(c)(11), a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant).
b.  SEP IRAs
Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer contributions, employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
c.  SIMPLE IRAs
The Savings Incentive Match Plan for Employees of Small Employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 25% or 50% additional tax for failure to make a full RMD, and to the 10% additional tax on premature distributions, as described below. In addition, the 10% additional tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.
If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.
d.  Roth IRAs
Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract owner's lifetime. Generally, however, upon the owner's death the amount remaining in a Roth IRA must be distributed in accordance with the rules similar to those of a traditional IRA. Prior to January 1, 2018, the owner of a Traditional IRA or other qualified plan assets could recharacterize a Traditional IRA into a Roth IRA under certain circumstances. Effective January 1, 2018, a Traditional IRA or other qualified plan cannot be recharacterized as a Roth IRA. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. After 2007, distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.
2. Qualified Pension or Profit-Sharing Plan or Section 401(k) Plan
Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.
In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.
3. Deferred Compensation Plans under Section 457 ("Section 457 Plans")
Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code Section 457. For these purposes, a “governmental employer” is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an “Eligible Deferred Compensation Plan” or “Section 457(b) Plan.” Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant’s includible compensation or (2) the applicable dollar amount ($23,000 for 2024). The Plan may provide for additional “catch-up” contributions. In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 701⁄2, (2) the participant has a severance from employment (including death), (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations), or (4) distributions made after 12/31/2025 for qualified long term care distributions as described in Code Section 401(a)(39).
Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. Where the trust requirement does not apply, amounts held under a Section 457 Plan must remain subject to the claims of the employer's general creditors under Code Section 457(b)(6).
4. Taxation of Amounts Received from Qualified Plans
Except under certain circumstances in the case of Roth IRAs, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.
For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Account Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.
In addition, additional taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer or, during 2011, certain distributions from an IRA for charitable purposes). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.
5. Additional Taxes for Qualified Plans
Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal additional taxes not just on premature distributions, but also on excess contributions and failures to take required minimum distributions ("RMDs"). Additional taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The additional taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.
a.  Additional Taxes on Premature Distributions
Code Section 72(t) imposes an additional income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59½. However, this 10% additional tax does not apply to a distribution that is either:
(i)  made to a beneficiary (or to the employee's estate) on or after the employee's death;
(ii)  attributable to the employee's becoming disabled under Code Section 72(m)(7);
(iii)  part of a series of substantially equal periodic payments (not less frequently than annually - "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;
(iv)  (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans);
(v)  (except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);
(vi)  not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year;
(vii)  certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty, or
(viii) for the birth or adoption of a child under Code Section 72(t)(2)(H).
(ix) made an account of an IRS levy on the Qualified Plan under Code Section 72(t)(2)(A)(vii); or
(x) made as a "direct rollover" or other timely rollover to an Eligible Retirement Plan, as described below.
In addition, the 10% additional tax does not apply to a distribution from an IRA that is either:
(xi)  made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;
(xii)  not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7);
(xiii)  for a qualified first-time homebuyer and meets the requirements of Code Section 72(t)(8);
(xiv) made after 12/31/2023 for certain emergency expenses pursuant to Code Section 72(t)(2)(I);
(xv) made after 12/31/2023 for domestic abuse cases pursuant to Code Section 72(t)(2)(K);
(xvi) for a terminally ill individual pursuant to Code Section 72(t)(2)(L);
(xvii) in connection with federally declared disasters pursuant to Code Section 72(t)(2)(M); or
(xviii) made after 12/29/2025 for qualified long term case distributions pursuant to Code Section 72(t)(2)(N).
If the taxpayer avoids this 10% additional tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death, disability or a method change allowed by Rev. Rul. 2002-62), the 10% additional tax will be applied retroactively to all the prior periodic payments (i.e., additional tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59½ and (b) 5 years have elapsed since the first of these periodic payments.
For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% additional tax rate is increased to 25%.
b.  RMDs and 25% to 50% Additional Tax
If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 25% (after 2022) or 50% (before 2023) additional tax on the amount that has not been timely distributed.
An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of:
(i)  the calendar year in which the individual attains:
(a) Age 70-1/2 for tax years through 2019;
(b) Age 72 for tax years 2020 through 2022;
(c) Age 73 for tax years 2023 through 2032;
(d) Age 75 for tax years after 2032; or
(ii)  Except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.
The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over -
(a)  the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or
(b)  over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.
Different rules apply to beneficiaries if an individual died prior to 2020 or in 2020 and subsequent years.
(i)    Individuals who died prior to 2020
(a)    If an individual dies before reaching the Required Beginning Date, the individual’s entire interest generally must be distributed within 5 years after the individual’s death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual’s death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If the individual’s surviving spouse is the sole designated beneficiary, distributions may be delayed until the deceased individual would have attained age 70-1/2.
(b)    If an individual dies after RMDs have begun for such individual, any remainder of the individual’s interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual’s death.
(ii)    Individuals who die in 2020 and subsequent years
(a)    For eligible designated beneficiaries as defined in Code Section 401(a)(9)(E)(ii), the RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual’s death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If the individual’s surviving spouse is the sole designated beneficiary, distributions may be delayed until the deceased individual would have attained age 72.
(b)    For all other designated beneficiaries the individual’s entire interest generally must be distributed by the end of the calendar year containing the tenth anniversary of the individual’s death.
The RMD rules that apply while the Contract owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the owner apply to all Qualified Plans, including Roth IRAs. In addition, if the owner of a Traditional or Roth IRA dies and the owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.
The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.
In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% additional tax for RMDs if such additional RMD amount is not timely distributed.
6. Tax Withholding for Qualified Plans
Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an "eligible rollover distribution" (described below in "Rollover Distributions"). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the "eligible rollover distribution," to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in "Rollover Distributions"). Payees cannot elect out of this mandatory 20% withholding in the case of such an "eligible rollover distribution."
Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens nor resident aliens of the United States.
Regardless of any "election out" (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under-estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.
7. Rollover Distributions
The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan fiduciaries (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.
For instance, generally any amount can be transferred directly from one type of Qualified Plan to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transfer or Plan and certain other conditions to maintain the applicable tax qualification are satisfied. Such a "direct transfer" between the same kinds of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.
By contrast, an amount distributed from one type of Plan into a different type of Plan generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to federal income tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan fiduciary) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan fiduciary by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan or other Qualified Plan in a "60-day rollover" by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a "60-day rollover," the missing amount that is not rolled over remains subject to normal income tax plus any applicable additional tax (e.g., 10% additional tax on early distributions).
Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either:
a.    an RMD amount;
b.    one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or

c.    any distribution made upon hardship of the employee.
Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c) and 457(e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution additional tax applicable to distributions from such a "predecessor" Qualified Plan.
Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to one per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% additional tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).
Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a non-spouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS.
Other rules and exceptions may apply, so please consult with a qualified tax adviser.

Information About Talcott Resolution Life Insurance Company and Financial Statements

Forward-Looking Statements
Certain of the statements contained herein are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” and similar references to future periods.
Forward-looking statements are based on management's current expectations and assumptions regarding future economic, competitive, legislative and other developments and their potential effect upon Talcott Resolution Life Insurance Company and its subsidiaries (collectively, the “Company”). Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from expectations, depending on the evolution of various factors, including the risks and uncertainties identified below, as well as factors described in such forward-looking statements or in the Risk Factors section, in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A"), and those identified from time to time in our other filings with the Securities and Exchange Commission ("SEC").
•Risks Relating to Economic, Political and Global Market Conditions:
◦challenges related to the Company's current operating environment, including global, political, economic and market conditions, and the effect of financial market disruptions, economic downturns or other potentially adverse macroeconomic developments on our products, the returns in our investment portfolios and the hedging costs associated with our annuity block;
◦financial risk related to the continued reinvestment of our investment portfolios and performance of our hedge program for our declining annuity block;
◦market risks associated with our business, including changes in credit spreads, equity prices, interest rates, market volatility and foreign exchange rates;
•Insurance Industry and Product-Related Risks:
◦volatility in our statutory earnings and earnings calculated in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and potential material changes to our results resulting from our risk management program emphasizing protection of economic value;
◦the possibility of a public health crisis, terrorist attack, or other natural or man-made disaster that may increase the Company’s mortality exposure and adversely affect its businesses;
◦the possibility of losses from increased life expectancy trends among policyholders receiving long-term life contingent benefit payments;
◦the possibility that the liability reserves for our payout annuities may be inadequate if there are medical improvements or other technological improvements that change our mortality assumptions;
◦the possibility of policyholders utilizing benefits within their fixed or variable annuity contracts in a manner or to a degree different than Company expectations, particularly during adverse market conditions;
•Financial Strength, Credit and Counterparty Risks:
◦risks to our business, financial position, prospects and results associated with negative rating actions or downgrades in the Company's financial strength and credit ratings or negative rating actions or downgrades relating to our investments;
◦the impact on our statutory capital of various factors, including many that are outside the Company’s control, which can in turn affect our credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of our business and results;
◦losses due to nonperformance or defaults by others, including sourcing partners, derivative counterparties and other third parties;
◦the potential that the allowance for credit losses ("ACL") on reinsurance is inadequate for losses due to our reinsurers' unwillingness or inability to meet their obligations under reinsurance contracts;
◦regulatory limitations on the ability of the Company and certain of its subsidiaries to declare and pay dividends;
•Risks Relating to Estimates, Assumptions and Valuations:
◦risk associated with the use of analytical models in making decisions in key areas such as capital management, hedging and reserving;

◦the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the Company’s fair value estimates for its investments and the evaluation of credit losses on fixed maturities, available-for-sale ("AFS") securities;
◦the potential for an increase in reserve for certain guaranteed benefits in our variable annuities and fixed indexed annuities;
◦the potential for impairment on goodwill balances;
◦the potential for valuation allowances against deferred tax assets;
•Strategic and Operational Risks:
◦the Company’s ability to effectively administer its products without disruption, maintain the availability of its systems and safeguard the security of its data in the event of a public health crisis or other disaster, cyber or other information security incident or other unanticipated event;
◦the potential for difficulties arising from outsourcing and similar third-party relationships;
◦the ability of the Company's assumed reinsurance counterparties to effectively administer its ceded and assumed reinsured products and provide timely and accurate reporting under the reinsurance agreement;
◦the risks, challenges and uncertainties associated with the Company's initiatives and other actions, which may include acquisitions and divestitures;
•Regulatory and Legal Risks:
◦the cost and other potential effects of increased regulatory and legislative developments, including those that could adversely impact the Company’s operating costs and required capital levels;
◦unfavorable judicial or legislative developments;
◦the impact of potential changes in accounting and financial reporting requirements of the liability for future policy benefits, including how we account for our long-duration insurance contracts, including the discounting of life contingent fixed annuities; and
◦the impact of potential legislative changes relating to the taxation of the Company.
Any forward-looking statement made by the Company in this document speaks only as of the date of this report. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

BUSINESS
(Dollar amounts in millions unless otherwise stated)
General
Talcott Resolution Life Insurance Company, together with its consolidated subsidiaries, (collectively, "TL," the "Company," "we" or "our") is a life insurance and annuity company and comprehensive risk solutions-provider in the United States ("U.S."). The Company is a wholly-owned subsidiary of TR Re, Ltd. ("TR Re"), a Bermuda based entity. Talcott Resolution Life, Inc. ("TLI"), a Delaware corporation and Talcott Holdings, L.P. ("THLP") are indirect parents of the Company and the Company has an ultimate parent of Talcott Financial Group, Ltd. ("TFG"). In 2021, the Company was acquired by an affiliate of Sixth Street, a global investment firm. Through that acquisition (“Sixth Street Acquisition”), TFG indirectly obtained 100% control of the Company’s indirect parent and its life and annuity operating subsidiaries, including the Company.
Organization
The Company's vision is to be an innovative thought-leader and solutions-provider for the life insurance industry while honoring the Company's obligations to its contractholders. Upon the Company's acquisition by Sixth Street, the Company's strategy changed to be one of a life insurance aggregator through reinsurance. Since the Sixth Street Acquisition, the Company has participated in multiple assumed reinsurance transactions that have positioned the Company, as part of the Talcott Financial Group, as a leading participant in this area of the life insurance marketplace.
In addition to engaging in assumed insurance from external life insurance companies, the Company also reinsures various insurance reserves to its direct parent, TR Re. In 2021, pursuant to a reorganization approved by the Connecticut Department of Insurance ("CTDOI"), the Company’s indirect parent contributed the Company to TR Re and TR Re subsequently became the Company's direct parent. TR Re was formed on June 28, 2021 and is an approved Class E insurer under the Bermuda Monetary Authority. The Company has engaged in several reinsurance transactions with TR Re since 2021, including reinsuring reserves that existed prior to the Sixth Street Acquisition, as well as retroceding assumed reinsurance from external life insurance companies.
As of December 31, 2023, the Company managed approximately 446 thousand annuity contracts with an account value of approximately $38 billion gross of reinsurance, and private placement life insurance with an account value of approximately $42 billion. Since the Sixth Street Acquisition and as of December 31, 2023, the Company has assumed fixed indexed annuities ("FIA") of approximately $7 billion and variable annuities ("VA") of approximately $6 billion.
The Company’s total assets and total stockholder’s equity were approximately $152 billion and $1.1 billion, respectively, as of December 31, 2023.
Products
The Company’s principal products, either offered directly to customers or via assumed reinsurance, include VA, fixed and payout annuities, FIA and private placement products. The Company ceased new sales in 2012. The Company previously sold fixed annuities and VA, individual life insurance, retirement plans, payout annuity products, private placement life insurance and group life and group and individual disability benefits. In 2013, the Company sold its retirement plans business and substantially all of its individual life business via reinsurance transactions.

The following summarizes the retained account value, by product:

Retained Account Values as of
December 31, 2023
(in billions)
Fixed Indexed Annuity
$7.3
Fixed and Payout Annuity
$7.8
Variable Annuity
$36.6
Private Placement
Life Insurance
$41.7

Variable Annuities
The Company offered and assumes VA contracts with additional contract features including guaranteed minimum death benefits ("GMDB") and guaranteed minimum withdrawal benefits ("GMWB"). GMDB riders on VA provide a death benefit during the accumulation phase that is generally equal to the greater of (a) the contract value at death or (b) premium payments less any prior withdrawals and may include adjustments that increase the benefit, such as for maximum anniversary value ("MAV"). For the Company's products with life-contingent GMWB riders, the withdrawal benefit can exceed the guaranteed remaining balance ("GRB"), which is generally equal to premiums less withdrawals. Payments of the GRB can also be non-life contingent.
The Company reinsures a majority of its directly written GMDB and GMWB business.
Fixed Indexed Annuities
FIA represent annuity contracts issued by another insurance company under which the Company assumes a quota share of the liabilities through reinsurance. These annuity contracts have a cash value that appreciates based on a minimum guaranteed credited rate, or the performance of market indices, such as the S&P 500. FIA generally protect the contract owner against loss of principal and may include living withdrawal benefits or enhanced annuitization benefits. FIAs allow the policyholder to elect a fixed interest rate return or an equity market component for which interest credited is based on the performance of certain equity market indices.
Guaranteed lifetime withdrawal benefits ("GLWB") on FIA contracts allow guaranteed lifetime withdrawals even if account value is otherwise insufficient. Certain FIA contracts contain a second notional account value which provides additional annuitization benefits.
The Company reinsures the majority of its assumed FIA.
Fixed and Payout Annuities
Fixed annuities represent fixed insurance contracts entered into between the Company and an individual policyholder or assumed through reinsurance with other insurers. These products guarantee a minimum rate of interest and fixed amount of periodic payments.
Payout annuities are primarily in the form of structured settlements and terminal funding agreements. Structured settlements are contracts that provide periodic payments to claimants in settlement of a claim, a portion of which is related to the Company's settlement of property and casualty insurance claims from other insurance companies. Terminal funding agreements are single premium group annuities, most typically purchased by companies to fund pension plan liabilities. These also include single premium immediate payouts, deferred and matured contracts.

Private Placement Life Insurance
Private placement life insurance represents variable life insurance policies that have a cash value, which appreciates based on investment performance of funds held and includes individual high net worth and corporate owned life insurance.
Investment Contracts & Other Reserves
Investment contracts include non-life contingent payout annuities, institutional and governmental deposits and fixed annuities. In addition, the Company’s other reserves include policyholder account balances associated with our life insurance businesses, primarily whole life and guaranteed term life insurance contracts.
Reserves
The Company and its insurance subsidiaries establish and carry as liabilities, reserves for their insurance products to estimate the following:
•liabilities for future policy benefits, representing reserve amounts associated with non-participating traditional life insurance contracts and limited payment life-contingent annuity contracts that are calculated to meet the various policy and contract obligations;
•market benefit reserve contracts or contract features that provide protection to the policyholder from other-than-nominal capital market risk and expose the Company to an other-than-nominal capital market risk upon the occurrence of a specific event or circumstance, such as death, annuitization or periodic withdrawals. Market risk benefits are recorded at fair value;
•non-variable account values, representing the reserve amounts equal to a contract's deposits, less withdrawals and adjusted by investment performance net of fees and charges;
•reserves for FIA, including the host contract, which is the non-variable guaranteed minimum contract value and the fair value of an embedded derivative guarantee, representing present value of cash flows attributable to the indexed strategies.
Refer to Note 1 – Basis of Presentation and Significant Accounting Policies of Notes to the Company’s Consolidated Financial Statements and the MD&A – Critical Accounting Estimates for additional information on the Company’s reserving methodologies.
Reinsurance
As part of the Company’s strategy as a life insurance aggregator through reinsurance, the Company cedes insurance to affiliated and unaffiliated insurers to enable the Company to manage capital and risk exposure. Such arrangements do not relieve the Company of its primary liability to policyholders or cedants whom we engage. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company regularly monitors the financial condition and ratings of its reinsurers and structures agreements to provide collateral funds where necessary. Reinsurance accounting is followed for ceded transactions that provide indemnification against loss or liability relating to insurance risk (i.e. risk transfer). If the ceded transactions do not provide risk transfer, the Company accounts for these transactions as financing transactions.
The Company also assumes and reinsures in-force blocks and flow reinsurance. The Company assumes reinsurance from unaffiliated insurers in order to provide additional diversification of earnings and insurance exposures. The Company currently relies on the policy issuing company for administration of certain reinsured business and the Company maintains assets in trusts supporting the assumed reserve for the benefit of the issuing company. Reinsurance accounting is followed for assumed contracts that provide for risk transfer.
Investment Operations
The Company's investment portfolios supporting its direct insurance business are managed by Hartford Investment Management Company (“HIMCO”) for its general investments, as well as Pacific Investment Management Company ("PIMCO") related to the assets supporting certain assumed reserves. Both companies manage the Company's portfolios to maximize economic value, and generate the returns necessary to support the Company’s various product and reinsurance obligations, within internally established objectives, guidelines and risk tolerances. In addition, the Company has an agreement with Sixth Street for investment management services, in order to diversify the Company’s investment management capabilities and to leverage the specialty knowledge of Sixth Street with respect to certain asset classes. The portfolio objectives and guidelines are developed based upon the asset/liability profile, including duration, convexity and other characteristics within specified risk tolerances. The risk tolerances considered include, but are not limited to, asset sector, credit issuer allocation limits and maximum portfolio limits for below investment grade holdings. The Company attempts to minimize adverse impacts to the portfolio and the Company’s results of operations from changes in economic conditions through asset diversification, asset allocation limits, asset/liability duration matching and through the use of derivatives. For further discussion on HIMCO's and PIMCO's investment portfolio management approaches, see the MD&A".
Enterprise Risk Management
The Company has insurance, operational and financial risks. For discussion on how the Company manages these risks, see MD&A - Enterprise Risk Management.
Competition
We compete with other providers of retirement savings and accumulation products. Although the Company is not actively selling new policies, we believe our existing product features and customer service capabilities, and our risk management strategies, provide an attractive value for the retention of existing customers.
Regulations
State Insurance Department Regulation. State insurance laws are intended to supervise and regulate insurers with the goal of protecting policyholders and ensuring the solvency of the insurers. As such, the insurance laws and regulations grant broad authority to state insurance departments (the “Departments”) to oversee and regulate the business of insurance. The Departments monitor the financial stability of an insurer by requiring insurers to maintain certain solvency standards and minimum capital and surplus requirements; invested asset requirements; state deposits of securities; guaranty fund premiums and assessments to cover certain obligations of insolvent insurance companies; restrictions on the size of risks which may be insured under a single policy; and adequate reserves and other necessary provisions for unearned premiums, benefits and losses and other liabilities, both reported and unreported. In addition, the Departments perform periodic market and financial examinations of insurers and require insurers to file annual and other reports on the financial condition of the companies. Policyholder protection is also regulated by the Departments through licensing of insurers, agents and brokers and others; approval of premium rates and policy forms; claims administration requirements; and maintenance of minimum rates for accumulation of surrender values.
Many states also have laws regulating insurance holding company systems. These laws require insurance companies, which are formed and chartered in the state (referred to as “domestic insurers”), to register with the state department of insurance (referred to as their “domestic state or regulator”) and file information concerning the operations of companies within the holding company system that may materially affect the operations, management or financial condition of the insurers within the system. Insurance holding company regulations principally relate to (i) state insurance approval of the acquisition of domestic insurers, (ii) prior review or approval of certain transactions between the domestic insurer and its affiliates, and (iii) regulation of dividends made by the domestic insurer. All transactions within a holding company system affecting domestic insurers must be determined to be fair and equitable.
The National Association of Insurance Commissioners (“NAIC”), the organization that works to promote standardization of best practices and assists state insurance regulatory authorities and insurers, conducted the “Solvency Modernization Initiative” (the “Solvency Initiative”). The effort focused on reviewing the U.S. financial regulatory system and financial regulation affecting insurance companies including: (1) capital requirements; (2) corporate governance and risk management; (3) group supervision; (4) statutory accounting and financial reporting; and (5) reinsurance. As a result of the Solvency Initiative, among other items, the NAIC adopted the Corporate Governance Annual Disclosure Model Act, which was enacted by the Company’s lead domestic state of Connecticut. The model law requires insurers to make an annual confidential filing regarding their corporate governance policies. In addition, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment Model Act (“ORSA”), which also has been adopted by Connecticut. ORSA requires insurers to maintain a risk management framework and conduct an internal risk and solvency assessment of the insurer’s material risks in normal and stressed environments. Many state insurance holding company laws, including those of Connecticut, have also been amended to require insurers to file an annual confidential enterprise risk report with their lead domestic regulator, disclosing material risks within the entire holding company system that could pose an enterprise risk to the insurer.
Federal Securities Regulation. Prior to the Company ceasing new sales in 2012, the Company sold variable life insurance, variable annuity, and some fixed guaranteed products that are “securities” registered with the SEC under the Securities Act of 1933, as amended. Some of these products also have associated separate accounts that are registered with the SEC as investment companies under the Investment Company Act of 1940, as amended. Our SEC-registered products and separate accounts remain subject to the federal securities laws, regulation by the SEC, and regulation by the Financial Industry Regulatory Authority (“FINRA”). Federal securities regulation also affects investment advice, sales, and related activities with respect to these products. The SEC and FINRA may from time to time make inquiries and conduct examinations regarding our compliance with applicable law. We cooperate with such inquiries and examinations and take corrective action when warranted.

Privacy and Cybersecurity Regulation. Federal law and the laws of many states require financial institutions to protect the security and confidentiality of customer information and to notify customers about their policies and practices relating to collection and disclosure of customer information and their policies relating to protecting the security and confidentiality of that information. Federal law and the laws of many states also regulate disclosures and disposal of customer information. Congress, state legislatures, and regulatory authorities have been increasingly adopting additional regulation relating to privacy, cybersecurity, and other aspects of customer information, and more regulation is expected in the coming years. For example, the SEC has recently proposed and/or adopted several new regulations related to cybersecurity and privacy.
Insurance regulatory activity related to privacy, data protection, and cybersecurity also continues to increase. In October 2017, the NAIC adopted the Insurance Data Security Model Law. The model law requires that insurance companies establish a cybersecurity program and includes specific technical safeguards as well as requirements regarding governance, incident planning, data management, system testing, vendor oversight and regulator notification. Several states have either implemented the model law or are anticipated to implement it in the near future, or have otherwise adopted similar laws. The NAIC is also considering a new Consumer Privacy Protection Model Law (to replace the corresponding existing model law) that would include stronger provisions related to consumer rights, consent, and notification as well as third-party service agreements, data retention and deletion policies, and data sharing agreements.
The Company actively monitors regulatory developments in these areas. Failure to comply with federal and state laws and regulations may result in fines, private litigation, reputational damage, the issuance of cease-and-desist orders or suspension, termination or limitation of the activities of our operations and/or employees.
Intellectual Property
The Company relies on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property.
The Company has a trademark portfolio that we consider important in the marketing of our products and services, including, among others, the trademarks of the Talcott name. The duration of trademark registrations may be renewed indefinitely subject to country-specific use and registration requirements. We regard our trademarks as extremely valuable assets in marketing our products and services and vigorously seek to protect them against infringement. In addition, we own a number of patents and patent applications, some of which may be important to our business operations. Patents are of varying duration depending on filing date, and will typically expire at the end of their natural term.
Human Resources Capital
At December 31, 2023, the Company had no direct employees. The Company's operations are managed by employees of its indirect parent, TLI, and the costs of these services are allocated to the Company through an intercompany services and cost allocation agreement on a cost-plus basis.
Available Information
Prospectus and other information filed with the SEC may be viewed at www.sec.gov.

RISK FACTORS
You should carefully consider the following risks, any of which could have a material adverse effect on our business, financial condition, results of operation, or liquidity of the Company. These risks are not exclusive, and additional risks to which we are subject include, but are not limited to, the factors mentioned under "Forward-Looking Statements" above and the risks of our businesses described elsewhere in this document.
The following risk factors have been organized by category for ease of use, however many of the risks may have impacts in more than one category. The occurrence of certain of them may, in turn, cause the emergence or exacerbate the effect of others. Such a combination could materially increase the severity of the impact of these risks on our business, results of operations, financial condition or liquidity.
Macroeconomic Risks
Risks Relating to Economic, Political and Global Market Conditions
Unfavorable economic, political and global market conditions may adversely impact our business and results of operations.
The Company’s investment portfolio and insurance liabilities are sensitive to changes in economic, political and global capital market conditions, such as the effect of a weak economy and changes in credit spreads, equity prices, inflation, and interest rates. Weak economic conditions, such as high unemployment, low labor force participation, lower family income, a weak real estate market, lower business investment and lower consumer spending, may impact the Company's profitability and may affect policyholder behavior in a manner that results in increased full and partial surrender rates or fewer income premiums. In addition, the Company’s investment portfolio includes investment funds for which changes in value are reported in earnings. These investments may be adversely impacted by political turmoil and economic volatility, including real estate market deterioration, which could impact our net investment returns and result in an adverse impact on operating results.
In recent years, the financial markets have experienced periods of significant volatility and negative returns, contributing to an uncertain and evolving economic environment. The performance of the markets in recent years has been impacted by several interrelating factors such as, but not limited to, the COVID-19 pandemic, rising inflation, changes in interest rates, geopolitical turmoil, and actions by governmental authorities. In addition, multiple bank failures in 2023 resulted in periods of market disruption and volatility and reduced confidence in depository institutions. While such bank failures did not significantly impact our business, if banks or other financial institutions with whom we do business were to enter into receivership or become insolvent in the future, there could be an adverse effect on our business and financial condition. It is not possible to predict the future performance of the markets with any certainty. The uncertain and evolving economic environment could increase the risk of loss on our investments.
Below are several key factors impacted by changes in economic, political, and global market conditions and their potential effect on the Company’s business and results of operation:
Credit Spread Risk - Credit spread exposure is reflected in the market prices of fixed income instruments where lower rated securities generally trade at a higher credit spread. If issuer credit spreads increase or widen, the market value of our investment portfolio may decline. If the credit spread widening is significant and occurs over an extended period of time, the Company may recognize credit losses, resulting in decreased earnings. If credit spreads tighten, the Company’s net investment income associated with new purchases of fixed maturities may be reduced. In addition, the value of credit derivatives under which the Company assumes exposure or purchases protection are impacted by changes in credit spreads, with losses occurring when credit spreads widen for assumed exposure or when credit spreads tighten if credit protection has been purchased.
Our statutory surplus is also affected by widening credit spreads as a result of the accounting for the assets and liabilities on our fixed market value adjusted ("MVA") annuities and in certain of our terminal funding contracts. Statutory separate account assets supporting the fixed MVA annuities are recorded at fair value. In determining the statutory reserve for the fixed MVA annuity payments we owe contractholders, we are required to use current crediting rates. In many capital market scenarios, current crediting rates are highly correlated with market rates implicit in the fair value of statutory separate account assets. As a result, the change in the statutory reserve from period to period will likely substantially offset the change in the fair value of the statutory separate account assets. However, in periods of volatile credit markets, actual credit spreads on investment assets may increase sharply for certain sub-sectors of the overall credit market, resulting in statutory separate account asset market value losses. As actual credit spreads are not fully reflected in current crediting rates, the calculation of statutory reserves may not substantially offset the change in fair value of the statutory separate account assets, resulting in reductions in statutory surplus. This may result in the need to devote additional capital to support the fixed MVA product.

Equity Markets Risk - A decline in equity markets may result in lower earnings from our operations where fee income is earned based upon the fair value of the assets under management. A decline in equity markets may also decrease the value of equity securities and investment funds held in the Company’s general account portfolio, thereby negatively impacting our financial condition or reported earnings. In addition, certain of our annuity products have GMDBs or GMWBs. Expected claims related to these guarantees increase when equity markets decline, requiring us to hold more statutory capital. Our hedging assets seek to reduce the statutory surplus impact and net economic sensitivity of our potential guaranteed benefit obligations due to market fluctuations. Because of the accounting asymmetries between our hedging targets and statutory and GAAP accounting principles for our guaranteed benefits, rising equity markets and/or rising interest rates may result in statutory or GAAP losses.
Interest Rate Risk - Global economic conditions may result in the persistence of a low interest rate environment which would continue to pressure our net investment income and could result in lower margins on certain products. Due to the long-term nature of the Company's liabilities, such as structured settlements and guaranteed benefits on VA, low interest rates over an extended period of time would result in lower reinvestment yields, increased hedging costs, reduced spreads on our annuity products and greater capital volatility. On the other hand, a rise in interest rates, in the absence of other countervailing changes, would reduce the market value of our investment portfolio and, if long-term interest rates were to rise dramatically, certain of our products might be exposed to disintermediation risk. Disintermediation risk refers to the risk that our policyholders may surrender their contracts in a rising interest rate environment, requiring us to liquidate assets in an unrealized loss position. In an attempt to curb rising inflation, the Federal Reserve and other central banks raised interest rates multiple times in 2022 and 2023. It is unclear whether and how interest rates will change in future periods. Although we take measures to manage economic risks associated with different interest rate environments, we may not be able to fully mitigate those risks.
Real Estate Risk - A portion of our investment portfolio consists of real estate-related investments. The value of our real estate investments may be negatively impacted by general, regional, and local economic conditions in the real estate sector, such as supply and demand, market volatility, interest rate fluctuations, vacancy rates, and geographic and extreme weather risks, as well as the creditworthiness of obligors.
Insurance Industry and Product Related Risks
We are vulnerable to losses from increased mortality exposure.
Claims arising from increased mortality due to natural and man-made catastrophes associated with public health crises (such as COVID-19), terrorist attacks or other severe events could have a material adverse effect on our results of operations and liquidity, either directly or as a result of their effect on our reinsurers or other counterparties. Additionally, fundamental changes in the life expectancies of our annuitants due to significant medical breakthroughs could result in increased liability reserves for our payout annuities especially with respect to our terminal funding, single premium immediate annuities and structured settlements books of business.
Our program to manage interest rate and equity risk related to our variable annuity guaranteed benefits may be ineffective which could result in statutory and GAAP volatility in our earnings and potentially material charges to net income.
Some of our business, including FIAs and especially variable annuities, offer guaranteed benefits, including GMDBs and GMWBs. These GMDBs and GMWBs expose the Company to interest rate risk and significant equity risk. A decline in equity markets would not only result in lower fee income, but would also increase our exposure to liability for benefit claims. We use reinsurance and benefit designs, such as caps, to mitigate the exposure associated with GMDBs. We also use reinsurance in combination with product management actions, such as rider fee increases, investment restrictions and buyout offers, as well as derivative instruments to attempt to minimize the claim exposure and to reduce the volatility of net income associated with the GMWB liability. We remain liable for the guaranteed benefits in the event that reinsurers or derivative counterparties are unable or unwilling to pay, which could result in a need for additional capital to support in-force business.
From time to time, we may adjust our risk management program based on contracts in force, market conditions, or other factors. While we believe that these actions improve the efficiency of our risk management related to these benefits, changes to the risk management program may result in greater statutory and GAAP earnings volatility and, based upon the types of hedging instruments used, can result in potentially material charges to net income (loss) in periods of rising equity market pricing levels, higher interest rates and declines in volatility. We are also subject to the risk that these management actions prove ineffective or that unanticipated policyholder behavior, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed, which individually or collectively may have a material adverse effect on our business, financial condition, results of operations and liquidity.

Unanticipated policyholder behavior, combined with adverse market events, may have a material adverse effect on our business, financial condition, results of operations and liquidity.
In general, policyholder behavior risk can be thought of as how efficiently policyholders utilize the options embedded within their contracts, especially during adverse market conditions when benefit guarantees are more likely to be more valuable. These options may include but are not limited to lapses, the timing and/or amount of partial withdrawals, utilization of features available through withdrawal benefit riders, and utilization of investment options. Unanticipated policyholder behavior, combined with adverse market events, may have a material adverse effect on our business, financial condition, results of operations and liquidity.
We face competition, which could limit our ability to achieve our growth strategies and could materially and adversely affect our business, financial condition, results of operations and liquidity.
Even though we no longer sell new policies, we operate in highly competitive markets and compete with large and small industry participants. We compete based on a number of factors including financial strength ratings, credit ratings, brand recognition, reputation, quality of service, performance of our products, product features, and pricing. Our ability to compete across these factors depends on effective implementation of our business plan, actions taken by our competitors, the availability of suitable acquisition or block reinsurance opportunities at attractive valuations under acceptable terms, and the overall economic environment. A decline in our competitive position as to one or more of these factors could adversely affect our business. We may experience increased surrenders, fewer incoming premiums, and/or an inability to consummate reinsurance transactions, which may have a material and adverse effect on our growth, business, financial condition, results of operations and liquidity.
Financial Strength, Credit and Counterparty Risks
The amount of statutory capital that we must hold to maintain our financial strength and credit ratings and meet other requirements can vary significantly from time to time and is sensitive to a number of factors outside of our control.
As licensed insurance companies, we are subject to statutory accounting standards and statutory capital and reserve requirements prescribed by insurance regulators and the National Association of Insurance Commissioners (“NAIC”). The minimum capital we must hold is based on risk-based capital (“RBC”) formulas for life companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks.
In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including:
•the amount of statutory income or losses we generate,
•changes to statutory liabilities,
•changes in future cash flows,
•the amount of additional capital we must hold,
•the amount of dividends made to our parent company,
•changes in equity market levels,
•the value and ratings of certain fixed-income securities,
•the value of equity securities in our investment portfolio,
•the value of certain derivative instruments,
•changes in interest rates,
•changes to federal tax laws,
•admissibility of deferred tax assets, and
•changes to the NAIC RBC formulas.

Most of these factors are outside of the Company's control. The Company's financial strength and credit ratings are significantly influenced by our statutory surplus amounts and RBC ratios. In addition, rating agencies may implement changes to their internal models that have the effect of increasing the amount of statutory capital we must hold in order to maintain our current ratings. Also, in extreme scenarios of equity market declines and other capital market volatility, the amount of additional statutory reserves that we are required to hold for our variable annuity guarantees increases at a greater than linear rate. This reduces the statutory surplus used in calculating our RBC ratios. When equity markets increase, surplus levels and RBC ratios would generally be expected to increase. However, as a result of a number of factors and market conditions, including the level of hedging costs and other risk transfer activities, statutory reserve requirements for death and withdrawal benefit guarantees and increases in RBC requirements, surplus and RBC ratios may not increase when equity markets increase.
Although the Company has recently begun operating as a run-off aggregator through reinsurance, the Company continues to be rated as a run-off operation. If our statutory capital resources are insufficient to maintain a particular rating and if we did not raise additional capital, either at our discretion or because we were unable to do so, our financial strength and credit ratings might be downgraded by one or more rating agencies. Downgrades below certain thresholds could trigger counterparty rights to require us to assign certain of our products to other carriers or to terminate reinsurance treaties. Downgrades in the Company's RBC ratio or downgrades in our financial strength or credit ratings below certain contractual thresholds could also result in additional collateral requirements on certain of our derivative instruments and counterparty rights to terminate derivative relationships, both of which could limit our ability to purchase additional derivative instruments. The occurrence of certain of these downgrade events could have an adverse material impact on the Company's results of operations, financial condition or liquidity.
Losses due to nonperformance or defaults by counterparties can have a material adverse effect on the value of our investments, reducing our profitability or sources of liquidity.
We have credit risk with counterparties on investments, derivatives, and premiums receivable. Among others, our counterparties include issuers of fixed maturity and equity securities we hold, borrowers of mortgage loans we hold, customers, trading counterparties, counterparties under swaps and other derivative contracts, reinsurers, clearing agents, exchanges, clearing houses and other financial intermediaries and guarantors. These counterparties may default on their obligations to us due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, government intervention or other reasons. In addition, for exchange-traded derivatives, such as futures, options and "cleared" over-the-counter derivatives, the Company is generally exposed to the credit risk of the relevant central counterparty clearing house. Defaults by these counterparties on their obligations to us could have a material adverse effect on the value of our investments, business, financial condition, results of operations and liquidity. Additionally, if the underlying assets supporting the structured securities we invest in default on their payment obligations, our securities will incur losses.
Nonperformance or defaults by reinsurance counterparties can have a material adverse effect on our financial condition.
As an insurer, we frequently use reinsurance to reduce the effect of losses from businesses that can cause unfavorable results of operations. Under these reinsurance arrangements, other insurers assume a portion of our losses and related expenses; however, we remain liable as the direct insurer on all risks reinsured. Consequently, ceded reinsurance arrangements do not eliminate our obligation to pay claims, and we are subject to our reinsurers' credit risk with respect to our ability to recover amounts due from them. The inability or unwillingness of any reinsurer to meet its financial obligations to us, including the impact of any insolvency or rehabilitation proceedings involving a reinsurer that could affect the Company's access to collateral held in trust, could have a material adverse effect on our financial condition, results of operations and liquidity. This risk may be magnified by a concentration of reinsurance-related credit risk resulting from the sale of the Company’s Individual Life and Retirement Products businesses and the Commonwealth annuity reinsurance agreement. Further details of such concentration can be found in MD&A - Enterprise Risk Management - Reinsurance Risk.
Further, due to the inherent uncertainties as to collection and the length of time before reinsurance recoverables will be due, it is possible that future adjustments to the Company’s reinsurance recoverables, net of ACL could be required which could have a material adverse effect on the Company’s consolidated results of operations or cash flows in a particular quarterly or annual period.
Our credit agreements may restrict our current and future operations and impede our ability to respond to changes or to take certain actions.
We have entered into certain credit agreements that impose various operating and financial restrictions, including restrictive covenants and limitations. As a result of these restrictions, covenants and limitations, we may be limited in how we conduct our business operations. The terms of any future credit agreements we may enter into may contain additional restrictive covenants. Our failure to comply with the restrictive covenants in existing or future debt instruments could result in an event of default, which, if not cured or waived, could result in our being required to repay outstanding indebtedness before the due date. If we are forced to refinance indebtedness on less favorable terms or are unable to refinance at all, our results of operations and financial condition could be materially adversely affected.

Our ability to declare and pay dividends is subject to limitations.
Connecticut state laws limit the payment of dividends and require notice to and approval by the state insurance commissioner for the declaration of payment of dividends above certain levels.
Dividends paid from our operations and that of our insurance subsidiaries are further dependent on each insurer's cash requirements. In addition, in the event of our liquidation or reorganization or that of a subsidiary, prior creditor claims may take precedence over our parent's right to a dividend or distribution except to the extent that our parent may be a creditor of ours or of one of our subsidiaries.
Risks Relating to Estimates, Assumptions and Valuations
Actual results could materially differ from the analytical models we use to assist our decision making in key areas such as capital management, hedging and reserving.
We use models to help make decisions related to, among other things, capital management, reserving, investments, hedging, reinsurance and pricing of strategic acquisitions. Both proprietary and third-party models we use incorporate numerous assumptions and forecasts about the future level and variability of interest rates, capital requirements, currency exchange rates, policyholder behavior, mortality/longevity, equity markets and inflation, among others. The models are subject to the inherent limitations of any statistical analysis as the historical internal and industry data and assumptions used in the models may not be indicative of what will happen in the future. Consequently, actual results may differ materially from our modeled results. The profitability and financial condition of the Company substantially depends on the extent to which our actual experience is consistent with assumptions we use in our models and ultimate model outputs. If, based upon these models or other factors, our estimates of capital adequacy or the risks we are exposed to prove to be materially inaccurate, our business, financial condition, results of operations or liquidity may be adversely affected.
The valuation of our securities and investments and the determination of allowances and impairments are highly subjective and based on methodologies, estimations and assumptions that are subject to differing interpretations and market conditions.
Estimated fair values of the Company’s investments are based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. During periods of market disruption, it may be difficult to value certain of our securities if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the financial environment. In addition, there may be certain securities whose fair value is based on one or more unobservable inputs, even during normal market conditions. As a result, the determination of the fair values of these securities may include inputs and assumptions that require more estimation and management judgment and the use of complex valuation methodologies. These fair values may differ materially from the value at which the investments may be ultimately sold. Further, rapidly changing or unprecedented credit and equity market conditions could materially impact the valuation of securities and the period-to-period changes in value could vary significantly. Decreases in value could have a material adverse effect on our business, results of operations, financial condition and liquidity.
Similarly, management’s decision on whether to record a credit loss is subject to significant judgments and assumptions regarding changes in general economic conditions, the issuer's financial condition or future recovery prospects, estimated future cash flows, the effects of changes in interest rates or credit spreads, the expected recovery period and the accuracy of third party information used in internal assessments. As a result, management’s evaluations and assessments are highly judgmental and its projections of future cash flows over the life of certain securities may ultimately prove incorrect as facts and circumstances change.
If the Company is required to write down goodwill, the Company’s financial condition and results would be negatively affected.
Goodwill is an intangible asset that amounts to the excess of the purchase price of an acquired business over the fair value of the identifiable net assets, including other intangibles. We perform testing on goodwill for impairment at least annually, based on the fair value of the business compared to its carrying value. The fair value of the business could decrease if, among other events or circumstances, business conditions, profitability or other drivers of performance are different than our expectations. We may need to perform impairment tests more frequently if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. If it is determined that the goodwill has been impaired, the Company must write down the asset by the amount of the impairment, which could have a material adverse effect on our results of operations and financial condition.
If our businesses do not perform well, we may not be able to realize our deferred tax asset and therefore may be required to establish a valuation allowance against the deferred income tax asset.
Our income tax expense may include deferred income taxes arising from temporary differences between the financial reporting and tax bases of assets and liabilities and carry-forwards for foreign tax credits, investment related losses, and net operating losses. Deferred tax assets are assessed quarterly by management to determine if it is more likely than not that the deferred income tax assets will be realized. Factors in management's determination include the performance of the business, including the ability to generate, from a variety of sources and tax planning strategies, sufficient future taxable income and investment related gains before net operating loss and capital loss carry-forwards expire. If based on available information, it is more likely than not that we will be unable to recognize a full tax benefit on deferred tax assets, then a valuation allowance will be established with a corresponding charge to net income (loss). Charges to increase our valuation allowance could have a material adverse effect on our results of operations and financial condition.
Strategic and Operational Risks
Our businesses may suffer and we may incur substantial costs if we are unable to effectively conduct our business operations, access our systems and safeguard the security of our data in the event of a disaster, cyber breaches or other information security incident.
We use technology to process, store, retrieve, evaluate and utilize customer and company data and information. Our information technology and telecommunications systems, in turn, interface with and rely upon third-party systems. We and our third party vendors must be able to access our systems to process premium payments, make changes to existing policies, file and pay claims and administer life and annuity products, provide customer support, manage our investment portfolios and hedge programs, report on financial results and perform other necessary business functions.
Systems failures or outages could compromise our ability to perform these business functions in a timely manner, which could harm our ability to conduct business and hurt our relationships with our business partners and customers. In the event of a disaster such as a natural catastrophe, a public health crisis (such as COVID-19), an industrial accident, a cyber-attack, a blackout, a terrorist attack (including conventional, nuclear, biological, chemical or radiological) or war, systems upon which we rely may be inaccessible to our employees, customers or business partners for an extended period of time. In addition, such events may cause a significant number of our employees, or employees of our service providers, to be unable or unwilling to report to work, which may disrupt our product administration and core business functions. Even if our employees and business partners are able to report to work, they may be unable to perform their duties for an extended period of time if our data or systems used to conduct our business are disabled or destroyed.
Our systems have been, and will likely continue to be, subject to viruses or other malicious code, unauthorized access, cyber-attacks or other computer related penetrations. The frequency and sophistication of such threats continue to increase as well. Our administrative and technical controls as well as other preventive actions may be insufficient to prevent physical and electronic break-ins, denial of service, cyber-attacks or other security breaches to our systems or those of third parties with whom we do business. Such an event could compromise our confidential information as well as that of our clients and third parties, impede or interrupt our business operations and result in other negative consequences, including remediation costs, loss of revenue, additional regulatory scrutiny and litigation and reputational damage. In addition, we routinely transmit to third parties personal, confidential and proprietary information, which may be related to employees and customers, by email and other electronic means, along with receiving and storing such information on our systems. Although we attempt to protect privileged and confidential information, we may be unable to secure the information in all events, especially with clients, vendors, service providers, counterparties and other third parties who may not have appropriate controls to protect confidential information.
Our businesses must comply with regulations to control the privacy of customer, employee and third-party data, and state and federal regulations regarding data privacy are becoming increasingly more complex. A misuse or mishandling of confidential or proprietary information could result in legal liability, regulatory action and reputational harm. We could also suffer harm to our business and reputation if attempted cyber-attacks are publicized. The regulatory trend toward broad consumer and general public notification of such incidents could exacerbate the harm.
Third parties, including third party administrators, are also subject to cyber-breaches of confidential information, along with the other risks outlined above, any one of which may result in our incurring substantial costs and other negative consequences, including a material adverse effect on our business, reputation, financial condition, results of operations and liquidity. While we maintain cyber liability insurance that provides both third party liability and first party insurance coverages, our insurance may not be sufficient to protect against all losses.
Performance problems due to outsourcing and other third-party relationships may compromise our ability to conduct business.
We outsource certain business and administrative functions and rely on third-party vendors to perform certain functions or provide certain services on our behalf and have a significant number of information technology and business processes outsourced with a single vendor. If we are unable to reach agreement in the negotiation of contracts or renewals with certain third-party providers, or if such third-party providers experience disruptions or do not perform as anticipated, we may be unable to meet our obligations to customers and claimants, and incur higher costs which may have a material adverse effect on our business and results of operations. The Company could fail to meet legal, regulatory, financial or customer obligations in the event that our third-party vendors fail to deliver contracted services, or that the Company may be exposed to reputational damage due to actions or inactions of our third-party vendors. We monitor the performance of our third-party vendors, but there is no guarantee that our monitoring activities will always prevent or detect failures by our vendors.
The Company may pursue one or more transactions or take other actions, which may include pursuing strategic acquisitions or divestitures or other strategic initiatives, any of which could subject the Company to a number of challenges, uncertainties and risks or negatively impact the Company’s business, financial condition, results of operations or liquidity.
We may pursue one or more transactions or take other actions, which may include pursuing strategic acquisitions or divestitures or other strategic transactions. Because these transactions involve a number of challenges, uncertainties and risks, we may not be able to consummate any such transaction or, if concluded, achieve some or all of the benefits that we expected to derive from it. Pursuit of these initiatives may also, among other things, result in a loss of employees or clients, negatively affect policyholder behavior or result in potentially adverse capital, ratings or tax consequences. In addition, the completion of an acquisition may require use of our capital and may involve difficulty integrating acquired businesses into our existing operations. Moreover, completion of an acquisition, divestiture or other strategic initiative may require regulatory approvals or other third-party approvals, and such approvals may not be able to be obtained or may involve significant additional cost, time, regulatory capital commitments and other regulatory conditions and obligations. There can be no assurances that we will manage acquisitions and dispositions or other strategic initiatives successfully, that strategic opportunities will be available to us on acceptable terms or at all, or that we will be able to consummate desired transactions. As a result of any of the foregoing, our business, financial condition, results of operations and liquidity could be negatively impacted.
Regulatory and Legal Risks
Regulatory and legislative developments could have a material adverse impact on our business, financial condition, results of operations and liquidity.
In the U.S., state and federal regulatory initiatives and legislative developments may significantly affect our operations in ways that we cannot predict.
The Company and its insurance subsidiaries are regulated by the insurance departments of the states in which we are domiciled, licensed or authorized to conduct business. As a result, we are subject to extensive laws and regulations that are complex, subject to change and often conflicting in their approach or intended outcomes. Compliance with these laws and regulations can increase costs. State regulations generally seek to protect the interests of policyholders rather than an insurer or the insurer’s shareholders and other investors. U.S. state laws grant insurance regulatory authorities broad administrative powers with respect to, among other things, licensing and authorizing lines of business, approving policy forms and premium rates, setting statutory capital and reserve requirements and limiting the types and amounts of certain investments. State insurance departments also set constraints on domestic insurer transactions with affiliates and dividends and, in many cases, must approve affiliate transactions and extraordinary dividends as well as strategic transactions such as acquisitions and divestitures.
In addition, future regulatory initiatives could be adopted at the federal or state level that could impact the profitability of our businesses. For example, the NAIC and state insurance regulators are continually reexamining existing laws and regulations, specifically focusing on modifications to statutory accounting principles, interpretations of existing laws and the development of new laws and regulations. The NAIC continues to enhance the U.S. system of insurance solvency regulation, with a particular focus on group supervision, risk-based capital, accounting and financial reporting, enterprise risk management and reinsurance. Multiple regulatory bodies are involved in revising current requirements and any proposed or future legislation or NAIC initiatives, if adopted, may be more restrictive on our ability to conduct business than current regulatory requirements or may result in higher costs or increased statutory capital and reserve requirements.
Modifications of the Dodd-Frank Act and related regulations could have unanticipated consequences for the Company and its subsidiaries, including the amount of collateral we may be required to pledge with respect to derivative transactions. This could increase our costs and could adversely affect the liquidity of our investments and the composition of our investment portfolio. It is unclear whether and to what extent such changes might impact us or our business, financial conditions, results of operations and liquidity.
Legislative activity aimed at protecting consumer privacy and augmenting cybersecurity protections continues to increase. In addition to the NAIC proposed Consumer Privacy Protection Model Law, there are three Federal proposals amending the Gramm-Leach-Bliley Act. These proposals would all require changes to the Company's current consumer privacy protections with varying degrees of complexity.
Cybersecurity legislation continues to be a growing area of priority. For example, in November 2023 the New York’s Department of Financial Services adopted amendments to their Cybersecurity Regulation that move beyond administrative and technical safeguards and are focused on cybersecurity governance and risk management. The amendments require certain technologies, increased board involvement and an annual certificate of compliance. In addition, the SEC has issued a rule requiring registered investment companies, including the Company’s registered separate accounts, to adopt and implement comprehensive cybersecurity policies and procedures and disclose significant cybersecurity incidents in the prospectuses for variable annuities and variable life insurance policies.
Compliance with the ever-increasing number of privacy and cybersecurity regulations involves a significant number of resources and can be costly to implement. Further, a particular regulator or enforcement authority may interpret a legal, accounting or reserving issue differently than we have, exposing us to different or additional regulatory risks. The application of these regulations and guidelines by insurers involves interpretations and judgments that may be challenged by state insurance departments. The result of those potential challenges could require us to increase levels of statutory capital and reserves or incur higher operating and/or tax costs.
The evolving landscape of environmental, social and governance standards could adversely affect our reputation or business results and could lead to litigation or regulatory proceedings that harm our financial condition.
Customers, regulators, and other market participants may evaluate our business or other practices according to a variety of environmental, social and governance ("ESG") standards, expectations, or metrics, all of which may evolve, may be subjective or underdeveloped in nature, and may reflect contrasting or conflicting values. Standard-setting organizations and regulators including, but not limited to, the NAIC, SEC, and state insurance regulators, have proposed or adopted, or may propose or adopt, ESG rules or standards applicable to us. For example, the NAIC has generally modified the Insurer Climate Risk Disclosure survey to align with aspects of the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures (“TCFD”) framework, a recognized framework of recommendations that were developed to enhance climate-related disclosures. The SEC has also adopted new disclosure rules that generally require a wide range of registered companies to provide extensive disclosures and financial information on climate-related risk in their registration statements and periodic reports filed with the SEC. In October 2023, the Governor of California signed two bills into law that will require significant climate-related disclosures (in some cases beyond the disclosures required by the SEC’s new rules) by large entities doing business in that state. In addition, certain organizations that provide information to investors have developed ratings for evaluating companies on their approach to different ESG matters. Due to the sometimes conflicting, uncertain, and subjective ESG regulatory and market environment, we may be seen as acting inconsistently with ESG standards or values from the perspective of certain customers, regulators, or other constituents. As a result, we may face adverse regulatory, customer, media, or public scrutiny related to ESG that potentially could have a negative impact on our business or reputation or lead to legal challenges.
Advancements in Artificial Intelligence, Machine Learning, and Large Language Models pose risks and challenges.
State regulators and the NAIC are evaluating existing regulatory frameworks for insurance industry wide use of artificial intelligence, machine learning, and large language models (“AI”). Regulators are concerned about the privacy and protection of individual consumer data and about bias and discrimination resulting from the use of AI in algorithms and predictive models that are used by insurance companies, either directly or indirectly through third party service providers. Our ability to adopt new technologies may be inhibited by the emergence of industry-wide standards, a changing legislative and regulatory environment, an inability to develop appropriate governance and controls, a lack of internal product and engineering expertise, resistance to change from consumers, or lack of appropriate change management processes or the complexity of our systems. In addition, our adoption of new technologies and our introduction of new products and services may expose us to new or enhanced risks, particularly in areas where we have less experience or our existing governance and control systems may be insufficient, which could require us to make substantial expenditures or subject us to legal liability, heightened regulatory scrutiny and brand or reputational harm.
Our potential uses of AI or the use of AI by our third party service providers may be subject to various risks including flaws or limitations in the large language models or training datasets that may result in biased or inaccurate results, ethical considerations, and the ability to safely deploy and implement governance and controls for such systems. Laws and regulations related to AI are evolving, and there is uncertainty as to potential adoption of new laws and regulations and the application of existing laws and regulations to use of artificial intelligence, which may restrict or impose burdensome and costly requirements on the use of AI. In addition, there has been considerable patent and other intellectual property development activity in the AI industry, which has resulted in litigation based on allegations of infringement or other violations of intellectual property rights. We may receive claims from third parties, including our competitors, alleging that our use of AI technology infringes on or violates such third party's intellectual property rights. Adverse consequences of these risks related to AI could undermine the decisions, predictions or analysis such technologies produce and subject us to competitive harm, legal liability, heightened regulatory scrutiny and brand or reputational harm.
Unfavorable judicial or legislative developments in claim litigation could adversely affect our results of operations or financial condition.
The Company is involved in litigation arising in the ordinary course of business related to products previously sold and, at times, is also involved in legal actions outside of the ordinary course, some of which assert claims for substantial amounts. Significant changes in the legal environment could cause our ultimate liabilities to change from our current expectations. Such changes could be judicial in nature, like trends in the size of jury awards and developments in the law relating to contractual rights and obligations of insurers. Legislative developments, like changes in federal or state laws relating to the rights and obligations or insurers, could have a similar effect. It is impossible to forecast such changes reliably, much less to predict how they might affect our loss reserves. Thus, significant judicial or legislative developments could adversely affect the Company’s business, financial condition, results of operations and liquidity.
Changes in accounting principles and financial reporting requirements could adversely affect our results of operations or financial condition.
As an SEC filer, we are currently required to prepare our financial statements in accordance with U.S. GAAP, as promulgated by the Financial Accounting Standards Board ("FASB"). Accordingly, we are required to adopt new guidance or interpretations which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 1 of the Consolidated Financial Statements.
Material weaknesses in the Company’s internal controls over financial reporting may increase the risk of financial statement errors.
As previously disclosed, management determined that there was a material weakness in the Company’s controls over the financial accounting and reporting for intercompany reinsurance, which was identified in connection with the restatement of the Company’s audited financial statements for the fiscal year ended December 31, 2022.The restatement corrected an error related to the accounting associated with affiliated reinsurance agreements entered into between the Company and its parent TR Re, Ltd., in which certain of the Company’s liabilities were reinsured to TR Re. During 2023, in the course of management’s continued assessment of internal controls, management has also determined there to be a material weakness in the implementation of control activities designed to reduce risks associated with changes to the Company’s control environment, stemming from significant changes in our business, regulatory requirements, or operations. The Company has taken steps to remediate these matters, including to enhance its processes and procedures related to the appropriate accounting for intercompany reinsurance, and to improve its overall control activities aimed at reducing risks associated with changes to its control environment. The Company believes these changes will remediate the material weaknesses but if the Company's enhancements in internal controls fail to remediate the material weaknesses, or if the Company experiences additional internal control weaknesses, there could be a greater risk that current or future financial statements may not be accurate.
Changes in tax legislation or policies may have a material impact on our financial position.
The Company and its subsidiaries are currently subject to tax in the United States. The Inflation Reduction Act was signed into law in August 2022, and included, among other provisions, a 15% minimum tax (“CAMT”) on the on the adjusted financial statement income ("AFSI") of certain large corporations. The CAMT is effective for taxable years beginning after December 31, 2022 and generally applies to taxpayers with average annual financial statement income exceeding $1 billion over a three-year period. The impact of the new law was not material to the Company for the year ended December 31, 2023, though it is possible that the CAMT may have a material impact on our financial position in future years.
U.S. federal tax law generally permits tax deferral on the inside build-up of investment value of certain retirement savings, annuities and life insurance products until there is a contract distribution and, in general, excludes from taxation the death benefit paid under a life insurance contract. Congress from time to time may enact changes to the tax law that could make our products less attractive to our consumers, including legislation that would modify the tax favored treatment of retirement savings, life insurance and annuities products. For example, there is a risk that Congress could modify or remove the tax favored treatment for private placement variable annuity and/or life insurance contracts sold to high net worth individuals.
The products we sold have different tax characteristics and, in some cases, generate tax deductions and credits for the Company. Changes in either the U.S. or foreign tax laws may negatively impact the deductions and credits available to the Company, including the ability of the Company to claim foreign tax credits with respect to taxes withheld on our investments supporting separate account products. These changes would increase the Company’s actual tax expense and reduce its net income.
The profitability of certain products is significantly dependent on these characteristics and our ability to continue to generate taxable income, which is taken into consideration when pricing products and is a component of our capital management strategies. Accordingly, changes in tax law, our ability to generate taxable income, or other factors impacting the availability or value of the tax characteristics generated by our products, could impact product pricing, increase our tax expense or require us to implement other actions that could be disruptive to our businesses.
Additionally, the Organization for Economic Co-operation and Development (“OECD”) has published model rules which provide guidance on the implementation of a 15% global minimum tax (“GMT”). In July of 2023 the United Kingdom enacted legislation which would be effective in 2024. The Company has certain affiliates which are tax residents in the United Kingdom. The impact of GMT and the potential future actions by governments, including the U.S., in response are uncertain and may negatively impact the Company’s financial position.

PROPERTIES
The Company's principal executive offices are located in Hartford, Connecticut. The Company believes its properties and facilities are suitable and adequate for current operations.
LEGAL PROCEEDINGS
Litigation
The Company is involved in claims litigation arising in the ordinary course of business with respect to group and individual life insurance products and annuity contracts. The Company accounts for such activity through the establishment of reserves for future policy benefits. Management expects that the ultimate liability, if any, with respect to such ordinary-course claims litigation, after consideration of provisions made for potential losses and costs of defense, will not be material to the consolidated financial condition, results of operations or cash flows of the Company.
The Company is, from time to time, also involved in other kinds of legal actions, some of which assert claims for substantial amounts. Such actions have alleged, for example, bad faith in the handling of insurance claims and improper sales practices in connection with the sale of insurance and investment products. Some of these actions also seek punitive damages. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses, will not be material to the consolidated financial condition of the Company. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s consolidated financial condition, results of operations or cash flows in particular quarterly or annual periods.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
(Dollar amounts in millions, unless otherwise stated)
The MD&A addresses the financial condition of Talcott Resolution Life Insurance Company and its subsidiaries ("TL" or the "Company") as of December 31, 2023 and 2022 (Successor Company), along with the period ended July 1, 2021 through December 31, 2021 (Successor Company) and the six months ended June 30, 2021 (Predecessor Company). This discussion should be read in conjunction with the consolidated financial statements and related notes to the consolidated financial statements which appear elsewhere in this document.
On January 1, 2023, the Company adopted Financial Accounting Standards Board Accounting Standards Update 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts. We applied the retrospective method as of July 1, 2021, the date that the Company was acquired. For more information, see Note 2 - Adoption of Long-Duration Targeted Improvements of Notes to Consolidated Financial Statements.

CONSOLIDATED RESULTS OF OPERATIONS
Operating Summary

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
(In millions)	2023	2022
Revenues
Policy charges and fee income	$646	$509	$434	$438
Premiums	88	99	26	24
Net investment income	590	778	498	534
Investment and derivative related losses, net	(929)	(76)	(50)	(242)
Total revenues	395	1,310	908	754
Benefits, Losses and Expenses
Benefits and losses	307	521	161	349
Change in market risk benefits	(305)	(295)	2	—
Amortization of value of business acquired and deferred acquisition costs	55	61	24	(43)
Insurance operating costs and other expenses	334	301	212	232
Total benefits, losses and expenses	391	588	399	538
Income before income taxes	4	722	509	216
Income tax expense (benefit) [1]	(39)	107	88	30
Net income	$43	$615	$421	$186
[1]    The effective tax rate differs from the U.S. Federal statutory rate of 21% primarily due to the separate account dividends received deduction. For a reconciliation of the income tax provision at the U.S. Federal statutory rate to the provision for income taxes, see Note 14 - Income Taxes of Notes to Consolidated Financial Statements.
The year ended December 31, 2023 compared to the year ended December 31, 2022 (Successor Company)
The decrease in net income of $572 was due to higher investment and derivative related losses, net of $853 and lower net investment income of $188, partially offset by higher policy charges and fee income of $137 and lower benefits and losses of $214. Other changes amounted to an increase of $118.
The increase in policy charges and fee income was primarily driven by additional policy charges and fee income of $181 related to the Guardian reinsurance assumption due to the timing of the transaction, partially offset by lower policy charges and fee income associated with affiliate reinsurance of $29. Other changes amounted to a decrease of $15.
Net investment income decreased primarily to higher host accretion associated with modified coinsurance embedded derivatives of $235, partially offset by an increase in net investment income due to fixed maturities, policy loans and mortgage loans of $89. Other decreases amounted to $42.
Investment and derivative related losses, net increased primarily due to a decrease in the value of freestanding derivatives of $896 (mainly, the VA hedge program). Other net increases amounted to $43.
Benefits and losses were primarily driven by lower changes in the reserve for life contingent payout annuities, variable annuity blocks of business and COLI, partially offset by higher interest credited..
Insurance operating costs and other expenses increased due to operating costs associated with the reinsured blocks from Guardian of $19 and administration fees associated with the reinsured blocks from Allianz of $8. Other net increases amounted to $6.
The period of July 1, 2021 to December 31, 2021 (Successor Company)
Policy charges and fee income was primarily driven by fees from the VA block of business and COLI.
Total net investment income was primarily driven by strong investment funds, as well as fixed maturities income.
Investment and derivative related losses, net were primarily driven by macro hedge program losses.

Benefits and losses were primarily driven by changes in the reserve for life contingent payout annuities, VA blocks of business, COLI and interest credited.
Insurance operating costs and other expenses were primarily driven by operating costs. In addition, there were transaction costs related to the Sixth Street and Allianz transactions.
The six months ended June 30, 2021 (Predecessor Company)
Fee Income was primarily driven by fees from the VA block of business and COLI.
Total net investment income was primarily driven by fixed maturities and strong investment funds.
Investment and derivative related losses, net were primarily driven by macro hedge program losses partially offset by investment related gains on sales.
Benefits and losses were primarily driven by operating costs.

INVESTMENT RESULTS

Composition of Invested Assets
	Successor Company
	December 31, 2023		December 31, 2022
	Amount	Percent	Amount	Percent
Fixed maturities, at fair value	$15,106	70.3%	$15,714	69.0%
Equity securities, at fair value	182	0.8%	179	0.8%
Mortgage loans, net of allowance for credit losses	2,019	9.4%	2,520	11.1%
Policy loans, at outstanding balance	1,528	7.1%	1,495	6.6%
Investment funds	1,428	6.7%	1,300	5.7%
Other investments [1]	35	0.2%	95	0.3%
Short-term investments, at fair value	1,181	5.5%	1,489	6.5%
Total investments	$21,479	100.0%	$22,792	100.0%
[1]    Primarily includes derivative instruments and as of December 31, 2022 (Successor Company) includes real estate acquired in satisfaction of debt.
Total investments decreased since December 31, 2022 (Successor Company) primarily due to sales of mortgage loans, short-term investments and available for sale securities, partially offsetting this were increases from investments due to lower interest rates during the period and additional affiliate loans issued by the Company, which increase short-term investments.

Net Investment Income
	Successor Company						Predecessor Company
	For the Years Ended December 31,				For the Period of July 1, 2021 to December 31, 2021		For the Six Months Ended June 30, 2021
	2023		2022
(Before-tax)	Amount	Yield [1]	Amount	Yield [1]	Amount	Yield [1]	Amount	Yield [1]
Fixed maturities [2]	$695	3.8%	$620	3.2%	$174	2.5%	$243	3.6%
Equity securities	11	5.3%	10	5.1%	10	14.8%	2	5.3%
Mortgage loans	80	3.5%	74	3.1%	32	2.9%	45	4.2%
Policy loans	90	5.9%	82	3.9%	36	4.9%	40	5.4%
Investment funds	116	10.6%	168	15.6%	259	50.9%	216	45.7%
Other [3]	(381)		(146)		1		1
Investment expense	(21)		(30)		(14)		(13)
Total net investment income	$590	2.5%	$778	3.6%	$498	5.3%	$534	5.9%
Total net investment income, excluding investment funds	$474	3.8%	$610	3.1%	$239	2.7%	$318	3.7%
[1]    Yields calculated using annualized net investment income divided by the monthly average value of invested assets, as applicable, excluding repurchase agreement and securities lending collateral, if any, and derivatives book value. The yield calculation for the year ended December 31, 2023 (Successor Company) excludes the impact of the host accretion recorded within other net investment income. The yield calculation for the period of July 1, 2021 to December 31, 2021 (Successor Company) excludes assets acquired from the Allianz reinsurance agreement entered into on December 30, 2021.
[2]    Includes net investment income on short-term investments and for periods prior to 2023, excludes certain amounts related to fixed maturities where the FVO was elected.
[3]    Includes the accretion using a risk-free rate on the book value of investment portfolios of modified coinsurance arrangements.

The year ended December 31, 2023 (Successor Company) compared to the year ended December 31, 2022 (Successor Company)
Total net investment income for the years ended December 31, 2023 and 2022 (Successor Company) was $590 and $778, respectively. Total net investment income decreased in 2023 primarily due to higher host accretion associated with modified coinsurance embedded derivatives, partially offset by higher fixed maturities income due to reinvesting in higher yielding investments during the year.
The annualized net investment income yield, excluding investment funds, increased in 2023 to 3.8% compared to 3.1% in 2022. The increase was primarily driven by higher yield on fixed maturities.
The new money yield, excluding certain U.S. Treasury securities and cash equivalent securities, was 4.1% for the year ended December 31, 2023, which was above the average yield of sales and maturities of 2.5% for the same period.
The period of July 1 to December 31, 2021 (Successor Company)
Total net investment income for the period of July 1, 2021 to December 31, 2021 was $498. Total net investment income was primarily impacted by greater income from investment funds primarily driven by higher valuations and cash distributions within private equity funds, partially offset by a decrease in fixed maturities income due to greater amortization of premium due to book value being written up to market value as a result of pushdown accounting for the Sixth Street transaction, and continued lower yield on fixed maturities resulting from reinvesting at lower rates.
The annualized net investment income yield, excluding investment funds and the Allianz coinsurance assets, was 2.7% for the period of July 1, 2021 to December 31, 2021. Excluding investment funds and non-routine items, the annualized investment income yield was 2.6% for the same period.
The new money yield for the period of July 1, 2021 to December 31, 2021, excluding certain U.S. Treasury securities and cash equivalent securities, was approximately 2.8%, which was above the average yield of sales and maturities of 2.1% for the same period.
The six months ended June 30, 2021 (Predecessor Company)
Total net investment income for the six months ended June 30, 2021 was $534. Total net investment income was primarily impacted by greater income from investment funds primarily driven by higher valuations and sales of underlying investments within private equity funds, partially offset by a lower yield on fixed maturities resulting from reinvesting at lower rates and a lower yield on floating rate investments.
The annualized net investment income yield, excluding investment funds, was 3.7% for the six months ended June 30, 2021. Excluding investment funds and non-routine items, the annualized investment income yield was 3.6% for the same period.
The new money yield for the six months ended June 30, 2021, excluding certain U.S. Treasury securities and cash equivalent securities, was approximately 2.5%, which was below the average yield of sales and maturities of 3.2% for the same period.

Investment and Derivative Related Gains (Losses)
	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
	2023	2022
Available-for-sale debt securities
Gross gains on sales	$1	$2	$14	$55
Gross losses on sales	(194)	(532)	(20)	(8)
Net realized gain/loss on other disposals	(12)	—	—	—
Net realized investment related losses on available-for-sale debt securities	(205)	(530)	(6)	47

Provision for credit losses on fixed maturities, available-for-sale	(16)	(1)	6	—
Net recognized investment related losses on fair value option fixed maturities	(11)	(21)	—	—
Net realized investment related gains (losses) on equity securities	12	(24)	(2)	—
Net unrealized investment related gains (losses) on equity securities still held at the end of the period	(8)	5	16	—
Provision for credit losses on mortgage loans	(11)	(3)	(1)	6
Net recognized investment related gains on fair value option investment funds	41	16	—	—
Embedded derivatives [1]	198	1,014	15	80
Freestanding derivatives [1]	(926)	(297)	(73)	(379)
Fixed indexed annuities hedge program	22	(247)	—	—
Other, net	(25)	12	(5)	4
Investment and derivative related losses, net	$(929)	$(76)	$(50)	$(242)
[1] Refer to the Non-Qualifying Derivatives section of Note 4 - Derivatives for additional information.
Investment and derivative related losses, net increased from 2022, primarily due to losses on the VA hedge program and gross realized losses on sale on available-for-sale securities, partially offset by lower losses ceded as part of affiliated modified coinsurance reinsurance embedded derivatives.
Freestanding Derivatives
Variable Annuity Hedge Program
•For the year ended December 31, 2023 (Successor Company), losses on the macro hedge program were $897 and were primarily driven by higher interest rates and equity indices, which decreased the value of interest rate swaps and put options.
•For the year ended December 31, 2022 (Successor Company), losses on the macro hedge program were $1.
•For the period of July 1, 2021 to December 31, 2021 (Successor Company), losses on the macro hedge program were primarily due to losses of $50 driven by improvements in the equity markets, $46 driven by time decay of options and $32 driven by improvements in interest rates, partially offset by $27 due to equity volatility.
•For the six months ended June 30, 2021 (Predecessor Company), losses on the macro hedge program were primarily due to losses of $98 driven by improvements in the equity markets, $62 driven by improvements in interest rates and $67 driven by time decay of options.
Gross Gains and Losses on Sales of Available-for-Sale Securities
•Gross gains and losses on sales for the year ended December 31, 2023 (Successor Company) were primarily driven by issuer specific selling within investment grade corporate securities for duration and/or liquidity management.

•Gross gains and losses on sales for the year ended December 31, 2022 (Successor Company) were primarily driven by issuer specific selling within investment grade corporates and sales of U.S. Treasury securities for duration and/or liquidity management.
•Gross gains and losses on sales for the period of July 1, 2021 to December 31, 2021 (Successor Company) were primarily driven by issuer specific selling within investment grade corporates and sales of U.S. Treasury securities for duration and/or liquidity management.
•Gross gains and losses on sales for the six months ended June 30, 2021 (Predecessor Company) were primarily driven by sales of investment grade corporate securities, CMBS, and sales of U.S. Treasury securities for duration and/or liquidity management.
Embedded Derivatives
Modified coinsurance reinsurance derivative contracts
•For the year ended December 31, 2023 (Successor Company), the Company's general account portfolio recorded net unrealized gains, which were then transferred to an affiliate as part of modified coinsurance reinsurance contracts. Modified coinsurance reinsurance contracts contain embedded derivatives and transfer to the reinsurer the investment experience related to the assets supporting the reinsured policies.
•For the year ended December 31, 2022 (Successor Company), net realized capital gains on modified coinsurance reinsurance derivative contracts, where the Company is the ceding entity, were primarily due to higher interest rates, which lowered the value of the underlying investments withheld from reinsurers. Modified coinsurance reinsurance contracts are accounted for as embedded derivatives and transfer to the reinsurer the investment experience related to the assets supporting the reinsured policies.

CRITICAL ACCOUNTING ESTIMATES
The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In applying these estimates and assumptions, on a regular basis management makes subjective and complex judgments that are uncertain and subject to change. Actual results could differ materially from these estimates.
For a detailed discussion of our significant accounting policies and accounting pronouncements, see Note 1 to the Consolidated Financial Statements.
The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability:
•valuation of investments and freestanding derivative instruments;
•valuation of market risk benefits and embedded derivatives on indexed annuities;
•reserve for future policy benefits;
•evaluation of credit losses on AFS fixed maturities, and ACL on mortgage loans;
•evaluation of goodwill and other intangible assets for impairment; and
•valuation allowance on deferred tax assets.
Certain of these estimates are particularly sensitive to market conditions, and deterioration and/or volatility in the worldwide debt or equity markets could have a material impact on the Consolidated Financial Statements.
Valuation of Investments and Freestanding Derivative Instruments
The valuation of investments involves judgment and, as additional information becomes available, can be subject to considerable variability which could significantly affect our Consolidated Financial Statements. For investment funds, the Company typically measures investments using net asset value information provided by the general partner. Otherwise, for fixed maturities, equity securities, mortgage loans, derivatives, and short-term investments, the Company generally determines fair values using valuation techniques that use prices, rates, and other relevant information evident from market transactions involving identical or similar instruments. Valuation techniques also include, where appropriate, estimates of future cash flows that are converted into a single discounted amount using current market expectations. The Company regularly evaluates valuation techniques, including assumptions and inputs used within such techniques.
For further discussion regarding fair value methodologies, assumptions, and pricing hierarchies used for significant asset classes, refer to Note 5 – Fair Value Measurements of Notes to Consolidated Financial Statements.
Valuation of Market Risk Benefits and Embedded Derivatives on Indexed Annuities
Market risk benefits (MRBs) represent contracts or contract features that both provide protection to the contractholder from, and exposes the insurance entity to, other-than-nominal capital market risk. The Company historically offered and assumes certain guarantees and product features on VA and FIA products which meet the criteria for and are classified as MRBs. These include guaranteed minimum death benefits (“GMDB”), guaranteed minimum withdrawal benefits (“GMWB”) and guaranteed minimum income benefits (“GMIB”) for VA products and guaranteed lifetime withdrawal benefits (“GLWB”) and expected annuitization benefits for FIA products.
At contract inception, the Company assesses the fees and assessments collectible from the policyholder and allocates them to the extent they are attributable to the MRB. If attributed fees are sufficient to cover the projected benefits, a non-option valuation model is used. If attributed fees are insufficient to cover the projected benefits (or there are no explicit fees collectible from the policyholder), an option-based valuation model is used. Under either model, MRBs are measured at fair value and may be recorded as a liability or an asset, based on the present value of expected future benefits payments to contractholder, less the present value of expected fees attributable to the MRB, if applicable.
The significant inputs to the valuation models for these MRB cash flows include actuarially determined assumptions for contractholder behavior, including lapse rates, benefit utilization rates, surrender rates, and mortality rates. In addition, significant inputs include capital market assumptions, such as interest rate levels and market volatility assumptions. For FIA contracts, assumptions also include projected equity returns which impact cash flows attributable to indexed strategies, implied equity volatilities, expected index credits and future equity option costs.
The models are based on a risk neutral valuation framework and incorporate risk premiums inherent in valuation techniques, inputs, and the general uncertainty around the timing and amount of future cash flows. A risk margin is incorporated within the discount rate to reflect uncertainty in the projected cash flows, as well as credit spreads to reflect nonperformance risk, for both the Company and the assuming company for the Company’s ceded reinsurance transactions.
The Company reinsures products, primarily indexed annuities, that contain embedded derivatives. Indexed annuities allow the contractholder to elect a fixed interest rate credit or an indexed credit based on the performance of equity market indices, such as the S&P 500. The equity market option is an embedded derivative which has economic characteristics not clearly and closely related to the economic characteristics of the host contract. Accordingly, the Company bifurcates the embedded derivative from the host annuity contract and separately measures an embedded derivative. The embedded derivative is measured at fair value, based on the present value of cash flows attributable to the indexed strategies, and is derived using assumptions to estimate future account values, including index credits on the next policy anniversary date, equity option costs, volatility, interest rates and contractholder behavior such as lapses and benefit utilization. The embedded derivative cash flows are discounted using a rate adjusted to reflect the Company’s nonperformance risk.
The Company receives credits from ceding counterparties that hedge the equity market options on an economic basis, but generally the change in the fair value of the hedging instrument will not directly correspond to the change in fair value of the embedded derivatives. The hedging instruments are designed to hedge the equity market indexed credits expected at the end of the current period, whereas measurement of the embedded derivative represents the expected rights of the contractholder to receive index credits over the entire contract period. Economically, the Company hedges for the current period because contractholder account balances receive indexed credits at the end of each index term. Because the embedded derivative has a longer-dated duration relative to the shorter-dated economic hedge, there is a mismatch which may lead to differences in earning recognition patterns for accounting purposes.
A multidisciplinary group of finance, actuarial and risk management professionals review and approve changes to the Company's valuation model as well as associated controls.
For further discussion on the MRB valuation methodology, see Note 12 - Market Risk Benefits of Notes to the Consolidated Financial Statements, and for a discussion on the sensitivities of market risk benefits due to capital market factors see MD&A - Managing Equity Risk on Variable Annuity Products. For further discussion on the FIA embedded derivative valuation methodology, see the FIA Embedded Derivative section in Note 5 – Fair Value Measurements of Notes to Consolidated Financial Statements.
Reserve for Future Policy Benefits
The reserve for future policy benefits primarily consists of liabilities related to long duration contracts which include life-contingent contract annuitizations and traditional life insurance contracts for products such as whole life and guaranteed term life. This is referred to as the liability for future policy benefits (LFPB), and is calculated using standard actuarial methods, which consider the present value of future benefits and related expenses to be paid less the present value of the portion of future premiums required. Such calculations are measured using updated cash flow assumptions related to policyholder mortality, policyholder behavior, or expenses, as well as updated discount rate assumptions.
The reserve also includes deferred profit liabilities for limited-payment contracts (DPL), which represents the profit margin in premiums paid over a shorter duration than the claim payment period, and liabilities for other insurance benefits related to universal life contracts with secondary guarantees (ULSG), which represent additional protections of death benefits in the event the contract has insufficient account value to cover the cost of insurance.
The Company updates all reserves at least quarterly for actual experience and future cash flow assumptions are evaluated at least annually. Cash flow assumptions include, among others, mortality and lapse rates, and are reviewed and updated, as needed, following the Company’s assumption review in the third quarter. Cash flow assumptions may be updated more frequently, if necessary, based on trending experience and future expectations. Cash flows are discounted using an upper-medium grade (or low credit risk), fixed-income instrument yield (the equivalent of a Single A corporate bond rate). All reserves are carried at amounts that, with additions from interest on such reserves compounded annually at assumed rates, are expected to be sufficient to meet the Company’s policy obligations at their maturities or in the event of an insured’s death.
Finally, the reserve includes negative VOBA that was established for certain transactions when the fair value of obligations related to acquired insurance and investment contracts exceed the book value of policy liabilities, resulting in additional reserves.
For further discussion, see Note 10 – Reserve for Future Policy Benefits of Notes to Consolidated Financial Statements.
Evaluation of Credit Losses on AFS Fixed Maturities and ACL on Mortgage Loans
Each quarter, a group of investment and accounting professionals evaluates investments to determine if a credit loss is present for AFS fixed maturities or an ACL is required for mortgage loans. These evaluations are quantitative and qualitative processes, which are subject to risks and uncertainties. For further discussion of the accounting policies, see Note 1 - Basis of Presentation and Significant Accounting Policies of Notes to Consolidated Financial Statements. For a discussion of impairments recorded, see the Credit Losses on Fixed Maturities, AFS and Intent-to-Sell Impairments and ACL on Mortgage Loans sections within the Investment Portfolio Risks section of the MD&A.
Evaluation of Goodwill and Other Intangible Assets for Impairment
Goodwill and other intangible assets include the excess of the fair value of the net identifiable assets recorded in connection with acquisitions that have been pushed down to the Company, as well as indefinite lived assets that are not amortized. These non-amortizing intangible assets are reviewed for impairment at least annually, or more frequently if events occur or circumstances change that would indicate that a triggering event for a potential impairment has occurred. Intangible assets that do not have indefinite lives are amortized over their estimated useful lives. Each year, an annual goodwill and intangible asset impairment test is performed in the third quarter and as a result of the test the fair value of the reporting unit significantly exceeded its carrying value.
Valuation Allowance on Deferred Tax Assets
Deferred tax assets represent the tax benefit of future deductible temporary differences and tax credit carryforwards. Deferred tax assets are measured using the enacted tax rates expected to be in effect when such benefits are realized if there is no change in tax law. Under U.S. GAAP, we test the value of deferred tax assets for impairment on a quarterly basis at the entity level within each tax jurisdiction, consistent with our filed tax returns. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. The determination of the valuation allowance for our deferred tax assets requires management to make certain judgments and assumptions. In evaluating the ability to recover deferred tax assets, we have considered all available evidence as of December 31, 2023 (Successor Company) including past operating results, forecasted earnings, future taxable income, and prudent and feasible tax planning strategies. In the event we determine it is more likely than not that we will not be able to realize all or part of our deferred tax assets in the future, an increase to the valuation allowance would be charged to earnings in the period such determination is made. Likewise, if it is later determined that it is more likely than not that those deferred tax assets would be realized, the previously provided valuation allowance would be reversed. Our judgments and assumptions are subject to change given the inherent uncertainty in predicting future performance and specific industry and investment market conditions.
As of December 31, 2023 and 2022 (Successor Company), the Company had no valuation allowance. In assessing the need for a valuation allowance, management considered future taxable temporary difference reversals, future taxable income exclusive of reversing temporary differences and carryovers, taxable income in open carry back years and other tax planning strategies. From time to time, tax planning strategies could include holding a portion of debt securities with market value losses until recovery, making investments which have specific tax characteristics, and business considerations such as asset-liability matching. Management views such tax planning strategies as prudent and feasible and would implement them, if necessary, to realize the deferred tax assets.
Amortization of VOBA and Other Deferred Reinsurance Amounts
Amortization of VOBA and other deferred reinsurance amounts is no longer considered a critical accounting estimate as a result of the adoption of LDTI as of January 1, 2023.

ENTERPRISE RISK MANAGEMENT
The Enterprise Risk Committee of the Talcott Financial Group Investments, LLC Board (“ERC”) is responsible for oversight of risk of Talcott Financial Group, Investments, LLC and its direct and indirect subsidiaries. The ERC is responsible for setting the enterprise risk appetite framework and limits and dictates the risk appetite guidelines for its indirect subsidiaries including Talcott Resolution Life Insurance Company. While the ERC maintains risk oversight at the aggregate level and ensures compliance with the risk management framework for all of Talcott Financial Group subsidiaries, the Talcott Resolution Life Insurance Company (“TL”) Board of Directors (“the Board”) provides direct oversight of all risk exposures for TL and its subsidiaries. Management is tasked with the day-to-day management of the Company’s risks.
The Company manages and monitors risk through risk policies, controls and limits. Talcott Resolution's risk profile, risk management practices, and adherence to risk limits are monitored and reported to the Board. The enterprise management risk committee and working groups provide oversight of specific risk areas and consist of TL participants and participants from the other operating insurance companies. The Enterprise Management Risk and Capital Committee (“EMRCC”) reports up to ERC and reports out to the Board.

Talcott Financial Group Investments, LLC Enterprise Board Risk Committee

TL Board	Enterprise Management Risk and Capital Committee ("EMRCC")

	Enterprise Finance, Investment and Capital Working Group ("EFICWG")	Enterprise Insurance Risk Working Group ("EIRWG")	Enterprise Risk Governance Working Group ("ERGWG")

	Liquidity Risk	Policyholder Behavior Risk	Emerging Risk
	Market and Credit Risk		Operational Risk
Mortality Risk
Longevity Risk
Model Oversight
In the first quarter of 2024, Talcott Resolution has performed an assessment of its internal Risk Committee structure to streamline its risk management activities and better align the risk committees with the business objectives. Effective April 1, 2024, the Company is updating its committee structure to better align the sub-committees with the risk taxonomy and streamline committee membership.
Changes to the internal risk committee structure include:
1.Renaming the Enterprise Finance, Investment, and Capital Working Group to the Enterprise Financial Risk Committee
a.The responsibilities of the Enterprise Liquidity Risk Working Group and Enterprise Derivatives Working Group will be absorbed by the Enterprise Financial Risk Committee
2.Enterprise Insurance Risk Working Group will be renamed to the Enterprise Assumption Review Committee
3.Enterprise Model Oversight Committee will become a direct sub-committee of the EMRCC instead of reporting up through the Enterprise Insurance Risk Working Group
4.Enterprise Risk Governance Working Group will be renamed to the Enterprise Operational Risk Committee
The Company's enterprise risk management ("ERM") function, led by the Group Chief Risk Officer ("CRO"), supports the ERC, Board of operating companies, and enterprise risk committees and working groups. The ERM leadership team consists of the Head of Insurance Risk, Head of Operational Risk, Head of Market Risk, Head of Policy and Risk Reporting, US CRO and offshore CRO.
ERM is tasked with, among other things:
• risk identification and assessment;
• the development of risk appetites, tolerances, and limits;
• risk monitoring; and

• internal and external risk reporting.
The Company categorizes its main risks as financial risk, operational risk, and insurance risk, each of which are described in more detail below.
Financial Risk Management
Financial risks include direct and indirect risks to the Company's financial objectives coming from events that impact market conditions or prices. Some events may cause correlated movement in multiple risk factors. The primary sources of financial risks are the Company's general account and separate account assets and the liabilities and the guarantees which the Company has written over various liability products, particularly its fixed annuities and VA. Consistent with its risk appetite, the Company establishes financial risk limits to control potential loss on a U.S. statutory and economic basis. Exposures are actively monitored and mitigated where appropriate. The Company uses various risk management strategies, including reinsurance and over-the-counter and exchange traded derivatives with counterparties meeting the appropriate regulatory and due diligence requirements. Derivatives are utilized to achieve one of four Company-approved objectives: hedging risk arising from interest rate, equity market, commodity market, credit spread and issuer default, currency exchange rate exposures or volatility. Derivative activities are monitored and evaluated by the Company’s compliance and risk management teams and reviewed by senior management.
The Company identifies different categories of financial risk, including liquidity, credit, interest rate and equity as described below.
Liquidity Risk
Liquidity risk is the risk to current or prospective earnings or capital arising from the Company's inability or perceived inability to meet its contractual funding obligations when they come due.
Sources of Liquidity Risk
Sources of liquidity risk include funding risk, company-specific liquidity risk and market liquidity risk resulting from differences in the amount and timing of sources and uses of cash as well as company-specific and general market conditions. Stressed market conditions may impact the ability to sell assets or otherwise transact business and may result in a significant loss in value.
Impact
Inadequate capital resources and liquidity could negatively affect the Company’s overall financial strength and its ability to generate cash flows from its businesses, borrow funds at competitive rates, and raise new capital to meet operating and growth needs.
Management
The Company has defined ongoing monitoring and reporting requirements to assess liquidity across the enterprise under both current and stressed market conditions. The Company measures and manages liquidity risk exposures and funding needs within prescribed limits across legal entities, taking into account legal, regulatory and operational limitations to the transferability of liquidity. The Company also monitors internal and external conditions and identifies material risk changes and emerging risks that may impact liquidity. The Company's Treasurer has primary responsibility for liquidity risk.
For further discussion on liquidity, see the Liquidity Requirements and Sources of Capital section within Capital Resources and Liquidity.
Credit Risk
Credit risk is the risk to earnings or capital due to uncertainty of an obligor’s or counterparty’s ability or willingness to meet its obligations in accordance with contractually agreed upon terms. Credit risk is comprised of three major factors: the risk of change in credit quality, or credit migration risk; the risk of default; and the risk of a change in value due to changes in credit spread.
Sources of Credit Risk
The majority of the Company’s credit risk is concentrated in its investment holdings, but it is also present in the Company's derivative counterparty exposure, reinsurance transactions, and to a lesser extent VA fund assets under management.
Impact
A decline in creditworthiness is typically associated with an increase in an investment’s credit spread, potentially resulting in an increase in credit losses and an increased probability of a realized loss upon sale. Derivative exposure and reinsurance recoverables are also subject to credit risk based on the counterparty’s unwillingness or inability to pay. The value of VA fund assets under management can also be affected by an increase in investment credit spreads or defaults on underlying investments.

Management
The objective of the Company’s enterprise credit risk management strategy is to identify, quantify, and manage credit risk on an aggregate portfolio basis and to limit potential losses in accordance with an established credit risk management policy. The Company primarily manages its credit risk by holding a diversified mix of investment grade issuers and counterparties across its investment, reinsurance, and insurance portfolios. Potential losses are also limited within portfolios by diversifying across geographic regions, asset types and sectors.
The Company manages credit risk on an on-going basis through the use of various processes and analyses. Both the investment and reinsurance areas have formulated procedures for counterparty approvals and authorizations, which establish minimum levels of creditworthiness and financial stability. Credits considered for investment are subjected to underwriting reviews. Within the investment portfolio, private securities are subject to management approval. Mitigation strategies vary across the three sources of credit risk, but may include:
•Investing in a portfolio of high-quality and diverse securities;
•Selling investments subject to credit risk;
•Hedging through use of single name or basket credit default swaps;
•Clearing transactions through central clearing houses that require daily variation margin;
•Entering into contracts only with strong creditworthy institutions; and
•Requiring collateral.
The Company has developed credit exposure thresholds which are based upon counterparty ratings. Aggregate counterparty credit quality and exposure is monitored on a monthly basis utilizing an enterprise-wide credit exposure information system that contains data on issuers, ratings, exposures, and credit limits. Exposures are tracked on a current and potential basis and aggregated by the ultimate parent across investments, reinsurance receivables, insurance products with credit risk, and derivative counterparties.
As of December 31, 2023 and 2022 (Successor Company), the Company had investment exposure associated with credit concentration risk of a single issuer, other than the U.S. government and certain U.S. government securities. For further discussion of concentration of credit risk in the investment portfolio, see the Concentration of Credit Risk section in Note 3 - Investments of Notes to Consolidated Financial Statements. The Company had no investment exposure to a derivative counterparty greater than 10% of the Company's stockholder's equity.
Credit Risk of Derivatives
The Company uses various derivative counterparties in executing its derivative transactions. The use of counterparties creates credit risk that the counterparty may not perform in accordance with the terms of the derivative transaction. A reduction in the financial strength ratings as set by nationally recognized statistical agencies or a decline in the RBC ratio of the Company’s insurance operating companies may have adverse implications for its use of derivatives including those used to hedge benefit guarantees of VA. Derivative counterparties for over-the-counter ("OTC") derivatives and clearing brokers for OTC-cleared derivatives have the right to cancel and settle outstanding derivative trades or require additional collateral to be posted if the Company's financial strength falls below certain thresholds. In addition, if the Company does not meet these thresholds, counterparties and clearing brokers may becoming unwilling to engage in or clear additional derivatives or may require collateralization before entering into any new trades. This would restrict the supply of derivative instruments commonly used to hedge VA guarantees, particularly long-dated equity derivatives and interest rate swaps.
Managing the Credit Risk of Counterparties to Derivative Instruments
The Company has derivative counterparty exposure policies which limit the Company’s exposure to credit risk. The Company monitors counterparty exposure on a monthly basis to ensure compliance with Company policies and statutory limitations. The Company’s policies with respect to derivative counterparty exposure establishes market-based credit limits, favors long-term financial stability and creditworthiness of the counterparty and typically requires credit enhancement/credit risk reducing agreements, which are monitored and evaluated by the Company’s risk management team and reviewed by senior management.
The Company minimizes the credit risk of derivative instruments by entering into transactions with high quality counterparties primarily rated A or better. The Company also generally requires that OTC derivative contracts be governed by an International Swaps and Derivatives Association ("ISDA") Master Agreement, which is structured by legal entity and by counterparty and permits right of offset. The Company enters into credit support annexes in conjunction with the ISDA agreements, which require daily collateral settlement based upon agreed upon thresholds.

The Company has developed credit exposure thresholds which are based upon counterparty ratings. Credit exposures are measured using the market value of the derivatives, resulting in amounts owed to the Company by its counterparties or potential payment obligations from the Company to its counterparties. The notional amounts of derivative contracts represent the basis upon which pay or receive amounts are calculated and are not reflective of credit risk. For purposes of daily derivative collateral maintenance, credit exposures are generally quantified based on the prior business day’s market value and collateral is pledged to and held by, or on behalf of, the Company to the extent the current value of the derivatives exceed the contractual thresholds. In accordance with industry standard and the contractual agreements, collateral is typically settled on same business day. The Company has exposure to credit risk for amounts below the exposure thresholds which are uncollateralized, as well as for market fluctuations that may occur between contractual settlement periods of collateral movements.
Most of the Company's derivative counterparty relationships have a zero uncollateralized threshold. Currently, the Company only transacts OTC derivatives with one counterparty and in one legal entity where the collateralized thresholds to the Company is greater than zero. For further discussion, see the Derivative Commitments section of Note 15 - Commitments and Contingencies of Notes to Consolidated Financial Statements.
For the year ended December 31, 2023 (Successor Company), the Company incurred no losses on derivative instruments due to counterparty default.
Use of Credit Derivatives
The Company may also use credit default swaps to manage credit exposure or to assume credit risk to enhance yield. The Company uses credit derivatives to purchase credit protection with respect to a single entity, referenced index, or asset pool. The Company purchases credit protection through credit default swaps to economically hedge and manage credit risk of certain fixed maturity investments across multiple sectors of the investment portfolio. As of December 31, 2023 and 2022 (Successor Company), the notional amount related to credit derivatives that purchase credit protection was $0 and $0, respectively, while the fair value was $0 and $0, respectively. These amounts do not include positions that are in offsetting relationships.
The Company may also enter into credit default swaps that assume credit risk as part of replication transactions. Replication transactions are used as an economical means to synthetically replicate the characteristics and performance of assets that are permissible investments under the Company’s investment policies. These swaps reference investment grade single corporate issuers and baskets, which include customized diversified portfolios of corporate issuers. These baskets are established within sector concentration limits and may be divided into tranches which possess different credit ratings. As of December 31, 2023 and 2022 (Successor Company), the notional amount related to credit derivatives that assume credit risk was $500 and $500, respectively, while the fair value was $10 and $4, respectively. These amounts do not include positions that are in offsetting relationships.
For further information on credit derivatives, see Note 4 - Derivatives of Notes to Consolidated Financial Statements.
Interest Rate Risk
Interest rate risk is the risk of financial loss due to adverse changes in the value of assets and liabilities arising from movements in interest rates. Interest rate risk encompasses exposures with respect to changes in the level of interest rates, the shape of the term structure of rates and the volatility of interest rates. Interest rate risk does not include exposure to changes in credit spreads.
Sources of Interest Rate Risk
The Company has exposure to interest rates arising from its fixed maturity securities and interest sensitive liabilities. In addition, certain product liabilities, including those containing GMWB or GMDB, expose the Company to interest rate risk but also have significant equity risk. These liabilities are discussed as part of the Managing Equity Risk on Variable Annuity Products section. Management also evaluates performance of certain products based on net investment spread which is, in part, influenced by changes in interest rates.
Impact
Changes in interest rates from current levels can have both favorable and unfavorable effects for the Company.

Change in Interest Rates	Favorable Effects	Unfavorable Effects
ñ	Additional investment income	Decrease in the fair value of the fixed maturity investment portfolio
	Lower cost of the variable annuity hedge program	Potential increase in policyholder surrenders, requiring the Company to liquidate assets in an unrealized loss position to fund liability surrender value
	Lower margin erosion associated with minimum guaranteed crediting rates on certain products	Potential impact on the Company's tax planning strategies
Higher interest expense
ò	Increase in the fair value of the fixed maturity investment portfolio	Lower net investment income due to reinvesting at lower investment yields
	Lower interest expense	Lower interest income on variable rate investments
Acceleration in paydowns and prepayments or calls of certain mortgage-backed and municipal bonds
Increased cost of variable annuity hedge program
Potential margin erosion associated with minimum guaranteed crediting rates on certain products
Management
The Company primarily manages its exposure to interest rate risk by constructing investment portfolios that maintain asset allocation limits and asset/liability duration matching targets which may include the use of derivatives. The Company analyzes interest rate risk using various models including parametric models and cash flows simulation under various market scenarios of the liabilities and their supporting investment portfolios. Key metrics that the Company uses to quantify its exposure to interest rate risk inherent in its invested assets and interest rate sensitive liabilities include duration, convexity and key rate duration.
The Company may also utilize a variety of derivative instruments to mitigate interest rate risk associated with its investment portfolio or to hedge liabilities. Interest rate caps, floors, swaps, swaptions and futures may be used to manage portfolio duration. Interest rate swaps are primarily used to convert interest receipts or payments to a fixed or variable rate. The use of such swaps enables the Company to customize contract terms and conditions to desired objectives and manage the duration profile within established tolerances. Interest rate swaps are also used to hedge the variability in the cash flow of a forecasted purchase or sale of fixed rate securities due to changes in interest rates.
As of December 31, 2023 and 2022 (Successor Company), notional amounts pertaining to derivatives utilized to manage the interest rate risk of investments, including offsetting positions, totaled $1.3 billion and $1.6 billion, respectively. The fair value of these derivatives was $(217) and $(1) as of December 31, 2023 and 2022 (Successor Company), respectively. These amounts do not include derivatives associated with the Variable Annuity Hedging Program.
Assets and Liabilities Subject to Interest Rate Risk
Fixed Income Investments
The fair value of fixed income investments, which include fixed maturities, commercial mortgage loans and short-term investments, was $18.1 billion at December 31, 2023 (Successor Company) and $19.7 billion at December 31, 2022 (Successor Company), respectively. The weighted average duration of the portfolio, including derivative instruments, was approximately 7.0 years as of December 31, 2023 (Successor Company) and 6.7 years as of December 31, 2022 (Successor Company).
Liabilities
The Company’s issued investment contracts and certain insurance product liabilities, other than non-guaranteed separate accounts, include asset accumulation vehicles such as fixed annuities, guaranteed investment products, and other investment and universal life-type contracts. The primary risk associated with these products is that, despite the use of market value adjustment features and surrender charges, the spread between investment return and credited rate may not be sufficient to earn targeted returns.

Asset accumulation vehicles primarily require a fixed rate payment, often for a specified period of time, and fixed rate annuities contain surrender values that are based upon a market value adjusted formula if held for shorter periods. As of December 31, 2023 and 2022 (Successor Company), the Company had $3.0 billion and $3.5 billion, respectively, of liabilities for fixed annuities predominantly with 3% minimum interest guarantees.In addition, certain products such as COLI contracts and the general account portion of VA products credit interest to policyholders subject to market conditions and minimum interest rate guarantees. As of both December 31, 2023 and 2022 (Successor Company), the Company had $2.0 billion of general account COLI account value, with minimum interest guarantees on unloaned account value ranging from 4.0% to 4.5%. As of December 31, 2023 and 2022 (Successor Company), the general account portion of the VA contracts was $2.5 billion and $2.9 billion, respectively, with minimum guarantees ranging from 1.5% to 4.0%.
The Company's issued non-investment type contracts include structured settlement contracts, terminal funding agreements and on-benefit payout annuities (i.e., the annuitant is currently receiving benefits). The cash outflows associated with these policy liabilities are not interest rate sensitive but do vary based on actual to expected mortality experience. Similar to investment-type products, the aggregate cash flow payment streams are relatively predictable. Products in this category may rely upon actuarial pricing assumptions (including mortality and morbidity) and have an element of cash flow uncertainty. Additionally, due to the long duration of these liabilities, these products are subject to reinvestment risk. As of December 31, 2023 and 2022 (Successor Company), the Company had $8.7 billion and $8.6 billion, respectively, of liabilities for life-contingent payout annuities.
Interest Rate Sensitivity
Fixed Liabilities and the Invested Assets Supporting Them
Included in the following table is the before-tax change in the net economic value of investment contracts including structured settlements, fixed annuity contracts and terminal funding agreements for which the payment rates are fixed at contract issuance and/or the investment experience is substantially absorbed by the Company’s operations, along with the corresponding invested assets. Also included in this analysis are the interest rate sensitive derivatives used by the Company to hedge its exposure to interest rate risk in the investment portfolios supporting these contracts. Note that for purposes of the sensitivities outlined below, the net economic value is shown, which is net of reinsurance and is the difference between the change in the market value of the assets, and the change in the market value of the liabilities utilizing the Company's internal methodology for calculating economic value.
The calculation of the estimated hypothetical change in net economic value below assumes a 100 basis point upward and downward parallel shift in the yield curve.

	Successor Company
Interest Rate Sensitivity of Fixed Liabilities and Invested Assets Supporting Them	As of December 31, 2023		As of December 31, 2022
Basis point shift	-100	+100	-100	+100
Increase (decrease) in economic value, before tax	$(156)	$122	$(9)	$(7)
The carrying value of fixed maturities, commercial mortgage loans and short-term investments related to the businesses included in the table above was $15.0 billion and $19.6 billion, as of December 31, 2023 and 2022 (Successor Company), respectively. The assets supporting the fixed liabilities are monitored and managed within set duration guidelines, and are evaluated on a daily basis, as well as annually using scenario simulation techniques in compliance with regulatory requirements. For further discussion on the reinsurance agreements with Commonwealth and the impact to invested assets, please see MD&A - Investment Results, Composition of Invested Assets.

Invested Assets Not Supporting Fixed Liabilities
The following table provides an analysis showing the estimated before-tax change in the fair value of the Company’s investments and related derivatives, excluding assets supporting fixed liabilities which are included in the table above, assuming 100 basis point upward and downward parallel shifts in the yield curve as of December 31, 2023 and 2022 (Successor Company).

	Successor Company
Interest Rate Sensitivity of Invested Assets Not Supporting Fixed Liabilities	As of December 31, 2023		As of December 31, 2022
Basis point shift	-100	+100	-100	+100
Increase (decrease) in fair value, before tax	$198	$(156)	$207	$(158)
The carrying value of fixed maturities, commercial mortgage loans and short-term investments related to the businesses included in the table above was $1.7 billion and $2.0 billion, as of December 31, 2023 and 2022 (Successor Company), respectively.
The selection of the 100 basis point parallel shift in the yield curve was made only as an illustration of the potential hypothetical impact of such an event and should not be construed as a prediction of future market events. Actual results could differ materially from those illustrated above due to the nature of the estimates and assumptions used in the above analysis. The Company’s sensitivity analysis calculation assumes that the composition of invested assets and liabilities remain materially consistent throughout the year and that the current relationship between short-term and long-term interest rates will remain constant over time. As a result, these calculations may not fully capture the impact of portfolio re-allocations, significant product sales or non-parallel changes in interest rates.
Equity Risk
Equity risk is the risk of financial loss due to changes in the value of global equities or equity indices, alternative investment models, private equities and hedge funds.
Sources of Equity Risk
The Company has exposure to equity risk from general account assets, VA fund assets under management, embedded derivatives within the Company’s VA products and the Company's FIA and VA reinsurance treaties. The Company’s variable products are significantly influenced by the U.S. and other equity markets, as discussed below.
Impact of Equity Risk on General Account Products
Declines in equity markets may result in losses due to sales or reductions in market value that are recorded within reported earnings. Declines in equity markets may also decrease the value of investment funds or result in losses on derivatives, including on embedded product derivatives, thereby negatively impacting our reported earnings.
Managing Equity Risk on Fixed Indexed Annuity Products
The Company has reinsurance treaties in place with Allianz on blocks of FIA. In these contracts, interest is credited based on the performance of an index, generally equity-related. As part of the treaties, the Company has a contractual agreement with Allianz whereby the Company pays Allianz an option budget and Allianz provides corresponding index credits based on actual market performance. Allianz bears the primary risk of slippage to the extent that the hedges they purchase with the option budget do not provide sufficient index credits. A portion of this business has been retroceded to our parent company TR Re.
Impact
The Company retains some equity risk from the fixed indexed annuity block. Generally, declines in equity markets will:
•Reduce the value of the index credits that Allianz will provide, while also reducing the potential index credits to be credited to the annuity block;
•Reduce the carrying value of the index credit receivable from the Allianz hedging agreement, potentially resulting in a need to increase funding of the reinsurance trust; and
•Increase the Company’s liability for guaranteed payouts, as future payouts will be offset by lower account value.

Managing Equity Risk on Variable Annuity Products
Most of the Company’s VA, including the VA contracts reinsured from external counterparties, include GMDB and certain contracts with GMDB also include GMWB features. The Company also has a reinsurance treaty in place in which it reinsures a block of riders on Lincoln VA contracts.
Impact
The Company’s VA contracts are significantly influenced by the U.S. and other equity markets. Generally, declines in equity markets will:
•reduce the value of assets under management and the amount of fee income generated from those assets;
•increase the value of derivative assets used to hedge product guarantees and fee income resulting in investment related gains;
•increase the costs of the hedging instruments we use in our hedging program;
•increase the Company’s net amount at risk ("NAR"), described below, for GMDB and GMWB;
•increase the amount of required assets to be held backing VA guarantees to maintain required regulatory reserve levels and targeted risk-based capital ratios; and
•decrease the Company’s estimated future gross profits, resulting in a VOBA unlock charge.
Increases in equity markets will generally have the inverse impact of those listed in the preceding discussion.
Declines in the equity markets will increase the Company’s liability for these benefits. Many contracts with a GMDB include a MAV, which in rising markets resets the guarantee on the anniversary to be "at the money". As the MAV increases, it can increase the NAR for subsequent declines in account value. Generally, a GMWB contract is "in the money" if the contractholder’s GRB becomes greater than the account value.
The NAR is generally defined as the guaranteed minimum benefit amount in excess of the contractholder’s current account value. VA account values with guarantee features were $32.7 billion and $32.9 billion as of December 31, 2023 and 2022 (Successor Company), respectively.
The following tables summarize the account values of the Company’s VA with guarantee features and the NAR split between various guarantee features (retained net amount at risk is net of reinsurance, but does not take into consideration the effects of the VA hedge programs currently in place as of each balance sheet date).

Total Variable Annuity Guarantees as of December 31, 2023
Successor Company
($ in billions)	Account Value	Gross Net Amount at Risk	Retained Net Amount at Risk	Weighted Average Attained Age
Variable Annuity [1]
GMDB [2]	$32.7	$2.2	$0.4	74.3
GMWB	$16.7	$0.1	$0.0	72.6

Total Variable Annuity Guarantees as of December 31, 2022
Successor Company
($ in billions)	Account Value	Gross Net Amount at Risk	Retained Net Amount at Risk	Weighted Average Attained Age
Variable Annuity [1]
GMDB [2]	$32.9	$4.2	$1.0	73.8
GMWB	$16.7	$0.2	$0.0	73.0
[1]    Contracts with a guaranteed living benefit also have a guaranteed death benefit. The NAR for each benefit is shown; however these benefits are not additive.
[2]    Excludes contracts without a GMDB due to certain elections made by policyholders or their beneficiaries. Such contracts had $2.9 billion and $2.6 billion of account value as of December 31, 2023 and 2022 (Successor Company), respectively.

Many policyholders with a GMDB also have a GMWB. These benefits are not additive. Policyholders that have a product with both guarantees can receive, at most, the greater of the GMDB or GMWB. The GMDB NAR disclosed in the preceding tables is a point in time measurement and assumes that all participants utilize the GMDB on that measurement date.

The Company expects to incur GMDB payments in the future only if the policyholder has an "in the money" GMDB at their death. For policies with a GMWB rider, the Company expects to incur GMWB payments in the future only if the account value is reduced over time to a specified level through a combination of market performance and periodic withdrawals, at which point the contractholder will receive an annuity with total payments equal to the GRB which is generally equal to premiums less withdrawals. For the Company’s “lifetime” GMWB products, this annuity can have total payments exceeding the GRB. As the account value fluctuates with equity market returns on a daily basis and the “lifetime” GMWB payments may exceed the GRB, the ultimate amount to be paid by the Company, if any, is uncertain and could be significantly more or less than the Company’s current carried liability. For additional information on the Company’s GMWB liability, see Note 5 - Fair Value Measurements of Notes to Consolidated Financial Statements. For additional information on the Company's GMDB liability, see Note 10 - Reserves for Future Policy Benefits of Notes to Consolidated Financial Statements.
Variable Annuity Market Risk Exposures
The following table summarizes the broad VA guarantees offered by the Company and the market risks to which the guarantee is most exposed from a U.S. GAAP accounting perspective.

Variable Annuity Guarantees [1]	U.S. GAAP Treatment [1]	Primary Market Risk Exposures [1]
GMDB	Fair value	Equity Market Levels / Implied Volatility / Interest Rates
GMWB	Fair value	Equity Market Levels / Implied Volatility / Interest Rates
[1]    Each of these guarantees and the related U.S. GAAP accounting volatility will also be influenced by actual and estimated policyholder behavior.
Risk Hedging
Variable Annuity Hedging Program
Through the use of reinsurance, capital market derivatives and other derivative instruments, the Company’s VA hedging program is primarily focused on reducing the economic exposure to market risks associated with guaranteed benefits that are embedded in the VA contracts that we have written directly or acquired via reinsurance. The VA hedging program also considers the potential impacts on statutory capital.
Reinsurance
The Company uses reinsurance for a portion of GMWB risks. The Company also uses reinsurance for a portion of GMDB risks, where the GMDB is higher than a return of premium death benefit or account value benefit.
Macro Hedge Program
The Company’s macro hedging program is designed to hedge risk pertaining to VA exposures, including GMWB and GMDB liabilities, protect expected fee revenue to be received on VA contracts, and reduce statutory reserve and capital volatility. The macro hedge program uses interest rate swaps, swaptions, and futures, and equity swaps, options, forwards, and futures on certain indices including the S&P 500 index, EAFE index, NASDAQ 100 index and Russell 2000 index. The Company retains the risk for differences between assumed and actual policyholder behavior and between the performance of the actively managed funds underlying the separate accounts and their respective indices.
Management assesses the risks under various deterministic and stochastic scenarios in designing and executing the macro hedge program. The increased U.S. GAAP earnings volatility may result from factors including, but not limited to: policyholder behavior, capital markets, divergence between the performance of the underlying funds and the hedging indices, changes in hedging positions and the relative emphasis placed on various risk management objectives. Additionally, the hedge program will result in U.S. GAAP earnings volatility as changes in the value of the macro hedge derivatives may not be closely aligned to changes in U.S. GAAP liabilities.
Variable Annuity Hedging Program Sensitivities
The underlying guaranteed withdrawal benefit liabilities and hedge assets within the macro hedge program are carried at fair value.
The following table presents our estimates of the potential instantaneous impacts from sudden market stresses related to equity market prices, interest rates and implied market volatilities. The following sensitivities represent: (1) the net estimated difference between the change in the fair value of GMWB liabilities and the underlying hedge instruments and (2) the estimated change in fair value of the hedge instruments for the macro program, before the impacts of amortization of VOBA and taxes. As noted in the preceding discussion, certain hedge assets are used to hedge liabilities that are not carried at fair value and will not have a liability offset in the U.S. GAAP sensitivity analysis. All sensitivities are measured as of December 31, 2023 (Successor Company) and are related to the fair value of liabilities and hedge instruments in place at that date for the Company’s VA hedge programs. The impacts presented in the table that follows are estimated individually and measured without consideration of any correlation among market risk factors.

Sensitivity Analysis (before tax and VOBA) as of December 31, 2023 (Successor Company) [1]
	Variable Annuity Macro Hedge Program
Equity market return	-20%	-10%	10%
Potential net fair value impact	$473	$195	$(134)
Interest rates	-50bps	-25bps	+25bps
Potential net fair value impact	$118	$56	$(51)
Implied volatilities	10%	2%	-10%
Potential net fair value impact	$116	$22	$(89)
[1]    These sensitivities are based on the following key market levels as of December 31, 2023 (Successor Company): 1) S&P of $4,770; 2) 10 year U.S. swap rate of 3.8%; and 3) S&P 10 year volatility of 22.5%.
The preceding sensitivity analysis is an estimate and should not be used to predict the future financial performance of the Company's VA hedge programs. The actual net changes in the fair value liability and the hedging assets illustrated in the preceding table may vary materially depending on a variety of factors which include but are not limited to:
•The sensitivity analysis is only valid as of the measurement date and assumes instantaneous changes in the capital market factors and no ability to re-balance hedge positions prior to the market changes;
•Changes to the underlying hedging program, policyholder behavior, and variation in underlying fund performance relative to the hedged index, which could materially impact the liability; and
•The impact of elapsed time on liabilities or hedge assets, any non-parallel shifts in capital market factors, or correlated moves across the sensitivities.
Operational Risk
Operational risk is the risk of loss resulting from inadequate or failed internal processes, people, and systems, or from external events.
The Company has classified operational risk into the following risk categories:

• Corporate Development • Insurance and Reinsurance/Actuarial • Business Resiliency • Accounting and Financial Reporting •Model • Fraud • Information Security • Technology Operations	• Legal and Regulatory •Business Processes/Transactions • Vendor/Third Party • People • Governance • Strategic • Reputational
Sources of Operational Risk
Operational risk is inherent in all aspects of the Company's business and functional areas.
Impact
Operational risk can result in financial loss, disruption of the Company's business, regulatory actions or damage to the Company's reputation.
Management
Responsibility for day-to-day management of operational risk lies within each functional area. ERM is responsible for establishing, maintaining and communicating the framework, principles and guidelines of the Company's operational risk management program. In addition, ERM, as a second line of defense, provides an independent enterprise view and assessment of operational risks that the Company faces. Operational risk mitigation strategies include the following:
•Establishing policies and monitoring risk tolerances and exceptions;
•Conducting business risk self-assessments and implementing action plans where necessary;
•Validating existing crisis management protocols;

•Identifying and monitoring emerging risks; and
•Purchasing insurance coverage.
Business Resiliency
The Company has a developed business resiliency program that is consistent with industry best practices that provides reasonable assurance that the Company is prepared for, and can recover from, emergencies and disasters. Foundational elements of the Company’s business resiliency strategy consist of a Business Resiliency Office (“BRO”), a business resilience program, business continuity plans, IT disaster recovery plans, a Pandemic Response Plan, an Emergency Response Plan, a Crisis Management Team ("CMT"), and a Crisis Management Plan.
The Company's Business Resiliency Office proactively monitors events at the local, regional, national, and international levels and when necessary will be responsible for executing a response to a potential significant business disruption.
To provide resiliency against an event, the Company uses a portfolio of resiliency plans to safeguard the Company’s business functions, information systems, personnel, data, and facilities. The Business Continuity Plans ("BCP") are updated annually and are maintained across business units in accordance with established organizational policies and standards to ensure a constant state of readiness as well as to ensure that services can be recovered within reasonable timeframes and to acceptable levels in the event of a disruption or catastrophe.
Cybersecurity Risk
Talcott Resolution’s Chief Information Security Officer ("CISO") has overall responsibility for Talcott Resolution’s Information Protection Program.
The Company has implemented information protection and privacy programs with established governance routines that promote an adaptive approach for assessing and managing risks. The Company has invested to build a ‘defense-in-depth’ strategy that uses multiple security measures to protect the integrity of the Company's information assets. This ‘defense-in-depth’ strategy aligns to the National Institute of Standards and Technology ("NIST") Cyber Security Framework and provides preventative, detective and responsive measures that collectively protects the Company. Various cyber assurance methods, including security metrics, third party security assessments, external penetration testing, vulnerability scanning, and cyber war game exercises are used to test the effectiveness of the overall cybersecurity control environment.

Members of Talcott Resolution’s ERM, Legal and Compliance, and Internal Audit teams work with the CISO and members of the Talcott Resolution’s Information Protection team to ensure that required policies exist and are tested as necessary.
Talcott Resolution’s current operating model retains some security services in-house, uses industry leading third parties to provide certain managed security capabilities and other third parties for consulting services, as shown in the chart below.

Information Protection Governance
Internal Services	Managed Services	Third-party Services
Regulatory Compliance	Network Security (Firewalls)	Incident Response Forensics
Security Policies	Endpoint Detection & Response	Penetration Testing
Third-party Security Cyber Risk	Network Detection & Response	Independent Risk Assessments
Data Classification	Threat Hunting
Incident Response	Patching
Email Security	Data Loss Prevention
Application Security	DDoS Protection
Security Training	Web Application Firewall
Security Consulting	Email Phish Testing
Access Management
Audit Log Management ("SIEM")
Vulnerability Scanning & Remediation
The Company, like many other large financial services companies, blocks attempted cyber intrusions on a daily basis. In the event of a cyber intrusion, the Company invokes its Cyber Incident Response Program commensurate with the nature of the intrusion. While the actual methods employed differ based on the event, the approach employs internal teams and outside advisors with specialized skills to support the response and recovery efforts and requires elevation of issues, as necessary, to senior management.

From a governance perspective, senior members of our Enterprise Risk Management, Information Protection and Internal Audit functions provide detailed reports on cybersecurity matters to the Company's Board, including the Audit Committee, which has principal responsibility for oversight of cybersecurity risk, and/or the Board, which oversees controls for the Company's major risk exposures. The topics to be covered by these updates include the Company's activities, policies and procedures to prevent, detect and respond to cybersecurity incidents, as well as lessons learned from cybersecurity incidents and internal and external testing of our protection measures. The Audit Committee will meet at each regular Board meeting and will be briefed on cyber risks at least annually.
Vendor Risk Management
Talcott Resolution maintains a Vendor Oversight Policy that provides an end-to-end control structure for Talcott Resolution’s vendor relationships. The Policy is designed to:
•Establish processes and controls during the contracting process to provide for reasonable information protection standards and Talcott Resolution’s right to monitor those standards.
•Define roles and requirements within Talcott Resolution’s business units to ensure effective ongoing management of third-party relationships and performance.
•Describe the process for regular risk-based reviews of third parties.
•Establish a governing oversight framework to ensure all phases of third-party oversight are followed and functioning effectively.
•Provide a clear process for escalation and review of significant risks or performance issues.
To accomplish this, the Policy has assigned all of Talcott Resolution’s vendors and third parties risk ratings. A vendor’s risk rating is determined based on the following criteria: access to Talcott Resolution’s network and systems, process reliance, data sensitivity and criticality. Talcott Resolution has three vendor tier levels.

High Risk	Medium Risk	Low Risk
Provides the most critical services or products	Provides essential, but not critical, services or products	Provides necessary services or products
Has the highest risk factors (e.g. access to PII, offshore network access/data storage, etc.)	Has medium risk factors (e.g. access to company confidential data, domestic network access/data storage etc.)	Has the lowest risk factors (e.g. no data access, no network connectivity, etc.)
Robust control environment	Enhanced control environment (e.g. regular reports, assessments at engagement and reevaluated every 3 years, etc.)	Control environment equal to risk (e.g. reporting as needed, risk evaluation at engagement and contract renewal, etc.)
Vendors are assessed on a biennial schedule
New vendors are assigned risk ratings at the time of engagement based on a risk rating questionnaire completed by designated risk assessors.
The Program establishes defined roles and responsibilities for each phase of the vendor life cycle. These roles include:
•Head of Vendor Management: Day-to-day management of the Program. They ensure adherence and effective execution of the program for all phases and makes regular status reports to leadership.
•Procurement: Solicits RFP’s from the market upon identification of a need by the business. Procurement negotiates and drafts initial contract terms and any subsequent renewals or expansions of work.
•Talcott Resolution Information Protection and Business Resiliency Governance: Assesses the respective information security and resiliency capability of third parties.
•Vendor Managers: Monitor and manage the day-to-day performance of a third party or vendor.

Below is the typical life cycle for Talcott Resolution’s vendors.

Engagement

- Procurement receives request from business for a new vendor engagement.
- Vendor Manager completes risk tier questionnaire and risk tier is assigned. Further assessment of vendor is performed based on tier.
- Procurement negotiates contract with required terms and controls. All documents and artifacts stored in Archer.

Monitor Performance

- Vendor Manager monitors services provided by third party through various means (e.g. status meetings, dashboard reports, etc.)
- Vendor Manager works to remediate any findings from assessments performed.
- TPO maintains dashboard of vendor population's performance and provides regular reports to management
- Vendor Manager annually attests to satisfactory performance of their assigned vendors in Archer.

Assessments

- TIP, BRO, and/or TPO perform periodic assessments of vendor control environment on a schedule determined by risk tier. All testing artifacts and results stored to Archer.
- TIP, BRO and/or TPO shares results with Vendor Manager for remediation or acceptance as appropriate
- TPO establishes testing calendar and insures it is followed.
- TPO insures Vendor Manger attestations are complete and investigates any exceptions noted.

Renew/Terminate

- Vendor Manager recommends contract termination, expansion, or renewal of third party contract
- Procurement negotiates renewal, expansion, or termination of third party contract as recommended

Insurance Risks - Policyholder Behavior, Mortality and Longevity Risk Management
Insurance risks exist in the form of adverse policyholder behavior, mortality, and longevity risks that can affect value within our underlying annuity products.
Policyholder behavior risk is the risk of policyholders utilizing benefits/options within their annuity contracts in a manner or to a degree different than the Company's current expectations.
Additional insurance risks that exist within the annuity products covered by the Company include mortality and longevity risk. Mortality and longevity risk are contingent risks on VA products. The impact of higher or lower mortality only impacts these products to the extent the equity markets perform below longer term market growth expectations, thus increasing the guaranteed benefit amounts and exposing the Company to withdrawal benefit or death benefit guarantees that exceed the VA account value during the payout phase or at death.
Longevity risk also exists across the Company's payout annuity blocks of business, which includes structured settlements, terminal funding, single premium immediate annuities, and FIA with GLWB riders. Longevity risks for these businesses include medical advances that would specifically impact the life expectancy of annuitants for substandard structured settlements as well as mortality improvement at a greater rate than the Company's current expectations.
Management
The Company’s procedures for managing these risks include periodic experience exposure monitoring and reporting, risk modeling, risk transfer and capital management strategies.
Reinsurance as a Risk Management Strategy
The Company cedes insurance to affiliated and unaffiliated insurers to enable the Company to manage capital and risk exposure. Such arrangements do not relieve the Company of its primary liability to policyholders.
Impact
Failure of reinsurers to honor their obligations could result in losses to the Company.

Management
Reinsurance is a centralized function across the Company to support a consistent strategy and to ensure that the reinsurance activities are fully integrated into the organization's risk management processes.
The Company uses reinsurance for its life insurance, retirement and a portion of its fixed and payout annuity businesses. In addition, in 2022 and 2021 the Company reinsured a portion of assumed FIA and its VA GMDB and GMWB risks, respectively, to its parent, TR Re.
The Company closely monitors the financial condition, ratings and current market information of all its counterparty reinsurers and records an ACL considering the credit quality of the reinsurer, the invested assets in trust, and the period over which the recoverable balances are expected to be collected.
The following summarizes the Company's reinsurance recoverables by reinsurer for the Successor Company:

	As of December 31,
	2023	2022
Prudential Financial, Inc. [1]	$14,383	$14,313
Massachusetts Mutual Life Insurance Company [1]	5,967	6,672
Commonwealth Annuity and Life Insurance Company [1]	6,531	7,243
TR Re [2]	9,468	9,613
Other reinsurers	1,375	1,403
Gross reinsurance recoverables	37,724	39,244
Allowance for credit losses	(18)	(21)
Reinsurance recoverables, net	$37,706	$39,223
[1]The Company's obligations to its direct policyholders that have been reinsured are primarily secured by invested assets held in trust.
[2]The Company's obligations to its direct policyholders reinsured to TR Re are secured by invested assets held by the Company in segregated portfolios.
Financial Risk on Statutory Capital
Statutory surplus amounts and RBC ratios may increase or decrease in any period depending upon a variety of factors and may be compounded in extreme scenarios or if multiple factors occur at the same time. In general, as equity market levels and interest rates decline, the amount and volatility of both our actual or potential obligation, as well as the related statutory surplus and capital margin can be materially negatively affected, sometimes at a greater than linear rate. At times the impact of changes in certain market factors or a combination of multiple factors on RBC ratios can be counterintuitive. Factors include:
•Differences in performance of variable sub-accounts relative to indices and/or realized equity and interest rate volatilities may affect RBC ratios.
•In times of significant market volatility, the ability to estimate statutory surplus and RBC ratios is inherently difficult as these factors are heavily influenced by both the liability dynamics and the nature of the Company's hedge program and its effectiveness. Additionally, reserve requirements for VA death and living benefit guarantees and RBC requirements could increase with rising equity markets or rising interest rates, resulting in lower RBC ratios. The Company has reinsured a portion of its risk associated with GMWB and its risk associated with the aggregate GMDB exposure. These reinsurance agreements reduce the Company’s exposure to changes in the statutory reserves and the related capital and RBC ratios associated with changes in the capital markets.
•A decrease in the value of certain fixed-income, alternative investments, and equity securities in our investment portfolio, due in part to credit spreads widening and/or equity markets declining, may result in a decrease in statutory surplus and RBC ratios.
•Credit spreads on invested assets may increase sharply for certain sub-sectors of the overall credit market, resulting in statutory separate account asset market value losses. As actual credit spreads are not fully reflected in the current crediting rates, the calculation of statutory reserves may not substantially offset the change in fair value of the statutory separate account assets, resulting in reductions in statutory surplus. This may result in the need to devote additional capital to support the fixed MVA product and certain of our terminal funding contracts.
•Decreases in the value of certain derivative instruments that do not qualify for hedge accounting, may reduce statutory surplus and RBC ratios.

•Sustained low interest rates with respect to the fixed annuity business may result in a reduction in statutory surplus and an increase in NAIC required capital.
•Non-market factors, which can also impact the amount and volatility of both our actual potential obligation, as well as the related statutory surplus and capital margin, include actual and estimated policyholder behavior experience as it pertains to lapsation, partial withdrawals and mortality.
Most of these factors are outside of the Company’s control. The Company’s financial strength and credit ratings are significantly influenced by its statutory surplus amounts and RBC ratios of its insurance company subsidiaries. In addition, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings.
Investment Portfolio Risk
Investment Portfolio Composition
The following table presents the Company’s fixed maturities, AFS, by credit quality. The credit ratings referenced throughout this section are based on availability, and are generally the midpoint of the available ratings among Moody’s, S&P, and Fitch. If no rating is available from a rating agency, then an internally developed rating is used. Accrued interest receivable related to fixed maturities, AFS is recorded in other assets on the consolidated balance sheets and is not included in the amortized cost or fair value of the fixed maturities. For further information, see Note 3 - Investments of Notes to Consolidated Financial Statements.

Fixed Maturities, AFS by Credit Quality
	Successor Company
	December 31, 2023			December 31, 2022
	Amortized Cost	Fair Value	Percent of Total Fair Value	Amortized Cost	Fair Value	Percent of Total Fair Value
U.S. Government/Government Agencies	$1,296	$972	6.5%	$1,395	$1,070	7.0%
AAA	1,217	1,120	7.5%	1,305	1,160	7.5%
AA	2,031	1,727	11.6%	1,665	1,342	8.7%
A	6,297	5,476	37.0%	6,131	5,088	33.1%
BBB	6,123	5,233	35.2%	7,614	6,199	40.3%
BB & below	371	326	2.2%	579	524	3.4%
Total fixed maturities, AFS	$17,335	$14,854	100.0%	$18,689	$15,383	100.0%
The fair value of fixed maturities, AFS decreased as compared with December 31, 2022 (Successor Company), primarily due to sales of AFS securities, partially offset by an increase in valuation due to lower interest rates.

The following table presents the Company’s fixed maturities, AFS by type, at fair value:

Fixed Maturities, AFS by Type
	Successor Company
	December 31, 2023						December 31, 2022
	Cost or Amortized Cost	ACL	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Percent of Total Fair Value	Cost or Amortized Cost	ACL	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Percent of Total Fair Value
ABS
Consumer loans	$98	$—	$—	$(4)	$94	0.6%	$116	$—	$—	$(8)	$108	1.2%
Small business	—	—	—	—	—	—%	—	—	—	—	—	—%
Other	278	—	3	(12)	269	1.8%	160	—	—	(14)	146	1.5%
CLOs	970	(2)	3	(5)	966	6.5%	703	—	—	(27)	676	7.1%
CMBS
Agency backed [1]	101	(1)	—	(10)	90	0.6%	113	—	1	(13)	101	1.1%
Bonds	1,492	(6)	—	(166)	1,320	8.9%	1,555	—	—	(191)	1,364	8.4%
Interest only (“IOs”)	46	—	—	(10)	36	0.2%	56	—	—	(7)	49	0.5%
Corporate
Basic industry	335	—	2	(47)	290	2.0%	420	—	—	(77)	343	5.3%
Capital goods	380	—	—	(62)	318	2.1%	518	—	—	(92)	426	3.0%
Consumer cyclical	396	—	1	(58)	339	2.3%	787	—	—	(145)	642	2.5%
Consumer non-cyclical	1,173	(7)	3	(205)	964	6.5%	844	—	—	(178)	666	5.3%
Energy	1,049	—	1	(165)	885	6.0%	1,228	—	—	(234)	994	6.1%
Financial services	3,345	—	4	(413)	2,936	19.7%	4,216	—	1	(658)	3,559	15.7%
Technology/communications	1,686	—	4	(311)	1,379	9.3%	1,627	—	—	(374)	1,253	8.4%
Transportation	278	—	—	(48)	230	1.6%	251	—	—	(53)	198	2.1%
Utilities	1,599	—	3	(271)	1,331	9.0%	1,771	—	1	(349)	1,423	10.0%
Other	1,004	—	4	(135)	873	5.9%	903	—	—	(166)	737	1.2%
Foreign gov't	442	—	10	(48)	404	2.7%	377	—	—	(62)	315	1.8%
Municipal bonds
Taxable	958	—	—	(157)	801	5.4%	1,309	—	—	(269)	1,040	4.9%
Tax-exempt	3	—	—	(1)	2	—%	—	—	—	—	—	—%
RMBS
Agency	45	—	—	(7)	38	0.3%	50	—	—	(7)	43	0.3%
Non-agency	455	—	—	(56)	399	2.7%	437	—	—	(79)	358	3.7%
Alt-A	1	—	—	—	1	—%	2	—	—	—	2	—%
Sub-prime	7	—	—	—	7	—%	14	—	—	—	14	0.1%
U.S. Treasuries	1,194	—	—	(312)	882	5.9%	1,232	—	—	(306)	926	9.8%
Fixed maturities, AFS	$17,335	$(16)	$38	$(2,503)	$14,854	100.0%	$18,689	$—	$3	$(3,309)	$15,383	100.0%
[1]    Includes securities with pools of loans issued by the U.S. Small Business Administration, which are backed by the full faith and credit of the U.S. Government.

Commercial and Residential Real Estate
The following tables present the Company's exposure to CMBS and RMBS by current credit quality included in the preceding Fixed Maturities, AFS by Type table.

Exposure to CMBS and RMBS as of December 31, 2023 (Successor Company)
	AAA		AA		A		BBB		BB and Below		Total
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
CMBS
Agency	$34	$32	$67	$58	$—	$—	$—	$—	$—	$—	$101	$90
Bonds	805	738	264	232	218	180	91	76	114	94	1,492	1,320
IOs	21	18	14	11	3	2	8	5	—	—	46	36
Total CMBS	860	788	345	301	221	182	99	81	114	94	1,639	1,446
RMBS
Agency	—	—	45	38	—	—	—	—	—	—	45	38
Non-agency	67	60	125	111	82	72	178	153	3	3	455	399
Alt-A	—	—	—	—	—	—	1	1	—	—	1	1
Sub-prime	—	—	1	1	1	1	1	1	4	4	7	7
Total RMBS	67	60	171	150	83	73	180	155	7	7	508	445
Total CMBS & RMBS	$927	$848	$516	$451	$304	$255	$279	$236	$121	$101	$2,147	$1,891

Exposure to CMBS and RMBS as of December 31, 2022 (Successor Company)
	AAA		AA		A		BBB		BB and Below		Total
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
CMBS
Agency	$113	$101	$—	$—	$—	$—	$—	$—	$—	$—	$113	$101
Bonds	749	664	150	129	226	187	133	113	297	271	1,555	1,364
IOs	29	26	16	14	3	3	8	6	—	—	56	49
Total CMBS	891	791	166	143	229	190	141	119	297	271	1,724	1,514
RMBS
Agency	34	30	16	13	—	—	—	—	—	—	50	43
Non-Agency	51	45	61	51	108	91	207	163	10	8	437	358
Alt-A	—	—	—	—	—	—	1	1	1	1	2	2
Sub-Prime	—	—	3	3	2	2	1	1	8	8	14	14
Total RMBS	85	75	80	67	110	93	209	165	19	17	503	417
Total CMBS & RMBS	$976	$866	$246	$210	$339	$283	$350	$284	$316	$288	$2,227	$1,931
The Company also has exposure to commercial mortgage loans. These loans are collateralized by real estate properties that are diversified both geographically throughout the U.S. and by property type. These loans are primarily in the form of whole loans and may include participations. A loan participation interest represents a pro-rata share in interest and principal payments generated by the participated loan pursuant to the terms of the participation agreement.
As of December 31, 2023 (Successor Company), there were no loans within the Company’s mortgage loan portfolio that have had extensions or restructurings other than what is allowable under the original terms of the contract. As of December 31, 2023 (Successor Company), mortgage loans had an amortized cost and carrying value of $2.0 billion, with an ACL of $26. As of December 31, 2022 (Successor Company), mortgage loans had an amortized cost and carrying value of $2.5 billion, with an ACL of $15. Amortized cost represents carrying value prior to valuation allowances, if any. The increase in the allowance was primarily attributable to changes in market conditions and an update in assumptions.

The Company purchased $75 of commercial whole loans with a weighted average loan-to-value (“LTV”) ratio of 39% and a weighted average yield of 6.6% for the year ended December 31, 2022 (Successor Company). The Company continues to invest in commercial mortgage loans in high growth markets across the country focusing primarily on institutional-quality multi-family and industrial with strong LTV ratios. There were no mortgage loans held for sale as of December 31, 2023 or 2022 (Successor Company).
Investment Funds
The following tables present the Company’s net investment income and investment composition in investment funds, which include hedge funds, real estate funds and private equity funds.
Real estate funds consist of investments primarily in real estate joint ventures and, to a lesser extent, equity funds. Private equity funds primarily consist of investments in funds whose assets typically consist of a diversified pool of investments in small to mid-sized non-public businesses with high growth potential and strong owner sponsorship, as well as limited exposure to public markets. Income or losses on investments in investment funds are recognized on a lag as results from private equity investments and other funds are generally reported on a three-month delay. The Company has elected to report certain rated feeder investment funds under the Fair Value Option ("FVO"), allowing the better alignment of the valuation of the equity and debt components of the investment. Investment funds accounted under the FVO totaled $238 and $58 at December 31, 2023 and 2022 (Successor Company), respectively.

	Successor Company						Predecessor Company
	For the Years Ended December 31,				For the Period of July 1, 2021 to December 31, 2021		For the Six Months Ended June 30, 2021
	2023		2022
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Hedge funds	$1	0.9%	$8	8.0%	$11	21.9%	$12	22.8%
Real estate funds	3	7.3%	39	606.0%	15	131.8%	5	25.2%
Private equity and other funds	112	10.1%	121	12.6%	233	52.2%	199	49.7%
Net investment income from investment funds	$116	9.0%	$168	15.6%	$259	50.9%	$216	45.7%

	Successor Company
	December 31, 2023		December 31, 2022
	Amount	Percent	Amount	Percent
Hedge funds	$83	5.8%	$99	7.6%
Real estate funds	40	2.8%	42	3.2%
Private equity and other funds	1,305	91.4%	1,159	89.2%
Total	$1,428	100.0%	$1,300	100.0%
Fixed Maturities, AFS — Unrealized Loss Aging
The total gross unrealized losses were $2,503 as of December 31, 2023 (Successor Company), and have decreased $806, from December 31, 2022 (Successor Company), primarily due to a decline in valuations due to higher interest rates and wider credit spreads. As of December 31, 2023 (Successor Company), $1,060 of the gross unrealized losses were associated with fixed maturities, AFS depressed less than 20% of amortized cost. Gross unrealized losses associated with fixed maturities, AFS depressed greater than 20% were $1,443.
As part of the Company’s ongoing investment monitoring process, the Company has reviewed its fixed maturities, AFS in an unrealized loss position and concluded that these fixed maturities are temporarily depressed and are expected to recover in value as the investments approach maturity or as market spreads tighten. For these fixed maturities in an unrealized loss position where an ACL has not been recorded, the Company’s best estimate of expected future cash flows are sufficient to recover the amortized cost basis of the investment. Furthermore, the Company neither has an intention to sell nor does it expect to be required to sell these investments. For further information regarding the Company’s ACL analysis, see the Credit Losses on Fixed Maturities, AFS and Intent-to-Sell Impairments section below.

The following table presents the Company’s unrealized loss aging for fixed maturities, AFS by length of time that the securities were in a continuous unrealized loss position.

	Successor Company
	December 31, 2023				December 31, 2022
Consecutive Months	Items	Cost or Amortized Cost	Fair Value	Unrealized Loss	Items	Cost or Amortized Cost	Fair Value	Unrealized Loss
Three months or less	119	$371	$347	$(24)	48	$327	$315	$(12)
Greater than three to six months	22	169	156	(13)	112	946	839	(107)
Greater than six to nine months	37	175	171	(4)	141	1,158	1,001	(157)
Greater than nine to eleven months	23	76	73	(3)	2,827	10,069	8,094	(1,975)
Twelve months or more	3,442	14,970	12,511	(2,459)	1,298	5,989	4,931	(1,058)
Total	3,643	$15,761	$13,258	$(2,503)	4,426	$18,489	$15,180	$(3,309)
Credit Losses on Fixed Maturities, AFS and Intent-to-Sell Impairments
The year ended December 31, 2023 compared to the year ended December 31, 2022 (Successor Company)
The Company recorded net credit losses of $16 in 2023 compared to net credit losses of $0 in 2022 and was related to an increase in credit losses associated with corporate bonds, commercial mortgage-backed securities and collateralized loan obligations. There were no intent-to-sell impairments.
The Company incorporates its best estimate of future performance using internal assumptions and judgments that are informed by economic and industry specific trends, as well as our expectations with respect to security specific developments.
Future intent-to-sell impairments or credit losses may develop as the result of changes in our intent to sell specific securities that are in an unrealized loss position or if modeling assumptions, such as macroeconomic factors or security specific developments, change unfavorably from our current modeling assumptions, resulting in lower cash flow expectations.
For the period of July 1, 2021 to December 31, 2021 (Successor Company)
For the period of July 1, 2021 to December 31, 2021, there were no additions to the ACL and no intent-to-sell impairments.
For the six months ended June 30, 2021 (Predecessor Company)
For the six months ended June 30, 2021, there were no new additions to the ACL or improvements on issuers that had an ACL in prior period periods. Unrealized losses on securities with an ACL recognized in other comprehensive income were less than $1 for the period.
There were no intent-to-sell impairments in the six months ended June 30, 2021.
ACL on Mortgage Loans
The Company reviews mortgage loans on a quarterly basis to estimate the ACL with changes in the ACL recorded in investment and derivative related loss, net. Apart from an ACL recorded on individual mortgage loans where the borrower is experiencing financial difficulties, the Company records an ACL on the pool of mortgage loans based on lifetime expected credit losses. For further information, refer to Note 3 - Investments of Notes to Consolidated Financial Statements.
For the year ended December 31, 2023, the Company increased the ACL on mortgage loans by $11 from the prior year. The increase was primarily attributable to changes in market conditions and an update in assumptions. The Company did not record an ACL on any individual mortgage loans.
For the year ended December 31, 2022, the Company increased the ACL on mortgage loans by $3. The increase was primarily attributable to the deteriorating economic conditions and the potential impact on real estate property valuations, and to a lesser extent, net additions of new loans. The Company did not record an ACL on any individual mortgage loans.
For the period of July 1, 2021 to December 31, 2021 (Successor Company), there was no change in the ACL on mortgage loans. The Company did not record an ACL on any individual mortgage loans for the same period.
For the six months ended June 30, 2021 (Predecessor Company), the Company recorded a decrease in the ACL on mortgage loans of $6. The decrease in the allowance was the result of improved economic scenarios. The Company did not record an ACL on any individual mortgage loans for the same period.

CAPITAL RESOURCES AND LIQUIDITY
Capital resources and liquidity represent the financial resources of Talcott Resolution Life Insurance Company and its ability to generate strong cash flows and to borrow funds at competitive rates to meet operating needs over the next twelve months.
Liquidity Requirements and Sources of Capital
TL has an intercompany liquidity agreement that allows for short-term advances of funds to its subsidiaries of up to $1.0 billion for liquidity and other general corporate purposes. The CTDOI granted approval for certain affiliated insurance companies that are parties to the agreement to treat receivables from a subsidiary, including Talcott Resolution Life and Annuity Insurance Company ("TLA"), as admitted assets for statutory accounting purposes. As of December 31, 2023 (Successor Company), there were no amounts outstanding between TL and its subsidiaries.
TL and TLI also have an intercompany liquidity agreement that allows for short-term advances of funds between the two entities of up to $25 for liquidity and general corporate purposes. As of December 31, 2023 (Successor Company), there were no amounts outstanding between these two entities.
In 2022, the Company entered into several short-term affiliated intercompany liquidity agreements, permitting the Company to borrow a maximum of $1.5 billion and lend a maximum of $500 and the Company's subsidiary to borrow a maximum of $600 and lend a maximum of $200. As of December 31, 2023 and 2022 (Successor Company), the Company did not borrow any amounts under the intercompany liquidity agreements. As of December 31, 2023 (Successor Company), the Company’s affiliate had outstanding amounts borrowed of $440 from the Company.
Derivative Commitments
Certain of the Company’s derivative agreements contain provisions that are tied to the financial strength ratings, as set by nationally recognized statistical agencies or RBC tests, of the individual legal entity that entered into the derivative agreement. If the legal entity’s financial strength were to fall below certain thresholds, the counterparties to the derivative agreements could demand immediate and ongoing full collateralization and in certain instances enable the counterparties to terminate the agreements and demand immediate settlement of all outstanding derivative positions traded under each impacted bilateral agreement. The settlement amount is determined by netting the derivative positions transacted under each agreement. If the termination rights were to be exercised by the counterparties, it could impact the legal entity’s ability to conduct hedging activities by increasing the associated costs and decreasing the willingness of counterparties to transact with the legal entity. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a net liability position as of December 31, 2023 (Successor Company) is $294. Of this $294, the legal entities have posted collateral of $461 in the normal course of business. These collateral amounts could change as derivative market values change, as a result of changes in our hedging activities or to the extent changes in contractual terms are negotiated. The nature of the collateral that we would post, if required, would be primarily in the form of U.S. Treasury bills, U.S. Treasury notes and government agency securities.
Insurance Operations
Total general account contractholder obligations are supported by $22 billion of cash and total general account invested assets, which includes the following fixed maturities, AFS and short-term investments to meet liquidity needs.

As of December 31, 2023 (Successor Company)
Fixed maturities, at fair value	$15,106
Short-term investments	1,181
Cash	421
Less: derivative collateral	147
Total	$16,561
Capital resources available to fund liquidity upon contractholder surrender or termination are a function of the legal entity in which the liquidity requirement resides. Obligations related to life and annuity insurance products will be generally funded by both TL and TLA; obligations related to retirement and institutional investment products will be generally funded by TL.

The Company is a member of the Federal Home Loan Bank of Boston ("FHLBB"). Membership allows the Company access to collateralized advances, which may be used to support various spread-based business and enhance liquidity management. FHLBB membership requires the Company to own member stock and advances require the purchase of activity stock. The amount of advances that can be taken are dependent on the asset types pledged to secure the advances. The CTDOI will permit the Company to pledge approximately $769 in qualifying assets to secure FHLBB advances for 2024. The pledge limit is recalculated annually based on statutory admitted assets and surplus of TL and TLA. The Company would need to seek the prior approval of the CTDOI in order to exceed these limits. As of December 31, 2023 (Successor Company), TL and TLA had no advances outstanding under the FHLBB facility.

Contractholder Obligations	As of December 31, 2023
Total reserves on the balance sheet	$139,469
Less: non-contractholder reserves	3,027
Less: separate account assets [1]	89,514
General account contractholder obligations	$46,928
Composition of General Account Contractholder Obligations
Contracts with fixed payout dates and/or without a surrender provision [2]	$22,100
Fixed MVA annuities [3]	2,163
Fixed indexed annuities [4]	6,971
Other [5]	15,694
General account contractholder obligations	$46,928
[1]    In the event customers elect to surrender separate account assets, the Company will use the proceeds from the sale of the assets to fund the surrender, and the Company’s liquidity position will not be impacted. In some instances the Company will receive a percentage of the surrender amount as compensation for early surrender (surrender charge), increasing the Company’s liquidity position. In addition, a surrender of VA separate account or general account assets (see the following) will decrease the Company’s obligation for payments on guaranteed living and death benefits.
[2]    Relates to contracts such as payout annuities, term life, group benefit contracts, secondary guarantees or death and living benefit reserves and certain annuitization benefits for FIA, which cannot be surrendered for cash.
[3]    Relates to annuities that are recorded in the general account under U.S. GAAP as the contractholders are subject to the Company's credit risk, although these annuities are held in a statutory separate account. In the statutory separate account, the Company is required to maintain invested assets with a fair value greater than or equal to the MVA surrender value of the Fixed MVA contract. In the event assets decline in value at a greater rate than the MVA surrender value of the Fixed MVA contract, the Company is required to contribute additional capital to the statutory separate account. The Company will fund these required contributions with operating cash flows or short-term investments. In the event that operating cash flows or short-term investments are not sufficient to fund required contributions that are not covered by reinsurance, the Company may have to sell other invested assets at a loss, potentially resulting in a decrease in statutory surplus. As the fair value of invested assets in the statutory separate account are at least equal to the MVA surrender value of the Fixed MVA contract, surrender of Fixed MVA annuities will have an insignificant impact on the liquidity requirements of the Company.
[4] Relates to reserves associated with FIA, with the exception of certain payout reserves, which are included in footnote [2] above.
[5]    Surrenders of, or policy loans taken from, as applicable, these general account liabilities, may be funded through operating cash flows of the Company, available short-term investments, or the Company may be required to sell fixed maturity investments to fund the surrender payment. These obligations include the general account option for individual VA and the variable life contracts of the former Individual Life business, the general account option for annuities of the former Retirement Plans business and universal life contracts sold by the former Individual Life business. Sales of fixed maturity investments could result in the recognition of significant realized losses and insufficient proceeds to fully fund the surrender amount. In this circumstance, the Company may need to take other actions, including enforcing certain contract provisions which could restrict surrenders and/or slow or defer payouts. The Company has ceded reinsurance in connection with the sales of its Retirement Plans and Individual Life businesses to MassMutual and Prudential, respectively. The Company has also ceded a significant portion of its VA and payout annuity liabilities to its parent, TR Re. The reinsurance transactions do not extinguish the Company's primary liability on the insurance policies issued under these businesses.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations
The Company does not have any off-balance sheet arrangements that are reasonably likely to have a material effect on the financial condition, results of operations, liquidity, or capital resources of the Company, except for unfunded commitments to purchase investments in investment funds, mortgage loans and private debt of $1,055, as disclosed in Note 15 - Commitments and Contingencies of Notes to Consolidated Financial Statements.
The following table summarizes the Company’s contractual obligations as of December 31, 2023 (Successor Company):

	Payments Due by Period
	Total	Less Than 1 Year	1-3 years	3-5 years	More Than 5 Years
Life and annuity obligations [1]	$175,670	$10,540	$19,106	$17,002	$129,022
Purchase obligations	1,227	428	485	219	95
Other liabilities reflected on the balance sheet	510	510	—	—	—
Total	$177,407	$11,478	$19,591	$17,221	$129,117
[1]    Estimated life and annuity obligations include death claims, other charges associated with policyholder reserves, policy surrenders and policyholder dividends, offset by expected future deposits on in-force contracts. Estimated life and annuity obligations are based on mortality, morbidity and lapse assumptions comparable with the Company’s historical experience, modified for recent observed trends. The Company has also assumed market growth and interest crediting consistent with other assumptions. In contrast to this table, the majority of the Company’s obligations are recorded on the balance sheet at the current account values and do not incorporate an expectation of future market growth, interest crediting, or future deposits. Therefore, the estimated obligations presented in this table significantly exceed the liabilities recorded in reserve for future policy benefits, other policyholder funds and benefits payable, and separate account liabilities. Due to the significance of the assumptions used, the amounts presented could materially differ from actual results.
Dividends
The payment of dividends by Connecticut-domiciled insurers is limited under the insurance holding company laws of Connecticut. These laws require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year or (ii) net income (or net gain from operations, if such company is a life insurance company) for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting principles. In addition, if any dividend of a domiciled insurer exceeds the insurer’s earned surplus or certain other thresholds as calculated under applicable state insurance law, the dividend requires the prior approval of the domestic regulator. In addition to statutory limitations on paying dividends, the Company also takes other items into consideration when determining dividends from subsidiaries. These considerations include, but are not limited to, expected earnings and capitalization of the subsidiary, regulatory capital requirements and liquidity requirements of the individual operating company.
The Company is permitted to pay up to a maximum of $571 in dividends and the Company's subsidiaries are permitted to pay up to a maximum of $429 in dividends, as determined by the above mentioned insurance regulations.

Cash Flows

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
	2023	2022
Net cash provided by (used for) operating activities	$1,131	$880	$(376)	$444
Net cash provided by (used for) investing activities	958	279	540	(2)
Net cash used for financing activities	(1,841)	(1,035)	(165)	(432)
Cash — end of year	$421	$173	$49	$50
For the year ended December 31, 2023 (Successor Company)
Net cash provided by operating activities included net income adjusted for non-cash items, including investment and derivative related losses, net of $929 and interest credited on investment and universal life-type contracts of $370, partially offset by host accretion adjustments related to ceded modified coinsurance funds withheld of $381.
Net cash provided by investing activities was primarily related to net proceeds from fixed maturity securities of $982, net proceeds from mortgage loans and short-term investments of $456 and $287, respectively, partially offset by net payments for derivatives of $913.
Net cash used for financing activities was primarily driven by net payments for deposits, transfers and withdrawals for investment and universal life-type contracts of $1.1 billion and a $575 dividend paid to the Company's parent, TR Re.
For the year ended December 31, 2022 (Successor Company)
Net cash provided by operating activities included net income adjusted for non-cash items, including interest credited on investment and universal life-type contracts of $481 and VOBA and DAC amortization of $61, partially offset by a decrease in market risk benefits of $295 and other decreases of $103. In addition, cash provided by operating activities included cash received from the Guardian reinsurance transaction of $121.
Net cash provided by investing activities was primarily related to net proceeds from available-for-sale securities of $1.9 billion, partially offset by net payments for derivatives and mortgage loans of $559 and $409, respectively.
Net cash used for financing activities was driven by net payments for deposits, transfers and withdrawals for investment and universal life-type contracts of $936 and net decrease from securities loaned or sold under agreements to repurchase of $99.
For the period of July 1, 2021 to December 31, 2021 (Successor Company)
Net cash provided by operating activities primarily represents cash outflows associated with the Allianz and TR Re reinsurance transactions was $877, partially offset by positive adjustments to net income of $83.
Net cash provided by investing activities was related to net proceeds from available-for-sale securities of $1 billion, partially offset by net payments for short-term investments of $314, as a result of the Company's liquidity management, and net payments for derivatives of $161.
Net cash used for financing activities was primarily related to net payments for deposits, transfers and withdrawals for investment and universal life-type contracts of $296, partially offset by net increase in securities loaned or sold under agreements to repurchase of $131.
For the period of January 1, 2021 to June 30, 2021 (Predecessor Company)
Net cash provided by operating activities included net income adjusted for non-cash net investment related losses of $242, mainly driven by losses associated with the macro hedge program and other non-cash items, partially offset by cash paid for claims and losses.
Net cash used for investing activities was primarily related to net payments for derivatives of $539, partially offset by net proceeds from available-for-sale securities of $425.
Net cash used for financing activities was primarily related to net payments for deposits, transfers and withdrawals for investment and universal life-type contracts of $202 and a pre-close dividend paid of $500 related to the Sixth Street Acquisition on June 30, 2021.

Ratings
Ratings can have an impact on the Company's reinsurance and derivative contracts. There can be no assurance that the Company’s ratings will continue for any given period of time or that they will not be changed. In the event the Company’s ratings are downgraded, reinsurance contracts may be adversely impacted and the Company may be required to post additional collateral on certain derivative contracts. Additionally, there are limited COLI and Bank Owned Life Insurance ("BOLI") contracts which have ratings triggers that could allow the insured to require the Company to attempt to reinsure those contracts with a higher rated insurer.
The following table summarizes Talcott Resolution Life Insurance Company’s significant member companies’ financial ratings from the major independent rating organizations as of April 24, 2024:

Insurance Financial Strength Ratings:	A.M. Best	S&P	Moody’s	Fitch
Talcott Resolution Life Insurance Company	A-	BBB+	Baa2	A-
Talcott Resolution Life and Annuity Insurance Company	A-	BBB+	Baa2	A-
These ratings are not a recommendation to buy or hold any of the Company’s securities and they may be revised or revoked at any time at the sole discretion of the rating organization.
The agencies consider many factors in determining the final rating of an insurance company. One consideration is the relative level of statutory capital and surplus, (referred to collectively as "statutory capital") necessary to support the business written and is reported in accordance with accounting practices prescribed by the applicable state insurance department.
Statutory Capital
The Company’s stockholder's equity, as prepared using U.S. GAAP, was $1.1 billion as of December 31, 2023 (Successor Company). The Company’s estimated aggregate statutory capital and surplus as prepared in accordance with the accounting practices prescribed or permitted by the CTDOI was $2.2 billion as of December 31, 2023 (Successor Company).
Below is a reconciliation of estimated aggregate statutory capital and surplus to U.S. GAAP stockholder's equity as of December 31, 2023 (Successor Company):

U.S. statutory capital as of December 31, 2023 [1]	$2,188
U.S. GAAP adjustments:
VOBA and DAC	457
Non-admitted deferred tax assets	143
Deferred taxes	546
Goodwill and other intangible assets	149
Non-admitted assets other than deferred tax assets	35
Asset valuation reserve and interest maintenance reserve	673
Benefit reserves	(154)
Unrealized loss on investments	(1,706)
Deferred gain on reinsurance	(1,136)
SSAP 108	(68)
Other, net	(65)
U.S. GAAP stockholder's equity as of December 31, 2023	$1,062
[1] The Company relies upon a prescribed practice allowed by Connecticut state laws that allow the Company to receive a reinsurance reserve credit for reinsurance treaties that provide for a limited right of unilateral cancellation by the reinsurer. The benefit from this prescribed practice was approximately $27 as of December 31, 2023 (Successor Company).
Significant differences between U.S. GAAP stockholder’s equity and aggregate statutory capital prepared in accordance with the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual ("U.S. STAT") include the following:
•Temporary differences between the book and tax basis of an asset or liability. which are recorded as deferred tax assets are evaluated for recoverability under U.S. GAAP while those amounts deferred are subject to limitations under U.S. STAT.

•The assumptions used in the determination of benefit reserves are prescribed under U.S. STAT, while the assumptions used under U.S. GAAP are generally the Company’s best estimate assumptions, which are updated at least annually or recorded at fair value for certain insurance guarantees. The sensitivity of life insurance reserves to changes in equity markets, as applicable, will be different between U.S. GAAP and U.S. STAT.
•The difference between the amortized cost and fair value of fixed maturity and other investments, net of tax, is recorded as an increase or decrease to the carrying value of the related asset and to equity under U.S. GAAP, while U.S. STAT only records certain securities at fair value, such as equity securities and certain lower rated bonds required by the NAIC to be recorded at the lower of amortized cost or fair value.
•The pushdown of purchase accounting for U.S. GAAP results in the Company reflecting goodwill in its U.S. GAAP financial statements. while pushdown of purchase accounting is not an accounting concept under U.S. STAT.
•U.S. STAT for life insurance companies establishes a formula reserve for realized and unrealized losses due to default and equity risks associated with certain invested assets (the Asset Valuation Reserve), while U.S. GAAP does not. Also, for those realized gains and losses caused by changes in interest rates, U.S. STAT for life insurance companies defers and amortizes the gains and losses, caused by changes in interest rates, into income over the original life to maturity of the asset sold (the Interest Maintenance Reserve) while U.S. GAAP does not.
•Deferred gains on reinsurance transactions are a restricted component of surplus on a U.S. STAT basis, while in U.S. GAAP it is included in liabilities and amortized into income over the life of the underlying policies reinsured.
•Certain derivative gains and losses are deferred in accordance with SSAP 108 upon an election and approval by the CTDOI, however, are reflected immediately into earnings on a U.S. GAAP basis.
In addition, certain assets, including a portion of premiums receivable and fixed assets, are non-admitted (recorded at zero value and charged against surplus) under U.S. STAT. U.S. GAAP generally evaluates assets based on their recoverability.
Risk-Based Capital
The Company's U.S. insurance companies' states of domicile impose RBC requirements. The requirements provide a means of measuring the minimum amount of statutory capital appropriate for an insurance company to support its overall business operations, based on its size and risk profile. Regulatory compliance is determined by a ratio of a company's total adjusted capital ("TAC") to its authorized control level RBC ("ACL RBC"). Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The minimum level of TAC before corrective action commences ("Company Action Level") is two times the ACL RBC. The adequacy of a company's capital is determined by the ratio of a company's TAC to its Company Action Level, known as the "RBC ratio". The Company and all of its operating insurance subsidiaries had RBC ratios in excess of the minimum levels required by the applicable insurance regulations. The RBC ratios for the Company and its principal life insurance operating subsidiaries were all in excess of 300% of their Company Action Levels as of December 31, 2023 and 2022 (Successor Company).The reporting of RBC ratios is not intended for the purpose of ranking any insurance company, or for use in connection with any marketing, advertising or promotional activities.
Contingencies
Legal Proceedings
For further information on other contingencies, see Note 15 - Commitments and Contingencies of Notes to Consolidated Financial Statements.
Legislative and Regulatory Developments
Privacy and Cybersecurity
Legislative activity aimed at protecting consumer privacy and augmenting cybersecurity protections continues to increase. In addition to the NAIC proposed Consumer Privacy Protection Model Law, there are three Federal proposals amending the Gramm-Leach-Bliley Act. These proposals would all require changes to the Company's current consumer privacy protections with varying degrees of complexity. The Company continues to implement the California Privacy Rights Act ("CPRA") and subsequent regulations which increased its scope to include business to business transaction and employee consumer protections.
Cybersecurity legislation continues to be a growing area of priority. For example, the New York’s Department of Financial Services has proposed amendments to their Cybersecurity Regulation which was enacted in February 2017. The proposed amendments move beyond administrative and technical safeguards and are focused on cybersecurity governance and risk management. The proposed amendments will require certain technologies, and increased board involvement.
Compliance with the ever increasing number of privacy and cybersecurity regulations involves a significant amount of resources and can be costly to implement.

Guaranty Fund and Other Insurance-related Assessments
For a discussion regarding Guaranty Fund and Other Insurance-related Assessments, see Note 15 - Commitments and Contingencies of Notes to Consolidated Financial Statements.
IMPACT OF NEW ACCOUNTING STANDARDS
For a discussion of new accounting standards, see Note 1 - Basis of Presentation and Significant Accounting Policies and Note 2 - Adoption of Long-Duration Targeted Improvements of Notes to Consolidated Financial Statements.
STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
We do not file reports under the 1934 Act in reliance on Rule 12h-7 under the 1934 Act, which provides an exemption from the reporting requirements of Sections 13 and 15 of the 1934 Act.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE OF TALCOTT RESOLUTION LIFE INSURANCE COMPANY
Identification of Directors
All of our Directors are elected to serve for a period of one year.
Set forth below are the names, ages, date of election and present principal occupations of our Directors for the past five years as of April 24, 2024. The table also sets forth the various committees each of the Company's Directors serves on with respect to the Company's Board of Directors.

Name	Age	Year First Became a Director	Principal Occupation and Employment for the Past Five Years
Robert W. Stein [1] [2]	73	2018	Corporate Director since October 2011
Ronald K. Tanemura [1] [2]	60	2021	Corporate Director since March 2011
Lisa M. Proch [2]	54	2021
Interim Co-President, Chief Legal Officer, and Chief Compliance Officer of the Company since July 2022; Senior Vice President, General Counsel and Chief Compliance Officer of the Company from June 2018 to July 2022

Christopher Abreu [3]	58	2022	Vice President and Chief Risk Officer from January 2020 to December 31, 2023; Vice President and Actuary of the Company from April 2013 to December 2019
Robert R. Siracusa [3]	59	2022	Chief Financial Officer of the Company from November 2023 to December 31, 2023, Interim Co-President and Chief Financial Officer of the Company from July 2022 to November 2023; Vice President and Chief Financial Officer of the Company from June 2018 to July 2022
Peter F. Sannizzaro [4]	56	2018	Former President and Chief Executive Officer of the Company from November 2018 to July 2022
Federico Bonini [5]	34	2022	Principal in the Insurance Team of Sixth Street since March 2016
Oliver Jakob	52	2024
Group Chief Risk Officer of Talcott Financial Group since December 2023; Chief Risk Officer of SoftBank Investment Advisers from January 2022 to December 2023; Chief Risk Officer of MUFG Securities America from April 2013 to October 2021

James O’Grady	40	2024
Executive Vice President and Chief Investment Officer of the Company as of April 1, 2024; Deputy Chief Investment Officer of Talcott from March 2023 to March 2024; Managing Director of Sixth Street from 2021 to March 2023; Head of Business Unit Portfolio Implementation of Swiss Re from 2011 to 2021

Matthew J. Poznar [6]	65	2021	Senior Vice President and Chief Investment Officer of the Company since June 2018
Samir Srivastava	58	2021	Vice President and Chief Information Officer of the Company since August 2018
[1]    Member of the Audit Committee of the Company.
[2]    Member of the Corporate Governance Committee of the Company.
[3]    Resigned as Director of the Company effective December 31, 2023.
[4]    Resigned as Director of the Company effective January 24, 2024.
[5] Resigned as Director of the Company effective March 8, 2024.
[6]    Resigned as Director of the Company effective March 31, 2024.

The following is a list of directorships currently held, or formerly held within the five previous years, by the Directors of the Company on companies whose securities are traded publicly in the United States or that are investment companies registered under the Investment Company Act of 1940.

Director	Directorships
Robert W. Stein	Assurant, Inc. (October 2011 to Present)
Ronald K. Tanemura	Sixth Street Specialty Lending (March 2011 to Present) Ice Clear Credit LLC (August 2009 to April 2019)
The Corporate Governance Committee of the Company is charged with recommending to the Board of Directors the qualifications for Directors, including among other things, the competencies, skills, experience and level of commitment required to fulfill Board responsibilities and the personal qualities that should be sought in candidates for Board membership.
The Company’s Directors are identified below along with an indication of their experience, qualifications, attributes and skills, which leads the Company to believe that they are qualified to serve on the Board of Directors.
Robert W. Stein
Mr. Stein is a retired Global Managing Partner of Actuarial Services of Ernst & Young where he spent over 40 years in various leadership roles advising many of the world’s leading insurance companies on financial and operating matters. Mr. Stein currently serves as a director and Chair of the Audit Committee of Assurant, Inc. and the Company and serves as an advisor to the Board of Directors of Global Synergy Holdings. He served as a director of Worldwide Reinsurance, Ltd. from December 2018 to November 2019 and Resolution Life Holdings (USA) from March 2014 to December 2019. Mr. Stein is a Trustee Emeritus of the Actuarial Foundation. He is a member of both the AICPA and the American Academy of Actuaries, as well as a Fellow of the Society of Actuaries. Mr. Stein is a Certified Public Accountant.
Ronald K. Tanemura
Mr. Tanemura is a retired Partner and former Advisor Director for Goldman, Sachs & Co. from 2000 to 2006. He was also a Managing Director at Deutsche Bank from 1996 to 2000 and at Salomon Brothers from 1985 to 1996. During his 20 years in banking, he managed a variety of fixed income sales and trading businesses in London, New York and Tokyo.
In March 2011, Mr. Tanemura was elected a director of Sixth Street Specialty Lending, Inc. and currently serves as a director of post-reorganization Lehman Brothers Holdings Inc. and Sixth Street Lending Partners. From 2012 to 2019, he served as a non-executive director of ICE Clear Credit in Chicago and, from 2009 to 2019, he served as a non-executive director of ICE Clear Europe in London, both wholly owned subsidiaries of Intercontinental Exchange, Inc. Mr. Tanemura’s extensive experience in the financial markets, his deep understanding of risk and his prior board experience including service at highly regulated financial companies, makes Mr. Tanemura an excellent addition to the Company's Board, Audit Committee, and Corporate Governance Committee.
Lisa M. Proch
Ms. Proch is the Chief Legal Officer and Chief Compliance Officer of the Company. She also served as Interim Co-President of the Company from July 15, 2022 to November 15, 2023. In her current role, she is responsible for overseeing all aspects of the law and compliance group. She has over 20 years of experience within the industry, and prior to her role with the Company, was the Chief Legal Officer and Chief Compliance Officer for the wealth management businesses of The Hartford. She is a director of the Company as well as a member of its Corporate Governance Committee.
Christopher Abreu
Mr. Abreu was Vice President, Chief Risk Officer, and Director of the Company until his resignation, effective December 31, 2023, where he was responsible for Enterprise Risk Management, including governance, monitoring, and reporting of financial and operational enterprise risks. Chris has more than 30 years of experience within the industry, and prior to joining Talcott Resolution, held various senior enterprise risk management, variable annuity hedging, and traditional actuarial roles at The Hartford and Travelers. Chris is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.
Robert R. Siracusa
Mr. Siracusa was Chief Financial Officer and Director of the Company until his resignation, effective December 31, 2023, where he was responsible for the Company’s GAAP, statutory and management accounting and reporting, treasury and banking, capital management, expense management, and financial planning and analysis, including the development and implementation of financial strategic initiatives, financial modeling, and governance. He also served as Interim Co-President of the Company from July 15, 2022 to November 15, 2023. Mr. Siracusa has over 30 years of experience within the industry. Prior to his role with the Company, he was with PricewaterhouseCoopers and then held several leadership positions at The Hartford. He is also a Certified Public Accountant.

Peter F. Sannizzaro
Mr. Sannizzaro is the former President and Chief Executive Officer of the Company, a role he assumed in November 2018 and held until July 2022. He has 30 years of experience in the financial services industry, including serving as President and Chief Operating Officer of the Company from June 2018 to November 2018. Prior to 2018, he served as Senior Vice President and Chief Financial Officer for the Company where he had responsibility for Finance, Actuarial and Risk, as well as Chief Financial Officer of Hartford Investment Management Company. He is a Chartered Financial Analyst and a Certified Public Accountant. He is a director of Foodshare, Inc., Chair of its Finance Committee and a member of its Executive Committee and Retirement Committee. Effective January 15, 2024, Mr. Sannizzaro resigned as Director of the Company.
Federico Bonini
Mr. Bonini is a Principal in the Insurance team of Sixth Street. He joined Sixth Street in 2016 and since then he’s been involved on several transactions including the $1.8 billion acquisition of Talcott Resolution, $20 billion FIA reinsurance from Allianz to Talcott Resolution, $26 billion reinsurance from Principal to Talcott, $1 billion reinsurance from Allianz to Lifetri, $400 acquisition of Klaverblad, $100 acquisition of Lifetri, set up of UK pension consolidator Clara, $350 acquisition of an Italian portfolio of CRE real estate assets, $90 holding company financing of UK portfolio of reversion products. Before joining Sixth Street, Federico worked in the M&A Media & Comms team of Morgan Stanley, where he advised Altice on its $7.5 billion acquisition of Portugal Telecom and Vodafone on its $10 billion JV with Ziggo. Mr. Bonini served as a Director of the Company until his resignation, effective March 8, 2024.
Oliver Jakob
Mr. Jakob has served as Group Chief Risk Officer of Talcott Financial Group since January 2024 where he is responsible for the Enterprise Risk Management, including governance, monitoring, and reporting financial and operational enterprise risks. Oliver holds over 25 years of experience in banking, financial services, and global risk management, as well as over a decade of experience in leadership and building successful risk teams globally. Prior to joining Talcott, Mr. Jakob served as Partner and Chief Risk Officer at Softbank Investment Advisors where he oversaw all proposed transactions for multiple funds. Prior to his role at Softbank, Mr. Jakob also served as a Managing Director and International Chief Risk Officer at Mitsubishi UFJ Securities and was the Global Head of Market Risk at UBS AG. Mr. Jakob attended Karlsruhe Institute of Technology (KIT), a university located in Karlsruhe, Germany, where he received his Diploma in Industrial Engineering with a major in Finance and Statistics/Econometrics. Mr. Jakob holds an MBA from Vanderbilt University, with a focus on corporate finance and PhD-level Financial Economics.
James O'Grady
Mr. O’Grady was appointed Executive Vice President, Chief Investment Officer, and Director of the Company effective April 1, 2024. In this role he will be responsible for the oversight of Talcott’s strategic asset allocation and asset liability management functions. Prior to assuming the role of Chief Investment Officer, he served as Deputy Chief Investment Officer where he worked with the Chief Investment Officer on overall investment portfolio strategy. James has more than 18 years of financial services experience, and prior to joining Talcott, was a Managing Director at Sixth Street and Head of Business Unit Portfolio Implementation at Swiss Re Asset Management. James holds a Bachelor of Science in Mathematics and Computer Science from McGill University. He also holds the Chartered Financial Analyst designation and is an Associate of the Society of Actuaries.
Matthew J. Poznar
Mr. Poznar served as Senior Vice President, Chief Investment Officer, and Director of the Company until his resignation, effective March 31, 2024, where he was responsible for the investment portfolios and strategies that support financial commitments to our contractholders and contribute to overall enterprise returns. He has over 36 years of experience within the industry, and prior to joining Talcott Resolution, was responsible for managing Talcott Resolution’s investment portfolios at Hartford Investment Management Company and running its Variable Insurance Trust platform. Matt holds the Chartered Financial Analyst designation.
Samir Srivastava
Mr. Srivastava is Vice President and Chief Information Officer of the Company. He assumed this role in August 2018, where he is responsible for the company’s technology function, including developing and executing on the strategic information technology roadmap, day-to-day production support, maintenance, information security and infrastructure. Prior to 2018, he spent 17 years at The Hartford. where he held various titles, most recently Vice President. He is director of the Company.

Identification of Executive Officers

Name	Age	Position with the Company and Business Experience for the Past Five Years
Christopher Abreu [1]	58	Vice President and Chief Risk Officer from January 2020 to December 31, 2023; Vice President and Actuary of the Company from April 2013 to December 2019
Ellen T. Below	59
Executive Vice President, and Chief Communications Officer, and Head of Community Involvement since November 2023. Vice President and Chief Communications Officer of the Company from since June 2018 to November 2023

Matthew C. Bjorkman	43	Vice President and Chief Auditor of the Company since June 2018
John B. Brady	54	Vice President and Chief Actuary of the Company since June 2018
Christopher B. Cramer	52
Senior Vice President, Corporate Secretary, Chief Tax Officer, and Deputy General Counsel of the Company since November 2019; Vice President, Head of Tax and Deputy General Counsel of the Company from June 2018 to October 2019

Diane Krajewski	62	Vice President and Chief Human Resources Officer of the Company since June 2018
James O'Grady	40	Executive Vice President and Chief Investment Officer of the Company as of April 1, 2024; Deputy Chief Investment Officer of Talcott from March 2023 to March 2024; Managing Director of Sixth Street from 2021 to March 2023; Head of Business Unit Portfolio Implementation of Swiss Re from 2011 to 2021
Robert R. Siracusa [2]	59
Chief Financial Officer of the Company from November 2023 to December 31, 2023, Interim Co-President and Chief Financial Officer of the Company since from July 2022 to November 2023; Vice President and Chief Financial Officer of the Company from June 2018 to July 2022

Matthew J. Poznar [3]	65	Senior Vice President and Chief Investment Officer of the Company since June 2018
Lisa M. Proch	54
Chief Legal Officer, and Chief Compliance Officer of the Company since July 2022November 2023; Interim Co-President, Chief Legal Officer and Chief Compliance Officer of the Company from July 2022 to November 2023; Senior Vice President, General Counsel and Chief Compliance Officer of the Company from June 2018 to July 2022

Samir Srivastava	58	Vice President and Chief Information Officer of the Company since August 2018
[1] Effective December 31, 2023, Mr. Abreu resigned as Vice President and Chief Risk Officer of the Company.
[2] Effective December 31, 2023, Mr. Siracusa resigned as Chief Financial Officer of the Company.
[3] Effective March 31, 2024, Mr. Poznar resigned as Senior Vice President and Chief Investment Officer of the Company.
Certain of these executive officers also serve as executive officers and/or directors of various Company subsidiaries.
Director Independence
Although not subject to the independence standards of the New York Stock Exchange, the Company has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, the Company has determined that it has at least two independent directors, Robert W. Stein and Ronald K. Tanemura.

EXECUTIVE COMPENSATION
Executive Officers
The Company has no employees, as we are managed by Talcott Resolution Life, Inc. ("TLI"), the Company's indirect parent, pursuant to an Intercompany Services and Cost Allocation Agreement effective as of June 1, 2018 (the "Management Agreement") between the Company, TLI and other Company affiliates. Pursuant to the Management Agreement, the parties provide a variety of operating services to each other to conduct their day-to-day business, including employee management services. Expenses incurred by TLI in providing these services are reimbursed by the Company based on TLI’s actual cost incurred plus a nominal mark-up as appropriate per the July 1, 2021 amendment to the Management Agreement.
Directors
Except as set forth below, directors are not compensated for their service on the Company’s Board. Any compensation paid to a director by their employing firm is not specifically for service as a director of the Company.
In 2023, the Company compensated two independent directors, Robert W. Stein and Ronald K. Tanemura. None of the other directors of the Company received compensation for their board service. The following sets out compensation paid in 2023 to directors for the Company’s board service from January 1, 2023 through December 31, 2023.

Director Compensation
Name	Fees Earned or Paid in Cash
R. Stein	$100,000
R. Tanemura	$100,000

Director Management Incentive Plan Awards ("MIP") [1]
Name	MIP Grant Date	Total MIP Percentage	Percent Vested	Percent Not Vested
R. Stein	07/28/2021	0.0329%	20%	80%
	03/01/2023	0.0247%	—%	100%
R. Tanemura	07/28/2021	0.0329%	20%	80%
[1]    Mssrs. Stein and Tanemura were awarded a MIP award on July 28, 2021. This award entitles a participant to share in the future profits earned by investors upon a realization event. The awards are subject to five-year time-based vesting and additional performance vesting based on the achievement of certain investment hurdles. The estimated market value at date of grant was $0.
[2]    Mssr. Stein was awarded an additional MIP grant on March 1, 2023. The terms and conditions for this award are the same as with his prior grant awarded on July 28, 2021. The estimated market value at date of grant was $0.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Security Ownership of Certain Beneficial Owners
The Company is wholly-owned subsidiary of TR Re, Ltd.
Security Ownership of Management
None
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Party Transactions
We review all relationships and transactions in which we and our investors, Directors, executive officers, and their immediate family members ("related parties") participate to determine if any related party has a direct or indirect material interest. Our General Counsel's office is primarily responsible for developing and implementing processes to obtain the necessary information and for determining, based on the facts and circumstances, whether a direct or indirect material interest exists.
If the General Counsel's Office determines that a transaction may require disclosure under SEC rules, the General Counsel's Office will notify the Board of Directors. The Board will approve or ratify the transaction only if certain criteria is met. Among other criteria, the Board considers whether such transactions were on terms that are no less favorable, in the aggregate, to the Company and its affiliates than those that could reasonably be obtained in a comparable arms’-length transaction with a person other than the related party. Such review also considers established conflict of interest guidelines with respect to the Company and its affiliates.
As described under Executive Compensation, the Company has entered into the Management Agreement between the Company, TLI, and other Company affiliates. Pursuant to the Management Agreement, the parties provide a variety of operating services to each other to conduct their day to day business, including employee management services. Expenses incurred by TLI in providing these services are reimbursed by the Company based on TLI's actual cost incurred through June 30, 2021 and on an actual cost incurred plus a nominal mark-up as appropriate per the July 1, 2021 revised cost plus expense reimbursement agreement.
On December 28, 2021, the Company and its insurance subsidiaries entered into an Investment Management Agreement with Sixth Street Insurance Solutions, L.P. (“SSIS”) in order to diversify the Company’s investment management capabilities and to leverage the specialty knowledge of SSIS with respect to certain asset classes. Pursuant to the agreement, fees and expenses payable by the Company and the legal terms of the Investment Management Agreement, are consistent with such financial elements and terms for similar investment management agreements covering similar asset classes among unaffiliated parties including, SSIS and unaffiliated third parties.
On October 1, 2021 TL’s indirect parent, Talcott Resolution Life, Inc., acquired Talcott Administration Services Company, LLC (“TASC”). TASC performs policy administration and other services for TL under the Administrative Services Agreement dated July 14, 2012 as amended. As of October 1, 2023, TR Re became TASC's direct parent.
On December 29, 2023 the Company received approval from the Department to transfer ownership of American Maturity Life Insurance Company ("AML") to TLI. In an agreement effective January 1, 2024, TL sold AML to TLI for a value of approximately $16.
Otherwise, based on the information available to the Company's General Counsel's Office and to the Board, there have been no transactions between the Company and any related party, nor are any currently proposed, for which disclosure is required under the SEC rules.

Talcott Resolution Life Insurance Company
Audited Consolidated Financial Statements
As of December 31, 2023 and 2022 (Successor Company)
For years ended December 31, 2023 and 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company) and the six months ended June 30, 2021 (Predecessor Company)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

Description	Page
Report of Independent Registered Public Accounting Firm	F-3
Consolidated Balance Sheets — As of December 31, 2023 and 2022 (Successor Company)	F-6
Consolidated Statements of Operations — For years ended December 31, 2023 and 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company) and the six months ended June 30, 2021 (Predecessor Company)
F-7
Consolidated Statements of Comprehensive Income (Loss) — For years ended December 31, 2023 and 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company) and the six months ended June 30, 2021 (Predecessor Company)
F-8
Consolidated Statements of Changes in Stockholder's Equity — For years ended December 31, 2023 and 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company) and the six months ended June 30, 2021 (Predecessor Company)
F-9
Consolidated Statements of Cash Flows — For years ended December 31, 2023 and 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company) and the six months ended June 30, 2021 (Predecessor Company)
F-10
Notes to Consolidated Financial Statements	F-12
Report of Independent Registered Public Accounting Firm	S-1
Schedule I — Summary of Investments — Other Than Investments in Related Parties	S-2
Schedule IV — Reinsurance	S-3
Schedule V — Valuation and Qualifying Accounts	S-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholder and the Board of Directors of Talcott Resolution Life Insurance Company:
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Talcott Resolution Life Insurance Company and subsidiaries (the "Company") as of December 31, 2023 and 2022 (Successor Company), the related consolidated statements of operations, comprehensive income (loss), changes in stockholder’s equity, and cash flows, for the years ended December 31, 2023 and 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company) and the six months ended June 30, 2021 (Predecessor Company) and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 (Successor Company), and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company) and the six months ended June 30, 2021 (Predecessor Company), in conformity with accounting principles generally accepted in the United States of America.
Change in Accounting Principle
As discussed in Notes 1 and 2 to the financial statements, the Company has changed its method of accounting for long-duration contracts due to the adoption of ASU 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts ("ASU 2018-12"), effective January 1, 2023, with a transition date of July 1, 2021.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.
Certain Assumptions Used in the Valuation of Market Risk Benefits – Refer to Notes 1, 2, 5 and 12 to the financial statements
Critical Audit Matter Description
The Company has historically issued and assumes via reinsurance certain guarantees and product features on Variable Annuity (VA) and Fixed Indexed Annuity (FIA) products which protect the contract holder from, and expose the Company to, other-than-nominal- capital market risk. The Company recognizes these features as Market Risk Benefits (MRBs). MRBs are measured at the individual contract level and multiple MRBs within a single contract are measured and recognized as a single, compound MRB. MRBs are carried at fair value and may be recognized as a liability or an asset and are reported separately as MRB liabilities or assets on the consolidated balance sheet as there is not legal right of offset between contracts.
The fair value of MRBs is measured as the present value of expected future benefits payments to contract holders, less the present value of expected fees attributable to the MRB, if applicable. The Company estimates these cash flows using significant judgment including discount rate assumptions, nonperformance risk, and actuarially determined assumptions about policyholder behavior, such as: withdrawal utilization, withdrawal rates, and lapses.
Given the sensitivity of certain market risk benefits to changes in these assumptions and the significant uncertainty inherent in estimating the market risk benefits, we identified management’s evaluation of these assumptions in the valuation of certain market risk benefits as a critical audit matter. This required a high degree of auditor judgment and an increased extent of effort, including the involvement of our actuarial and fair value specialists.
How the Critical Audit Matter Was Addressed in the Audit
Our audit procedures related to testing assumptions used by management to estimate the valuation of MRBs, specifically discount rates, nonperformance risk, and actuarially determined assumptions about policyholder behavior, included the following, among others:
•With the involvement of our valuation and actuarial specialists, we:
◦Evaluated the results of the underlying experience studies, capital market inputs, and judgments applied by management in setting the principal assumptions.
◦Developed an independent estimate, on a sample basis, of the market risk benefits and evaluated differences.
•We tested the completeness and accuracy of the underlying data that served as the basis for the actuarial analysis to test that the inputs to the actuarial estimate were reasonable.
•Evaluated the methods and assumptions used by management to identify potential bias in the determination of the MRBs.
Certain Assumptions Used in the Valuation of Embedded Derivatives for Fixed Indexed Annuities – Refer to Notes 1, 3, 4, and 5 to the financial statements
Critical Audit Matter Description
The Company assumes via reinsurance fixed indexed annuity contracts (FIA) contracts. FIA contract balances appreciate based on a minimum guaranteed credited rate or on the performance of market indices. For FIA contracts where an equity market index is elected, the account value attributable to the equity performance, which is not clearly and closely related to the insurance contract, is recognized as an embedded derivative liability. The liability reported on the consolidated balance sheets is equal to the sum of the fair value of the embedded derivative and the host contract and is reported in other policyholder funds. The fair value of the embedded derivative is measured as the present value of cash flows attributable to the indexed strategies and is derived using assumptions to estimate future account values.
Given the sensitivity of these embedded derivatives to changes in these assumptions, specifically around policyholder lapse and partial withdrawals, as well as discount rates, and the significant uncertainty inherent in estimating them, we identified management’s evaluation of these assumptions as a critical audit matter. This required a high degree of auditor judgment and an increased extent of effort, including the involvement of our actuarial and fair value specialists.
How the Critical Audit Matter Was Addressed in the Audit
Our audit procedures related to testing assumptions used by management to estimate the embedded derivatives recorded within other policyholder funds, specifically lapses, partial withdrawals, and discount rates, included the following, among others:
•With the involvement of our valuation and actuarial specialists, we:

◦Evaluated the results of the underlying experience studies, capital market inputs, and judgments applied by management in setting the principal assumptions.
◦Developed an independent estimate, on a sample basis, of the embedded derivative and evaluated differences.
•We tested the completeness and accuracy of the underlying data that served as the basis for the actuarial analysis to test that the inputs to the actuarial estimate were reasonable.
•Tested the completeness and accuracy of the underlying data that served as the basis for the actuarial analysis to test that the inputs of the actuarial estimate were reasonable.
•Evaluated the methods and assumptions used by management to identify potential bias in the determination of the embedded derivatives.

/s/ DELOITTE & TOUCHE LLP

Hartford, CT
April 24, 2024
We have served as the Company’s auditor since 2002.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
Consolidated Balance Sheets

	Successor Company
	As of December 31,
(In millions, except share data)	2023	2022
Assets
Investments
Fixed maturities, available-for-sale, at fair value (related party: $9 and $4) (net of allowance for credit losses: $16 and $—; amortized cost: $17,335 and $18,689)	$14,854	$15,383
Fixed maturities, at fair value using the fair value option (related party: $27 and $—)	252	331
Equity securities, at fair value	182	179
Mortgage loans (net of allowance for credit losses: $26 and $15)	2,019	2,520
Policy loans (related party: $(6) and $—)	1,528	1,495
Investment funds (related party: $51 and $8) (portion at fair value: $238 and $58)	1,428	1,300
Other investments (portion at fair value: $35 and $83)	35	95
Short-term investments, at fair value (related party: $440 and $100)	1,181	1,489
Total investments	21,479	22,792
Cash	421	173
Reinsurance recoverables (related party: $9,468 and $9,613) (net of allowance for credit losses: $18 and $21) (portion at fair value: $1,242 and $1,286)	37,706	39,223
Market risk benefits	578	325
Value of business acquired and deferred acquisition costs (related party: $114 and $176)	457	496
Deferred income taxes	828	879
Goodwill and other intangible assets, net	149	155
Other assets	420	441
Separate account assets	89,514	87,255
Total assets	$151,552	$151,739

Liabilities and Stockholder's Equity
Liabilities
Reserve for future policy benefits	$19,379	$18,738
Other policyholder funds and benefits payable (related party: $526 and $582) (portion at fair value: $536 and $295)	29,502	31,827
Market risk benefits	1,074	1,204
Funds withheld liability (related party: $9,148 and $9,248 (portion at fair value: $(157) and $(560))	10,210	10,474
Other liabilities (related party: $33 and $(1)) (portion at fair value: $57 and $105)	811	981
Separate account liabilities	89,514	87,255
Total liabilities	150,490	150,479
Commitments and Contingencies (Note 15)
Stockholder’s Equity
Common stock (1,000 shares authorized, issued, and outstanding; par value: $5,690 per share)	6	6
Additional paid-in capital	1,877	1,877
Accumulated other comprehensive loss (related party: $(580) and $(762))	(1,325)	(1,659)
Retained earnings	504	1,036
Total stockholder’s equity	1,062	1,260

Total liabilities and stockholder’s equity	$151,552	$151,739
See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
Consolidated Statements of Operations

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
(In millions)	2023	2022
Revenues
Premiums (related party: $(56), $(27), $— , and $—)	$88	$99	$26	$24
Policy charges and fee income (related party: $(304), $(320), $— , and $—)	646	509	434	438
Net investment income (related party: $(380), $(136), $—, and $—)	590	778	498	534
Investment and derivative related losses, net (related party: $361, $696, $— , and $—)	(929)	(76)	(50)	(242)
Total revenues	395	1,310	908	754

Benefits, Losses and Expenses
Benefits and losses (remeasurement loss (gain): $(17), $10, $14, and $—) (related party: $(276), $(117), $— , and $— )	307	521	161	349
Change in market risk benefits (related party: $77, $4,$—, and $—)	(305)	(295)	2	—
Amortization of value of business acquired and deferred acquisition costs (related party: $14, $19, $—, and $—)	55	61	24	(43)
Insurance operating costs and other expenses (related party: $(136), $(119), $—, and $—)	334	301	212	232
Total benefits, losses and expenses	391	588	399	538

Income before income taxes	4	722	509	216

Income tax expense (benefit)	(39)	107	88	30
Net income	$43	$615	$421	$186

See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
Consolidated Statements of Comprehensive Income (Loss)

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
(In millions)	2023	2022
Net income	$43	$615	$421	$186

Other comprehensive income (loss)
Unrealized gain (loss) on available-for-sale securities	675	(2,606)	(16)	(275)
Unrealized gain (loss) on cash flow hedging instruments	4	(27)	—	1
Gain (loss) related to discount rate for reserve for future policy benefits (related party: $182, $(762), $—, and $— )	(212)	873	(14)	—
Gain (loss) related to credit risk for market benefits	(133)	96	35	—
Other comprehensive income (loss)	334	(1,664)	5	(274)

Comprehensive income (loss)	$377	$(1,049)	$426	$(88)

See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
Consolidated Statements of Changes in Stockholder's Equity

(In millions)	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholder's Equity
Predecessor Company
Balance at January 1, 2021	$6	$1,761	$1,281	$137	$3,185
Net income	—	—	—	186	186
Total other comprehensive loss	—	—	(274)	—	(274)
Capital contributions to parent	—	(235)	—	—	(235)
Dividends paid	—	—	—	(265)	(265)
Balance at June 30, 2021	$6	$1,526	$1,007	$58	$2,597

Successor Company
Balance at July 1, 2021	$6	$1,877	$—	$—	$1,883
Net income	—	—	—	421	421
Other comprehensive loss	—	—	5	—	5
Capital contribution to parent	—	—	—	—	—
Dividends paid	—	—	—	—	—
Balance at December 31, 2021	6	1,877	5	421	2,309

Balance at January 1, 2022	6	1,877	5	421	2,309
Net income	—	—	—	615	615
Other comprehensive loss	—	—	(1,664)	—	(1,664)
Capital contribution to parent	—	—	—	—	—
Dividends paid	—	—	—	—	—
Balance at December 31, 2022	6	1,877	(1,659)	1,036	1,260

Balance at January 1, 2023	6	1,877	(1,659)	1,036	1,260
Net income	—	—	—	43	43
Other comprehensive income	—	—	334	—	334
Capital contribution to parent	—	—	—	—	—
Dividends paid	—	—	—	(575)	(575)
Balance at December 31, 2023	$6	$1,877	$(1,325)	$504	$1,062

See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
Consolidated Statements of Cash Flows

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
(In millions)	2023	2022
Operating Activities
Net income	$43	$615	$421	$186
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Investment and derivative related losses, net (related party: $(361), $(696), $—, and $—)	929	76	50	242
Amortization of unearned revenue reserve (related party: $(56), $(5) , $—, and $—)	(118)	(68)	—	(26)
Amortization of value of business acquired and deferred acquisition costs (related party: $14, $19, $—, and $—)	55	61	24	(43)
Depreciation and amortization	167	227	102	38
Deferred income taxes	(37)	124	174	29
Interest credited on investment and universal life-type contracts	370	481	314	152
Change in market risk benefits (related party: $77, $4, $—, and $—)	(305)	(295)	2	—
Other operating activities, net (related party: $382, $136, $—, and $—)	(571)	(40)	(273)	(114)
Changes in operating assets and liabilities:
Reinsurance recoverables (related party: $(510), $198, $—, and $—)	178	(741)	(29)	(134)
Reserve for future policy benefits	92	228	(153)	63
Other assets and liabilities (related party: $447, $—, $—, $—)	328	91	(131)	51
Net proceeds from (payments for) reinsurance transactions	—	121	(877)	—
Net cash provided by (used for) operating activities	1,131	880	(376)	444

Investing Activities
Proceeds from sales, maturities, and payments of:
Fixed maturities	2,182	6,185	2,976	1,622
Equity securities	6	26	47	3
Mortgage loans	588	258	294	158
Investment funds (related party: $1, $—, $—, and $—)	295	64	102	71
Other investments	6	—	—	—
Payments for purchases of:
Fixed maturities (related party: $(32), $—, $—, and $—)	(1,200)	(4,607)	(1,974)	(1,197)
Equity securities	(2)	(22)	(121)	(45)
Mortgage loans	(132)	(667)	(207)	(177)
Investment funds (related party: $(44), $—, $—, and $—)	(126)	(158)	(100)	(74)
Net proceeds from (payments for):
Repurchase agreements program	—	25	(11)	8
Policy loans	(33)	(11)	9	(32)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
Consolidated Statements of Cash Flows

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
(In millions)	2023	2022
Derivatives	(913)	(559)	(161)	(539)
Short-term investments (related party: $(340), $(100), $—, and $—)	287	(255)	(314)	200
Net cash provided by (used for) investing activities	958	279	540	(2)
Financing Activities
Investment and universal life-type contracts:
Deposits and other additions	2,693	2,033	872	1,001
Withdrawals and other deductions	(10,635)	(8,109)	(4,766)	(4,862)
Net transfers from separate accounts	6,799	5,140	3,598	3,659
Net change in securities loaned or sold under agreements to repurchase	(123)	(99)	131	270
Dividends to parent	(575)	—	—	(265)
Distributions to parent	—	—	—	(235)
Net cash used for financing activities	(1,841)	(1,035)	(165)	(432)

Net increase (decrease) in cash	248	124	(1)	10
Cash at beginning of year	173	49	50	40
Cash at end of year	$421	$173	$49	$50

Supplemental Disclosure of Cash Flow Information:
Income taxes received (paid)	$(74)	$142	$(13)	$2

See Notes to Consolidated Financial Statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in millions, unless otherwise stated)
1. Basis of Presentation and Significant Accounting Policies
Basis of Presentation
Talcott Resolution Life Insurance Company, together with its subsidiaries, (collectively, "TL," the "Company," "we" or "our") is a life insurance and annuity company and comprehensive risk solutions-provider in the United States ("U.S.") and is a wholly-owned subsidiary of TR Re, Ltd. ("TR Re"), a Bermuda based entity. Talcott Resolution Life, Inc. ("TLI"), a Delaware corporation and Talcott Holdings, L.P. ("THLP") are indirect parents of the Company and the Company has an ultimate parent of Talcott Financial Group, Ltd. ("TFG" or "Talcott Financial Group").
The financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”), which differ materially from the accounting practices prescribed by various insurance regulatory authorities. Certain reclassifications were made to prior year balances for the presentation of unearned premiums and deferred gains on reinsurance to be consistent with current year presentation.
Description of Business
As of December 31, 2023, the Company managed approximately 446 thousand annuity contracts with an account value of approximately $38 billion, gross of reinsurance, and private placement life insurance with an account value of approximately $41.7 billion. Upon the Company's acquisition by Sixth Street, the Company's strategy changed to be one of a life insurance aggregator through reinsurance. Since the Sixth Street acquisition, the Company has participated in multiple assumed reinsurance transactions that have positioned the Company, as part of the Talcott Financial Group, as a leading participant in this area of the life insurance marketplace. As part of the Company's growth strategy, the Company assumes life insurance blocks of business, providing external insurers with solutions to create capital flexibility and risk management efficiencies. Since the Sixth Street Acquisition and as of December 31, 2023, the Company has assumed fixed indexed annuities ("FIA") of $7.3 billion and variable annuities ("VA") of $6.4 billion.
On June 30, 2021, the Company’s previous indirect owner, Hopmeadow Holdings GP LLC, completed the sale of the Company (the "Sixth Street Acquisition") through the merger of an affiliate of Sixth Street, a global investment firm, with and into THLP pursuant to an Agreement and Plan of Merger (the “Agreement"). Through the Agreement, TFG indirectly obtained 100% control of THLP and its life and annuity operating subsidiaries for a total purchase price of approximately $2.2 billion, comprised of a $500 pre-closing dividend and cash of $1.7 billion. The merger was accounted for using business combination accounting, together with an election to apply pushdown accounting. Under this method, the purchase price paid was assigned to the identifiable assets acquired and liabilities assumed as of the acquisition date based on their fair value. Determining the fair value of certain assets acquired and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions. The Company’s consolidated financial statements and footnote disclosures are presented into two distinct periods. The periods prior to the consummation of the agreement are labeled ("Predecessor Company") and the periods subsequent to that date are labeled ("Successor Company") to distinguish between the different basis of accounting between the periods presented. As a result of the application of purchase accounting, the consolidated financial statements for the years ended December 31, 2023 and 2022 and period of July 1, 2021 to December 31, 2021 (Successor Company), are not comparable to the prior periods presented. In addition, as a result of the acquisition the Company conformed to TFG’s accounting policies and modified its presentation for certain transactions.
Consolidation
The financial statements include the accounts of the Company and entities the Company directly or indirectly has a controlling financial interest in which the Company is required to consolidate. All intercompany transactions and balances between the Company and its subsidiaries have been eliminated. Entities in which the Company has significant influence over the operating and financing decisions but is not required to consolidate are reported using the equity method.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions affecting the reported amount of assets and liabilities as of the date of the financial statements and reported amounts of revenues and expenses for the reporting period. In applying these estimates and assumptions, management makes subjective and complex judgments that are uncertain and subject to change. Many of these policies, estimates, and related judgments are common in the insurance and financial services industries; others are specific to the Company’s business and operations. Actual results could differ from these estimates.
Our principal estimates and assumptions impact the following reported amounts and disclosures:
•Fair value of investments;
•Impairment of investments and allowance for credit losses (“ACL”);
•Derivatives valuation, including embedded derivatives;

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
•Market risk benefits (“MRB”);
•Reserve for future policy benefits;
•Valuation allowances on deferred tax assets (“DTA”);
•Evaluation of goodwill for impairment.
Certain of these estimates are particularly sensitive to market conditions, and deterioration and/or volatility in the worldwide debt or equity markets could have a material impact on the annual financial statements. Additional details regarding these estimates and assumptions are discussed in the following significant accounting policies and the related footnote disclosures.
Significant Accounting Policies
The Company’s significant accounting policies are as follows:
Segment Information
The Company has one reportable segment and its principal products and services are comprised of variable, fixed and payout annuities, FIAs, and private-placement life insurance. The Company's determination that it has one reportable segment is based on the fact that the Company's chief operating decision maker reviews the Company's financial performance at an aggregate level.
Investments
Fixed Maturities
Fixed maturities consist of debt securities including bonds, structured securities, redeemable preferred stock and commercial paper. Structured securities include asset-backed securities (“ABS”), collateralized loan obligations (“CLO”), commercial mortgage-backed securities (“CMBS”), and residential mortgage-backed securities (“RMBS”). Most of these investments are classified as available-for-sale (“AFS”) and are carried at fair value, net of ACL. Unrealized gains and losses (i.e., after-tax difference between fair value and cost or amortized cost) not attributable to ACL are reflected in equity as a component of accumulated other comprehensive loss ("AOCI").
Equity Securities
Equity securities are carried at fair value with any changes in fair value recorded in investment and derivative related losses, net in the statement of operations.
Mortgage Loans
Mortgage loans are carried at the outstanding principal balance adjusted for amortization of premiums and accretion of discounts, net of ACL. Interest income is accrued on the principal balance of the loan based on the loan’s contractual interest rate.
Policy Loans
Policy loans are carried at outstanding principal balance, which approximates fair value. Interest income is recognized as earned using the contractual interest rate. Generally, accrued interest is capitalized on the policy’s anniversary date. Valuation allowances are not established for policy loans, as they are fully collateralized by the cash surrender value of the underlying insurance policies. Any unpaid principal and accrued interest are deducted from the cash surrender value or the death benefit prior to settlement of the insurance policy.
Investment Funds
Investment funds principally represent LPs and other similar legal entity structures accounted for under the equity method. Under the equity method, investments are generally carried based on the Company’s pro rata ownership percentage in the net assets of the investee, and the Company’s share of earnings is included in net investment income.
Recognition of income related to investment funds is often delayed due to the availability of the related financial information, which may be reported on a lag of up to three months. Accordingly, income for the years ended December 31, 2023 and 2022 (Successor Company), the period of July 1, 2021 to December 31, 2021 (Successor Company) and the period of January 1, 2021 to June 30, 2021 (Predecessor Company) may not include the full impact of current year changes in valuations of the underlying assets and liabilities of the funds for that same calendar year, which are generally obtained from the entity’s managers, general partners, or managing members.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
Other Investments
Other investments consist of derivative instruments carried at fair value and real estate held directly, which is recorded at amortized cost.
Cash and Cash Equivalents
Cash is carried at cost and includes cash on hand, demand deposits with banks or other financial institutions, money market funds, and all highly liquid debt instruments purchased with an original maturity of three months or less.
Short-Term Investments
Short-term investments include financial instruments with remaining maturities less than twelve months when purchased. Short-term investments include financial instruments that would otherwise qualify as cash equivalents but are acquired with the primary objective of earning investment income, and make up $714 and $1,272 of the carrying amount as of December 31, 2023 and 2022, respectively. Short-term loans and short-term investments that would otherwise qualify as cash equivalents are carried at fair value, where amortized cost approximates fair value. Short-term debt securities are generally classified as AFS and accounted for consistent with our policies for fixed maturities described above.
Funds Withheld Liability
The Company records a funds withheld liability under ceded coinsurance with funds withheld or modified coinsurance arrangements, which represents the fair value of segregated invested assets. The funds withheld liability is comprised of a host contract and an embedded derivative. The funds withheld liability is measured as the total of the host contract, which the Company has assessed as the book value of assets, and the embedded derivative, which the Company has assessed as the net unrealized gains (losses) on the underlying assets as the Company is obligated to pay the total return on the underlying investments. The Company records the total return of the funds withheld within net income (inclusive of the return on both the host contract and the embedded derivative). The Company allocates the total return between net investment income, measured as a risk-free rate on the host contract, and net investment and derivative related losses, net, measured as the difference between the total return and host accretion.
Fair Value Option ("FVO")
The Company has elected the fair value option (“FVO”) for certain corporate bonds included in fixed maturities, and investment funds. Where elected, changes in fair value of investments are recorded as investment and derivative related losses, net.
Impairment of Investments and the Allowance for Credit Losses
We review our fixed maturities for declines in fair value that could be impairment related, or attributable to credit risk factors that may require an ACL. If we intend to sell a debt security where amortized cost exceeds fair value, or we determine it is more likely than not that we will be required to sell a debt security before recovery of amortized cost, we determine an impairment has occurred and amortized cost is written down to fair value with a corresponding charge recorded as a component of investment and derivative related losses, net.
If amortized cost exceeds fair value, but we do not intend to sell a security and we determine it is not more likely than not that we will be required to sell before recovery of amortized cost, we evaluate the security for indicators of a credit loss that may require an ACL. We evaluate a number of factors to determine whether a decline in fair value is attributable to a credit loss, including but not limited to: market interest rates and issuer credit ratings and outlooks. The significance of the decline in fair value is a factor in our analysis, but is generally not determinative in whether we record a credit loss, as other factors are often more relevant in our evaluation of a security. If we determine a credit loss has occurred, we record as an ACL with a corresponding charge recorded as component of investment and derivative related losses, net. The remaining change in fair value is recorded in equity as a component of AOCI.
We also evaluate other financial instruments for credit losses, such as mortgage loans, reinsurance recoverables, and off-balance sheet credit exposures that the Company cannot unconditionally cancel. The measurement of the expected credit loss is based on historical loss data, current conditions, and reasonable and supportable forecasts and recorded as an ACL, consistent with treatment for fixed maturity debt securities.
Subsequent recoveries of credit losses are recognized as reversals of the ACL with a corresponding reversal recorded as a component of investment and derivative related losses, net. Additionally, for any purchased financial assets with a more-than-insignificant amount of credit deterioration since original issuance, we establish an ACL at acquisition, which is recorded with the purchase price to establish the initial amortized cost of the investment.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
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1. Basis of Presentation and Significant Accounting Policies (continued)
Net Investment Income
The components of net investment income include:
•Interest income from AFS debt securities and mortgage loans, which is recognized when earned on the constant effective yield method based on estimated timing of cash flows. The amortization of premium and accretion of discount for fixed maturities also takes into consideration call and maturity dates that produce the lowest yield. For securitized financial assets subject to prepayment risk, yields are recalculated and adjusted periodically to reflect historical and/or estimated future prepayments;
•Prepayment fees and make-whole payments on AFS debt securities and mortgage loans, which are recognized when earned;
•Dividends for equity securities, which are recognized on the ex-dividend date;
•Share of earnings for the Company's interests in investment funds, which is recognized when reported in the investee’s financial statements;
•A portion of the change in funds withheld, measured as the risk-free return on the host contract;
•A reduction for investment expenses.
Investment and Derivative Related Losses, Net
The components of investment and derivative related losses, net include:
•Realized gains and losses on the sale of investments, determined on a specific identification basis;
•Fair value changes in equity securities;
•Fair value changes in derivative contracts (both freestanding and embedded, including the embedded derivative within the funds withheld) that do not qualify, or are not designated, as a hedge for accounting purposes;
•Fair value changes for investments where the FVO has been elected;
•Impairments and changes in the ACL on AFS debt securities; mortgage loans; and reinsurance recoverables;
•Foreign currency transaction remeasurements.
Accrued Interest Receivable
Accrued interest receivable on AFS debt securities and mortgage loans are recorded in other assets on the balance sheets and are not included in the carrying value of the investment. The Company does not include the current accrued interest receivable balance when estimating the ACL. The Company has a policy to write-off accrued interest receivable balances that are more than 90 days past due. Write-offs of accrued interest receivable are recorded as a credit loss component of investment and derivative related losses, net.
Interest income on AFS debt securities and mortgage loans is accrued unless it is past due over 90 days or management deems the interest uncollectible.
Variable Interest Entities
The Company is engaged with various special purpose entities and other entities that are deemed to be variable interest entities ("VIE") primarily as an investor through normal investment activities.
A VIE is an entity that either has investors that lack certain essential characteristics of a controlling financial interest, such as simple majority kick-out rights, or lacks sufficient funds to finance its own activities without financial support provided by other entities. The Company performs ongoing qualitative assessments of its VIE exposures to determine whether the Company has a controlling financial interest in the VIE and therefore is the primary beneficiary. The Company is deemed to have a controlling financial interest when it has both the ability to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. Based on the Company’s assessment, if it determines it is the primary beneficiary, the Company consolidates the VIE on the Company’s Financial Statements.
Non-Consolidated Variable Interest Entities
The Company, through normal investment activities, makes passive investments in LP and similar legal entity structures which are reported in investment funds on the Company’s balance sheets. For these non-consolidated VIEs, the Company has determined it is not the primary beneficiary as it has no ability to direct activities that could significantly affect the economic performance of the investments.

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1. Basis of Presentation and Significant Accounting Policies (continued)
In addition, the Company makes passive investments in structured securities issued by VIEs for which the Company is not the manager. These investments are reported in fixed maturities, on the Company’s balance sheets. The Company has not provided financial or other support with respect to these investments other than its original investment. For these investments, the Company determined it is not the primary beneficiary due to the relative size of the Company’s investment in comparison to the principal amount of the structured securities issued by the VIE, the Company’s inability to direct the activities that most significantly impact the economic performance of the VIE, and, where applicable, the level of credit subordination which reduces the Company’s obligation to absorb losses or right to receive benefits. The Company’s maximum exposure to loss on these investments is limited to the amount of the Company’s investment.
Derivative Instruments
Accounting and Financial Statement Presentation of Derivative Instruments and Hedging Activities
Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices or other underlying notional amounts. We regularly invest in derivatives to hedge the risks inherent in our business, such as interest rate, equity market, issuer credit, currency exchange, or market volatility. We may also invest in derivatives to manage liquidity or engage in synthetic replication transactions. Derivatives are carried on the balance sheets at fair value and are reported in other investments and other liabilities. We have master netting agreements with certain of our counterparties that provide the legal right of offset and allow for the netting of our derivative asset and liability positions by counterparty. Where applicable, the Company has elected to offset the fair value amounts, income accruals, and related cash collateral receivables and payables of derivatives executed in a legal entity and with the same counterparty or under a master netting agreement.
On the date the derivative contract is entered into, the Company designates the derivative as (1) a hedge of the variability in cash flows of a forecasted transaction or of amounts to be received or paid related to a recognized asset or liability (“cash flow hedge”) or (2) held for other investment and/or risk management purposes, which primarily involve managing asset or liability related risks and do not qualify for hedge accounting.
We formally document all relationships between hedging instruments and hedged items, as well as the risk-management objective and strategy for undertaking each hedge transaction. The documentation identifies how the hedging instrument (i.e., the derivative) is expected to hedge the designated risk (i.e., the specific forecasted transactions) and the method that will be used to assess the hedging instrument’s effectiveness.
To qualify for hedge accounting, the hedging instrument must be assessed as highly effective in offsetting the designated risk. We formally assess hedge effectiveness at both at the hedge’s inception and on a quarterly basis. This assessment is primarily performed using quantitative methods as well as using qualitative methods. Quantitative methods include regression or other statistical analysis of changes in fair value or cash flows associated with the hedge relationship. Qualitative methods may include comparison of critical terms of the derivative to the hedged item.
For derivatives that are designated and qualify as cash flow hedges, including foreign-currency cash flow hedges, the gain or loss on the derivatives are recorded in OCI and are reclassified into net income in the same period during which the hedged transaction impacts net income. Gains and losses on derivatives that are reclassified from AOCI to net income, as well as periodic net coupon settlements, are included in the line item within the statements of operations in which the cash flows of the hedged transaction are reported. Cash flows from cash flow hedge are presented in the same category as the cash flows from the hedged transaction on the statements of cash flows.
Investments in derivatives for the Company’s other investment or risk management activities do not receive hedge accounting treatment, and primarily relate to strategies used to reduce economic risk or replicate permitted investments. Gains and losses on such derivatives, including periodic net coupon settlements, are reported as a component of investment and derivative related losses, net in the statements of operations.
We discontinue hedge accounting prospectively if: (1) it is determined that the qualifying criteria are no longer met; (2) the derivative is no longer designated as a hedging instrument; or (3) the derivative expires or is sold, terminated or exercised. When cash flow hedge accounting is discontinued because we become aware that it is not probable that the forecasted transaction will occur, the derivative continues to be carried at fair value on the balance sheets, and gains and losses previously recorded in OCI and reported in AOCI are immediately reclassified in net income. In other situations where hedge accounting is discontinued, including those where the derivative is sold, terminated or exercised, amounts previously deferred in AOCI are reclassified into earnings when earnings are impacted by the hedged transaction.
Embedded Derivatives
The Company purchases and historically issued and assumed financial instruments and products that contain embedded derivative instruments that we record with the associated host contract. For measurement purposes, we bifurcate the embedded derivative from the host contract when we determine that (1) the embedded derivative possesses economic

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
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1. Basis of Presentation and Significant Accounting Policies (continued)
characteristics that are not clearly and closely related to the economic characteristics of the host contract and (2) a separate instrument with the same terms would qualify as a derivative instrument. The embedded derivative is presented on the same financial statement line item as the host contract, and is carried at fair value with changes in fair value recorded as a component of investment and derivative related losses.
Credit Risk
Credit risk is defined as the risk of financial loss due to uncertainty of an obligors’ or counterparty’s ability or willingness to meet its obligations in accordance with agreed upon terms. The Company minimizes the credit risk of derivative instruments by entering into transactions with high quality counterparties primarily rated A or better, which are monitored and evaluated by the Company’s risk management team and reviewed by senior management. The Company monitors counterparty credit exposure on a monthly basis to ensure compliance with Company policies and statutory limitations. Credit exposures are measured using the market value of the derivatives, resulting in amounts owed to the Company by its counterparties or potential payment obligations from the Company to its counterparties.
The Company generally requires that over-the-counter (“OTC”) derivative contracts, other than certain forward contracts, be governed by International Swaps and Derivatives Association agreements which are structured by legal entity and by counterparty, and permit right of offset. OTC-cleared derivatives are governed by clearing house rules. Transactions cleared through a central clearing house reduce risk due to their ability to require daily variation margin and act as an independent valuation source. Some agreements require daily collateral settlement based upon agreed upon thresholds. For purposes of daily derivative collateral maintenance, credit exposures are generally quantified based on the prior business day’s market value and collateral is pledged to and held by, or on behalf of, the Company to the extent the current value of the derivatives exceed the contractual thresholds. For the Company’s domestic derivative programs, the maximum uncollateralized threshold for a derivative counterparty for a single legal entity is $7.
Reinsurance
The Company enters into reinsurance transactions with unaffiliated and affiliate insurer counterparties for a variety of reasons, including strategic business growth opportunities (for assumed transactions) and capital and risk management (for ceded transactions). Reinsurance is placed with reinsurers that meet strict financial criteria established by the Company, and the Company regularly evaluates the financial condition of its reinsurers and concentrations of credit risk. Failure of counterparties to honor their obligations could result in losses to the Company. Ceded reinsurance arrangements do not discharge the Company’s liability as the primary insurer.
We assume insurance from and cede insurance to our counterparties using a variety of structures, including: coinsurance, coinsurance with funds withheld, modified coinsurance, and yearly renewable term. For an agreement to qualify for reinsurance accounting, it must include insurance risk (inclusive of underwriting, investment, and timing risk) and satisfy risk transfer conditions that include a reasonable possibility of a significant loss for the assuming entity. If an arrangement does not meet risk transfer requirements, the Company accounts for the arrangement using deposit accounting (i.e., as a financing transaction).
Reinsurance recoverables are generally recognized and measured consistent with the liabilities of the underlying contracts. Reinsurance recoverables include balances due from counterparties for paid and unpaid losses and are presented net of an ACL, which is based on the expectation of potential lifetime credit loss from the counterparty. Premiums and benefits and losses reflect the net effects of assumed and ceded reinsurance transactions. Included in other assets are prepaid reinsurance premiums, which represent the portion of premiums ceded to reinsurers applicable to the unexpired terms of the reinsurance agreements. For assumed reinsurance of existing in-force blocks, a net loss on reinsurance is recorded as deferred acquisition costs (“DAC”) and a net gain on reinsurance is recorded as unearned revenue reserves (“URR”). Certain MRBs have also been reinsured, and these are reflected within reinsurance recoverables on the balance sheets.
Under coinsurance arrangements, reserves and invested assets are transferred from the ceding insurer to the reinsurer. In certain arrangements, the reinsurer holds the assets supporting the reserves in a trust for the benefit of the ceding insurer. Refer to Note 6 - Reinsurance for additional information related to the various trusts the Company maintains.
Under coinsurance with funds withheld arrangements, ceded reserves are transferred to the reinsurer; however, invested assets that support the reserves are retained by the ceding insurer, and the counterparties periodically settle profit and loss with respect to the investment returns. Under modified coinsurance arrangements, both the ceded reserves and the invested assets that support the reserves are retained by the ceding insurer, and the counterparties periodically net settle profit and loss with respect to both the investment returns and the underlying insurance obligations.
Both modified coinsurance and coinsurance with funds withheld arrangements require the ceding insurer to establish a mechanism which legally segregates the invested assets. The Company maintains the right of offset on general account assets and liabilities reinsured on both a coinsurance with funds withheld and modified coinsurance basis, but we have elected to present balances due from and due to reinsurance counterparties on a gross basis, as reinsurance recoverables

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
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1. Basis of Presentation and Significant Accounting Policies (continued)
and funds withheld liability for ceded reinsurance or funds withheld at interest for assumed reinsurance on the balance sheets. Separate account assets and liabilities assumed on a modified coinsurance basis are reported on a net basis on the balance sheets. Revenue, however, is recorded from the reinsurance of separate accounts as premiums or policy charges and fee income on the statements of operations.
Value of Business Acquired, Deferred Acquisition Costs, Unearned Revenue Reserves, and Other Balances
Value of Business Acquired
Value of business acquired (“VOBA”) is an intangible asset that represents the portion of a purchase price allocated to the estimated value assigned to the right to receive future gross profits from cash flows and earnings of acquired insurance and investment contracts as of the date of the acquisition. It is based on the actuarially estimated present value of future cash flows of the acquired contracts in-force as of the date of the acquisition. The principal assumptions used in estimating VOBA include equity market returns, mortality, persistency, expenses, and discount rates, in addition to other factors that the Company expects to experience in future years. Actual experience on the acquired contracts may vary from these projections and the recovery of VOBA is dependent upon the future profitability of the related business.
For certain transactions, the fair value of obligations related to acquired insurance and investment contracts exceed the book value of policy liabilities, resulting in additional reserves (“negative VOBA”). Negative VOBA is presented separately from VOBA as an additional reserve included either in the reserve for future policy benefits or other policyholder funds and benefits payable on the balance sheets, depending on the presentation for the underlying contracts generating the amount.
The Company tests the aggregate recoverability of positive VOBA by comparing the existing balance to the present value of future profitability.
Deferred Acquisition Costs
As noted in the Reinsurance section above, specific to assumed block reinsurance, the excess of reserves and ceding commission over assets received is recorded as DAC. In addition, costs such as commissions are capitalized when incurred if directly related to the successful acquisition of new or existing insurance contracts.
Unearned Revenue Reserve
As noted in the Reinsurance section above, a net gain on assumed reinsurance is recorded as URR within other policyholder funds and benefits payable on the balance sheets.
Amortization of Deferred Acquisition Costs and Other Balances
The Company amortizes VOBA, DAC, URR and other balances (e.g., adjustments associated with FIA MRBs) through net income on a constant-level basis over the expected term for a group of contracts (i.e., cohorts), using the same cohorts used to estimate the associated liabilities for those contracts. Inputs and assumptions are required for determining the expected term of contracts and are consistent with those used to estimate the related liabilities. The determination of such assumptions uses accepted actuarial methods to estimate decrement rates related to policyholder behavior for lapses, withdrawals (surrenders) and mortality.
The constant-level basis uses a method specific to the underlying product, generally policy counts or gross premiums, and approximates a pattern of straight-line amortization at an individual contract level. The amortization rate is calculated at the end of each reporting period, and is inclusive of actual experience for the reporting period and any assumption updates. The revised amortization rate is applied prospectively from the beginning of the current reporting period. Amortization can never result in an increase of the VOBA, DAC or URR balance initially established.
Refer to Note 7 - Value of Business Acquired, Deferred Acquisition Costs, Unearned Revenue Reserves, and Other Balances for further information.
Refer to Note 10 - Reserve for Future Policy Benefits for additional information regarding the assumptions for the LFPB and additional liabilities for other insurance benefits.
Income Taxes
We measure income taxes using the asset and liability method, where deferred income taxes are recognized to represent the tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. We evaluate the likelihood of realizing the benefit of deferred tax assets, and if required, record a valuation allowance to reduce the total deferred tax asset, net of valuation allowance, to an amount that will more likely than not be realized. The Company classifies interest and penalties (if applicable) as income tax expense in the statements of operations.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
Refer to Note 14 - Income Taxes for additional information.
Goodwill
Goodwill represents the excess of the purchase price of an acquired business over the fair value of identifiable net assets acquired, and is allocated to identified reporting units. Goodwill is not amortized but is evaluated for impairment on an annual basis or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. Our methodology for conducting this goodwill impairment evaluation includes both a qualitative and quantitative assessment.
The Company has the option to initially perform an assessment of qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The qualitative factors may include, but are not limited to, economic conditions, industry and market considerations, cost factors, overall financial performance of the entity or a reporting unit and other company and entity-level or reporting unit-specific events. If it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, we then perform a quantitative assessment. If the carrying values of the reporting units exceed their fair value, an impairment loss is recognized and the carrying amount of goodwill is adjusted.
Refer to Note 8 - Goodwill and Other Intangible Assets for additional information.
Other Intangible Assets
Other intangible assets with definite lives are amortized over the estimated useful life of the asset and consist of software amortized over a period not to exceed seven years. Other intangible assets with indefinite lives primarily consist of state insurance licenses, and are not amortized but are reviewed annually in the Company’s impairment evaluation. They will be tested for impairment more frequently if an event occurs or circumstances change to indicate the fair value of indefinite-lived other intangible assets is less than the carrying value.
Refer to Note 8 - Goodwill and Other Intangible Assets for additional information.
Separate Accounts
The Company has issued VA and life insurance contracts through its separate accounts, which represent funds maintained to meet specific investment objectives of policyholders who direct the investments and bear the investment risk, with the exception of any contractual minimum guarantees made by the Company with respect to certain accounts, which are considered market risk benefits. Separate account assets are legally segregated and are not subject to claims that arise out of any other business of the Company. The Company’s separate account products include the variable account value portion of VA, variable life insurance products and individual, institutional, and governmental investment contracts. The Company has reinsured certain separate account policies on a modified coinsurance basis to unaffiliated reinsurers.
We report separate account assets as a summary total based on the fair value of the underlying investments. A corresponding summary total separate account liabilities is reported at an amount equal to separate account assets, and represents the account balance to be returned to the contractholder. The investment risk is solely borne by the contractholders and investment income and investment related and unrealized gains and losses of the separate accounts directly accrue to the contractholders; therefore, they are not recognized in the statements of operations. The Company recognizes fee income for investment management, certain administrative services and cost of insurance charges.
Refer to Note 9 - Separate Accounts for additional information and Note 12 - Market Risk Benefits for further information.
Reserve for Future Policy Benefits
Reserve for future policy benefits represent estimated insurance liabilities and primarily consist of the liability for future policy benefits (“LFPB”), deferred profit liability (“DPL”) related to life-contingent payout annuities, and additional liabilities for ULSG contracts. Reserve for Future Policy Benefits also consists of traditional long-duration insurance reserves for whole life and guaranteed term life insurance and other contracts.
Liability for Future Policy Benefits
The LFPB includes reserves for life-contingent contract annuitizations, including structured settlements and terminal funding agreements and traditional life insurance contracts. Insurance contracts are grouped into cohorts based on issue year and contract type for purposes of recognizing the LFPB. For contracts acquired through an inforce reinsurance arrangement or business combination, multiple issue years prior to the acquisition date are generally aggregated for purposes of identifying a single, issue-year cohort.
The LFPB is calculated using standard actuarial methods, which consider the present value of future benefits and related expenses to be paid, less the present value of the portion of future premiums required. Such calculations are measured using updated cash flow and discount rate assumptions. The Company updates the LFPB at least quarterly for actual

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
experience and future cash flow assumptions are evaluated at least annually. Cash flow assumptions include, among others, mortality and lapse rates, and are reviewed and updated, as needed, following the Company’s assumption review in the third quarter. Cash flow assumptions may be updated more frequently, if necessary, based on trending experience and future expectations. The effect on the LFPB attributable to updates for actual experience and updates in cash flow assumptions are both recorded as benefits and losses. However, actual experience (e.g., paid claims) is reported as benefits and losses while remeasurement of the LFPB for the effect of cash flow assumption updates is reported as a separate remeasurement gain (loss).
The LFPB is computed at amounts that, with additions from interest on such reserves compounded annually at assumed rates, are expected to be sufficient to meet the Company’s policy obligations at their maturities or in the event of an insured’s death.
Cash flows are discounted using an upper-medium grade (or low credit risk), fixed-income instrument yield (the equivalent of a Single A corporate bond rate). We establish the upper-medium grade yield for each cohort as of contract inception. The contract inception date is identified as the acquisition date for contracts acquired through an inforce reinsurance arrangement or business combination. For contracts issued evenly throughout a reporting period (or subsequent annuitizations for life-contingent payout annuities), a weighted-average discount rate is calculated on a quarterly basis. Reserve accretion in subsequent measurement periods calculated using the locked-in yield curve established at contract inception is recorded as benefit expense through net income.
The LFPB is additionally remeasured each reporting period using current upper-medium grade yields, and the effect on the LFPB attributable to changes in the discount rate is recorded in OCI. The Company maximizes the use of observable data as of each valuation date when developing an upper-medium grade yield curve designed to reflect the duration characteristics of the insurance liabilities.
Deferred Profit Liability
The DPL is recognized at contract inception of limited-payment contracts and represents the profit margin in premiums paid over a shorter duration than the claim payment period. The DPL accretes interest similar to the LFPB and is amortized in a constant relationship with expected future benefits payments for annuity contracts and insurance in force for life contracts. Amortization is recognized in benefits and losses within the statements of operations.
Consistent with the LFPB, the Company updates the DPL at least quarterly for actual experience, and future cash flow assumptions are reviewed and updated, as needed, following the Company’s assumptions review in the third quarter. Cash flow assumptions may be updated more frequently, if necessary, based on trending experience and future expectations. Consistent with the LFPB, actual experience is reported as benefits and losses while the effect on the DPL attributable to updates in cash flow assumptions is reported as a separate remeasurement loss (gain) within benefits and losses in the statements of operations.
Refer to Note 10 - Reserve for Future Policy Benefits for additional information.
Additional Liability for Universal Life with Secondary Guarantees
Reserves for such ULSG benefits are included within the reserve for future policy benefits on the balance sheets, as they provide additional protection against policy termination and may continue to provide a death benefit, even if there is insufficient policy value to cover the monthly deductions and charges.
Additional liabilities for other insurance benefits are determined by estimating the expected present value of the benefits in excess of the policyholder’s expected account value in proportion to the present value of total expected contract assessments and investment margin. Present values are discounted at the contract rate, and interest accrues on the liability using the same rate. The reserve is reduced by the amount of cumulative excess payments but is never reduced below zero. Consistent with the LFPB, the reserve calculation is updated on a quarterly basis for actual experience, and future cash flow assumptions are reviewed and updated, as needed, following the Company’s assumptions review in the third quarter. Consistent with the LFPB, actual experience is reported as benefits and losses while the effect on the additional liabilities attributable to updates in cash flow assumptions is reported as a separate remeasurement loss (gain) within benefits and losses in the statements of operations.
Other Policyholder Funds and Benefits Payable
Other policyholder funds and benefits payable primarily consists of policyholder account balances (“PABs”), URR, negative VOBA, and other balances. Refer to the Reinsurance and VOBA policy sections above for additional information on URR and negative VOBA. Other balances primarily include FIA host offsets, which are amounts used to offset the value of the MRB at contract inception, and is further described in the MRB policy section below.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
Policyholder Account Balance
PABs represent the fixed contract value that has accrued to the benefit of the policyholder as of the balance sheet date and are applicable for contracts with explicit account values, including VA, fixed annuities, corporate-owned life insurance (“COLI”), and other universal life-type products (“UL”). This liability is primarily associated with the accumulated account deposits, plus interest credited, less policyholder withdrawals and other charges assessed against the account balance, as applicable. The liability recognized for non-life contingent payout annuities, including structured settlements, is measured as the present value of future payments using the effective yield at contract inception. Significant changes in experience or assumptions related to PABs for UL-type products may require the Company to establish premium deficiency reserves. Premium deficiency reserves, if any, are established based on current assumptions without considering a provision for adverse deviation. Changes in or deviations from the assumptions used can significantly affect the Company’s reserve levels and results from operations.
FIA contract balances appreciate based on a minimum guaranteed credited rate or the performance of market indices, and generally protect the contract owner against loss of principal and may include living withdrawal benefits or enhanced annuitization benefits. FIAs allow the policyholder to elect a fixed interest rate return or an equity market index.
For FIA contracts where an equity market index is elected, the account value attributable to equity performance, which is not clearly and closely related to the host insurance contract, is recognized as an embedded derivative. The liability reported on the balance sheets is equal to the sum of the fair value of the embedded derivative and the host contract. The host contract, identified as the non-variable guaranteed minimum contract value, is initially measured as the contract inception account value less a host contract adjustment equal to the initial fair value of the embedded derivative. The host contract adjustment is subsequently accreted over the underlying policy’s expected life. The fair value of the embedded derivative is measured as the present value of cash flows attributable to the indexed strategies, and is derived using assumptions to estimate future account values. The embedded derivative cash flows are discounted using a rate that reflects our own credit rating.
Refer to Note 11 - Other Policyholder Funds and Benefits Payable and Note 5 - Fair Value Measurements for additional information.
Market Risk Benefits
The Company historically issued and assumes via reinsurance certain guarantees and product features on VA and FIA products which protect the contractholder from, and expose the Company to, other-than-nominal capital market risk. The Company recognizes these features as MRBs, which include guaranteed minimum death benefit (“GMDB”), guaranteed minimum withdrawal benefit (“GMWB”) and guaranteed minimum income benefit (“GMIB”) for VA products, as well as guaranteed lifetime withdrawal benefit (“GLWB”), as well as expected annuitization benefits for FIA products.
MRBs are measured at the individual contract level and multiple MRBs within a single contract are measured and recognized as a single, compound MRB. MRBs are carried at fair value and may be recognized as a liability or an asset, and are reported separately as MRB liabilities or assets on the balance sheets as there is no legal right of offset between contracts.
The fair value of MRBs is measured as the present value of expected future benefits payments to contractholder, less the present value of expected fees attributable to the MRB, if applicable. The cash flows associated with MRBs are discounted utilizing a risk-free discount rate, plus an applicable credit spread for the instrument-specific credit risk (“ISCR”). To estimate the appropriate credit spread, the Company considers its own credit risk for directly written and assumed contracts and the reinsurer’s credit risk for MRBs that are reinsured. Changes in the fair value of MRBs are recorded as a change in market risk benefits within net income, excluding portions attributed to changes in the Company’s own credit risk, which are recorded in OCI. For MRBs that are reinsured, changes in the MRB attributable to changes in the reinsurer’s nonperformance risk are recognized as part of the change in market risk benefits recorded through net income.
At contract inception, we assess the fees and assessments collectible from the policyholder and allocate them to the extent they are attributable to the MRB. If attributed fees are sufficient to cover the projected benefits, a non-option based valuation model is used. If attributed fees are insufficient to cover the projected benefits (or there are no explicit fees collectible from the policyholder), an option-based valuation model is used. MRBs calculated using an option-based model are measured and recognized at contract inception and for FIA contracts, an equivalent contra-liability, referred to as a host offset, is recognized in other policyholder funds and benefits payable on the balance sheets.
Upon annuitization of the contract or the extinguishment of the account balance, the MRB, related annuity contract and unamortized deferred costs are derecognized, including amounts within AOCI, and a LFPB for the remaining payout annuity contract is established, if applicable.
Directly written and assumed MRBs are not reduced for those riders that are ceded under reinsurance agreements. Instead, ceded MRBs are measured at fair value and are separately recorded in reinsurance recoverables on the balance sheets.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
1. Basis of Presentation and Significant Accounting Policies (continued)
Refer to Note 12 - Market Risk Benefits for additional information.
Revenue Recognition
For investment and universal life-type contracts, amounts collected from policyholders are considered deposits and are not included in revenue. Policy charges and fee income for VA, FIA, fixed annuities and other universal life-type contracts primarily consists of policy charges for policy administration, cost of insurance charges and surrender charges assessed against policyholders’ account balances and are recognized in the period in which services are provided. For traditional life products, premiums are recognized as revenue when due from policyholders.
Adoption of New Accounting Standards
Targeted Improvements to the Accounting for Long-Duration Contracts (ASU 2018-12)
Refer to Note 2 - Adoption of Long-Duration Targeted Improvements for additional information.
Business Combinations – Contract Assets and Contract Liabilities from Contracts with Customers (ASU 2021-08)
ASU 2021-08 applies to business combinations on or after January 1, 2023 and modifies how acquiring entities measure contract assets and contract liabilities from contracts with customers held by the acquiree. Such balances will be measured in a manner consistent with how the acquiree recognized and measured them in its pre-acquisition financial statements. We adopted these updates effective January 1, 2023, and it did not have an impact on our financial statements as the Company did not enter into any business combinations in 2023.
Financial Instruments – Credit Losses (Topic 326) – Troubled Debt Restructurings and Vintage Disclosures (ASU 2022-02)
ASU 2022-02 modified guidance for troubled debt restructurings and expanded disclosure requirements to present write-off of financing receivables disaggregated by year of origination (i.e., vintage). We adopted these updates effective January 1, 2023, and it did not have a material effect on our financial statements.
Reference Rate Reform (Topic 848) (ASU 2020-04, ASU 2021-01, and ASU 2022-06)
ASU 2020-04 and ASU 2021-01 provided practical expedients as codified within Topic 848 which were intended to ease operational burdens related to modifications to certain contracts, hedges and derivatives compelled due to reference rate reform. Each ASU was effective at issuance, adopted by the Company in prior years, and did not have a material effect on our financial statements. ASU 2022-06 deferred the sunset of Topic 848 from December 31, 2022 to December 31, 2024, at which point the practical expedients within Topic 848 will no longer be available. The Company will continue to evaluate the impact of reference rate reform on contract modifications and hedging relationships.
Derivatives and Hedging: Fair Value Hedging - Portfolio Layer Method (ASU 2022-01)
ASU 2022-01 expanded the scope of financial assets that are qualified for use in a portfolio layer hedging strategy. We adopted these updates effective January 1, 2023, and it did not have a material effect on our financial statements.
Recently Issued Accounting Standards
Fair Value Measurements of Equity Securities Subject to Contractual Sale Restrictions (ASU 2022-03)
ASU 2022-03 applies to both holders and issuers of equity and equity-linked securities measured at fair value, and clarifies that a contractual sales restriction is not considered in measurement. The amendments are effective for the Company in fiscal years beginning after December 15, 2023, and interim periods within those fiscal years, with early adoption permitted. The Company will adopt the provisions of ASU 2022-03 in the first quarter of 2024 and does not expect it to have a material effect on the financial statements.
Segment Reporting - Improvements to Reportable Segment Disclosures (ASU 2023-07)
ASU 2023-07 will require additional disclosures regarding segment expenses and additional information regarding the Company's Chief Operating Decision Maker. The ASU also clarifies the expanded disclosures will be applicable to entities with a single reportable segment. The amendments are effective for the Company in fiscal years beginning after December 15, 2023, and interim periods within those fiscal years, with early adoption permitted. The Company will adopt the provisions of ASU 2023-07 in the first quarter of 2024 and does not expect it to have a material effect on the financial statements.
Income Taxes - Improvements to Income Tax Disclosures (ASU 2023-09)
ASU 2023-09 will require additional disclosures with respect to taxes paid and the Company's effective tax rate reconciliation for federal, state, and foreign income taxes. The amendments are effective for the Company in fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of this guidance on the financial statements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Adoption of Long-Duration Targeted Improvements
The FASB issued ASU 2018-12 Targeted Improvements to the Accounting for Long-Duration Contracts (“LDTI”) in August 2018, which impacted the recognition, measurement, presentation, and disclosure requirements for certain long-duration contracts issued by an insurance company. The guidance is intended to improve the timeliness of recognizing changes in the LFPB, by requiring annual or more frequent updates of insurance assumptions and modifying rates used to discount future cash flows. Further, the guidance amends the accounting for certain market-based options or guarantees associated with account balance contracts, simplify the amortization of DAC and other balances amortized on a basis consistent with DAC, and improve the effectiveness of the required disclosures.
The Company adopted the update effective as of January 1, 2023 and applied the retrospective method as of July 1, 2021, the date of the Sixth Street Acquisition. At the acquisition date, VOBA and negative VOBA balances were established for the difference between the fair value of the insurance contract assets and liabilities. Upon adoption, the LFPB and contractual features that meet the criteria for MRBs were adjusted to conform to LDTI, with an offsetting adjustment made to VOBA or negative VOBA. No adjustments were recorded to AOCI or retained earnings upon the initial adoption. As such, the Company retrospectively adjusted prior period amounts shown in the annual financial statements to reflect the new guidance.
The following table presents the Successor Company rollforward of life-contingent payout annuities from the acquired balance measured before adoption, to the opening balance as of the adoption date:

Balance as of July 1, 2021	$14,613
Change in discount rate assumptions	(2,280)
Change in cash flow assumptions and other activity	(554)
Adjusted balance as of July 1, 2021	$11,779

Less: reinsurance recoverables	(2,938)
Adjusted balance as of July 1, 2021, net of reinsurance	$8,841
The previously reported and adjusted gross reserve balances in the table above exclude certain fully reinsured life-contingent payout annuities, traditional life insurance reserves, and other reserves of $0.9 billion and $1.1 billion, respectively.
The following table presents a rollforward of MRB liabilities associated with VA, from the acquired balance measured before adoption, to the opening balance as of the adoption date:

Balance as of July 1, 2021	$—
Addition of existing balances [1]	261
Fair value adjustments	399
Adjusted balance as of July 1, 2021	$660

Less: ceded market risk benefits [2]	(776)
Adjusted balance as of July 1, 2021, net of reinsurance	$(116)
[1]Associated reserves were previously recorded within reserve for future policy benefits and other policyholder funds and benefits payable on the balance sheets.
[2]Included within reinsurance recoverables on the balance sheets.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Adoption of Long-Duration Targeted Improvements (continued)
The following table presents a rollforward of VOBA associated with VA and negative VOBA associated with life-contingent payout annuities, from the acquired balance measured before adoption, to the opening balance as of the adoption date:

	Value of Business Acquired	Negative VOBA [1]
Balance, as of July 1, 2021	$565	$17
Establishment of market risk benefits	(200)
Change in discount rate assumptions for the liability for future policy benefits [2]		2,280
Change in cash flow assumptions and other activity for the liability for future policy benefits		554
Adjusted balance, as of July 1, 2021	$365	$2,851
[1]Included within other policyholder funds and benefits payable on the balance sheets.
[2]Relates to the change from a risk-free discount rate to a upper-medium grade (or low credit risk), fixed-income instrument yield.
The following table summarizes the effects of adoption on the applicable financial statement line items on the balance sheet as of December 31, 2022 (Successor Company):

	Reported	Adoption	Adjusted
Assets
Reinsurance recoverables	$40,400	$(1,177)	$39,223
Market risk benefits	—	325	325
Value of business acquired and deferred acquisition costs	518	(22)	496
Deferred income taxes	1,120	(241)	879
Other assets	453	(12)	441
Total assets	$152,866	$(1,127)	$151,739

Liabilities and Stockholder's Equity
Liabilities
Reserve for future policy benefits	$21,432	$(2,694)	$18,738
Other policyholder funds and benefits payable	31,320	507	31,827
Market risk benefits	—	1,204	1,204
Funds withheld liability	10,485	(11)	10,474
Other liabilities	2,018	(1,037)	981
Total liabilities	152,510	(2,031)	150,479

Stockholder's Equity
Accumulated other comprehensive loss	(2,166)	507	(1,659)
Retained earnings	639	397	1,036
Total stockholder's equity	356	904	1,260

Total liabilities and stockholder's equity	$152,866	$(1,127)	$151,739

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Adoption of Long-Duration Targeted Improvements (continued)
The following table summarizes the effects of adoption on the applicable financial statement line items in the statement of operations for the year ended December 31, 2022 (Successor Company):

	Reported	Adoption	Adjusted
Revenues
Premiums	$109	$(10)	$99
Policy charges and fee income	506	3	509
Investment and derivative related losses, net	(10)	(66)	(76)
Total revenues	1,383	(73)	1,310

Benefits, Losses, and Expenses
Benefits and losses	606	(85)	521
Change in market risk benefits	—	(295)	(295)
Amortization value of business acquired and deferred acquisition costs	79	(18)	61
Total benefits, losses, and expenses	986	(398)	588

Income before income taxes	397	325	722

Income tax expense	38	69	107
Net income	$359	$256	$615

The following table summarizes the effects of adoption on the applicable financial statement line items in the statement of operations for the period of July 1, 2021 to December 31, 2021 (Successor Company):

	Reported	Adoption	Adjusted
Revenues
Premiums	$31	$(5)	$26
Policy charges and fee income	410	24	434
Investment and derivative related losses, net	(20)	(30)	(50)
Total revenues	919	(11)	908

Benefits, Losses, and Expenses
Benefits and losses	285	(124)	161
Change in market risk benefits	—	2	2
Amortization value of business acquired and deferred acquisition costs	90	(66)	24
Insurance operating costs and other expenses	213	(1)	212
Total benefits, losses, and expenses	588	(189)	399

Income before income taxes	331	178	509

Income tax expense	51	37	88
Net income	$280	$141	$421

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Adoption of Long-Duration Targeted Improvements (continued)
The following table summarizes the effects of adoption on the applicable financial statement line items in the statement of comprehensive loss for the year ended December 31, 2022 (Successor Company):

	Reported	Adoption	Adjusted
Net income	$359	$256	$615

Other comprehensive loss
Unrealized loss on available-for-sale securities	(2,129)	(477)	(2,606)
Gain related to discount rate for reserve for future policy benefits	—	873	873
Gain related to credit risk for market risk benefits	—	96	96
Other comprehensive loss	(2,156)	492	(1,664)

Comprehensive loss	$(1,797)	$748	$(1,049)
The following table summarizes the effects of adoption on the applicable financial statement line items in the statement of comprehensive loss for the period of July 1, 2021 to December 31, 2021 (Successor Company):

	Reported	Adoption	Adjusted
Net income	$280	$141	$421

Other comprehensive income
Unrealized loss on available-for-sale securities	(10)	(6)	(16)
Gain related to discount rate for reserve for future policy benefits	—	(14)	(14)
Gain related to credit risk for market risk benefits	—	35	35
Other comprehensive income (loss)	(10)	15	5

Comprehensive income	$270	$156	$426
The following table summarizes the effects of adoption on the applicable financial statement line items in the statement of cash flows for the year ended December 31, 2022 (Successor Company):

	Reported	Adoption	Adjusted
Net income	$359	$256	$615
Adjustments to reconcile net income to net cash provided by operating activities
Investment and derivative related losses, net	10	66	76
Amortization of value of business acquired and deferred acquisition costs	79	(18)	61
Amortization of unearned revenue reserve	(33)	(35)	(68)
Deferred income tax expense	56	68	124
Interest credited on investment and universal life-type contracts	534	(53)	481
Change in market risk benefits	—	(295)	(295)
Other operating activities, net	(38)	(2)	(40)

Change in operating assets and liabilities
Reinsurance recoverables	(758)	17	(741)
Reserve for future policy benefits	230	(2)	228
Other assets and liabilities	93	(2)	91
Net cash provided by operating activities	$880	$—	$880

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
2. Adoption of Long-Duration Targeted Improvements (continued)
The following table summarizes the effects of adoption on the applicable financial statement line items in the statement of cash flows for the period of July 1, 2021 to December 31, 2021 (Successor Company):

	Reported	Adoption	Adjusted
Net income	$280	$141	$421
Adjustments to reconcile net income to net cash used for operating activities
Investment and derivative related losses, net	20	30	50
Amortization of value of business acquired and deferred acquisition costs	90	(66)	24
Amortization of unearned revenue reserve	—	—	—
Deferred income tax expense	138	36	174
Change in market risk benefits	—	2	2
Other operating activities, net	(208)	(65)	(273)

Change in operating assets and liabilities
Reinsurance recoverables	(63)	34	(29)
Reserve for future policy benefits	(40)	(113)	(153)
Other assets and liabilities	(132)	1	(131)
Net cash used for operating activities	$(376)	$—	$(376)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments

Available-for-Sale Debt Securities
The following table presents the balances of AFS debt securities, by major security type:

	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
As of December 31, 2023 (Successor Company)
Fixed maturities, available-for-sale
Asset-backed securities	$376	$—	$3	$(16)	$363
Collateralized loan obligations	970	(2)	3	(5)	966
Commercial mortgage-backed securities	1,639	(7)	—	(186)	1,446
Corporate bonds	11,245	(7)	22	(1,715)	9,545
Foreign government and agencies	442	—	10	(48)	404
Municipal bonds	961	—	—	(158)	803
Residential mortgage-backed securities	508	—	—	(63)	445
U.S. Treasury bonds	1,194	—	—	(312)	882
Total fixed maturities, available-for-sale	$17,335	$(16)	$38	$(2,503)	$14,854

Short-term investments, available-for-sale	$28	—	—	—	$28

As of December 31, 2022 (Successor Company)
Fixed maturities, available-for-sale
Asset-backed securities	$276	$—	$—	$(22)	$254
Collateralized loan obligations	703	—	—	(27)	676
Commercial mortgage-backed securities	1,724	—	1	(211)	1,514
Corporate bonds	12,565	—	2	(2,326)	10,241
Foreign government and agencies	377	—	—	(62)	315
Municipal bonds	1,309	—	—	(269)	1,040
Residential mortgage-backed securities	503	—	—	(86)	417
U.S. Treasury bonds	1,232	—	—	(306)	926
Total fixed maturities, available-for-sale	$18,689	$—	$3	$(3,309)	$15,383

The following table presents the balances of AFS debt securities, by contractual maturity:

	Successor Company
	As of December 31, 2023		As of December 31, 2022
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
One year or less	$392	$378	$445	$437
Over one year through five years	2,305	2,178	2,392	2,214
Over five years through ten years	3,351	2,960	4,438	3,732
Over ten years	7,822	6,144	8,209	6,140
Structured securities	3,493	3,222	3,205	2,860
Total	$17,363	$14,882	$18,689	$15,383

Estimated maturities may differ from contractual maturities due to call or prepayment provisions. Due to the potential for variability in payment speeds (i.e., prepayments or extensions).

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
The following tables present the Company’s unrealized loss aging for AFS debt securities, by major security type and length of time that the securities were in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
As of December 31, 2023 (Successor Company)
Fixed maturities, available-for-sale
Asset-backed securities	$75	$(2)	$181	$(14)	$256	$(16)
Collateralized loan obligations	238	(1)	296	(4)	534	(5)
Commercial mortgage-backed securities	43	(4)	1,373	(182)	1,416	(186)
Corporate bonds	376	(32)	8,299	(1,683)	8,675	(1,715)
Foreign government and agencies	1	—	290	(48)	291	(48)
Municipal bonds	8	(1)	794	(157)	802	(158)
Residential mortgage-backed securities	—	—	408	(63)	408	(63)
U.S. Treasury bonds	6	(4)	870	(308)	876	(312)
Total fixed maturities, available-for-sale	$747	$(44)	$12,511	$(2,459)	$13,258	$(2,503)

As of December 31, 2022 (Successor Company)
Fixed maturities, available-for-sale
Asset-backed securities	$96	$(5)	$162	$(17)	$258	$(22)
Collateralized loan obligations	644	(27)	11	—	655	(27)
Commercial mortgage-backed securities	819	(102)	682	(109)	1,501	(211)
Corporate bonds	6,659	(1,544)	3,412	(782)	10,071	(2,326)
Foreign government and agencies	185	(41)	128	(21)	313	(62)
Municipal bonds	859	(219)	180	(50)	1,039	(269)
Residential mortgage-backed securities	123	(20)	293	(66)	416	(86)
U.S. Treasury bonds	864	(293)	63	(13)	927	(306)
Total fixed maturities, available-for-sale	$10,249	$(2,251)	$4,931	$(1,058)	$15,180	$(3,309)

As of December 31, 2023, fixed maturities, AFS in an unrealized loss position consisted of 3,643 instruments and were primarily depressed due to increasing interest rates and/or widening credit spreads since the purchase and/or application of pushdown accounting dates. As of December 31, 2023, 67% of these fixed maturities were depressed less than 20% of cost or amortized cost.
The Company neither has an intention to sell nor does it expect to be required to sell the fixed maturities. The decision to record credit losses on fixed maturities, AFS in the form of an ACL requires us to make qualitative and quantitative estimates of expected future cash flows. Actual cash flows could deviate significantly from our expectations resulting in realized losses in future periods.
Sales
Sales of AFS debt securities in 2023 were primarily a result of strategic asset allocations, tactical changes to the portfolio driven by changing market conditions, and duration and liquidity management. Proceeds from sales of AFS debt securities were $1,304 for the year ended December 31, 2023 (Successor Company), $5,897 for the year ended December 31, 2022 (Successor Company), $2,372 for the period of December 31, 2021 (Successor Company) and $1,007 for the six months ended June 30, 2021 (Predecessor Company).
Allowance for Credit Losses
Developing the Company’s best estimate of expected future cash flows for ACL on AFS debt securities is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions regarding the future performance. Cash flows are discounted at the effective yield that is used to record interest income. The Company's considerations include, but are not limited to (a) changes in the financial condition of the issuer and/or the underlying collateral, (b) whether the issuer is current on contractually obligated interest and principal payments, (c) credit

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
ratings, (d) payment structure of the security and (e) the extent to which the fair value has been less than the amortized cost of the security.
For non-structured securities, assumptions include, but are not limited to: economic and industry-specific trends and fundamentals, instrument-specific developments including changes in credit ratings, industry earnings multiples and the issuer’s ability to restructure, access capital markets, and execute asset sales.
For structured securities, assumptions include, but are not limited to, various performance indicators such as historical and projected default and recovery rates, credit ratings, current and projected delinquency rates, loan-to-value ratios ("LTV"), average cumulative collateral loss rates that vary by vintage year, prepayment speeds, and property value declines. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries which may include estimating the underlying collateral value.
The following presents a rollforward of the ACL for AFS debt securities, by major security type:

	Collateralized Loan Obligations	Commercial Mortgage-Backed Securities	Corporate Bonds	Total
Balance as of January 1, 2022 (Successor Company)	$—	$—	$—	$—
Initial credit losses	—	—	1	1
Write-offs	—	—	(1)	(1)
Balance as of December 31, 2022 (Successor Company) [1]	—	—	—	—

Initial credit losses	2	7	8	17
Reduction for sales	—	—	(1)	(1)
Balance at December 31, 2023 (Successor Company)[1]	$2	$7	$7	$16
[1]As of December 31, 2023 and 2022 (Successor Company), the Company held no PCD AFS debt securities.

Net Investment Income
Net investment income by asset class consists of the following:

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
	2023	2022
Fixed maturities [1]	$695	$620	$174	$243
Equity securities	11	10	10	2
Mortgage loans	80	74	32	45
Policy loans	90	82	36	40
Investment funds	116	168	259	216
Other investments [2]	(381)	(146)	1	1
Investment expense	(21)	(30)	(14)	(13)
Total net investment income	$590	$778	$498	$534
[1]    Includes net investment income on short-term investments and excludes amounts related to fixed maturities where the FVO was elected.
[2]    Includes income from derivatives that qualify for hedge accounting and hedge fixed maturities along with income on assets from the COLI block of business. Includes the accretion using a risk-free rate on the book value of investment portfolios of modified coinsurance arrangements

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
Investment and Derivative Related Losses, Net
Investment and derivative related losses, net by asset class consists of the following:

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
	2023	2022
Available-for-sale debt securities
Gross gains on sales	1	2	14	55
Gross losses on sales	(194)	(532)	(20)	(8)
Net realized gain/loss on other disposals	(12)	—	—	—
Net realized investment related gains (losses) on available-for-sale debt securities	$(205)	$(530)	$(6)	$47

Provision for credit losses on fixed maturities, available-for-sale	(16)	(1)	—	—
Net recognized investment related losses on fair value option fixed maturities	(11)	(21)	—	—
Net realized investment related gains (losses) on equity securities	12	5	19	—
Net unrealized investment related gains (losses) on equity securities still held at the end of the period	(8)	(24)	(3)	—
Provision for credit losses on mortgage loans	(11)	(3)	—	6
Net recognized investment related gains on fair value option investment funds	41	16	—	—
Embedded derivatives [1]	198	1,014	15	80
Freestanding derivatives [1]	(926)	(297)	(73)	(379)
Fixed indexed annuities hedge program	22	(247)	—	—
Other, net	(25)	12	(2)	4
Investment and derivative related losses, net	$(929)	$(76)	$(50)	$(242)
[1]     Refer to the Non-Qualifying Derivatives section of Note 4 - Derivatives for additional information.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
Accrued Interest Receivable
Accrued interest receivable recorded in other assets on the balance sheets consists of the following, by asset class:

	Successor Company
	As of December 31,
	2023	2022
Available-for-sale debt securities	$161	$182
Mortgage loans	6	8

Mortgage Loans
The following table presents the Company’s mortgage loans, by geographic location:

	Successor Company
	December 31, 2023		December 31, 2022
	Amortized Cost	Percent of Total	Amortized Cost	Percent of Total
East North Central	$87	4.3%	$74	2.9%
East South Central	34	1.7%	32	1.3%
Middle Atlantic	175	8.6%	194	7.7%
Mountain	176	8.6%	185	7.3%
New England	70	3.4%	82	3.2%
Pacific	462	22.6%	535	21.1%
South Atlantic	621	30.3%	694	27.4%
West North Central	40	1.9%	—	—%
West South Central	213	10.4%	180	7.1%
Other [1]	167	8.2%	559	22.0%
Total mortgage loans	$2,045	100%	$2,535	100%
[1]    Primarily represents loans collateralized by multiple properties in various regions.
The following table presents the Company’s mortgage loans, by property type:

	Successor Company
	December 31, 2023		December 31, 2022
	Amortized Cost	Percent of Total	Amortized Cost	Percent of Total
Commercial
Industrial	$711	34.8%	$787	31.0%
Multifamily	617	30.2%	669	26.4%
Office	340	16.6%	383	15.1%
Retail	377	18.4%	443	17.5%
Single Family	—	—%	253	10.0%
Total mortgage loans	$2,045	100%	$2,535	100%

Allowance for Credit Losses
The Company reviews mortgage loans on a quarterly basis to estimate the ACL, with changes in the ACL recorded in investment and derivative related losses, net. Apart from an ACL recorded on individual mortgage loans where the borrower is experiencing financial difficulties, the Company records an ACL on the pool of mortgage loans based on lifetime expected credit losses. The Company utilizes a third-party forecasting model to estimate lifetime expected credit losses at a loan level under multiple economic scenarios. The scenarios use macroeconomic data provided by an internationally

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
recognized economics firm that generates forecasts of varying economic factors such as GDP growth, unemployment and interest rates. The economic scenarios are projected over 10 years. The first two years to four years of the 10-year period assume a specific modeled economic scenario (including moderate upside, moderate recession and severe recession scenarios) and then revert to historical long-term assumptions over the remaining period. Using these economic scenarios, the forecasting model projects property-specific operating income and capitalization rates used to estimate the value of a future operating income stream. The operating income and the property valuations derived from capitalization rates are compared to loan payment and principal amounts to create debt-service coverage ratios ("DSCRs") and LTVs over the forecast period. The Company's process also considers qualitative factors. The model overlays historical data about mortgage loan performance based on DSCRs and LTVs and projects the probability of default, amount of loss given a default and resulting expected loss through maturity for each loan under each economic scenario. Economic scenarios are probability-weighted based on a statistical analysis of the forecasted economic factors and qualitative analysis. The Company records the change in the ACL on mortgage loans based on the weighted-average expected credit losses across the selected economic scenarios. When a borrower is experiencing financial difficulty, including when foreclosure is probable, the Company measures an ACL on individual mortgage loans. The ACL is established for any shortfall between the amortized cost of the loan and the fair value of the collateral less costs to sell. Estimates of collectibility from an individual borrower require the use of significant management judgment and include the probability and timing of borrower default and loss severity estimates. In addition, cash flow projections may change based upon new information about the borrower's ability to pay and/or the value of underlying collateral such as changes in projected property value estimates. As of December 31, 2023 and 2022 (Successor Company), the Company did not have any mortgage loans for which an ACL was established on an individual basis.
There were no mortgage loans held-for-sale as of December 31, 2023 and 2022 (Successor Company). In addition, as of December 31, 2023 and 2022 (Successor Company), the Company had no mortgage loans that have had extensions or restructurings other than what is allowable under the original terms of the contract. As of December 31, 2023 and 2022 (Successor Company), the Company held no PCD mortgage loans.
The following table presents a rollforward of the ACL for mortgage loans:

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
	2023	2022
Beginning balance	$15	$12	$—	$17
Cumulative effect of pushdown accounting	—	—	12	—
Adjusted beginning balance ACL	15	12	12	17
Current-period provision	11	3	—	(6)
Ending balance	$26	$15	$12	$11

The increase in the allowance for the year ended December 31, 2023 (Successor Company) was primarily attributable to changes in market conditions and an update in assumptions. The increase in the allowance for the year ended December 31, 2022 (Successor Company) was primarily attributable to the deteriorating economic conditions and the potential impact on real estate property valuations and, to a lesser extent, net additions of new loans. The increase in the allowance for the period of July 1, 2021 to December 31, 2021 (Successor Company) was the result of pushdown accounting. The decrease in the allowance for the six months ended June 30, 2021 (Predecessor Company), is the result of improved economic scenarios, including improved GDP growth and unemployment, and higher property valuations as compared to the prior periods.
Credit Quality Indicators
The weighted-average LTV ratio at origination of the Company’s mortgage loans held as of December 31, 2023 (Successor Company) was 60%. LTV ratios compare the loan amount to the value of the underlying property collateralizing the loan with property values based on appraisals performed at origination. Factors considered in estimating property values include, among other things, actual and expected property cash flows, geographic market data and the ratio of the

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
property's net operating income to its value. DSCR compares a property’s net operating income to the borrower’s principal and interest payments which are updated no less than annually through reviews of underlying properties.
The following represents the LTV ratio and DSCR for mortgage loans, by origination year:

As of December 31, 2023 (Successor Company)
	2023	2022	2021	2020	2019	Prior	Total
Amortized cost for loan-to-values:
Greater than 80%	$—	$56	$16	$—	$—	$48	$120
65% to 80%	—	81	137	23	27	175	443
Less than 65%	19	235	198	49	165	816	1,482
Total	19	372	351	72	192	1,039	2,045

Amortized cost for debt-service coverage ratios:
Greater than 1.50x	—	239	301	72	171	952	1,735
1.15x to 1.50x	3	50	29	—	13	87	182
0.95x to 1.15x	16	19	16	—	8	—	59
Less than 0.95x	—	64	5	—	—	—	69
Total	19	372	351	72	192	1,039	2,045

Average loan-to-value for debt-service coverage ratios:
Greater than 1.50x	—%	54.3%	58.6%	55.9%	54.2%	49.4%	52.4%
1.15x to 1.50x	51.6%	38.6%	62.2%	—%	69.5%	61.5%	55.7%
0.95x to 1.15x	39.8%	77.5%	84.3%	—%	76.9%	—%	68.8%
Less than 0.95x	—%	77.1%	50.3%	—%	—%	—%	75.2%
Weighted average	42.7%	57.4%	59.7%	56.2%	56.3%	50.4%	54.0%

As of December 31, 2022 (Successor Company)
	2022	2021	2020	2019	2018	Prior	Total
Amortized cost for loan-to-values:
Greater than 80%	$54	$—	$—	$—	$—	$41	$95
65% to 80%	10	21	14	27	116	60	248
Less than 65%	461	379	166	220	181	785	2,192
Total	525	400	180	247	297	886	2,535

Amortized cost for debt-service coverage ratios:
Greater than 1.50x	229	372	175	225	181	762	1,944
1.15x to 1.50x	27	28	—	14	74	122	265
0.95x to 1.15x	16	—	—	8	42	—	66
Less than 0.95x	—	—	5	—	—	2	7
Not applicable [1]	253	—	—	—	—	—	253
Total	525	400	180	247	297	886	2,535

Weighted average loan-to-value for debt-service coverage ratios:
Greater than 1.50x	51.1%	53.9%	34.4%	45.1%	51.7%	51.3%	49.6%
1.15x to 1.50x	29.2%	55.6%	—%	65.0%	65.4%	52.0%	54.4%
0.95x to 1.15x	50.1%	—%	—%	72.8%	71.7%	—%	66.7%
Less than 0.95x	—%	—%	50.0%	—%	—%	47.3%	50.8%
Not applicable [1]	60.9%	—%	—%	—%	—%	—%	60.9%
Weighted average	54.6%	54.0%	34.8%	47.1%	57.9%	51.4%	51.7%
[1]Represents certain construction and other mortgage loans in which rent is not collected.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
Past-Due Mortgage Loans
Mortgage loans are considered past due if a payment of principal or interest is not received according to the contractual terms of the loan agreement, which typically includes a grace period. As of December 31, 2023 and 2022 (Successor Company), the Company held no mortgage loans considered past due.
Repurchase Agreements and Other Collateral Transactions
The Company enters into securities financing transactions as a way to earn additional income or manage liquidity, primarily through repurchase agreements.
Repurchase Agreements
From time to time, the Company enters into repurchase agreements to manage liquidity or to earn incremental income. A repurchase agreement is a transaction in which one party (transferor) agrees to sell securities to another party (transferee) in return for cash (or securities), with a simultaneous agreement to repurchase the same securities at a specified price at a later date. The maturity of these transactions is generally of ninety days or less. Repurchase agreements include master netting provisions that provide both parties the right to offset claims and apply securities held by them with respect to their obligations in the event of a default. Although the Company has the contractual right to offset claims, the Company's current positions do not meet the specific conditions for net presentation.
Under repurchase agreements, the Company transfers collateral of U.S. government and government agency securities and receives cash. For repurchase agreements, the Company obtains cash in an amount equal to at least 95% of the fair value of the securities transferred. The agreements require additional collateral to be transferred under specified conditions and provide the counterparty the right to sell or re-pledge the securities transferred. The cash received from the repurchase program is typically invested in short-term investments or fixed maturities and is reported as an asset on the Company's balance sheets. The Company accounts for the repurchase agreements as collateralized borrowings. The securities transferred under repurchase agreements are included in fixed maturities, AFS with the obligation to repurchase those securities recorded in other liabilities on the Company's balance sheets. As noted above, the Company’s current positions do not permit net presentation, however, the following presents the potential effect of rights of setoff associated with repurchase agreements:

	Successor Company
	As of December 31,
	2023	2022
Gross amounts recognized	$(421)	$(564)
Gross amounts not offset:
Financial instruments [1]	439	577
Net amount	$18	$13
[1]Included within fixed maturities and short-term investments on the Company's balance sheets.
Refer to Note 4 - Derivatives the potential effect of rights of set-off associated with recognized derivative assets and liabilities.
Other Collateral Transactions
The Company is required by law to deposit securities with government agencies in certain states in which it conducts business. As of December 31, 2023 and 2022 (Successor Company), the fair value of securities on deposit was $22 and $20, respectively.
For disclosure of collateral in support of derivative transactions, refer to the Derivative Collateral Arrangements section of Note 4 - Derivatives.
Variable Interest Entities
As of December 31, 2023 and 2022, the Company did not hold any investment in a VIE for which it was the primary beneficiary.
The Company’s maximum exposure to loss as of December 31, 2023 and 2022 of non-consolidated VIE included in investment funds on the Company's balance sheets is limited to $1,428 and $1,300, respectively. The Company’s maximum exposure to loss as of December 31, 2023 and 2022 of non-consolidated VIEs included in fixed maturities on the Company's balance sheets is limited to $4,124 and $323, respectively. As of December 31, 2023 and 2022, the Company

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Investments (continued)
had outstanding commitments totaling $939 and $410, respectively, whereby the Company is committed to fund these investments and may be called by the VIE during the commitment period to fund the purchase of new investments and partnership expenses. These investments are generally of a passive nature in that the Company does not take an active role in management.
Equity Method Investments
The majority of the Company's investment funds, including hedge funds, mortgage and real estate funds, and private equity and other funds, are accounted for under the equity method of accounting. The Company recognized total equity method income of $116 and $168 for the years ended December 31, 2023 and 2022 (Successor Company). Equity method income is reported in net investment income. The Company’s maximum exposure to loss as of December 31, 2023 (Successor Company) is limited to the total carrying value of $1.4 billion. In addition, the Company has outstanding commitments totaling approximately $559 related to as of December 31, 2023 (Successor Company).
For the year ended December 31, 2023 (Successor Company), aggregate net investment income from investment funds exceeded 10% of the Company’s pre-tax net income. Accordingly, the Company is disclosing summarized financial data in the subsequent table which reflects the latest available financial information. This aggregated summarized financial data does not represent the Company’s proportionate share of the investment's assets or earnings.

	Successor Company
	As of December 31,
(in billions)	2023	2022
Total assets	$176.4	$172.7
Total liabilities	29.4	28.6
Net income	12.7	6.6
Concentration of Credit Risk
The Company aims to maintain a diversified investment portfolio including issuer, sector and geographic stratification, where applicable, and has established certain exposure limits, diversification standards and review procedures to mitigate credit risk. The Company aims to maintain a diversified investment portfolio including issuer, sector and geographic stratification, where applicable, and has established certain exposure limits, diversification standards and review procedures to mitigate credit risk. The following table discloses the Company’s investment exposure to any credit concentration risk of a single issuer greater than 10% of the Company's shareholder’s equity, other than the U.S. government and certain U.S. government agencies:

Market Value
Pacific Investment Management Inc.	$370
Morgan Stanley	263
Wells Fargo & Company	256
J.P. Morgan Chase & Co.	229
Citigroup	180
Madison Capital Funding	179
Deutsche Telekom	157
Strategic Partners Fund VIII L.P.	145
Bank Of America Corp.	134
UBS	128
Comm Mortgage Trust	115
HSBC Holdings Plc	113
Goldman Sachs Group Inc.	105

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives
The Company utilizes a variety of OTC, OTC-cleared and exchange traded derivative instruments as a part of its overall risk management strategy as well as to enter into replication transactions. Derivative instruments are used to manage risk associated with interest rate, equity market, credit spread, issuer default and currency exchange rate exposures or movements. Replication transactions are used as an economical means to synthetically replicate the characteristics and performance of assets that are permissible investments under the Company’s investment policies.
Derivatives Designated and Qualifying as Hedging Instruments
Some of the Company's derivatives satisfy hedge accounting requirements as outlined in Note 1 - Basis of Presentation and Significant Accounting Policies of these financial statements. Typically, these hedging instruments include interest rate swaps and, to a lesser extent, foreign currency swaps where the terms or expected cash flows of the hedged item closely match the terms of the swap. The interest rate swaps are typically used to manage interest rate duration of certain fixed maturity securities or liability contracts. The hedge strategies by hedge accounting designation include:
Cash Flow Hedges
Interest rate swaps are predominantly used to manage portfolio duration and better match cash receipts from assets with cash disbursements required to fund liabilities. These derivatives primarily convert interest receipts on floating-rate fixed maturity securities to fixed rates. Foreign currency swaps are used to convert foreign currency-denominated cash flows related to certain investment receipts and liability payments to U.S. dollars in order to reduce cash flow fluctuations due to changes in currency rates.
Derivatives Not Designated as Hedging Instruments
Derivative relationships that do not qualify for hedge accounting (“non-qualifying strategies”) primarily include the hedge program for the Company's VA products, as well as the hedging and replication strategies that utilize credit default swaps. In addition, hedges of interest rate, foreign currency and equity risk of certain fixed maturities, equities and liabilities do not qualify for hedge accounting.
The non-qualifying strategies include:
Interest Rate Swaps, Swaptions and Futures
The Company uses interest rate swaps, swaptions and futures to manage interest rate duration between assets and liabilities in certain investment portfolios. In addition, the Company enters into interest rate swaps to terminate existing swaps, thereby offsetting the changes in value of the original swap. As of December 31, 2023 (Successor Company), there were no interest rate swaps in offsetting relationships and as of December 31, 2022 (Successor Company), the notional amount of interest rate swaps in offsetting relationships was $276.
Foreign Currency Swaps and Forwards
The Company enters into foreign currency swaps to convert the foreign currency exposures of certain foreign currency-denominated fixed maturity investments to U.S. dollars. The Company also enters into foreign currency forwards to hedge non-U.S. dollar denominated cash.
Credit Contracts
Credit default swaps are used to purchase credit protection on an individual entity or referenced index to economically hedge against default risk and credit-related changes in the value of fixed maturity securities. Credit default swaps are also used to assume credit risk related to an individual entity or referenced index as a part of replication transactions. These contracts require the Company to pay or receive a periodic fee in exchange for compensation from the counterparty or the Company should the referenced security issuers experience a credit event, as defined in the contract. In addition, the Company enters into credit default swaps to terminate existing credit default swaps, thereby offsetting the changes in value of the original swap going forward.
Macro Hedge Program
The Company utilizes equity swaps, options and futures as well as interest rate swaps to provide protection against the statutory tail scenario risk to the Company's statutory surplus arising from higher GMWB and GMDB claims, as well as lower VA fee revenue.
Embedded Derivatives
The Company has assumed through reinsurance certain FIA products with index-based crediting that constitutes an embedded derivative. The cedant hedges this risk and provides the benefits of this hedging as part of the reinsurance settlements.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)
The Company formerly offered, and subsequently fully reinsured, certain UL products with index-linked features that also constitute an embedded derivative.
Ceded Modified Coinsurance Reinsurance Contracts
As of December 31, 2023 and 2022 (Successor Company), the Company had approximately $877 and $645, respectively, of invested assets supporting other policyholder funds and benefits payable reinsured under a modified coinsurance arrangement in connection with the sale of the Individual Life business, which was structured as a reinsurance transaction. The assets are primarily held in trust accounts established by the Company. The Company pays or receives cash quarterly to settle the operating results of the reinsured business, including the investment results. As a result of this modified coinsurance arrangement, the Company has an embedded derivative that transfers to the reinsurer certain unrealized changes in fair value of investments subject to interest rate and credit risk. The notional amount of the embedded derivative reinsurance contracts are the reinsured liabilities which are generally measured on a statutory basis and equivalent to the book value of the identified invested assets which support the reinsured reserves. The identified underlying is the total return on the identified invested assets which support the reinsured reserves. A funds withheld liability is recorded for funds contractually withheld by the Company under funds withheld modified coinsurance arrangements in which the Company is the cedant.
Derivative Balance Sheet Classification
For reporting purposes, the Company has elected to offset within assets or liabilities based upon the net of the fair value amounts, income accruals, and related cash collateral receivables and payables of OTC derivative instruments executed in a legal entity and with the same counterparty under a master netting agreement, which provides the Company with the legal right of offset. The following fair value amounts do not include income accruals or related cash collateral receivables and payables, which are netted with derivative fair value amounts to determine balance sheet presentation. Derivatives in the Company’s separate accounts, where the associated gains and losses accrue directly to policyholders are not included in the table below. The Company’s derivative instruments are held for risk management purposes, unless otherwise noted in the following table. The notional amount of derivative contracts represents the basis upon which pay or receive amounts are calculated and is presented in the table to quantify the volume of the Company’s derivative activity. Notional amounts are not necessarily reflective of credit risk. The following tables exclude investments that contain an embedded credit derivative for which the Company has elected the FVO.
The table below provides a summary of the gross notional amount and fair value of derivative contracts by the primary underlying risks they are utilized to manage. The fair value amounts below represent the value of derivative contracts prior to taking into account the netting effects of master netting agreements, accrued interest, and cash collateral.
The table below provides a summary of the gross notional amount and fair value of derivative contracts by the primary underlying risks they are utilized to manage. The fair value amounts below represent the value of derivative contracts prior to taking into account the netting effects of master netting agreements, accrued interest, and cash collateral.

	Notional Amount	Fair Value
		Net	Assets	Liabilities
As of December 31, 2023
Designated and qualifying as hedges
Cash flow hedges
Interest rate swaps	$250	$(29)	$—	$29

Not designated as hedges
Embedded derivatives
Funds withheld on modified coinsurance [2] [3]	—	302	—	(302)
Fixed indexed annuities [2] [3]	—	(135)	406	541
Other [2] [3]	—	—	(5)	(5)
Total embedded derivatives	—	167	401	234

Freestanding derivatives [1]
Variable annuities macro hedge program	10,340	5	151	146
Foreign currency swaps and forwards	202	12	12	—
Interest rate swaps, swaptions, and futures	1,087	(188)	—	188

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)

	Notional Amount	Fair Value
		Net	Assets	Liabilities
Credit derivatives	500	10	10	—
Total freestanding derivatives	12,129	(161)	173	334

Total not designated as hedges	12,129	6	574	568

Total derivatives	$12,379	$(23)	$574	$597

As of December 31, 2022
Designated and qualifying as hedges
Cash flow hedges [1]
Interest rate swaps	$250	$—	$—	$—

Not designated as hedges
Embedded derivatives
Funds withheld on modified coinsurance [2] [3]	—	726	129	(597)
Fixed indexed annuities [2] [3]	—	(81)	243	324
Other [2] [3]	—	—	(29)	(29)
Total embedded derivatives	—	645	343	(302)

Freestanding derivatives [1]
Variable annuities macro hedge program	22,823	211	506	295
Foreign currency swaps and forwards	161	15	16	1
Interest rate swaps, swaptions, and futures	1,363	(1)	3	4
Credit derivatives	500	4	4	—
Total freestanding derivatives	24,847	229	529	300

Total not designated as hedges	24,847	874	872	(2)

Total derivatives	$25,097	$874	$872	$(2)
[1]Represents the gross fair value of freestanding derivatives excluding collateral and accrued income which are recorded in other investments and other liabilities on the balance sheets.
[2]For certain assumed and ceded reinsurance agreements the notional value is not indicative of the volume of activity. Refer to Note 6 - Reinsurance for additional information regarding the activity which generated the value of the embedded derivative.
[3]These derivatives are not held for risk management purposes. Assets are recorded in reinsurance recoverables and liabilities in other policyholder funds and benefits payable.
Offsetting of Derivative Assets/Liabilities
The following table presents the gross fair value amounts, inclusive of income accruals, amounts offset, and the net position of derivative instruments eligible for offset on the Company's balance sheets. Amounts offset include fair value amounts, income accruals and related cash collateral receivables and payables associated with derivative instruments that are traded under a common master netting agreement, as described in the preceding discussion. Also included in the tables are financial collateral receivables and payables, which are contractually permitted to be offset upon an event of default, although are disallowed for offsetting under US GAAP.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)
The following presents the effect or potential effect of rights of set-off associated with recognized derivative assets and liabilities:

	As of December 31, 2023		As of December 31, 2022
	Derivative Assets	Derivative Liabilities	Derivative Assets	Derivative Liabilities
Gross amounts recognized [1]	$202	$(386)	$529	$(300)
Gross amounts offset [2]	(167)	329	(446)	195
Net amount presented [3]	35	(57)	83	(105)

Gross amounts not offset:
Cash collateral [2]	(30)	30	—	—
Net amount	5	(27)	83	(105)

Off-balance sheet securities collateral [4]	(1)	58	(68)	103
Net amount	$4	$31	$15	$(2)
[1]Represents the fair value of freestanding derivatives inclusive of accrued income.
[2]Excludes collateral associated with exchange-traded derivative instruments included in other assets.
[3]Derivative assets and liabilities, including cash collateral and accrued interest, are presented on the Company's balance sheets in other investments and other liabilities, respectively.
[4]Non-cash collateral received excludes initial margin and is not recognized on our balance sheets unless the obligor (transferor) has defaulted under the terms of the secured contract and is no longer entitled to redeem the pledged asset.
Refer to Note 3 - Investments for the effect of rights of set-off associated with repurchase agreements.
Cash Flow Hedges
For derivative instruments that are designated and qualify as cash flow hedges, the gain or loss on the derivative is reported as a component of OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.
As of December 31, 2023 (Successor Company), there were no before tax deferred net losses on derivative instruments expected to be reclassified from AOCI to earnings over the next twelve months. This expectation is based on the anticipated interest payments on hedged investments in fixed maturity securities that will occur over the next twelve months, at which time the Company will recognize the deferred net gains (losses) as an adjustment to net investment income over the term of the investment cash flows.
For all periods presented, the Company had no net reclassifications from AOCI to earnings resulting from the discontinuance of cash-flow hedges due to forecasted transactions that were no longer probable of occurring.
Refer to Note 18 - Accumulated Other Comprehensive Income (Loss) for details regarding amounts recorded in and reclassified from AOCI for cash flow hedges.
Non-Qualifying Derivatives
For non-qualifying, including embedded derivatives that are required to be bifurcated from their host contracts, the gain or loss on the derivative is recognized within investment and derivative related losses, net as follows:

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
	2023	2022
Embedded derivatives
Modified coinsurance	$247	$809	$15	$22
Fixed indexed annuities	(54)	200	—	—
GMWB reinsurance contracts	—	—	—	(24)
GMWB and other products	5	5	—	82
Total embedded derivatives	198	1,014	15	80

Freestanding derivatives
Variable annuities macro hedge program	(897)	(1)	(100)	(301)
Foreign currency swaps and forwards	(1)	7	5	(2)
Interest rate swaps, swaptions, and futures	(40)	(306)	21	(76)
Credit derivatives	12	3	1	—
Total freestanding derivatives	(926)	(297)	(73)	(379)

Total	$(728)	$717	$(58)	$(299)
Credit Risk Assumed through Credit Derivatives
The Company enters into credit default swaps that assume credit risk of a single entity or referenced index in order to synthetically replicate investment transactions that are permissible under the Company's investment policies. The Company will receive periodic payments based on an agreed upon rate and notional amount and will only make a payment if there is a credit event. A credit event payment will typically be equal to the notional value of the swap contract less the value of the referenced security issuer’s debt obligation after the occurrence of the credit event. A credit event is generally defined as a default on contractually obligated interest or principal payments or bankruptcy of the referenced entity. The credit default swaps in which the Company assumes credit risk primarily reference investment grade single corporate issuers and baskets, which include standard diversified portfolios of corporate and CMBS issuers. The diversified portfolios of corporate issuers are established within sector concentration limits and may be divided into tranches that possess different credit ratings.

	Notional Amount [2]	Fair Value	Weighted Average Years to Maturity	Underlying Referenced Credit Obligation [1]		Offsetting Notional Amount	Offsetting Fair Value
				Type	Average Credit Rating
Basket credit default swaps [3] with investment grade risk exposure:
As of December 31, 2023	$500	$10	5 years	Corporate Credit	BBB+	$—	$—
As of December 31, 2022	$500	$4	5 years	Corporate Credit	BBB+	$—	$—
[1]The average credit ratings are based on availability and are generally the midpoint of the available ratings among Moody’s, S&P, and Fitch. If no rating is available from a rating agency, then an internally developed rating is used.
[2]Notional amount is equal to the maximum potential future loss amount. These derivatives are governed by agreements and applicable law which include collateral posting requirements. There is no additional specific collateral related to these contracts or recourse provisions included in the contracts to offset losses.
[3]Comprised of swaps of standard market indices of diversified portfolios of corporate and CMBS issuers referenced through credit default swaps. These swaps are subsequently valued based upon the observable standard market index.
Derivative Collateral Arrangements
The Company enters into various collateral arrangements in connection with its derivative instruments, which require both the pledging and accepting of collateral. As of December 31, 2023 and 2022 (Successor Company), the Company pledged cash collateral with a fair value of $265 and $5, respectively, associated with derivative instruments. The collateral

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Derivatives (continued)
receivable has been recorded in other assets or other liabilities on the Company's balance sheets, as determined by the Company's election to offset on the balance sheet. As of December 31, 2023 and 2022 (Successor Company), the Company also pledged securities collateral associated with derivative instruments with a fair value of $58 and $106, respectively, which have been included in fixed maturities, AFS on the balance sheets. The counterparties have the right to sell or re-pledge these securities. In addition, as of December 31, 2023 and 2022 (Successor Company), the Company has pledged initial margin of cash related to OTC-cleared and exchange traded derivatives with a fair value of $42 and $15, respectively, which is recorded in other investments or other assets on the Company's balance sheets. As of December 31, 2023 and 2022 (Successor Company), the Company has pledged initial margin of securities related to OTC-cleared and exchange traded derivatives with a fair value of $130 and $187, respectively, which are included within fixed maturities, AFS on the Company's balance sheets.
As of December 31, 2023 and 2022 (Successor Company), the Company accepted cash collateral associated with derivative instruments of $89 and $262, respectively, which was invested and recorded on the balance sheets in fixed maturities, AFS and short-term investments with corresponding amounts recorded in other investments or other liabilities as determined by the Company's election to offset on the balance sheet. The Company also accepted securities collateral as of December 31, 2023 and 2022 (Successor Company) with a fair value of $1 and $79, respectively, which the Company has the right to sell or repledge. As of December 31, 2023 and 2022 (Successor Company), the Company had not repledged securities and did not sell any securities. The non-cash collateral accepted was held in separate custodial accounts and was not included on the Company's balance sheets.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements
The Company carries certain financial assets and liabilities at estimated fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants. Our fair value framework includes a hierarchy that gives the highest priority to the use of quoted prices in active markets, followed by the use of market observable inputs, followed by the use of unobservable inputs. The fair value hierarchy levels are as follows:
Level 1    Fair values based primarily on unadjusted quoted prices for identical assets or liabilities, in active markets that the Company has the ability to access at the measurement date.
Level 2    Fair values primarily based on observable inputs, other than quoted prices included in Level 1, or based on prices for similar assets and liabilities.
Level 3    Fair values derived when one or more of the significant inputs are unobservable (including assumptions about risk). With little or no observable market, the determination of fair value uses considerable judgment and represents the Company’s best estimate of an amount that could be realized in a market exchange for the asset or liability. Also included are securities that are traded within illiquid markets and/or priced by independent brokers.
Net Asset Value ("NAV") – Other invested assets within separate accounts are typically measured using NAV as a practical expedient in determining fair value and are not classified in the fair value hierarchy. The carrying value reflects the pro rata ownership percentage as indicated by NAV in the investment’s financial statements, which may be adjusted if it’s determined NAV is not calculated consistent with investment company fair value principles. The underlying investments may have significant unobservable inputs, which may include but are not limited to, comparable multiples and weighted average cost of capital rates applied in valuation models or a discounted cash flow model.
The Company will classify the financial asset or liability by level based upon the lowest level input that is significant to the determination of the fair value. In most cases, both observable inputs (e.g., changes in interest rates) and unobservable inputs (e.g., changes in risk assumptions) are used to determine the fair value of assets and liabilities that the Company has classified within Level 3.
The following presents the hierarchy for our assets and liabilities measured at fair value on a recurring basis:

	Total	NAV / Netting [1]	Level 1	Level 2	Level 3
As of December 31, 2023
Assets
Fixed maturities
Asset-backed securities	$363	$—	$—	$313	$50
Collateralized loan obligations	966	—	—	847	119
Commercial mortgage-backed securities	1,446	—	—	1,440	6
Corporate bonds	9,545	—	—	8,054	1,491
Foreign government and agencies	404	—	—	404	—
Municipal bonds	803	—	—	803	—
Residential mortgage-backed securities	445	—	—	412	33
U.S. Treasury bonds	882	—	—	882	—
Total fixed maturities, available-for-sale	14,854	—	—	13,155	1,699

Fair value option fixed maturities	252	—	—	27	225
Total fixed maturities	15,106	—	—	13,182	1,924

Equity securities	182	—	9	150	23
Investment funds	238	—	—	—	238

Other investments
Freestanding derivatives [1]	35	(138)	11	22	140

Short-term investments	1,181	—	661	52	468

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

	Total	NAV / Netting [1]	Level 1	Level 2	Level 3
Reinsurance recoverables
Fixed indexed annuities hedge program	193	—	—	—	193
Reinsurance recoverable for FIA embedded derivative	406	—	—	—	406
Ceded other embedded derivative	(5)	—	—	—	(5)
Ceded market risk benefits	648	—	—	—	648
Total reinsurance recoverables	1,242	—	—	—	1,242

Market risk benefits	578	—	—	—	578
Separate account assets	89,514	200	54,877	34,389	48
Total assets	$108,076	$62	$55,558	$47,795	$4,661

Liabilities
Other policyholder funds and benefits payable
Fixed indexed annuities embedded derivatives	$541	$—	$—	$—	$541
Other embedded derivative	(5)	—	—	—	(5)
Total other policyholder funds and benefits payable	536	—	—	—	536

Market risk benefits	1,074	—	—	—	1,074

Funds withheld liability
Modified coinsurance embedded derivative	(110)	—	—	(110)	—
Related party modified coinsurance embedded derivative	(192)	—	—	(192)	—
Fixed indexed annuities hedge program retrocession	145	—	—	—	145
Total funds withheld liability	(157)	—	—	(302)	145

Other liabilities
Freestanding derivatives [1]	57	(306)	11	284	68

Total liabilities	$1,510	$(306)	$11	$(18)	$1,823

As of December 31, 2022
Assets
Fixed maturities
Asset-backed securities	$254	$—	$—	$213	$41
Collateralized loan obligations	676	—	—	567	109
Commercial mortgage-backed securities	1,514	—	—	1,237	277
Corporate bonds	10,241	—	—	9,622	619
Foreign government and agencies	315	—	—	311	4
Municipal bonds	1,040	—	—	1,039	1
Residential mortgage-backed securities	417	—	—	400	17
U.S. Treasury bonds	926	—	—	926	—
Total fixed maturities, available-for-sale	15,383	—	—	14,315	1,068

Fair value option fixed maturities	331	—	—	25	306
Total fixed maturities	15,714	—	—	14,340	1,374

Equity securities	179	—	—	155	24
Investment funds	58	—	—	—	58

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

	Total	NAV / Netting [1]	Level 1	Level 2	Level 3

Other investments
Freestanding derivatives [1]	83	(112)	—	40	155

Short-term investments	1,489	—	742	610	137
Reinsurance recoverables
Fixed indexed annuities hedge program	49	—	—	—	49
Reinsurance recoverable for FIA embedded derivative	243	—	—	—	243
Funds withheld embedded derivative	129	—	—	129	—
Ceded other embedded derivatives	(29)	—	—	—	(29)
Ceded market risk benefits	894	—	—	—	894
Total reinsurance recoverables	1,286	—	—	129	1,157

Market risk benefits	325	—	—	—	325
Separate account assets	87,255	288	53,775	33,139	53
Total assets	$106,389	$176	$54,517	$48,413	$3,283

Liabilities
Other policyholder funds and benefits payable
Fixed indexed annuities embedded derivatives	$324	$—	$—	$—	$324
Other embedded derivative	(29)	—	—	—	(29)
Total other policyholder funds and benefits payable	295	—	—	—	295

Market risk benefits	1,204	—	—	—	1,204

Funds withheld liability
Modified coinsurance embedded derivative	(597)	—	—	(597)	—
Fixed indexed annuities hedge program retrocession	37	—	—	—	37
Total funds withheld liability	(560)	—	—	(597)	37

Other liabilities
Freestanding derivatives [1]	105	139	—	(41)	7

Total liabilities	$1,044	$139	$—	$(638)	$1,543
[1]“Netting” represents the fair value of freestanding derivatives as well as cash collateral and accrued income offset under master netting agreements. Refer to Note 4 - Derivatives for additional information regarding offsetting of derivatives.
Valuation Techniques
The Company generally determines fair values using valuation techniques that use prices, rates, and other relevant information evident from market transactions involving identical or similar instruments. Valuation techniques also include, where appropriate, estimates of future cash flows that are converted into a single discounted amount using current market expectations. The Company uses a "waterfall" approach comprised of the following pricing sources and techniques, which are listed in priority order:
•Quoted prices, unadjusted, for identical assets or liabilities in active markets, which are classified as Level 1.
•Prices from third-party pricing services, which primarily utilize a combination of techniques. These services utilize recently reported trades of identical, similar, or benchmark securities making adjustments for market observable inputs available through the reporting date. If there are no recently reported trades, they may use a discounted cash flow

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)
technique to develop a price using expected cash flows based upon the anticipated future performance of the underlying collateral discounted at an estimated market rate. Both techniques develop prices that consider the time value of future cash flows and provide a margin for risk, including liquidity and credit risk. Most prices provided by third-party pricing services are classified as Level 2 because the inputs used in pricing the securities are observable. However, some securities that are less liquid or trade less actively are classified as Level 3. Additionally, certain long-dated securities, such as municipal securities and bank loans, include benchmark interest rate or credit spread assumptions that are not observable in the marketplace and are thus classified as Level 3.
•Internal matrix pricing is a valuation process internally developed for private placement securities for which the Company is unable to obtain a price from a third-party pricing service. Internal pricing matrices determine credit spreads that, when combined with risk-free rates, are applied to contractual cash flows to develop a price. The Company develops credit spreads using market based data for public securities adjusted for credit spread differentials between public and private securities, which are obtained from a survey of multiple private placement brokers. The market-based reference credit spread considers the issuer’s sector, financial strength, and term to maturity, using an independent public security index, while the credit spread differential considers the non-public nature of the security. Securities priced using internal matrix pricing are classified as Level 2 because the significant inputs are observable or can be corroborated with observable data.
•Independent broker quotes, which are typically non-binding use inputs that can be difficult to corroborate with observable market based data. Brokers may use present value techniques using assumptions specific to the security types, or they may use recent transactions of similar securities. Due to the lack of transparency in the process that brokers use to develop prices, valuations that are based on independent broker quotes are classified as Level 3.
The fair value of freestanding derivative instruments is determined primarily using a discounted cash flow model or option model technique and incorporates counterparty credit risk. In some cases, quoted market prices for exchange-traded and OTC cleared derivatives may be used and in other cases independent broker quotes may be used. The pricing valuation models primarily use inputs that are observable in the market or can be corroborated by observable market data. The valuation of certain derivatives may include significant inputs that are unobservable, such as volatility levels, and reflect the Company’s view of what other market participants would use when pricing such instruments.
Fair values for FIA embedded derivatives are classified as Level 3 in the fair value hierarchy and are calculated using internally developed models that utilize significant unobservable inputs because active, observable markets do not exist for these items.
Valuation Inputs
Quoted prices for identical assets in active markets are considered Level 1 and consist of on-the-run U.S. Treasuries, money market funds, exchange-traded equity securities, open-ended mutual funds, certain short-term investments, and exchange traded futures and option contracts.
Primary observable and unobservable inputs for level 2 and level 3 fair value measurements are described below.
Fixed Maturities
Structured Securities
Primary observable inputs include: benchmark yields and spreads; monthly payment information; collateral performance, which varies by vintage year and includes delinquency rates, loss severity rates and refinancing assumptions; and credit default swap indices. Primary observable inputs specific to ABS, CLOs, and RMBS include: estimates of future principal prepayments, derived from the characteristics of the underlying structure; and prepayment speeds previously experienced at the interest rate levels projected for the collateral.
Primary unobservable inputs include: independent broker quotes; and credit spreads and interest rates beyond the observable curves. Primary unobservable inputs specific to less liquid securities or those that trade less actively, including subprime RMBS include: estimated cash flows; credit spreads, which include illiquidity premium; constant prepayment rates; constant default rates; and loss severity.
Corporate Bonds
Includes private placement securities for which the Company has elected the fair value option.
Primary observable inputs include: benchmark yields and spreads; reported trades, bids, offers of the same or similar securities; issuer spreads; and credit default swap curves. Primary observable specific to investment grade privately placed securities that utilize internal matrix pricing include credit spreads for public securities of similar quality, maturity, and sector, adjusted for non-public nature.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)
Primary unobservable inputs include: independent broker quotes; credit spreads beyond the observable curve; and interest rates beyond the observable curve. Primary unobservable inputs specific to below investment grade privately placed securities and private bank loans include credit spreads for public securities of similar quality, maturity, and sector, adjusted for non-public nature.
Foreign Government and Agencies, Municipal Bonds, and U.S. Treasury Bonds
Primary observable inputs include: benchmark yields and spreads; issuer credit default swap curves; political events in emerging market economies; Municipal Securities Rulemaking Board reported trades and material event notices; and issuer financial statements.
Primary unobservable inputs include credit spreads and interest rates beyond the observable curves.
Equity Securities
Primary observable inputs include quoted prices in markets that are not active.
Primary unobservable inputs include internal discounted cash flow models utilizing earnings multiples or other cash flow assumptions.
Investment Funds
There are no primary observable inputs.
Primary unobservable inputs include: prices of privately traded securities; and characteristics of privately traded securities, including yield, duration and spread duration. For equity method investments not held at fair value, the carrying value of the investment is based on the latest capital statement received by the Company for their investment.
Freestanding Derivatives
Credit Derivatives
Primary observable inputs include: swap yield curves; and credit default swap curves.
Foreign Currency Derivatives
Primary observable inputs include: the swap yield curve; currency spot and forward rates; and cross currency basis curves.
Interest Rate Derivatives
Primary observable inputs include the swap yield curve.
Primary unobservable inputs include: independent broker quotes; interest rate volatility; and the swap curve beyond 30 years.
Short-Term Investments
Primary observable inputs include: benchmark yields and spreads; reported trades, bids, and offers; issuer spreads and credit default swap curves; and material event notices and new issue money market rates.
Primary unobservable inputs include independent broker quotes.
Fixed Indexed Annuities Embedded Derivatives
Primary observable inputs include: risk-free rates as represented by the Eurodollar futures, LIBOR deposits and swap rates to derive forward curve rates; correlations of 10 years of observed historical returns across underlying well-known market indices; correlations of historical index returns compared to separate account fund returns; and equity index levels.
Primary unobservable inputs include: market implied equity volatility assumptions; credit standing adjustment assumptions; option budgets; and assumptions about policyholder behavior, such as withdrawal utilization, withdrawal rates, lapse rates, and reset elections.
The fair value for the FIA embedded derivatives are calculated as an aggregation of the following components: Best Estimate Benefits; Credit Standing Adjustment; and Margins. The Company believes the aggregation of these components results in an amount that a market participant in an active liquid market would require, if such a market existed. Each component described in the following discussion is unobservable in the marketplace and requires subjectivity by the Company in determining its value.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)
Best Estimate Benefits
The Best Estimate Benefits are calculated based on actuarial and capital market assumptions related to projected cash flows, including the present value of benefits and related contract charges, over the lives of the contracts, incorporating unobservable inputs including expectations concerning policyholder behavior.
Credit Standing Adjustment
The credit standing adjustment is an estimate of the adjustment to the fair value that market participants would require in determining fair value to reflect the risk will not be fulfilled. The Company incorporates a blend of estimates of peer company and reinsurer bond spreads and credit default spreads from capital markets.
Margins
The behavior risk margin adds a margin that market participants would require, in determining fair value, for the risk that the Company’s assumptions about policyholder behavior could differ from actual experience. The behavior risk margin is calculated by taking the difference between adverse policyholder behavior assumptions and best estimate assumptions.
Separate Account Assets
Separate account assets include fixed maturities, equity securities (largely consisted of mutual funds), mortgage loans, short-term investments, and other invested assets (largely consisted of investment funds and freestanding derivatives) that are valued in the same manner, and using the same pricing sources and inputs, as those investments held by the Company.
For other invested assets in which fair value represents a share of the NAV 34% and 53% were subject to significant liquidation restrictions as of December 31, 2023 (Successor Company) and December 31, 2022 (Predecessor Company), respectively. As of December 31, 2023 (Successor Company) and December 31, 2022 (Predecessor Company), there were no investment funds that did not allow any form of redemption.
Separate account assets classified as Level 3 primarily include long-dated bank loans, subprime RMBS and commercial mortgage loans.
The following summarizes the significant unobservable inputs for level 3 fixed maturities, freestanding derivatives, and FIA embedded derivatives:

Fair Value	Predominant Valuation Technique	Significant Unobservable Input	Range	Weighted Average [1]	Impact of Increase in Input on Fair Value [2]
As of December 31, 2023
Asset-backed securities
$50	Discounted cash flows	Spread	251bps to 426bps	316bps	Decrease

Collateralized loan obligations [3]:
$59	Option model	Spread	268bps to 270bps	269bps	Decrease

Commercial mortgage-backed securities:
$6	Discounted cash flows	Spread (encompasses prepayment, default risk and loss severity)	1,041bps to 1,041bps	1,041bps	Decrease

Corporate bonds [3]:
$1,421	Discounted cash flows	Spread	49bps to 894bps	246bps	Decrease

Residential mortgage-backed securities [3]:
$14	Discounted cash flows	Spread [5]	387bps to 387bps	387bps	Decrease

Fair value option fixed maturities
$225	Discounted cash flows	Spread	2bps to 312bps	166bps	Decrease

Macro hedge program [3]:
$(2)	Option model	Equity volatility	10.81% to 31.73%	17.9%	Increase

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

Fair Value	Predominant Valuation Technique	Significant Unobservable Input	Range	Weighted Average [1]	Impact of Increase in Input on Fair Value [2]
$84		Interest rate volatility	0.22% to 2.86%	1.2%	Increase

Fixed indexed annuities embedded derivatives:
$541		Withdrawal rates [6]	0.0% to 15.9%	1.7%	Decrease
		Lapse rates [7]	0.3% to 30.0%	6.4%	Decrease
		Option budgets [8]	0.1% to 3.8%	1.5%	Increase
		Credit standing adjustment [9]	0.6% to 2.5%	1.6%	Decrease

As of December 31, 2022
Collateralized loan obligations [3]:
$109	Discounted cash flows	Spread	55 bps to 337 bps	325bps	Decrease

Commercial mortgage-backed securities:
$277	Discounted cash flows	Spread (encompasses prepayment, default risk and loss severity)	419 bps to 1,001 bps	534bps	Decrease

Corporate bonds [3]:
$901	Discounted cash flows	Spread	71 bps to 719 bps	309bps	Decrease

Residential mortgage-backed securities [3]:
$13	Discounted cash flows	Spread [5]	62 bps to 227 bps	138bps	Decrease
		Constant prepayment rate [5]	2% to 10%	6.0%	Decrease
		Constant default rate [5]	1% to4%	2.0%	Decrease
		Loss severity [5]	10% to 65%	25.0%	Decrease

Variable annuities macro hedge program [3]:
$65	Option model	Equity volatility	18% to 64%	26.0%	Increase
97		Interest rate volatility	1% to 1%	1.0%	Increase

Fixed indexed annuities embedded derivatives:
$324		Withdrawal rates [6]	0.0% to 15.9%	1.7%	Decrease
		Lapse rates [7]	1.0%to 25.0%	6.5%	Decrease
		Option budgets [8]	0.5% to 3.8%	1.6%	Increase
		Credit standing adjustment [9]	0.4% to 3.1%	1.7%	Decrease
[1]The weighted average is determined based on the fair value of the securities.
[2]Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table.
[3]Excludes securities for which the Company bases fair value on broker quotations.
[4]Decrease for above market rate coupons and increase for below market rate coupons.
[5]Generally, a change in the assumption used for the constant default rate would have been accompanied by a directionally similar change in the assumption used for the loss severity and a directionally opposite change in the assumption used for constant prepayment rate and would have resulted in wider spreads.
[6]Range represents assumed annual percentage of allowable amount withdrawn.
[7]Range represents assumed annual percentages of policyholders electing a full surrender.
[8]Range represents assumed annual budget for index options.
[9]Range represents Company credit spreads.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)
Level 3 Assets and Liabilities Measured at Fair Value on a Recurring Basis
The Company uses derivative instruments to manage the risk associated with certain assets and liabilities. However, the derivative instrument may not be classified within the same fair value hierarchy level as the associated asset or liability. Therefore, the realized and unrealized gains and losses on derivatives reported in the Level 3 rollforwards may be offset by realized and unrealized gains and losses of the associated assets and liabilities in other line items of the financial statements.
The following tables present a reconciliation of the beginning and ending balances for Level 3 assets and liabilities measured at fair value on a recurring basis. Assets and liabilities are transferred in and/or out of Level 3 on the date the event or change in circumstances that caused the transfer occurs. The Company evaluates, at least annually, its valuation processes to determine if changes in circumstances has occurred that would result in a transfer between levels. Transfers in and/or out of Level 3 are primarily attributable to the availability of market observable information and the re-evaluation of the observability of pricing inputs. During the 2023 review of the inputs, the Company deemed the spread inputs to be unobservable, and transferred those private securities included in corporate bonds from Level 2 to Level 3.

	Beginning Balance	Total Realized and Unrealized Gains (Losses) in		Net Purchases, Sales, and Settlements	Net Transfers	Ending Balance
		Net Income (Loss)	Other Comprehensive Loss [2]
Year Ended December 31, 2023
Fixed maturities, available-for-sale:
Asset-backed securities	$41	$—	$1	$8	$—	$50
Collateralized loan obligations	109	—	1	9	—	119
Commercial mortgage-backed securities	277	—	6	(65)	(212)	6
Corporate bonds	619	(3)	(68)	497	446	1,491
Foreign government and agencies	4	—	—	—	(4)	—
Municipal bonds	1	—	—	—	(1)	—
Residential mortgage-backed securities	17	—	—	31	(15)	33

Fair value option fixed maturities	306	(24)	—	80	(137)	225
Equity securities	24	—	—	(1)	—	23
Investment funds	58	36	—	7	137	238
Embedded derivatives [1]:
Fixed indexed annuities	(81)	(54)	—	34	(34)	(135)
Other	—	5	—	(5)	—	—

Freestanding derivatives [1]:
Interest rate derivatives	—	(10)	—	—	—	(10)
Variable annuities macro hedge program	148	(498)	—	432	—	82

Short-term investments	137	—	—	368	(37)	468
Fixed indexed annuities hedge program [1]	12	22	—	14	—	48
Ceded market risk benefits	894	(246)	—	—	—	648
Separate account assets	53	3	—	(3)	(5)	48

Year Ended December 31, 2022
Fixed maturities, available-for-sale:
Asset-backed securities	$—	$—	$(2)	$46	$(3)	$41
Collateralized loan obligations	159	—	(1)	26	(75)	109
Commercial mortgage-backed securities	276	—	(26)	34	(7)	277

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

	Beginning Balance	Total Realized and Unrealized Gains (Losses) in		Net Purchases, Sales, and Settlements	Net Transfers	Ending Balance
		Net Income (Loss)	Other Comprehensive Loss [2]
Corporate bonds	665	(2)	(43)	(15)	14	619
Foreign government and agencies	—	—	(1)	5	—	4
Municipal bonds	1	—	—	—	—	1
Residential mortgage-backed securities	74	—	(1)	(23)	(33)	17

Fair value option fixed maturities	—	(21)	—	327	—	306
Equity securities	21	6	—	(3)	—	24
Investment funds	—	16	—	42	—	58
Embedded derivatives [1]:
Fixed indexed annuities	(524)	200	—	262	(19)	(81)
Other	—	5	—	(5)	—	—

Freestanding derivatives [1]:
Interest rate derivatives	—	22	—	(22)	—	—
Variable annuities macro hedge program	(188)	74	—	262	—	148
						—
Short-term investments	75	—	—	112	(50)	137
Fixed indexed annuities hedge program [1]	—	(22)	—	34	—	12
Ceded market risk benefits	737	157	—	—	—	894
Separate account assets	79	(2)	—	76	(100)	53
[1]Derivative instruments and the FIA hedge program are reported in this table on a net basis for asset (liability) positions.
[2]Recorded in unrealized gain (loss) on available-for-sale securities in the statements of comprehensive income.
The following presents the amount, for recurring fair value measurements categorized within Level 3 of the fair value hierarchy, of the total realized and unrealized gains (losses) for the period included in net income (loss) as shown in the table above:

	Net Investment Income	Investment and Derivative Related Losses, Net	Other [3]	Net Income (Loss)
Year Ended December 31, 2023
Fixed maturities, available-for-sale:
Corporate bonds	$(3)	$—	$—	$(3)

Fair value option fixed maturities	—	(24)	—	(24)
Investment funds	—	36	—	36
Embedded derivatives:
Fixed indexed annuities	—	(54)	—	(54)
Other	—	5	—	5

Freestanding derivatives:
Interest rate derivatives	—	(10)	—	(10)
Variable annuities macro hedge program	—	(498)	—	(498)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

	Net Investment Income	Investment and Derivative Related Losses, Net	Other [3]	Net Income (Loss)

Fixed indexed annuities hedge program	—	22	—	22
Ceded market risk benefits	—	—	(246)	(246)
Separate account assets [2]	—	3	—	3

Year Ended December 31, 2022
Fixed maturities, available-for-sale:
Corporate bonds	$(2)	$—	$—	$(2)

Fair value option fixed maturities	—	(21)	—	(21)
Equity securities	—	6	—	6
Investment funds	—	16	—	16
Embedded derivatives:
Fixed indexed annuities	—	200	—	200
Other	—	5	—	5

Freestanding derivatives:
Interest rate derivatives	—	22	—	22
Variable annuities macro hedge program	—	74	—	74

Fixed indexed annuities hedge program	—	(22)	—	(22)
Ceded market risk benefits	—	—	157	157
Separate account assets [2]	—	(2)	—	(2)
[1]The realized/unrealized gains (losses) included in net income for separate account assets are offset by an equal amount for separate account liabilities, which results in a net zero impact on net income for the Company.
[2]Includes both market and non-market impacts in deriving realized and unrealized gains (losses).
[3]Other represents change in MRBs for ceded MRBs and benefits and losses for FIA embedded derivatives.
The following represents the gross components of net purchases, sales, and settlements, and net transfers shown above:

	Purchases	Settlements	Sales	Net	Transfers in	Transfers out	Net
Year Ended December 31, 2023
Fixed maturities, available-for-sale:
Asset-backed securities	$25	$(17)	$—	$8	$—	$—	$—
Collateralized loan obligations	59	—	(50)	9	—	—	—
Commercial mortgage-backed securities	1	—	(66)	(65)	—	(212)	(212)
Corporate bonds	674	(177)	—	497	488	(42)	446
Foreign government and agencies	—	—	—	—	—	(4)	(4)
Municipal bonds	—	—	—	—	—	(1)	(1)
Residential mortgage-backed securities	33	(2)	—	31	—	(15)	(15)

Fair value option fixed maturities	94	—	(14)	80	—	(137)	(137)
Equity securities	3	—	(4)	(1)	—	—	—
Investment funds	13	(6)	—	7	137	—	137

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

	Purchases	Settlements	Sales	Net	Transfers in	Transfers out	Net
Embedded derivatives:
Fixed indexed annuities	42	(8)	—	34	(42)	8	(34)
Other	—	(5)	—	(5)	—	—	—

Freestanding derivatives:
Interest rate derivatives	—	—	—	—	—	—	—
Variable annuities macro hedge program	72	—	360	432	—	—	—

Short-term investments	528	(160)	—	368	—	(37)	(37)
Fixed indexed annuities hedge program	32	(18)	—	14	—	—	—
Separate account assets	$123	$—	$(126)	$(3)	$43	$(48)	$(5)

Year Ended December 31, 2022
Fixed maturities, available-for-sale:
Asset-backed securities	$52	$(6)	$—	$46	$—	$(3)	$(3)
Collateralized loan obligations	80	(54)	—	26	—	(75)	(75)
Commercial mortgage-backed securities	68	(34)	—	34	—	(7)	(7)
Corporate bonds	132	(137)	(10)	(15)	20	(6)	14
Foreign government and agencies	5	—	—	5	—	—	—
Municipal bonds	—	—	—	—	—	—	—
Residential mortgage-backed securities	22	(26)	(19)	(23)	—	(33)	(33)

Fair value option fixed maturities	327	—	—	327	—	—	—
Equity securities	8	(11)	—	(3)	—	—	—
Investment funds	42	—	—	42	—	—	—
Embedded derivatives:
Fixed indexed annuities	291	(29)	—	262	(41)	22	(19)
Other	—	(5)	—	(5)	—	—	—

Freestanding derivatives:
Interest rate derivatives	—	(22)	—	(22)	—	—	—
Variable annuities macro hedge program	351	(89)	—	262	—	—	—

Short-term investments	192	(80)	—	112	—	(50)	(50)
Fixed indexed annuities hedge program	86	(52)	—	34	—	—	—
Separate account assets	$99	$—	$(23)	$76	$—	$(100)	$(100)
The following presents the amount, for recurring fair value measurements categorized within Level 3 of the fair value hierarchy still held at the end of the period, of the total unrealized gains (losses) for the period included in net income (loss) and OCI:

	Year Ended December 31,
	2023		2022
	Net Income (Loss)	Other Comprehensive Loss [1]	Net Income (Loss)	Other Comprehensive Loss [1]
Fixed maturities, available-for-sale:

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

	Year Ended December 31,
	2023		2022
	Net Income (Loss)	Other Comprehensive Loss [1]	Net Income (Loss)	Other Comprehensive Loss [1]
Asset-backed securities	$—	$(1)	$—	$(2)
Collateralized loan obligations	—	—	—	(1)
Commercial mortgage-backed securities	—	(2)	—	(26)
Corporate bonds	—	(171)	(2)	(43)
Residential mortgage-backed securities	—	—	—	(2)

Fair value option fixed maturities	9	—	(21)	—
Investment funds	(22)	—	16	—
Embedded derivatives:
Other	5	—	5	—

Freestanding derivatives:
Interest rate derivatives	(11)	—	(3)	—
Variable annuities macro hedge program	(216)	—	42	—

Fixed indexed annuities hedge program	22	—	(22)	—
Ceded market risk benefits	(246)	—	157	—
Separate account assets	$3	$—	$(2)	$—
[1]Recorded in unrealized gain (loss) on available-for-sale securities in the statements of comprehensive income.

The following presents the carrying amount and fair value of the Company’s financial assets and liabilities not carried at fair value:

		As of December 31,
	Fair Value Hierarchy Level	2023		2022
		Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Policy loans	Level 2	$1,528	$1,528	$1,495	$1,495
Mortgage loans	Level 3	2,019	1,814	2,520	2,232

Liabilities
Other policyholder funds and benefits payable [1]	Level 3	$9,921	$8,305	$10,675	$8,666
Funds withheld liability	Level 2	10,367	10,367	11,034	11,034
[1]This amount includes contracts accounted for as investment contracts in the scope of ASC 944 and excludes contracts accounted for as insurance contracts, such as our group accident and health, universal life insurance contracts, COLI, and certain FIA and VA contracts with death or other additional benefits.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Reinsurance
The Company assumes reinsurance from unaffiliated insurers to provide our counterparties with risk management solutions. In addition, the Company cedes reinsurance to affiliated and unaffiliated insurers to enable the Company to manage capital and risk exposure. The Company's historical reinsurance cessions provided a level of risk mitigation desired by prior ownership. Such arrangements do not relieve the Company of its primary liability to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company regularly monitors the financial condition and ratings of its reinsurers and structures agreements to provide collateral funds where necessary.
The following summarizes premiums, policy charges and fee income by direct, assumed and ceded insurance types, in the consolidated statements of operations:

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
	2023	2022
Premiums, policy charges and fee income
Direct	$2,212	$2,283	$1,197	$1,210
Reinsurance assumed	413	210	69	64
Reinsurance ceded	(1,891)	(1,885)	(806)	(812)
Total premiums, policy charges and fee income	$734	$608	$460	$462
Insurance recoveries on ceded reinsurance agreements, which reduce death and other benefits, were $1,670 and $1,648 for the years ended December 31, 2023 and 2022 (Successor Company), $782 for the period of July 1, 2021 to December 31, 2021 (Successor Company) and $958 for the six months ended June 30, 2021 (Predecessor Company). In addition, the Company has reinsured a portion of the risk associated with VA and the associated GMDB and GMWB risks.
Assumed Reinsurance
Guardian
On November 1, 2022, the Company entered into a reinsurance agreement with Guardian to reinsure $7.1 billion in VA reserves, primarily comprised of contracts with living withdrawal benefit and death benefit riders. The Company assumed 100% of $439 in general account reserves on a coinsurance basis and 100% of $6.7 billion in separate account assets and liabilities, as well as the associated MRB on a modified coinsurance basis. The Company acquired general account assets to support the assumed reserves and received $121 in cash from Guardian upon closing, relating to a ceding commission of $65 and cash settlements. As part of this transaction, the Company entered into an administration services agreement for the reinsured block and will ultimately administer the reinsured block within two years following the close of the transaction. The separate account assets and liabilities are reported on a net basis on the Company's balance sheets and the Company earns income on the assumed separate account assets.
The following table summarizes the impacts of the Guardian transaction at inception:

Liabilities assumed	$481
Less: ceding commission received and other settlements	(65)
Less: assets received	(464)
Net gain on reinsurance	$(48)

Unearned revenue reserve	48
Allianz
On December 30, 2021, the Company entered into a reinsurance agreement with Allianz to assume approximately $8 billion of FIA reserves. Certain of the FIA contracts included living withdrawal benefits. The Company paid $693 to Allianz upon closing, primarily relating to a ceding commission of $866, offset by cash settlements. The Company will participate in an aggregated hedging pool administered by Allianz, whereby the Company will pay Allianz a fee in order to participate in the pool and will receive an index credit payout based on the level of participation in the pool. Allianz will continue to service and administer the policies reinsured under the agreement as the direct insurer of the business.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Reinsurance (continued)
The following table summarizes the impacts of the Allianz transaction on the Successor Company:

Liabilities assumed [1]	$7,355
Net ceding commission paid	866
Less: assets received	(8,849)
Net gain on reinsurance	$(628)

Unearned revenue reserve	628
[1]Includes certain adjustments to FIA MRBs of approximately $0.8 billion.
As part of the Allianz reinsurance transaction, the Company maintains a coinsurance trust for the benefit of Allianz. As of
December 31, 2023, there was $6.4 billion of fixed income securities, $58 of short-term investments and $202 of cash in the coinsurance trust. As of December 31, 2022, there were $6.2 billion of fixed income securities, $199 of short-term investments and $130 of cash in the coinsurance trust.
Other Assumed Reinsurance
On July 29, 2022, the Company executed a flow reinsurance agreement with Allianz. Under the terms of the transaction, the Company assumes certain FIA contracts issued by Allianz after August 2, 2022 on a coinsurance basis. Allianz will continue to service and administer the policies reinsured under the agreement as the direct insurer of the business.
Ceded Reinsurance
Reinsurance recoverables include balances due from reinsurance companies and are presented net of ACL. The ACL represents an estimate of expected credit losses over the lifetime of the contracts that reflect management’s best estimate of reinsurance cessions that may be uncollectible in the future due to reinsurers’ inability to pay. Reinsurance recoverables include an estimate of the amount of policyholder benefits that may be ceded under the terms of the reinsurance agreements. Amounts recoverable from reinsurers are estimated in a manner consistent with assumptions used for the underlying policy benefits. Accordingly, the Company’s estimate of reinsurance recoverables is subject to similar risks and uncertainties as the estimate of the gross reserve for future policy benefits.
The following summarizes reinsurance recoverables by reinsurer for the Successor Company:

	As of December 31,
	2023	2022
Prudential Financial, Inc. [1]	$14,383	$14,313
Massachusetts Mutual Life Insurance Company [1]	5,967	6,672
Commonwealth Annuity and Life Insurance Company [1]	6,531	7,243
TR Re [2]	9,468	9,613
Other reinsurers	1,375	1,403
Gross reinsurance recoverables	37,724	39,244

Allowance for credit losses	(18)	(21)
Reinsurance recoverables, net	$37,706	$39,223
[1]The Company's obligations to its direct policyholders that have been reinsured are primarily secured by invested assets held in trust.
[2]The Company's obligations to its direct policyholders reinsured to TR Re are secured by invested assets held by the Company in segregated portfolios.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Reinsurance (continued)
Allowance for Credit Losses
The Company closely monitors the financial condition, ratings and current market information of all its counterparty reinsurers and records an ACL considering the credit quality of the reinsurer, the invested assets in trust, and the period over which the recoverable balances are expected to be collected. Counterparty risk is assessed on a pooled basis in cases of shared risk characteristics, and separately for individual reinsurers when it is more relevant. The Company evaluates historical events, current conditions, and reasonable and supportable forecasts in developing its ACL estimate. Where its contracts permit, the Company secures future claim obligations with various forms of collateral, including irrevocable letters of credit, secured trusts and funds held accounts. The ACL is estimated using a probability of default and loss given default model applied to the amount of reinsurance recoverables, net of collateral, exposed to loss. The probability of default factor is assigned based on each reinsurer's credit rating. The Company reassesses and updates credit ratings on a quarterly basis. The probability of default factors encompass historical industry defaults for liabilities with similar durations to the reinsured liabilities as estimated through multiple economic cycles. The loss given default factors are based on a study of historical recovery rates for general creditors of corporations through multiple economic cycles.
Affiliated Reinsurance
On December 31, 2022 (Successor Company), the Company retroceded 75% of the business assumed from Allianz to TR Re on a modified coinsurance basis. As a result of the retrocession, the Company recorded a deferred gain of $511.
On December 31, 2021 (Successor Company), the Company reinsured certain payout and VA business to TR Re on a modified coinsurance and coinsurance funds withheld basis. As a result of the reinsurance agreement, the Company recorded a deferred loss of $129.
The following presents the impacts from affiliated reinsurance on the Successor Company's statements of operations:

	Years Ended December 31,
	2023	2022
Revenues
Premiums	$(56)	$(27)
Policy charges and fee income	(304)	(320)
Net investment income	(380)	(136)
Investment related gains	361	696
Total revenues	(379)	213

Benefits, Losses, and Expenses
Benefits and losses	(276)	(117)
Change in market risk benefits	77	4
Amortization of deferred acquisition costs	14	19
Insurance operating costs and other expenses	(136)	(119)
Total benefits, losses and expenses	(321)	(213)

Income (loss) before income taxes	(58)	426

Income tax expense (benefit)	(12)	90
Net income (loss)	$(46)	$336
For the period of July 1, 2021 through December 31, 2021 (Successor Company), there was not a material impact on the statements of operations from the Company's affiliated reinsurance arrangement entered into in 2021.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
7. Value of Business Acquired, Deferred Acquisition Costs, Unearned Revenue Reserves and Other Balances
The following presents a Successor Company rollforward of DAC by product and VOBA associated with VA:

	Deferred Acquisition Costs			Value of Business Acquired	Total
	Variable Annuities	Payout Annuities	Fixed Indexed Annuities
Balance as of January 1, 2022	$94	$112	$—	$341	$547
Additions	—	—	22	—	22
Amortization	(12)	(7)	—	(42)	(61)
Impact of reinsurance	—	—	(12)	—	(12)
Balance as of December 31, 2022	82	105	10	299	496

Balance as of January 1, 2023	82	105	10	299	496
Additions	—	—	64	—	64
Amortization	(12)	(5)	(1)	(37)	(55)
Impact of reinsurance	—	—	(48)	—	(48)
Balance as of December 31, 2023	$70	$100	$25	$262	$457

The following presents a Successor Company rollforward by product of negative VOBA:

	Fixed Annuities [1]	Payout Annuities [2]	Corporate Owned Life Insurance [1]	Total
Balance as of January 1, 2022	$939	$2,782	$195	$3,916
Additions	—	—	—	—
Amortization	(136)	(137)	(32)	(305)
Balance as of December 31, 2022	803	2,645	163	3,611
Less: reinsurance recoverables	(670)	(939)	—	(1,609)
Balance as of December 31, 2022, net of reinsurance	133	1,706	163	2,002

Balance as of January 1, 2023	803	2,645	163	3,611
Additions	—	—	—	—
Amortization	(141)	(133)	(29)	(303)
Balance as of December 31, 2023	662	2,512	134	3,308
Less: reinsurance recoverables	(552)	(893)	—	(1,445)
Balance as of December 31, 2023, net of reinsurance	$110	$1,619	$134	$1,863
[1]Recorded in other policyholder funds and benefits payable on the balance sheets. Reinsurance balances are included in reinsurance recoverables.
[2]Recorded in reserve for future policy benefits on the balance sheets. Reinsurance balances are included in reinsurance recoverables.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
7. Value of Business Acquired, Deferred Acquisition Costs, Unearned Revenue Reserves and Other Balances (continued)

The following presents a Successor Company rollforward of URR, by product, as well as other balances amortized on a basis consistent with DAC, which are included in other policyholder funds and benefits payable and other liabilities, respectively, on the balance sheets:

	Unearned Revenue Reserves				Other Balances [1]
	Variable Annuities	Fixed Indexed Annuities	Payout Annuities	Total
Balance as of January 1, 2022	$—	$628	$76	$704	$845
Additions	48	511	—	559	—
Amortization	(1)	(62)	(5)	(68)	(76)
Balance as of December 31, 2022	47	1,077	71	1,195	769

Additions	—	—	—	—	36
Amortization	(5)	(109)	(4)	(118)	(74)
Balance as of December 31, 2023	$42	$968	$67	$1,077	$731
[1]    Relates to adjustments associated with FIA MRBs recorded in other policyholder funds and benefits payable.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
8. Goodwill and Other Intangible Assets
The carrying amount of goodwill was $97 as of December 31, 2023 and 2022 (Successor Company). There were no additions or impairments recorded for the years ended December 31, 2023 and 2022 (Successor Company), July 1 through December 31, 2021 (Successor Company), and the six months ended June 30, 2021 (Predecessor Company).
The following presents the Company‘s amortizing internally developed software recorded in Goodwill and other intangible assets, net on the balance sheets:

	As of December 31,
	2023	2022
Gross carrying amount	$41	$41
Accumulated amortization	(15)	(9)
Net carrying value	$26	$32
The total amortization expense for other intangible assets recorded within insurance operating costs and other expenses on the statements of operations was $6 and $6 for the years ended December 31, 2023 and 2022, respectively (Successor Company), $3 for the period of July 1, 2021 to December 31, 2021 (Successor Company) and $3 for the six months ended June 30, 2021 (Predecessor Company).
As of December 31, 2023, total amortization expense for other intangible assets is expected to be as follows for each of the next five years:

Year Ended December 31,
2024	$6
2025	6
2026	6
2027	6
2028	2
Indefinite-lived other intangible assets consisting of state insurance licenses were $26 and $26 as of December 31, 2023 (Successor Company) and 2022 (Successor Company). No additions or impairments were recorded for the years ended December 31, 2023 and 2022 (Successor Company), July 1 through December 31, 2021 (Successor Company), and the six months ended June 30, 2021 (Predecessor Company).

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
9. Separate Accounts
The following table presents the aggregate fair value of assets, by major investment asset category, supporting separate accounts:

	As of December 31,
	2023	2022
Fixed maturities	$28,283	$27,485
Equity securities (including mutual funds)	55,678	53,832
Cash and cash equivalents	2,521	1,722
Short-term investments	1,001	2,184
Investment receivables, net [2]	1,814	1,751
Other invested assets [1]	217	281
Separate account assets	$89,514	$87,255
[1]Primarily relates to investments in hedge funds.
[2]Includes trade receivables on investment sales executed in the ordinary course of business where the carrying amount approximates fair value, net of investment income due and accrued.

The following table presents a rollforward of separate account liabilities by product:

	Variable Annuities	Corporate-Owned Life Insurance	Other [1]	Total
Balance as of January 1, 2022	$34,985	$48,497	$28,110	$111,592
Premiums and deposits	233	277	713	1,223
Policy charges	(451)	(643)	(280)	(1,374)
Surrenders and withdrawals	(3,081)	(169)	(2,061)	(5,311)
Benefit payments	(137)	(345)	(131)	(613)
Investment performance	(5,442)	(4,926)	(4,905)	(15,273)
Net transfers from (to) general account	51	(2,693)	(284)	(2,926)
Other	(9)	—	(54)	(63)
Balance as of December 31, 2022	$26,149	$39,998	$21,108	$87,255

Balance as of January 1, 2023	$26,149	$39,998	$21,108	$87,255
Premiums and deposits	204	287	1,414	1,905
Policy charges	(417)	(660)	(330)	(1,407)
Surrenders and withdrawals	(3,111)	(142)	(3,606)	(6,859)
Benefit payments	(128)	(381)	(161)	(670)
Investment performance	4,313	2,502	3,650	10,465
Net transfers from (to) general account	9	(1,177)	(7)	(1,175)
Balance as of December 31, 2023	$27,019	$40,427	$22,068	$89,514

Cash surrender value [2] as of:
December 31, 2022	26,081	36,192	21,094	83,367
December 31, 2023	26,948	37,731	22,053	86,732
[1]Represents separate account liabilities that are fully reinsured to third parties on a modified coinsurance basis.
[2]CSV represents the amount of the contractholders’ account balance distributable at the consolidated balance sheet date, less certain surrender charges.
Not reflected in the tables above are separate account assets and liabilities associated with Guardian contracts assumed on a modified coinsurance basis of $6.4 billion and $6.6 billion as of December 31, 2023 and 2022, respectively.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
10. Reserves for Future Policy Benefits

The following table summarizes the Company’s reserve for future policy benefits recognized on the consolidated balance sheets:

	As of December 31,
	2023	2022
Life-contingent payout annuities [1]	$8,674	$8,560
Additional liabilities for other insurance benefits	6,787	6,253
Deferred profit liability	119	37
Negative VOBA [2]	2,512	2,645
Other reserves [3]	1,287	1,243
Reserve for future policy benefits	$19,379	$18,738
[1]See “Liability for Future Policy Benefits” section below for further information.
[2]Refer to Note 7 - Value of Business Acquired, Deferred Acquisition Costs, Unearned Revenue Reserves, and Other Balances for additional details related to negative VOBA.
[3]Represents reserves for fully reinsured traditional life insurance of $0.8 billion December 31, 2023 and 2022, as well as COLI, other universal life-type products, and short-duration contracts, which are all excluded from the tables below.
Liability for Future Policy Benefits
Significant assumptions and inputs to the calculation of the LFPB for life-contingent payout annuities primarily include assumptions for discount rates, mortality and other policyholder data, including certain demographic data. These assumptions are derived from both policyholder data and experience and industry data and the Company will adjust policyholder data and experience to reflect market data, where necessary. The Company does not include any expense assumptions in the calculation of the LFPB. Annually, the Company reviews all significant cash flow assumptions, such as mortality, unless emerging experience indicates a more frequent review is necessary. As part of its annual review process, the Company assesses trends in both policyholder experience and industry data and updates the assumptions in the liability calculation, as necessary.
A single-A interest rate curve is utilized to discount the cash flows used to calculate the LFPB. The discount rate reflects market observable inputs from upper-medium grade fixed income instrument yields and is reflective of the duration of the liabilities and is updated for market data. The updated cash flows used in the liability calculation are discounted using a forward rate curve.
In 2023, there were significant updates for favorable mortality for certain reserves, as a result of the Company’s assumption update. These updates resulted in lower reserves, which were offset by a deferred profit liability. There were no significant changes in inputs or assumptions made in 2022.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
10. Reserves for Future Policy Benefits (continued)
The Company’s LFPBs consists only of the liability associated with limited pay annuities (e.g., single premium immediate annuities) with life contingencies. As this business has no future expected premiums, the following table presents a rollforward of the present value of expected future policy benefits for life-contingent payout annuities:

	Year Ended December 31,
	2023	2022
Beginning balance	$8,335	$11,617
Beginning balance at original discount rate	11,048	11,571
Effect of actual variances from expected experience due to mortality	(17)	2
Effect of changes in cash flow assumptions	(90)	(23)
Adjusted beginning balance at original discount rate	10,941	11,550

Issuances [1]	147	138
Interest accrual [2]	127	62
Benefit payments	(697)	(702)
Ending balance at original discount rate	10,518	11,048

Cumulative effect of changes in discount rate assumptions	(2,059)	(2,713)
Ending balance	8,459	8,335

Other business [3]	215	225
Adjusted ending balance	8,674	8,560

Less: reinsurance recoverables	(5,083)	(4,992)
Adjusted ending balance, net of reinsurance	$3,591	$3,568
[1]Issuances are included within premiums in the statements of operations.
[2]Interest accretion (expense) is recorded as a component of benefits and losses in the statements of operations.
[3]Represents fully reinsured blocks, whose activity is not included in the table above.
The following is a reconciliation of premiums to the statements of operations:

	Year Ended December 31,
	2023	2022
Life-contingent payout annuities	$147	$138
Reconciling items [1]	(59)	(39)
Total premiums	$88	$99
[1]Reconciling items represent premiums related to fully reinsured traditional life insurance and other lines of business, net of reinsured premiums.
The following presents supplemental disclosures related to the present value of expected future policy benefits for life-contingent payout annuities:

	Year Ended December 31,
	2023	2022
Undiscounted expected future benefits and expenses	$18,127	$18,696

Weighted-average duration of the liability (in years)	11.9	11.7
Weighted-average interest accretion rate	1.3%	0.6%
Weighted-average discount rate	4.9%	5.3%

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
11. Other Policyholder Funds and Benefits Payable
Other policyholder funds and benefits payable consists of the following:

	As of December 31,
	2023	2022
Policyholder account balances [1]	$28,107	$30,364
Unearned revenue reserves [2]	1,077	1,195
Negative VOBA [2]	796	966
Other reserves [3]	(478)	(698)
Other policyholder funds and benefits payable	$29,502	$31,827
[1]Refer to the subsequent tables for a rollforward of PABs.
[2]Refer to Note 7 - Value of Business Acquired, Deferred Acquisition Costs, Unearned Revenue Reserves, and Other Balances for a rollforward of URR and negative VOBA.
[3]Includes the following items which are excluded from the subsequent tables:
•the FIA embedded derivative and unaccreted host contract adjustments;
•adjustments associated with FIA MRBs; and
•the embedded derivative associated with the index-linked features of certain fully reinsured UL products.
Refer to Note 5 - Fair Value Measurements for rollforwards of the embedded derivatives and Note 7 - Value of Business Acquired, Deferred Acquisition Costs, Unearned Revenue Reserves, and Other Balances for a rollforward of adjustments associated with FIA MRBs.
The following presents a rollforward of the policyholder account value, by product:

	Variable Annuities	Fixed Deferred Annuities	Fixed Indexed Annuities	Non-Life Contingent Payout Annuities	Universal Life and Other	Total
Balance as of January 1, 2022	$2,649	$3,069	$7,241	$2,367	$1,957	$17,283
Deposits	447	1	188	233	—	869
Policy charges	(1)	—	(12)	—	(22)	(35)
Surrenders and other benefits	(291)	(420)	(661)	(332)	(125)	(1,829)
Transfers from (to) separate accounts	33	—	—	9	55	97
Interest credited	82	82	71	32	93	360
Other	1	—	21	—	1	23
Balance as of December 31, 2022	2,920	2,732	6,848	2,309	1,959	16,768

Other business [1]	—	812	—	—	12,784	13,596
Adjusted balance	$2,920	$3,544	$6,848	$2,309	$14,743	$30,364

Less: reinsurance recoverables	(1,169)	(3,054)	(4,946)	(1,723)	(12,940)	(23,832)
Adjusted balance, net of reinsurance	$1,751	$490	$1,902	$586	$1,803	$6,532

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
11. Other Policyholder Funds and Benefits Payable (continued)

	Variable Annuities	Fixed Deferred Annuities	Fixed Indexed Annuities	Non-Life Contingent Payout Annuities	Universal Life and Other	Total
Balance as of January 1, 2023	$2,920	$2,732	$6,848	$2,309	$1,959	$16,768
Deposits	2	—	469	243	2	716
Policy charges	(1)	—	(11)	—	(23)	(35)
Surrenders and other benefits	(535)	(549)	(830)	(320)	(84)	(2,318)
Transfers from (to) separate accounts	—	—	—	7	42	49
Interest credited	84	72	105	25	95	381
Other	—	1	5	(3)	(2)	1
Balance as of December 31, 2023	2,470	2,256	6,586	2,261	1,989	15,562

Other business [1]	—	790	—	—	11,755	12,545
Adjusted balance	$2,470	$3,046	$6,586	$2,261	$13,744	$28,107

Less: reinsurance recoverables	(993)	(2,640)	(4,764)	(1,574)	(11,925)	(21,896)
Adjusted balance, net of reinsurance	$1,477	$406	$1,822	$687	$1,819	$6,211
[1]Represents the account value of fully reinsured blocks whose activity is not included in the table above. These blocks were reinsured prior to 2022.
The following table presents the weighted-average crediting rate, NAR, and CSV for PABs, by product:

	Variable Annuities	Fixed Annuities	Fixed Indexed Annuities	Non-Life Contingent Payout Annuities	Universal Life and Other	Total
As of December 31, 2023
Weighted-average crediting rate	3.5%	2.9%	1.6%	1.1%	4.8%	2.4%
Net amount at risk [1]	$—	$—	$—	$—	$915	$915
Cash surrender value [2]	$2,456	$2,198	$6,437	$—	$521	$11,612

As of December 31, 2022
Weighted-average crediting rate	3.1%	2.8%	1.0%	1.4%	4.8%	2.2%
Net amount at risk [1]	$—	$—	$—	$—	$947	$947
Cash surrender value [2]	$2,910	$2,649	$6,696	$—	$532	$12,787
[1]NAR is generally defined as the current guarantee amount in excess of the current account balance at the balance sheet date. The NAR associated with MRBs are presented within Note 12 - Market Risk Benefits. NAR for Variable Annuities is based on total account balances and includes both policyholder account balances and separate account balances.
[2]CSV represents the amount of the contractholder’s account balance distributable at the consolidated balance sheet date, less certain surrender charges.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
11. Other Policyholder Funds and Benefits Payable (continued)
The following presents the balance of account values by range of guaranteed minimum crediting rates (“GMCR”) and the related range of difference, in basis points, between rates being credited to policyholders and the respective guaranteed minimums.

	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 Basis Point to 50 Basis Points Above	51 Basis Points to 150 Basis Points Above	Greater than 150 Basis Points Above	Total
As of December 31, 2023
Variable Annuities	Less than 2.0%	$60	$96	$—	$—	$156
	2.0% - 4.0%	2,122	143	49	—	2,314
	Greater than 4.0%	—	—	—	—	—
	Total	2,182	239	49	—	2,470

Fixed Deferred Annuities	Less than 2.0%	7	2	2	3	14
	2.0% - 4.0%	1,928	73	225	10	2,236
	Greater than 4.0%	6	—	—	—	6
	Total	1,941	75	227	13	2,256

Fixed Indexed Annuities	Less than 2.0%	136	—	119	416	671
	2.0% - 4.0%	560	3	11	—	574
	Greater than 4.0%	—	—	—	—	—
	Total	696	3	130	416	1,245

Universal Life and Other	Less than 2.0%	—	—	—	—	—
	2.0% - 4.0%	757	—	—	—	757
	Greater than 4.0%	1,232	—	—	—	1,232
	Total	$1,989	$—	$—	$—	$1,989

As of December 31, 2022
Variable Annuities	Less than 2.0%	$175	$20	$—	$—	$195
	2.0% - 4.0%	2,544	178	3	—	2,725
	Greater than 4.0%	—	—	—	—	—
	Total	2,719	198	3	—	2,920

Fixed Deferred Annuities	Less than 2.0%	13	3	2	—	18
	2.0% - 4.0%	2,634	35	38	—	2,707
	Greater than 4.0%	7	—	—	—	7
	Total	2,654	38	40	—	2,732

Fixed Indexed Annuities	Less than 2.0%	160	1	88	136	385
	2.0% - 4.0%	857	6	12	—	875
	Greater than 4.0%	—	—	—	—	—
	Total	1,017	7	100	136	1,260

Universal Life and Other	Less than 2.0%	—	—	—	—	—
	2.0% - 4.0%	749	—	—	—	749
	Greater than 4.0%	1,210	—	—	—	1,210
	Total	$1,959	$—	$—	$—	$1,959

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
12. Market Risk Benefits
The following table presents a reconciliation of the gross MRB, by product and asset and liability position:

	As of December 31,
	2023			2022
	Variable Annuities	Fixed Indexed Annuities	Total	Variable Annuities	Fixed Indexed Annuities	Total
Asset position	$576	$2	$578	$321	$4	$325
Liability position	529	545	1,074	711	493	1,204
Net asset	$47	$—	$—	$—	$—	$—
Net liability	$—	$543	$496	$390	$489	$879
The following table presents a rollforward of the net MRB liability, by product:

	Variable Annuities	Fixed Indexed Annuities	Total
Balance as of January 1, 2022	$617	$845	$1,462
Balance at January 1, 2022, before effect of changes in the instrument-specific credit risk	661	845	1,506
Issuances	10	—	10
Interest accrual	9	15	24
Attributed fees collected	232	8	240
Benefit payments	(109)	(72)	(181)
Effect of changes in interest rates	(709)	(248)	(957)
Effect of changes in equity markets	477	(40)	437
Effect of changes in equity index volatility	120	1	121
Actual policyholder behavior different from expected behavior	(142)	11	(131)
Effect of changes in future expected policyholder behavior	5	—	5
Effect of changes in other future expected assumptions	(30)	(1)	(31)
Balance as of December 31, 2022, before effect of changes in the instrument-specific credit risk	$524	$519	$1,043

Cumulative effect of changes in the instrument-specific credit risk	(134)	(30)	(164)
Balance as of December 31, 2022	$390	$489	$879

Less: ceded market risk benefits	(527)	(367)	(894)
Balance as of December 31, 2022, net of reinsurance	$(137)	$122	$(15)

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
12. Market Risk Benefits (continued)

	Variable Annuities	Fixed Indexed Annuities	Total
Balance as of January 1, 2023	$390	$489	$879
Balance as of January 1, 2023, before effect of changes in the instrument-specific credit risk	524	519	1,043
Issuances	(10)	—	(10)
Interest accrual	13	29	42
Attributed fees collected	295	7	302
Benefit payments	(107)	(58)	(165)
Effect of changes in interest rates	(19)	(12)	(31)
Effect of changes in equity markets	(619)	19	(600)
Effect of changes in equity index volatility	(128)	2	(126)
Actual policyholder behavior different from expected behavior	17	13	30
Effect of changes in future expected policyholder behavior	(10)	21	11
Effect of changes in future expected assumptions	5	(8)	(3)
Balance as of December 31, 2023, before effect of changes in the instrument-specific credit risk	$(39)	$532	$493

Cumulative effect of changes in the instrument-specific credit risk	(8)	11	3
Balance as of December 31, 2023	$(47)	$543	$496

Less: ceded market risk benefits	(240)	(408)	(648)
Balance, net of reinsurance	$(287)	$135	$(152)

The following table presents the NAR and weighted average attained age of contractholders for MRBs, by product:

	Variable Annuities	Fixed Indexed Annuities	Total
As of December 31, 2022
Net amount at risk [1]	$976	$213	$1,189
Weighted average attained age of contractholders (in years)	74.1	71.8	72.8

As of December 31, 2023
Net amount at risk [1]	$389	$195	$584
Weighted average attained age of contractholders (in years)	74.4	72.4	72.2
[1]NAR is generally defined as the current guarantee amount in excess of the current account balance at the balance sheet date, net of reinsurance impacts. For products with multiple guarantees, the net amount at risk is based on the benefit with the highest net amount at risk. The VA net amount at risk represents the death benefit portion of the contract, as contracts with a withdrawal benefit also contain a death benefit. The FIA net amount of risk represents the withdrawal portion of the contract. The total represents the combined net amount at risk of VA and FIA.

The Company’s MRBs primarily relate to VA contracts with GMDB, GMIB, and GMWB guarantee features and FIA contracts with GLWB features and two-tier annuitization benefits. As described in Note 1 - Basis of Presentation and Significant Accounting Policies, MRBs and the related reinsurance are calculated using fair value measurement principles, which considers the price paid that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The fair value of these MRBs are calculated as the present value of expected benefit payments, less the present value of expected fees attributable to the MRB. The determination of the fair value of MRBs requires the use of inputs related to fees and assessments, and assumptions in determining the expected benefits, in excess of the projected account balance.
Fair values for VA and FIA contract benefits are calculated using internally developed models because active, observable markets do not exist for the MRB. Many of these assumptions are established using accepted actuarial valuation methods and are considered unobservable inputs to the fair value measurement. Therefore, the fair value estimate of MRBs are

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
12. Market Risk Benefits (continued)
classified as a level 3 measurement within the fair value hierarchy and the determination of the significant inputs included in the fair value measurement requires the use of management’s judgment. Assumptions are mostly based on policyholder experience and pricing assumptions, which are updated for actual experience, if necessary.
The significant inputs to the valuation models for these MRBs include actuarially determined assumptions for contractholder behavior, as well as lapse rates, benefit utilization rates, surrender rates, and mortality rates. In addition, significant inputs include capital market assumptions, such as interest rate levels and market volatility assumptions.
Variable Annuities
The Company’s VA contracts include variable insurance contracts both entered into directly between the Company and an individual policyholder or assumed through reinsurance with other insurers, including assumed separate account products. Products provide a current or future income stream based on the value of the individual's contract at annuitization, and can include a variety of guaranteed minimum death and withdrawal benefits.
The Company's VA contracts sold to individuals mostly provide GMDBs during the accumulation period that is generally equal to the greater of (a) the contract value at death or (b) premium payments less any prior withdrawals and may include adjustments that increase the benefit, such as for maximum anniversary value ("MAV"). In addition, some of the VA contracts provide a GMWB, whereby if the account value is reduced to a specified level through a combination of market declines and withdrawals, the contractholder is entitled to a guaranteed remaining balance, which is generally equal to premiums less withdrawals. Many policyholders with a GMDB also have a GMWB. These benefits are not additive as policyholders that have a product with both guarantees can receive, at most, the greater of the GMDB or GMWB.
Fixed Indexed Annuities
FIA contracts the Company assumes represent annuity contracts issued by another insurance company under which the Company assumes through reinsurance a quota share of the liabilities. These annuity contracts have a cash value that appreciates based on a GMCR, or the performance of various equity market indices, such as the S&P 500. FIAs generally protect the contract owner against loss of principal and may include GMWBs or enhanced annuitization benefits.
For FIA contracts, assumptions include projected equity returns which impact cash flows attributable to indexed strategies, implied equity volatilities, expected index credits and future equity option costs.
The models are based on a risk neutral valuation framework and incorporate risk premiums inherent in valuation techniques, inputs, and the general uncertainty around the timing and amount of future cash flows. A risk margin is incorporated within the discount rate to reflect uncertainty in the projected cash flows, as well as credit spreads to reflect nonperformance risk, for the Company and reinsurer for the Company's reinsurance transaction.
The following table summarizes the unobservable inputs for MRBs, net of reinsured balances (refer to Note 5 - Fair Value Measurements for a rollforward of ceded MRBs):

Fair Value	Predominant Valuation Technique	Significant Unobservable Input	Range	Weighted Average	Impact of Increase in Input on Fair Value [1]
As of December 31, 2023
Variable annuities (net of reinsurance):
$(287)	Discounted cash flows	Withdrawal utilization [2]	1.0% to 46.0%	15.6%	Increase
		Withdrawal rates [3]	0.0% to 8.0%	4.3%	Increase
		Lapse rates [4]	0.0% to 40.0%	6.0%	Decrease
		Market volatility [5]	10.5% to 26.9%	20.4%	Increase
		Nonperformance risk [6]	0.6% to 2.5%	1.6%	Decrease
		Mortality rate [7]	0.0% to 62.5%	1.4%	Decrease
Fixed indexed annuities:
$135	Discounted cash flows	Withdrawal utilization [2]	0.0% to 42.4%	2.7%	Increase
		Withdrawal rates [3]	2.3% to 8.3%	4.5%	Increase
		Lapse rates [4]	0.0% to 30.0%	3.5%	Decrease
		Market volatility [5]	4.9% to 25.6%	16.7%	Increase
		Nonperformance risk [6]	0.6% to 2.5%	1.7%	Increase
		Mortality rate [7]	0.0% to 40.0%	2.5%	Decrease
		Option budgets [8]	0.0% to 3.8%	1.9%	Increase

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
12. Market Risk Benefits (continued)

Fair Value	Predominant Valuation Technique	Significant Unobservable Input	Range	Weighted Average	Impact of Increase in Input on Fair Value [1]

As of December 31, 2022
Variable annuities (net of reinsurance):
$(137)	Discounted cash flows	Withdrawal utilization [2]	1.8% to 63.0%	22.5%	Increase
		Withdrawal rates [3]	0.0% to 8.0%	4.0%	Increase
		Lapse rates [4]	0.0% to 40.0%	4.5%	Decrease
		Market volatility [5]	18.5% to 28.4%	23.3%	Increase
		Nonperformance risk [6]	0.4% to 3.2%	2.2%	Decrease
		Mortality rate [7]	0.0% to 100.0%	1.3%	Decrease
Fixed indexed annuities:
$122	Discounted cash flows	Withdrawal utilization [2]	0.0% to 29.1%	3.5%	Increase
		Withdrawal rates [3]	0.0% to 20.0%	5.6%	Increase
		Lapse rates [4]	0.5% to 36.0%	4.6%	Decrease
		Market volatility [5]	4.5% to 23.6%	15.8%	Increase
		Nonperformance risk [6]	0.4% to 3.2%	2.2%	Increase
		Mortality rate [7]	0.0% to 39.8%	3.1%	Decrease
		Option budgets [8]	0.5% to 3.8%	2.0%	Increase
[1]Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table.
[2]Range represents assumed percentages of policyholders taking withdrawals.
[3]Range represents assumed annual percentage of allowable amount withdrawn.
[4]Range represents assumed annual percentages of policyholders electing a full surrender.
[5]Range represents implied market volatilities for equity indices based on multiple pricing sources.
[6]Range represents Company credit spreads.
[7]Mortality rates vary by age and by demographic characteristics, such as gender. The range shown reflects the mortality rate for policyholders. Mortality rate assumptions are set based on policyholder experience.
[8]Range represents assumed annual budget for index options.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
13. Debt

Collateralized Advances
The Company is a member of the Federal Home Loan Bank of Boston (“FHLBB”). Membership allows the Company access to collateralized advances, which may be used to support various spread-based business and enhance liquidity management. FHLBB membership requires the Company to own member stock and advances require the purchase of activity stock. The amount of advances that can be taken are dependent on the asset types pledged to secure the advances. The pledge limit is recalculated annually based on statutory admitted assets and capital and surplus. The Company would need to seek the prior approval of the CTDOI in order to exceed these limits. As of December 31, 2023 (Successor Company), the Company had no advances outstanding under the FHLBB facility.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
14. Income Taxes

The following table presents the components of income tax expense (benefit) reported in the Company consolidated statements of operations:

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
Income Tax Expense (Benefit)	2023	2022
Current - U.S. Federal	$(2)	$(17)	$(86)	$—
Deferred - U.S. Federal	(37)	124	174	30
Total income tax (benefit) expense	$(39)	$107	$88	$30
Deferred tax assets and liabilities on the consolidated balance sheet consist of the following:

	Successor Company
	December 31, 2023	December 31, 2022
Deferred Tax Assets
Tax basis deferred policy acquisition costs	$142	$129
VOBA and reserves	174	141
Net operating loss carryover	28	1
Employee benefits	4	4
Foreign tax credit carryover	22	16
Net unrealized loss on investments	523	703
Deferred reinsurance gain	239	264
Total deferred tax assets	1,132	1,258
Valuation Allowance	—	—
Net Deferred Tax Assets	1,132	1,258
Deferred Tax Liabilities
Investment related items	(295)	(366)
Other	(9)	(13)
Total deferred tax liabilities	(304)	(379)
Net deferred tax asset	$828	$879
The statute of limitations on the examination of federal tax returns is closed through the 2019 tax year, with the exception of net operating loss ("NOL") carryforwards utilized in open tax years. Management believes that an adequate provision has been made on the financial statements for any potential adjustments that may result from tax examinations and other tax-related matters for all open tax years. As of December 31, 2023 and 2022, the Company had no reserves for uncertain tax positions. As of December 31, 2023 and 2022, there were no unrecognized tax benefits that if recognized would affect the effective tax rate and that had a reasonable possibility of significantly increasing or decreasing within the next 12 months.
The Company classifies interest and penalties (if applicable) as income tax expense on the consolidated financial statements. The Company recognized no interest expense for the years ended December 31, 2023 and 2022, the period of July 1, 2021 to December 31, 2021, and the six months ended June 30, 2021. The Company had no interest payable as of December 31, 2023 and 2022. The Company does not believe it would be subject to any penalties in any open tax years and, therefore, has not recorded any accrual for penalties.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
14. Income Taxes (continued)
The Company believes it is more likely than not that all deferred tax assets will be fully realized. In assessing the need for a valuation allowance, management considered future taxable temporary difference reversals, future taxable income exclusive of reversing temporary differences and carryovers, taxable income in open carry back years and other tax planning strategies. From time to time, tax planning strategies could include holding a portion of debt securities with market value losses until recovery, making investments which have specific tax characteristics and business considerations such as asset-liability matching.
Net deferred income taxes include the future tax benefits associated with the net operating loss carryover and foreign tax credit carryover as follows:
Net Operating Loss Carryover
As of December 31, 2023 and 2022, the net deferred tax asset included the expected tax benefit related to NOLs of $132 and $3, respectively. The NOLs were generated in 2018 and subsequent years. The losses do not expire, but their utilization in any carryforward year is limited to 80% of taxable income in that year. As of December 31, 2023 and 2022, $62 and $3, respectively, of the losses are also subject to Internal Revenue Code Section 382, which may limit the amount that can be utilized in any carryforward year.
Given the Company's expected future earnings, the Company believes sufficient taxable income will be generated in the future to utilize its NOL carryover. Although the Company believes there will be sufficient future taxable income to fully recover the remainder of the loss carryover, the Company's estimate of the likely realization may change over time.
Foreign Tax Credit Carryover
As of December 31, 2023 and 2022, the net deferred tax asset included the expected tax benefit attributable to foreign tax credit carryovers of $22 and $16, respectively.
A reconciliation of the tax provision at the U.S. Federal statutory rate to the provision (benefit) for income taxes is as follows:

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
	2023	2022
Tax provision at U.S. Federal statutory rate	$1	$152	$107	$45
Dividends received deduction ("DRD")	(34)	(38)	(16)	(14)
Foreign related investments	(6)	(7)	(2)	(1)
Other	—	—	(1)	—
Provision for income taxes	$(39)	$107	$88	$30
The separate account DRD is estimated for the current year using information from the most recent return, adjusted for current year equity market performance and other appropriate factors, including estimated levels of corporate dividend payments and level of policy owner equity account balances. The actual current year DRD can vary from estimates based on, but not limited to, changes in eligible dividends received in the mutual funds, amounts of distributions from these mutual funds and the Company’s taxable income before the DRD. The Company evaluates its DRD computations on a quarterly basis.
Corporate Alternative Minimum Tax ("CAMT")
The Inflation Reduction Act of 2022 introduced a 15% CAMT among other tax provisions. The provisions had an effective date beginning after December 31, 2022. Generally, the CAMT imposes a minimum tax on the adjusted financial statement income ("AFSI") of certain corporations with average annual AFSI over a three-year period in excess of $1 billion ("applicable corporations"). The Company has determined that it is not an applicable corporation and therefore not subject to CAMT for the period ending December 31, 2023. Since enactment of the CAMT, the US Treasury Department and the IRS continue to issue guidance to the public. The Company will continue to evaluate the guidance and assess its impact, if any in future years.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
15. Commitments and Contingencies
Contingencies Relating to Corporate Litigation and Regulatory Matters
Management evaluates each contingent matter separately. A loss is recorded if probable and reasonably estimable. Management establishes reserves for these contingencies at its “best estimate,” or, if no one number within the range of possible losses is more probable than any other, the Company records an estimated liability at the low end of the range of losses.
Litigation
The Company is involved in claims litigation arising in the ordinary course of business with respect to life and annuity contracts. The Company accounts for such activity through the establishment of reserves for future policy benefits. Management expects that the ultimate liability, if any, with respect to such ordinary-course claims litigation, after consideration of provisions made for potential losses and costs of defense, will not be material to the consolidated financial condition, results of operations or cash flows of the Company.
On August 15, 2023, Talcott Resolution Life Insurance Company and Talcott Resolution Life and Annuity Insurance Company (collectively “Talcott Resolution”) were named as defendants in two putative class action lawsuits in the United States District Courts for the District of Connecticut and the District of Massachusetts. These cases are captioned as follows: Casey v. Talcott Resolution Life Insurance Company and Talcott Resolution Life and Annuity Insurance Company, et al. (CT) and Guitang v. Talcott Resolution Life Insurance Company (MA). The lawsuits relate to data security events involving the MOVEit file transfer system (“MOVEit Cybersecurity Incident”). The MOVEit file transfer system is software used by a broad range of companies to move sensitive electronic data. PBI Research Services (“PBI”), a third-party service provider for Talcott Resolution, uses the MOVEit file transfer system in the performance of its services. PBI has used the software on behalf of Talcott Resolution to, among other things, search various databases to identify the deaths of insured persons and annuitants under life insurance policies and annuity contracts, respectively, as required by applicable law. Plaintiffs seek to represent various classes and subclasses of Talcott Resolution insurance policy and annuity contract holders whose data allegedly was accessed or potentially accessed in connection with the MOVEit Cybersecurity Incident. Plaintiffs allege that Talcott Resolution breached a purported duty to safeguard their sensitive data from unauthorized access. The complaints assert claims for, among other things, negligence, negligence per se, breach of contract, unjust enrichment, and violations of various consumer protection statutes, and the Plaintiffs seek declaratory and injunctive relief, compensatory and punitive damages, restitution, attorneys’ fees and costs, and other relief. On October 4, 2023, the Joint Panel on Multidistrict Litigation issued an order consolidating all actions relating to the MOVEit Cybersecurity Incident before a single federal judge in the United States District Court for the District of Massachusetts. We intend to vigorously defend these actions.
The Company is also involved in other kinds of legal actions, some of which assert claims for substantial amounts. Such actions have alleged, for example, bad faith in the handling of insurance claims and improper sales practices in connection with the sale of insurance and investment products. Some of these actions also seek punitive damages. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses, will not be material to the consolidated financial condition of the Company. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s consolidated financial condition, results of operations or cash flows in particular quarterly or annual periods.
Unfunded Commitments
As of December 31, 2023, the Company had outstanding commitments totaling $1,055, of which $559 was committed to investment funds, which may be called by the partnership during the commitment period to fund the purchase of new investments and partnership expenses. Additionally, $380 of the outstanding commitments are primarily related to various funding obligations associated with private debt. The remaining outstanding commitments of $116 are related to mortgage loans.
Guaranty Fund and Other Insurance-Related Assessments
In all states, insurers licensed to transact certain classes of insurance are required to become members of a guaranty fund. In most states, in the event of the insolvency of an insurer writing any such class of insurance in the state, members of the funds are assessed to pay certain claims of the insolvent insurer. A particular state’s fund assesses its members based on their respective written premiums in the state for the classes of insurance in which the insolvent insurer was engaged. Assessments are generally limited for any year to one or two percent of premiums written per year depending on the state.
Liabilities for guaranty funds and other insurance-related assessments are accrued when an assessment is probable, when it can be reasonably estimated, and when the event obligating the Company to pay an imposed or probable assessment has occurred. Liabilities for guaranty funds and other insurance-related assessments are not discounted and are included as part of other liabilities on the consolidated balance sheets. As of December 31, 2023 and 2022 (Successor Company), the liability balance was $4 and $4, respectively. As of December 31, 2023 and 2022 (Successor Company) amounts related to premium tax offsets of $1 and $1, respectively, were included in other assets on the consolidated balance sheets.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
15. Commitments and Contingencies (continued)
Derivative Commitments
Certain of the Company’s derivative agreements contain provisions that are tied to the financial strength ratings, as set by nationally recognized statistical agencies or risked-based capital ("RBC") tests, of the individual legal entity that entered into the derivative agreement. If the legal entity’s financial strength were to fall below certain ratings, the counterparties to the derivative agreements could demand immediate and ongoing full collateralization and in certain instances enable the counterparties to terminate the agreements and demand immediate settlement of all outstanding derivative positions traded under each impacted bilateral agreement. The settlement amount is determined by netting the derivative positions transacted under each agreement. If the termination rights were to be exercised by the counterparties, it could impact the legal entity’s ability to conduct hedging activities by increasing the associated costs and decreasing the willingness of counterparties to transact with the legal entity. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that were in a net liability position as of December 31, 2023 (Successor Company) was $294. Of this $294, the legal entities have posted collateral of $461 in the normal course of business. This could change as derivative market values change, as a result of changes in our hedging activities or to the extent changes in contractual terms are negotiated. The nature of the collateral that is posted, when required, would be primarily in the form of U.S. Treasury bills, U.S. Treasury notes and government agency securities.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
16. Related Party Transactions

Intercompany Liquidity Agreements
In 2022, the Company entered into several short-term affiliated intercompany liquidity agreements, permitting TL to borrow a maximum of $1.5 billion and lend a maximum of $500 and the Company's subsidiary to borrow a maximum of $600 and lend a maximum of $200. As of December 31, 2023 and 2022 (Successor Company), the Company did not borrow any amounts under the intercompany liquidity agreements.
As of December 31, 2023 (Successor Company), the Company’s affiliate had outstanding amounts borrowed of $440 from the Company. During 2023, an affiliate repaid $160 associated with previously issued loans.
Parent Company Transactions
As of December 31, 2023 and 2022 (Successor Company), the Company had no direct employees as it is managed by TLI, the Company's indirect parent, pursuant to an Intercompany Services and Cost Allocation Agreement ("reimbursement agreement") between the Company, TLI and other Company affiliates. Effective July 1, 2021, the reimbursement agreement was modified to reflect a cost-plus reimbursement model. The impact of this revision was not material to the Company.
TLI's wholly-owned subsidiary Talcott Administration Services Company, LLC ("TASC") provides insurance administration services and support for the Company and became a related party on October 21, 2021. For the years ended December 31, 2023 and 2022 (Successor Company) and the period from October 1, 2021 to December 31, 2021 (Successor Company), fees incurred for these services were $52, $53 and $14, respectively.
For information related to affiliated reinsurance arrangements with the Company's parent company, TR Re, see Note 1 - Basis of Presentation and Significant Accounting Policies and Note 6 - Reinsurance of Notes to Consolidated Financial Statements.
For information related to capital contributions to the parent company, see the Dividends section of Note 17 - Statutory Results of Notes to Consolidated Financial Statements.
Sixth Street Transactions
As a result of the Sixth Street Acquisition described in Note 1 - Basis of Presentation and Significant Accounting Policies, the Company considers entities affiliated with Sixth Street as related parties. As described below, since the date of the Sixth Street Acquisition, the Company has entered into certain agreements with and made certain investments in Sixth Street affiliates.
The Company has investment management service agreements with a Sixth Street affiliate, in order to diversify the Company’s investment management capabilities and to leverage the specialty knowledge of Sixth Street with respect to certain asset classes. For the years ended December 31, 2023 and 2022 (Successor Company) and the period of July 1, 2021 to December 31, 2021 (Successor Company), the Company recorded expenses related to these agreements of $2, $1 and $0, respectively. As of December 31, 2023 and 2022 (Successor Company), amounts payable under the agreements were $1 and $0, respectively.
For the years ended December 31, 2023 and 2022 (Successor Company), the Company made certain investments totaling $87 and $12, respectively, that are issued and controlled by Sixth Street affiliates. The Company was not determined to be the primary beneficiary for these investments. As of December 31, 2023 and 2022 (Successor Company), outstanding commitments for these investments were $118 and $49, respectively.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
17. Statutory Results

The Company and its domestic insurance subsidiaries prepare their statutory financial statements in conformity with statutory accounting practices prescribed or permitted by the applicable state insurance department which vary materially from U.S. GAAP. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. The differences between statutory financial statements and financial statements prepared in accordance with U.S. GAAP vary between domestic and foreign jurisdictions. The principal differences are that statutory financial statements do not reflect deferred policy acquisition and value of business acquired costs and limit deferred income taxes, predominately use interest rate and mortality assumptions prescribed by the NAIC for life benefit reserves, generally carry bonds at amortized cost and present reinsurance assets and liabilities net of reinsurance. For reporting purposes, statutory capital and surplus is referred to collectively as "statutory capital".
Statutory net income (loss) and statutory capital for the Company's U.S. insurance subsidiaries are as follows:

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
(In millions)	2023	2022
Combined statutory net income (loss)	$48	$441	$(426)	$(2)

	Successor Company
	As of December 31,
	2023	2022
Statutory capital [1]	$2,188	$2,738
[1]    The Company relies upon a prescribed practice allowed by Connecticut state laws that allow the Company to receive a reinsurance reserve credit for reinsurance treaties that provide for a limited right of unilateral cancellation by the reinsurer. The benefit from this prescribed practice was approximately $27 and $40 as of December 31, 2023 and 2022 (Successor Company), respectively.
Statutory accounting practices do not consolidate the net income (loss) of subsidiaries that report under U.S. GAAP. The combined statutory net income (loss) above represents the total statutory net income (loss) of the Company and its other insurance subsidiaries. Statutory accounting principles require that ceding commissions paid on reinsurance transactions be expensed in the period incurred, affecting statutory net loss, where U.S. GAAP allows for the deferral of these amounts.
Regulatory Capital Requirements
The Company's U.S. insurance companies' states of domicile impose RBC requirements. The requirements provide a means of measuring the minimum amount of statutory capital appropriate for an insurance company to support its overall business operations based on its size and risk profile. Regulatory compliance is determined by a ratio of a company's total adjusted capital (“TAC”) to its authorized control level RBC (“ACL RBC”). Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The minimum level of TAC before corrective action commences (“Company Action Level”) is two times the ACL RBC. The adequacy of a company's capital is determined by the ratio of a company's TAC to its Company Action Level, known as the "RBC ratio." The Company and all of its operating insurance subsidiaries had RBC ratios in excess of the minimum levels required by the applicable insurance regulations. The RBC ratios for the Company and its principal life insurance operating subsidiaries were all in excess of 300% of their Company Action Levels as of December 31, 2023 and 2022 (Successor Company) .The reporting of RBC ratios is not intended for the purpose of ranking any insurance company, or for use in connection with any marketing, advertising or promotional activities.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
17. Statutory Results (continued)
Dividends
The payment of dividends by Connecticut-domiciled insurers is limited under the insurance holding company laws of Connecticut. These laws require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year or (ii) net income (or net gain from operations, if such company is a life insurance company) for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting principles. In addition, if any dividend of a domiciled insurer exceeds the insurer’s earned surplus or certain other thresholds as calculated under applicable state insurance law, the dividend requires the prior approval of the domestic regulator. In addition to statutory limitations on paying dividends, the Company also takes other items into consideration when determining dividends from subsidiaries. These considerations include, but are not limited to, expected earnings and capitalization of the subsidiary, regulatory capital requirements and liquidity requirements of the individual operating company.
The Company is permitted to pay up to a maximum of $571 in dividends and the Company's subsidiaries are permitted to pay up to a maximum of $429 in dividends, as determined by the above mentioned insurance regulations.
On July 6, 2023 (Successor Company), TL's subsidiary declared and paid TL a dividend of $95 and the Company declared and paid a $575 dividend to its parent, TR Re.
On December 29, 2023 (Successor Company), the Company's subsidiary, American Maturity Life Insurance Company ("AML"), declared and paid TL a dividend of $36.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
18. Changes in and Reclassifications From Accumulated Other Comprehensive Income

The following provides the details and changes in AOCI:

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
	2023	2022
Unrealized gain or loss on AFS securities, without an ACL:
Beginning balance	$(2,622)	$(16)	$—	$1,282
Other comprehensive income (loss) before reclassifications	310	(3,710)	(21)	(301)
Reclassification adjustments	544	412	2	(47)
Income tax benefit (expense)	(179)	692	3	73
Ending balance	(1,947)	(2,622)	(16)	1,007

Gain related to discount rate for reserve for future policy benefits:
Beginning balance	859	(14)	—	—
Other comprehensive income (loss) before reclassifications	(268)	1,105	(18)	—
Income tax benefit (expense)	56	(232)	4	—
Ending balance	647	859	(14)	—

Gain related to credit risk for market risk benefits:
Beginning balance	131	35	—	—
Other comprehensive income (loss) before reclassifications	(168)	121	44	—
Income tax benefit (expense)	35	(25)	(9)	—
Ending balance	(2)	131	35	—

Unrealized gain (loss) on cash flow hedges:
Beginning balance	(27)	—	—	(1)
Other comprehensive income (loss) before reclassifications	5	(34)	—	—
Reclassification adjustments	—	—	—	1
Income tax benefit (expense)	(1)	7	—	—
Ending balance	(23)	(27)	—	—

Accumulated other comprehensive income (loss):
Beginning balance	(1,659)	5	—	1,281
Other comprehensive income (loss) before reclassifications	(121)	(2,518)	5	(301)
Reclassification adjustments	544	412	2	(46)
Income tax benefit (expense)	(89)	442	(2)	73
Ending balance	$(1,325)	$(1,659)	$5	$1,007

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
19. Revenue from Contracts with Customers
The Company recognizes revenue from contracts with customers when, or as, goods or services are transferred to customers in an amount that reflects the consideration that an entity is expected to receive in exchange for those goods or services.

	Successor Company			Predecessor Company
	For the Years Ended December 31,		For the Period of July 1, 2021 to December 31, 2021	For the Six Months Ended June 30, 2021
(In millions)	2023	2022
Administration and distribution services fees	$94	$76	$45	$44
The Company earns revenues from these contracts primarily for administrative and distribution services fees from offering certain fund families as investment options in its variable annuity products. Fees are primarily based on the average daily net asset values of the funds and are recorded in the period in which the services are provided and collected monthly. Fluctuations in domestic and international markets and related investment performance, volume and mix of sales and redemptions of the funds, and other changes to the composition of assets under management are all factors that ultimately have a direct effect on fee income earned.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
20. Subsequent Event
The Company has evaluated subsequent events through April 24, 2024, the date the consolidated financial statements were issued. On January 1, 2024, the Company sold its subsidiary AML to TLI. As noted in Note 17 - Statutory Results, prior to the sale, AML paid TL a dividend of $36.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Talcott Resolution Life Insurance Company
Opinion on the Financial Statement Schedules
We have audited the consolidated financial statements of Talcott Resolution Life Insurance Company and subsidiaries (the "Company") as of December 31, 2023 and 2022, and for each of the years ended December 31, 2023 and 2022 (Successor Company), and the period of July 1, 2021 to December 31, 2021 (Successor Company) and the six months ended June 30, 2021 (Predecessor Company), and have issued our report thereon dated April 24, 2024 (which report expresses an unqualified opinion). Our audits also included the financial statement schedules I, IV, and V. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Hartford, CT
April 24, 2024

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
SCHEDULE I
SUMMARY OF INVESTMENTS—OTHER THAN INVESTMENTS IN RELATED PARTIES
($ in millions)

	Successor Company
	As of December 31, 2023
Type of Investment	Cost [1]	Fair Value	Amount at Which Shown on Balance Sheet
Fixed Maturities
Bonds and notes:
U.S. government and government agencies and authorities (guaranteed and sponsored)	$1,340	$1,010	$1,010
States, municipalities and political subdivisions	961	803	803
Foreign governments	442	404	404
Public utilities	1,599	1,331	1,331
All other corporate bonds	9,637	8,205	8,205
All other mortgage-backed and asset-backed securities	3,347	3,092	3,092
Total fixed maturities, available-for-sale	17,326	14,845	14,845
Fixed maturities, at fair value using fair value option	230	225	225
Total fixed maturities	17,556	15,070	15,070
Equity Securities
Common stocks:
Industrial, miscellaneous and all other	21	22	22
Non-redeemable preferred stocks	182	160	160
Total equity securities, at fair value	203	182	182
Mortgage loans	2,045		2,019
Policy loans	1,534		1,534
Other investments	35	35	35
Short-term investments	741	741	741
Investment funds, at fair value using fair value option	262	232	232
Investment funds accounted for under the equity method	1,145		1,145
Total investments	$23,521		$20,958
[1]     Cost of fixed maturity securities, including those accounted for using the FVO, represents amortized costs. For equity securities, cost represents original cost. For investment funds, including those accounted for using the FVO, cost represents original cost adjusted for equity in earnings and distributions. Cost of mortgage loans represents the amortized cost and excludes the allowance for credit losses ("ACL") of $26. For further information, refer to Schedule V - Valuation and Qualifying Accounts.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
SCHEDULE IV
REINSURANCE
($ In millions)

	Direct Amount	Ceded to Other Companies	Assumed From Other Companies	Net Amount	Percentage of Amount Assumed to Net
For the Year Ended December 31, 2023 (Successor Company)
Life insurance in-force	$214,278	$150,452	$147	$63,973	—%
Insurance Revenues
Life insurance and annuities	$2,201	$1,880	$413	$734	56%
Accident health insurance	11	11	—	—	—%
Total insurance revenues	$2,212	$1,891	$413	$734	56%
For the Year Ended December 31, 2022 (Successor Company)
Life insurance in-force	$222,398	$158,750	$155	$63,803	—%
Insurance Revenues
Life insurance and annuities	$2,271	$1,873	$210	$608	35%
Accident health insurance	12	12	—	—	—%
Total insurance revenues	$2,283	$1,885	$210	$608	35%
For the Period of July 1, 2021 to December 31, 2021 (Successor Company)
Life insurance in-force	$232,607	$166,822	$158	$65,943	—%
Insurance Revenues
Life insurance and annuities	$1,194	$803	$69	$460	15%
Accident health insurance	3	3	—	—	—%
Total insurance revenues	$1,197	$806	$69	$460	15%
For the Six Months Ended June 30, 2021 to December 31, 2021 (Predecessor Company)
Life insurance in-force	$236,517	$170,776	$166	$65,907	—%
Insurance Revenues
Life insurance and annuities	$1,202	$804	$64	$462	14%
Accident health insurance	8	8	—	—	—%
Total insurance revenues	$1,210	$812	$64	$462	14%

TALCOTT RESOLUTION LIFE INSURANCE COMPANY
SCHEDULE V
VALUATION AND QUALIFYING ACCOUNTS
($ In millions)

For the Year Ended December 31, 2023 (Successor Company)
2023	Balance January 1,	Charged to Costs and Expenses	Write-offs/Payments/Other	Balance December 31,
Allowance for credit losses ("ACL") on fixed maturities, AFS	$—	$17	$(1)	$16
ACL on mortgage loans	15	11	—	26
ACL on reinsurance recoverables	21	—	(3)	18
For the Year Ended December 31, 2022 (Successor Company)
2022	Balance January 1,	Charged to Costs and Expenses	Write-offs/Payments/Other	Balance December 31,
Allowance for credit losses ("ACL") on fixed maturities, AFS	$—	$1	$(1)	$—
ACL on mortgage loans	12	3	—	15
ACL on reinsurance recoverables	35	—	(14)	21
For the Period of July 1, 2021 to December 31, 2021 (Successor Company)
2021	Balance July 1,	Charged to Costs and Expenses	Write-offs/Payments/Other	Balance December 31,
ACL on fixed maturities, AFS	$—	$—	$—	$—
ACL on mortgage loans	12	—	—	12
ACL on reinsurance recoverables	34	1	—	35

For the Six Months Ended June 30, 2021 (Predecessor Company)
2021	Balance January 1,	Charged to Costs and Expenses	Write-offs/Payments/Other	Balance June 30,
ACL on fixed maturities, AFS	$1	$—	$—	$1
ACL on mortgage loans	17	(6)	—	11
ACL on reinsurance recoverables	7	—	—	7

Appendix A - Examples
1. Pre-Annuity Commencement Date Valuation (highlighting compounding)
Below is an illustration of how interest would be credited to your Account Value during a Guarantee Period, using a five year Guarantee Period. For the purpose of this example, we have made the assumption that no full or partial surrenders or pre-authorized distributions of interest occurred during the entire five-year period. An MVA, Surrender Charge, or both may apply to any such surrenders or distributions (see "Surrenders"). The hypothetical interest rates are illustrative only and are not intended to predict future interest rates to be declared under the contract. Actual interest rates declared for any given time may be more or less than those shown.
Upward Numerical Example
In the following example, interest rates have decreased since the contract was issued. As a result, the Contract holder experiences a positive MVA upon surrender.

Initial Guarantee Period	= 5 years
(i)	= 7.00%
Assume that the Contract is surrendered at end of year 2. The account value is $10,000 and the surrender charge is 6%.
Number of months remaining until end of Guarantee Period (n)	= 36 months
(j)	= 6.00%
Therefore, MVA Formula = [(1+0.07)/(1+0.06)]36/12 = 1.0286
The amount received upon surrender is $9,668.84 = 1.0286 x $10,000 x (1 – 0.06)
Downward Numerical Example
In the following example, interest rates have increased since the contract was issued. As a result, the Contract holder experiences a negative MVA upon surrender.

Initial Guarantee Period	= 5 years
(i)	= 7.00%
Assume that the Contract is surrendered at end of year 2. The account value is $10,000 and the surrender charge is 6%
Number of months remaining until end of Guarantee Period (n)	= 36 months
(j)	= 8.00%
Therefore, MVA Formula = [(1+0.07)/(1+0.08)]36/12 = 0.9725
The amount received upon surrender is $9,141.50 = 0.9725 x $10,000 x (1 – 0.06)

S-1

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

S-2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions. All amounts are estimated. This product is no longer actively sold.

Registration fees	N/A
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustee's fees	N/A
Transfer agents' fees	N/A
Printing and distribution	$1,843*
Legal fees	$14,905*
Accounting fees	N/A
Audit fees	$11,647
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A
*Estimated expense
Item 14. Indemnification of Directors and Officers
Section 33-776 of the Connecticut General Statutes states that: "a corporation may provide indemnification of, or advance expenses to, a director, officer, employee or agent only as permitted by sections 33-770 to 33-779, inclusive."
Provision is made that the Corporation, to the fullest extent permissible by applicable law as then in effect, shall indemnify any individual who is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (each, a "Proceeding") because such individual is or was (i) a Director, or (ii) an officer or employee of the Corporation (for purposes of the by laws, each an "Officer"), against obligations to pay judgments, settlements, penalties, fines or reasonable expenses (including counsel fees) incurred in a Proceeding if such Director or Officer: (l)(A) conducted him or herself in good faith; (B) reasonably believed (i) in the case of conduct in such person's official capacity, which shall include service at the request of the Corporation as a director, officer or fiduciary of a Covered Entity (as defined below), that his or her conduct was in the best interests of the Corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the Corporation; and (C) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; or (2) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the Corporation's Certificate, in each case, as determined in accordance with the procedures set forth in the by laws. For purposes of the by laws, a "Covered Entity" shall mean another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in respect of which such person is serving at the request of the Corporation as a director, officer or fiduciary.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Item 15. Recent Sales of Unregistered Securities
Not applicable.
Item 16. Exhibits and Financial Statement Schedules

(1)	Principal Underwriter Agreement	Incorporated by reference to Exhibit 1 of the Initial Registration Statement File No. 333-157272 filed on February 12, 2009.
(1a)	Amendment No. 1, Principal Underwriter Agreement	Incorporated by reference to Exhibit 1a of the Initial Registration Statement File No. 333-157272 filed on February 12, 2009.
(1b)	Amendment No. 2, Principal Underwriter Agreement.	Incorporated by reference to Exhibit 1b of Post-Effective Amendment No. 5 to Registration Statement File No. 333-133695 filed on March 1, 2010.

(1c)	Amendment No. 3, Principal Underwriter Agreement.	Incorporated by reference to Exhibit 1c of Post-Effective Amendment No. 5 to Registration Statement File No. 333-133695 filed on March 1, 2010.
(3a)
Restated Certificate of Incorporation of Talcott Resolution Life Insurance Company (the "Company"), effective April 2, 1982, as amended by Amendment No. 1, effective August 3, 1984, as amended by Amendment No. 2 effective December 31, 1996, as amended by Amendment No. 3, effective July 25, 2000, as amended by Amendment No. 4, effective June 1, 2018.
Incorporated by reference to Exhibit 3.01 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(3b)	Amended and Restated By-Laws of Talcott Resolution Life Insurance Company, effective June 1, 2018	Incorporated by reference to Exhibit 3.02 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(4)	Form of Contract(s).	Incorporated by reference to Exhibit 4 to the Initial Registration Statement File No. 333-157272 filed on February 12, 2009
(5)	Opinion regarding legality, refer to Exhibit (23a).	Filed herewith as Exhibit 99.23a.
(10a)	Annuity Reinsurance Agreement between Hartford Life Insurance Company and Commonwealth Annuity and Life Insurance Company dated as of June 1 2018.*	Incorporated by reference to Exhibit 10.01 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(10b)	Annuity Reinsurance Agreement between Hartford Life and Annuity Insurance Company and Commonwealth Annuity and Life Insurance Company dated as of June 1 2018.*	Incorporated by reference to Exhibit 10.02 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(10c)	Transition Services Agreement by and between Hartford Fire Insurance Company and Hartford Life, Inc. dated as of May 31, 2018.*	Incorporated by reference to Exhibit 10.03 to File No. 001-32293 of the Company's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018 filed on August 14, 2018.
(10d)	Reinsurance Agreement between TR Re, Ltd. and Talcott Resolution Life Insurance Company dated October 1, 2021.	Incorporated by reference to Exhibit 10d to Post-Effective Amendment No.1 to Registration Statement 333-255242 filed on April 20, 2022.
(21)	Subsidiaries of Talcott Resolution Life Insurance Company.	Filed herewith as Exhibit 99.21.
(23a)	Consent of Counsel - Christopher Grinnell, Associate General Counsel.	Filed herewith as Exhibit 99.23a.
(23b)	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP.	Filed herewith as Exhibit 99.23(b)
(24)	Powers of Attorney.	Filed herewith as Exhibit 99.24.
(107)	Filing Fee Table.	Filed herewith as Exhibit 99.107.
(101.SCH)	XBRL Taxonomy Extension Schema Document *
(101.CAL)	XBRL Taxonomy Extension Calculation Linkbase Document *
(101.DEF)	XBRL Taxonomy Extension Definition Linkbase Document *
(101.LAB)	XBRL Taxonomy Extension Label Linkbase Document *
(101.PRE)	XBRL Taxonomy Extension Presentation Linkbase Document *
(*) Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules are included in the section entitled “Information About Talcott Resolution Life Insurance Company and Financial Statements” of this Registration Statement.
Item 17. Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on April 24, 2024.

Talcott Resolution Life Insurance Company

By:	/s/ Lisa M. Proch
/s/ Lisa M. Proch
Lisa M. Proch, Chief Legal Officer and Chief Compliance Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date:
/s/ Lisa M. Proch	Chief Legal Officer and Chief Compliance Officer, Director	April 24, 2024
Lisa M. Proch	(Serving the Function of Principal Executive Officer)

/s/ *	Executive Vice President, Chief Investment Officer, Director	April 24, 2024
James O'Grady

/s/ *	Director	April 24, 2024
Oliver Jakob

/s/ *	Vice President, Chief Information Officer, Director	April 24, 2024
Samir Srivastava

/s/ *	Director	April 24, 2024
Robert W. Stein

/s/ *	Director	April 24, 2024
Ronald K. Tanemura

/s/ Lindsay Mastroianni	Vice President and Controller (Serving the Functions of Principal	April 24, 2024
Lindsay Mastroianni	Financial Officer and Principal Accounting Officer)

*By: Christopher M. Grinnell	Attorney-in-Fact	April 24, 2024
Christopher M. Grinnell

*Executed by Christopher M. Grinnell on behalf of those indicated pursuant to Power of Attorney.
333-

EXHIBIT INDEX

(21)	Subsidiaries of Talcott Resolution Life Insurance Company.
(23a)	Consent of Counsel - Christopher Grinnell, Associate General Counsel.
(23b)	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP.
(24)	Powers of Attorney
(107)	Filing Fee Table